LOAN AGREEMENT

by and among

731 RETAIL ONE LLC and 731 COMMERCIAL LLC

as Borrower

THE LENDERS PARTY HERETO

as Lenders,

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

__________________________________

J.P. MORGAN SECURITIES LLC

and

LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH

are the Joint Book Runners and Lead Arrangers

__________________________________

Date:   As of August 5, 2015

Loan Agreement (731 Commercial) 8-4-2015

TABLE OF CONTENTS

                                                                                                                                    Page No.

ARTICLE 1  CERTAIN DEFINITIONS…………………………………………………....1

Section 1.1     Certain Definitions……………………………………………………….....1

Section 2.2     Types of Loans………….…………………………………………………30

ARTICLE 2 LOAN TERMS………………………………………………………….……30

Section 2.1     The Commitments, Loans and Notes……………………………………...30

Section 2.2     Funding of Borrowings……………………………………………….……31

Section 2.3     Interes Elections …………………………………………………………...32

Section 2.4     Repayment of Loans; Evidence of Debt…………………………………...33

Section 2.5     Prepayment of  Loan……………………………………………………….34

Section 2.6     Interest………………………………………………………………….…..34

Section 2.7     Alternate Rate of Interest…………………………………………………..35

Section 2.8     Increased Costs……………………………………………………………..35

Section 2.9     Break Funding Payments…………………………………………………....36

Section 2.10    Electronic Notices…………………………………………………….........37

Section 2.11    Additional Interest…………………………………………………………38

Section 2.12    Taxes…………………………………………………………………......38

Section 2.13    Payments Generally; Pro Rate Treatment; Sharing of Set-offs…………....41

Section 2.14    Mitigation Obligations; Replacement of Lenders…………………………42

Section 2.15    Extension Options…………………………………………………………43

Section 2.16    Use of Proceeds…………………………………………………………..45

Section 2.17    Administrative Agent Fee………………………………………………...45

ARTICLE 3 INSURANCE AND CONDEMNATION……………………………………..45

Section 3.1     Insurance…………………………………………………………………..45

Section 3.2     Use and Application of Net Proceeds………………………………….….50

Section 3.3     Casualty and Condemnation………………………………………………56

ARTICLE 4 CASH MANAGEMENT…………………………………………………….56

Section 4.1     Restricted Account………………………………………………………………56

Section 4.2     Cash Management Account……………………………………………………..57

Section 4.3     Reserve Funds and Security Account Generally…………………………….......61

Section 4.4     Debt Service Coverage Radio…………………………………………………...62

ARTICLE 5 ENVIRONMENTAL MATTERS…………………………………………………..63

Section 5.1     Certain Definitions……………………………………………………………....63

Section 5.2     Representations and Warranties on Environment Matters………………….…...64

Section 5.3     Covenants on Environmental Matters……………………………………….…..64

Section 5.4    Allocation of Risks and Indemnity…………………………………………….…65

Section 5.5    No Waiver……………………………………………………………….………66

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ARTICLE 6 LEASING MATTERS…………………………………………………………………….66

Section 6.1   Representations and Warranties on Leases……………………………………………..66

Section 6.2  Approval Rights; Security Deposits…………………………………………………..….67

Section 6.3 Covenants……………………………………………………………………………...…67

Section 6.4 Tenat Estoppels…………………………………………………………………………..67

Section 6.5 Subordination, Non-Disturbance and Attornment Agreements………………………......68

ARTICLE 7 REPRESENTATIONS AND WARRANTIES…………………………………………...68

   Section 7.1     Organization and Power……………………………………………………………….68

Section 7.2     Validity of Loan Documents…………………………………………………………..68

Section 7.3     Liabilities; Litigation…………………………………………………………………..68

Section 7.4    Taxes and Assessments………………………………………………………………...69

Section 7.5    Other Agreements; Defaults…………………………………………………………....69

Section 7.6    Compliance with Law…………………………………………………………………..69

Section 7.7     Location of Borrower…………………………………………………………………..70

Section 7.8     ERISA………………………………………………………………………………….70

Section 7.9     Margin Stock…………………………………………………………………………...70

Section 7.10   Tax Filings……………………………………………………………………………..70

Section 7.11   Solvency………………………………………………………………………………..70

Section 7.12   Full and Accurate Disclosure ………………………………………………………….70

Section 7.13   Management Agreements………………………………………………………………71

Section 7.14   No Conflicts……………………………………………………………………………71

Section 7.15   Title…………………………………………………………………………………….71

Section 7.16    Use of Project………………………………………………………………………….71

Section 7.17    Flood Zone…………………………………………………………………………….72

Section 7.18    Insurance………………………………………………………………………………72

Section 7.19    Certificate of Occupancy; Licenses…………………………………………………...72

Section 7.20    Physical Condition…………………………………………………………………….72

Section 7.21    Boundaries…………………………………………………………………………......72

Section 7.22    Separate Lots…………………………………………………………………………..73

Section 7.23    Filing and Recording Taxes…………………………………………………………...73

Section 7.24    Investment Company Act……………………………………………………………..73

Section 7.25    Foreign Assets Control Regulations, Etc……………………………………………...73

Section 7.26    Organizational Structure………………………………………………………………74

Section 7.27    Anti-Corruption Laws and Sanctions………………………………………………….74

Section 7.28    Guarantor Net Worth and Liquidity…………………………………………………...74

Section 7.29    Condominium………………………………………………………………………….74

ARTICLE 8 FINANCIAL REPORTING………………………………………………………………..75

Section 8.1     Borrower’s Financial Statements……………………………………………………….75

Section 8.2    Guarantor’s Financial Statements……………………………………………………….76

Section 8.3    Other Information……………………………………………………………………….76

Section 8.4     Annual Budget………………………………………………………………………….76

Section 8.5     Audits…………………………………………………………………………………...77

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ARTICLE 9 COVENANTS……………………………………………………………………………77

Section 9.1    Due on Sale and Encumbrance; Permitted Transfers…………………………………77

Section 9.2    Property Taxes………………………………………………………………………...79

Section 9.3    Control; Management………………………………….……………………………...80

Section 9.4    Operation; Maintenance; Inspection…………………………………………………..81

Section 9.5     Taxes on Security……………………………………………………………………..81

Section 9.6     Legal Existence; Name, Etc…………………………………………………………..81

Section 9.7    Transactions with Affiliates………………………………………………………..….82

Section 9.8     Limitation on Other Debt……………………………………………………………..82

Section 9.9     Further Assurances……………………………………………………………………82

Section 9.10   Estoppel Certificates………………………………………………………………….82

Section 9.11   Notice of Certain Events……………………………………………………………...83

Section 9.12    Indemnification………………………………………………………………………83

Section 9.13    Payment for Labor and Materials……………………………………………………83

Section 9.14    Alterations…………………………………………………………………………...84

Section 9.15    Hedge Agreements…………………………………………………………………..85

Section 9.16    Handicapped Access…………………………………………………………………88

Section 9.17    Zoning… ……………………………………………………………………………88

Section 9.18    ERISA ……………………………………………………..………………………..89

Section 9.19    Books and Records; Inspection Rights……………………………………………...89

Section 9.20    Foreign Assets Control Regulations…………………………………………………89

Section 9.21   Appraisals…………………………………………………………………………….89

Section 9.22   Restricted Payments…………………………………………………………………..89

Section 9.23   Business Organization Documents…………………………………………………...90

Section 9.24   Agreements Affecting the Project……………………………………………………90

Section 9.25   Anti-Corruption Laws………………………………………………………………..90

Section 9.26   Guarantor Financial Covenants………………………………………………………90

Section 9.27   Condominium Estoppel………………………………………………………………90

Section 9.28   Condominium Charges Deposit….…………………………………………………..91

Section 9.29   Condominium Covenants…………………………………………………………….91

ARTICLE 10 EVENTS OF DEFAULT………………………………...…………………….94

Section 10.1   Payments……………………………………………………………………………...94

Section 10.2   Insurance……………………………………………………………………………...94

Section 10.3   Single Purpose Entity…………………………………………………………………95

Section 10.4   Property Taxes………………………………………………………………………...95

Section 10.5   Sale, Encumbrance, Etc……………………………………………………………….95

Section 10.6   Representations and Warranties………………………………………………………95

Section 10.7   Various Covenants…………………………………………………………………….95

Section 10.8   Involuntary Bankruptcy or Other Proceeding…………………………………………96

Section 10.9   Voluntary Petitions, Etc……………………………………………………………….96

Section 10.10  Dissolution……………………………………………………………………………96

Section 10.11  Judgments…………………………………………………………………………….96

Section 10.12  Security……………..………………………………………………………………...97

Section 10.13  Guarantor Documents…………………….…………………………………………..97

Section 10.14  Hedge Agreement; Guaranty of Interest……………………………………………...97

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Section 10.15  Condominium Covenants………………………………………….……………..…97

Section 10.16  Covenants…………………………………………………………….…………..…98

ARTICLE 11 REMEDIES

Section 11.1  Remedies – Insolvency Events………………………………………………..….…98

Section 11.2  Remedies – Other Events……………………………………………………..….....98

Section 11.3  Administrative Agent’s Right to Perform the Obligations…………………………..99

Section 11.4  Application of Funds Received by Administrative Agent…………………………...99

ARTICLE 12 MISCELLANEOUS……………………………………………………….………100

Section 12.1   Notices………………………………………………………………………..……100

Section 12.2   Amendments, Waivers, Etc……………………………………………….……..…101

Section 12.3   Limitation on Interest……………………………………………………………….102

Section 12.4   Invalid Provisions…………………………………………………………………...103

Section 12.5   Reimbursement of Expenses………………………………………………………...103

Section 12.6   Approvals; Third Parties; Conditions………………………………………………..104

Section 12.7   Lenders and Administrative Agent Not in Control; No Partnership………………...105

Section 12.8   Time of the Essence………………………………………………………………….105

Section 12.9   Successors and Assigns……………………………………………………………....105

Section 12.10 Intentionally Omitted…………………………………………………………………105

Section 12.11 Waivers……………………………………………………………………………….105

Section 12.12 Cumulative Rights……………………………………………………………………106

Section 12.13 Singular and Plural……………………………………………………………………106

Section 12.14 Phrases…………………………………………………………………………………106

Section 12.15 Exhibits and Schedules          ………………………………………………………….106

Section 12.16 Titles of Articles, Sections and Subsections…………………………………………..106

Section 12.17 Promotional Material…………………………………………………………………..106

Section 12.18 Survival………………………………………………………………………………...107

Section 12.19 WAIVER OF JURY TRIAL…………………………………………………………..107

Section 12.20 Governing Law………………………………………………………………………...107

Section 12.21 Entire Agreement………………………………………………………………………108

Section 12.22 Counterparts……………………………………………………………………………109

Section 12.23 Assignments and Participations..……………………………………………………….109

Section 12.24 Brokers…………………………………………………………………………………112

Section 12.25 Right of Set-off…………………………………………………………………………112

Section 12.26 Limitation on Liability of Administrative Agent’s and the Lenders’

ARTICLE 13 RECOURSE……………………………………………………………………………..114

Section 13.1  Recourse………………………………………………………………………………114

ARTICLE 14 ADMINISTRATIVE AGENT……………………………………………………..…....115

Section 14.1  Appointment………………………………………………………………………..…115

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Section 14.2 Capacity as Lender……………………………………………………………………115

Section 14.3 Duties and Obligations………………………………………………………………...115

Section 14.4 Reliance……………………………………………………………………………….116

Section 14.5 Sub-Agents……………………………………………………………………………116

Section 14.6 Resignation……………………………………………………………………………116

Section 14.7 Independent Credit Analysis………………………………………………………….117

Section 14.8 Lender Actions Against Collateral……………………………………………………117

Section 14.9 Lender Reply Period………………………………………………………………….117

Section 14.10 Foreclosure………………………………………………………………………….118

Section 14.11 Defaulting Lender…………………………………………………………………...119

Section 14.12 Borrower’s Rights…………………………………………………………………..121

Section 14.13 Indemnification by the Lenders…………………………………………………......121

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A                -           LEGAL DESCRIPTION OF PROJECT

EXHIBIT B                -           FORM OF NOTE

EXHIBIT C                -           FORM OF ASSIGNMENT AND ASSUMPTION

EXHIBIT D                -           FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT E                -           FORM OF TENANT NOTICE LETTER

EXHIBIT F                -           FORM OF TERMINATION LETTER

EXHIBIT G                -           FORM OF HEDGE AGREEMENT PLEDGE

EXHIBIT H                -           FORM OF INTEREST ELECTION REQUEST

EXHIBIT I                 -           FORM OF RESTRICTED COLLATERAL LETTER

EXHIBIT J                 -           FORM OF LEASE

EXHIBIT K                -           FORM OF INTEREST GUARANTY

SCHEDULE 1            -           COMMITMENTS

SCHEDULE 2            -           LEASING GUIDELINES

SCHEDULE 2.1         -           CONDITIONS TO CLOSING

SCHEDULE 3            -           BORROWER ACCOUNT

SCHEDULE 7.26       -           ORGANIZATIONAL CHART

SCHEDULE 9.7         -           AGREEMENTS WITH BORROWER’S AFFILIATES

v

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is entered into as of August 5, 2015 among 731 RETAIL ONE LLC (“731 Retail”), a Delaware limited liability company, and 731 COMMERCIAL LLC (“731 Commercial”), a Delaware limited liability company (731 Retail and 731 Commercial are jointly, severally and collectively, the “Borrower”); each of the lenders that is a signatory hereto identified under the caption “LENDER” on the signature pages hereof and each lender that becomes a “Lender” after the date hereof pursuant to Section 12.23(2) (individually, a “Lender” and, collectively, the “Lenders”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”).

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1            Certain Definitions.

As used herein, the following terms have the meanings indicated:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Access Laws” has the meaning assigned in Section 9.16(1).

“Additional Collateral” means, collectively, any additional collateral hereafter deposited with and held by Administrative Agent pursuant to Section 2.15, Section 3.2(2)(a)(viii), Section 4.4 and/or any other provision of this Agreement.  Any Additional Collateral deposited with Administrative Agent shall constitute additional collateral for the Indebtedness, and Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to apply the same to the payment of the Indebtedness in the order and amounts provided for in Section 11.4.  Any Additional Collateral held by Administrative Agent at the time of payment in full of the Indebtedness shall either (a) be promptly returned or released (as applicable) to Borrower after the Indebtedness has been paid in full, or (b) if requested by the Borrower, applied in reduction of the amounts owed in respect of the Loans.

“Additional Interest” means any and all amounts which may become due and payable by Borrower in accordance with the terms and provisions of any Hedge Agreement provided by Administrative Agent or a Lender which is secured by the Mortgage in accordance with Section 9.15, including, without limitation, any and all breakage costs, liquidated damages or other amounts payable to Administrative Agent or a Lender pursuant to such Hedge Agreement upon the occurrence of a default under such Hedge Agreement.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any

Interest Period, the rate per annum (rounded upward, if necessary, to the next 1/1,000 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent, each of which shall be delivered by Administrative Agent to Borrower upon request.

“Affiliate” means with respect to any Person, another Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person.  Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer, trustee or employee of Borrower.

“Agreement” means this Loan Agreement, as amended from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.7 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“ALX/VNO Transfer” has the meaning assigned in Section 9.1(3).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Affiliates from time to time concerning or relating to bribery or corruption

“Anti-Terrorism Order” means Executive Order No. 13224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Margin” means with respect to Eurodollar Borrowings, 1.40% per annum, and with respect to ABR Borrowings, 0.40% per annum.

“Appraisal” means an “as-is” appraisal prepared by an Appraiser, which appraisal must be (i) prepared in accordance with the Uniform Standards of Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and (ii) reviewed as to form and content and approved by Administrative Agent, in its reasonable judgment.

“Appraised Value” means the “as is” value of the Project, as set forth in the most current Appraisal.

“Appraised Value Shortfall” means the difference between the outstanding principal amount of the Loans (less the sum of (i) the amount, if any, of any Additional Collateral then held by Administrative Agent pursuant to the terms of Section 2.15 or otherwise, provided that if any Additional Collateral is also held for any purpose other than in accordance with Section 2.15, notwithstanding any conditions for the earlier release of such Additional Collateral, such Additional Collateral shall continue to be held or applied in accordance with the terms of Section 2.15 and (ii) the amount, if any, of any Restricted Collateral then held by Administrative Agent) and the maximum principal amount of the Loans that would satisfy the extension condition contained in Section 2.15(9), taking into account the then current Appraised Value as set forth in the then most recent Appraisal.

“Appraiser” means a “state certified general appraiser” as such term is defined and construed under applicable regulations and guidelines issued pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, which appraiser must have been licensed and certified by the applicable Governmental Authority having jurisdiction in the State, and which appraiser shall have been directly engaged by Administrative Agent or its agent, and approved by Borrower (such approval not to be unreasonably withheld).

“Approved Annual Budget” means an annual or partial-year budget approved by Administrative Agent pursuant to Section 8.4.

“Approved Extraordinary Expense” means an Extraordinary Expense which has been approved by Administrative Agent.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in its ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Operating Expenses” means Operating Expenses, capital expenditures and leasing costs which are set forth in an Approved Annual Budget.  Notwithstanding the foregoing, an Operating Expense, capital expenditure or leasing cost payable to an Affiliate of Borrower or Guarantor shall not constitute an Approved Operating Expense unless the agreement with such Affiliate is set forth on Schedule 9.7 or the terms of the agreement with such Affiliate have been approved in writing by Administrative Agent in its reasonable discretion.

“Assignment and Assumption” means an Assignment and Assumption, duly executed by the parties thereto, in substantially the form of Exhibit C hereto and consented to by (if and to the extent applicable) Administrative Agent and Borrower in accordance with Section 12.23(2).

“Assignment/Gap Documents” means, collectively, (i) an Assignment of Mortgage and other documents relating to (x) the assignment to Administrative Agent (on behalf of the Lenders) of the existing mortgage(s) and the promissory note(s) secured thereby evidencing and securing the mortgage loan encumbering the Project as of the Closing Date and

(y) the terminations of the assignment of leases and rents, UCC financing statements and special lockbox deposit agreement relating to such mortgage loan as of the Closing Date, and (ii) a “gap” mortgage and a “gap” promissory note made by Borrower in favor of Administrative Agent (on behalf of the Lenders) in an amount equal to the difference between $350,000,000 and the outstanding principal amount of such mortgage loan as of the Closing Date.

“Assignment of Leases and Rents” means that certain Assignment of Leases and Rents of even date herewith, executed by Borrower in favor of Administrative Agent for the benefit of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time.

“Assignments of Management Agreement” means, that certain Assignment of Management Agreement and Subordination of Management Fees, dated the date hereof, by Borrower in favor of Administrative Agent (on behalf of the Lenders) and consented to by the Manager as same may be modified, amended and/or supplemented and in effect from time to time.

“Award” means any compensation paid by any Governmental Authority to Borrower in connection with a Condemnation in respect of all or any part of the Project.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute thereto.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Party” has the meaning assigned in Section 10.8.

“Basel III” means the various recommendations for capital and liquidity standards issued by the Bank for International Settlement’s Basel Committee on Banking Supervision known informally as “Basel III,” as amended, modified and supplemented and in effect from time to time.

“Bloomberg Lease” means that certain Agreement of Lease, dated as of April 30, 2001, between Seven Thirty One Limited Partnership, as landlord, and Bloomberg L.P., as tenant, as the same may be amended from time to time.

“Borrower Account” means the account specified in Schedule 3, as such account information may be changed from time to time by written notice from Borrower to Administrative Agent.

“Borrowing” means a portion or portions of the Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Borrowings, as to which a single Interest Period is in effect.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Borrowing, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Business Organization Documents” means, with respect to any Person, (i) in the case of a partnership, the certificate of partnership and the partnership agreement of such Person, (ii) in the case of a corporation, the articles or certificate of incorporation and the bylaws of such Person, and (iii) in the case of a limited liability company, the certificate of formation or articles of organization, as the case may be, and operating agreement of such Person.

“Bylaws” shall mean those certain “Bylaws” annexed as an exhibit to the Condominium Declaration providing for the operation of the Condominium, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Cash Management Account” has the meaning set forth in Section 4.2(1).

“Cash Management Bank” has the meaning set forth in Section 4.2(1).

“Cash Management Commencement Date” means any date on which a Cash Management Period commences.

“Cash Management Period” means any of the following periods:

(1)               any period commencing on the date that a DSCR Trigger Event has occurred and ending on the date that such DSCR Trigger Event is no longer in effect; or

(2)               any period commencing on the occurrence of any Event of Default and ending on the date when all Events of Default have been fully cured.

“Cash Management Reserve Fund” has the meaning assigned to such term in Section 4.2(3).

“Casualty” has the meaning specified in Section 3.3(a).

“Casualty Consultant” has the meaning assigned to such term in Section 3.2(2)(c).

“Casualty Retainage” has the meaning assigned to such term in Section 3.2(2)(d).

“Change in Law” means the occurrence, after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.8(2), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, as to each Lender, the obligation of such Lender to make Loans pursuant to this Agreement in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1 (as such schedule may be updated from time to time by Administrative Agent to reflect any assignments by Lenders of all or portions of their Loans) under the caption “Commitment” or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 12.23(2), as specified in the respective instrument of assignment pursuant to which such assignment is effected.  The aggregate principal amount of the Commitments is $350,000,000.

“Commitment Percentage” means, as to each Lender, the percentage that such Lender’s Commitment is of the aggregate amount of the Commitments of all Lenders, as set forth opposite the name of such Lender on Schedule 1 (as such schedule may be updated from time to time by Administrative Agent to reflect any assignments by Lenders of all or portions of their Loans) under the caption “Commitment Percentage” or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 12.23(2), as specified in the respective instrument of assignment pursuant to which such assignment is effected.

“Common Elements” shall have the meaning set forth in the Condominium Documents.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Project, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Project or any part thereof.

“Condemnation Proceeds” has the meaning assigned to such term in Section

3.2(2).

“Condominium” shall mean the condominium regime created pursuant to the Condominium Documents, including, without limitation, all Common Elements and Units, and commonly known as the Beacon Court Condominium located at 731 Lexington Avenue, New York, New York.

“Condominium Act” shall mean the provisions of Article 9-B of the Real Property Law of the State of New York, as the same may be amended from time to time, and all regulations with respect thereto, now or hereafter promulgated.

“Condominium Board” shall mean, collectively, (A) the “Condominium Board” (as described in the Condominium Declaration) managing the Condominium by virtue of the Condominium Act, and the Condominium Documents, on behalf of all the owners of the Units comprising the Condominium, and (B) the “Retail Board” (as described in the Condominium Declaration) managing the “Retail Units” (as described in the Condominium Documents) on behalf of the owners of the Retail Units.

“Condominium Charges” shall mean all common charges, special assessments, operating costs and other amounts imposed on the Project and/or Borrower pursuant to the Condominium Documents.

“Condominium Charges Reserve Account” shall have the meaning set forth in Section 4.2(4)(c).

“Condominium Declaration” shall mean that certain Amended and Restated Declaration of Beacon Court Condominium made under the Condominium Act dated as of February 8, 2005, and recorded on March 9, 2005 in the Office of the City Register of The City of New York, County of New York, in CRFN 2005 0000139245 as the same may hereafter from time to time be modified, amended, restated, replaced or supplemented.

 “Condominium Documents” shall mean, collectively, one or more or all of the Condominium Declaration, the Bylaws and the Tax Lot Documents, as the context may require.

 “Condominium Proxy” shall mean the irrevocable proxy given by Borrower to Administrative Agent in connection with the Loan.

 “Consolidation Agreement” means the Consolidation, Modification and Extension Agreement of even date herewith, executed by Borrower and Administrative Agent (on behalf of the Lenders), in the consolidated principal amount of $350,000,000.

“Contingent Guaranty Obligations” means, as to Guarantor, any contingent obligation of the Guarantor arising as a result of any guarantees for principal indebtedness made or issued by Guarantor to or for the benefit of any Person, provided that the amount of the Contingent Guaranty Obligations shall exclude any guaranteed indebtedness which was already deducted from assets or included in liabilities in calculating Net Worth.

“Control” means, with respect to any Person, the ability to direct the management of such Person, whether by contract, voting rights or otherwise, and Control shall not be deemed absent solely because a non-managing member, partner or shareholder shall have veto rights with respect to major decisions.

“De Minimis Amounts” has the meaning assigned to such term in the Environmental Indemnity.

“Debt” means, for any Person, without duplication:  (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable (other than trade payables incurred in the ordinary course of business), (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners, members (or other equity holders) or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Debt Service (Cash Management Test)” means, as of any date of determination, an amount equal to the product of the outstanding principal amount of the Loans on such date (less the amount, if any, of any Additional Collateral then held by Administrative Agent pursuant to the terms of Section 2.15, Section 3.2(2)(a)(viii) and/or Section 4.4), and the greater of (a) a debt constant calculated using the actual interest rate on the Loans as of such date and assuming a 30-year amortization schedule and (b) 6.14% per annum.

“Debt Service (Extension Test)” means, as of any date of determination, an amount equal to the product of the outstanding principal amount of the Loans on such date (less the sum of (i) the amount, if any, of any Additional Collateral then held by Administrative Agent pursuant to the terms of Section 2.15 and (ii) the amount, if any, of any Restricted Collateral then held by Administrative Agent), and the greater of (a) a debt constant calculated using the actual interest rate on the Loans as of such date and assuming a 30-year amortization schedule, (b) 6.44% per annum, and (c) a debt constant calculated using the 10-year yield on United States Treasury securities as of such date plus 2.50% per annum and assuming a 30-year amortization schedule.

“Debt Service Coverage Ratio” means, as of the applicable DSCR Calculation Date, the ratio of (i) the Net Operating Income for the twelve-month period ending on such DSCR Calculation Date (for purposes of this calculation, Net Operating Income shall (A) include on a pro forma annualized basis (x) any increase in Rent payable under a Permitted Lease scheduled to occur within twelve (12) months after the DSCR Calculation Date and (y) the Rent payable under a Permitted Lease if no free rent period is accruing or if the remaining free rent period under such Lease is not greater than six (6) months as of the DSCR Calculation Date, provided that the term of such Lease has commenced, and (B) exclude the Rent paid under any Permitted Lease which has expired or been terminated as of such DSCR Calculation Date or which is scheduled to expire or terminate within nine (9) months after such DSCR Calculation Date (unless a replacement or extension of such Lease is executed) or where the tenant thereunder has been delinquent in paying its base rent thereunder for more than 60 days as of such DSCR Calculation Date) to (ii) (x) with respect to the calculation of the Debt Service Coverage Ratio under Section 2.15, Debt Service (Extension Test) as of such DSCR Calculation Date or (y) otherwise, Debt Service (Cash Management) as of such DSCR Calculation Date.  The Debt Service Coverage Ratio shall be determined by Administrative Agent in its reasonable discretion based upon the most recent reports required to have been submitted by Borrower under Section 8.1 (or, if no such reports have been so submitted, such other information as Administrative Agent shall determine in its sole discretion exercised in good faith).  For the avoidance of doubt, if any Lease is not a Permitted Lease as of a DSCR Calculation Date solely because Borrower failed to request Administrative Agent’s prior written consent thereto if required in accordance with this Agreement, such Lease shall be deemed to constitute a Permitted Lease for purposes of the calculation of Net Operating Income above if Administrative Agent subsequently provides (or is deemed to provide) its written consent thereto.

“Debt Service Reserve Account” has the meaning set forth in Section 4.2(4).

“Debt Yield” means, as of the last day of the calendar quarter immediately preceding the Closing Date, the ratio (expressed as a percentage) of (i) annualized Net Operating Income as of such date to (ii) $350,000,000.

“Default Rate” means a rate per annum equal to (i) in the case of overdue principal of a Borrowing, three percent (3%) plus the rate otherwise applicable to such Borrowing as provided in Section 2.6(1) or (2) or (ii) in the case of any other amount, three percent (3%) plus the rate applicable to ABR Borrowings as provided in Section 2.6(1); provided, however, that in no event shall the Default Rate exceed the maximum rate allowed by applicable law.

“Defaulting Lender” means any Lender that (a) has failed, within five (5) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Borrower, Administrative Agent or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by Administrative Agent or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Administrative Agent’s or such other Lenders’ receipt of such certification in form and substance satisfactory to it and Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Derivative Risk Equivalent” means, in respect of any one or more Hedge Agreements, the potential termination cost of such Hedge Agreement(s) as a result of a default thereunder, as reasonably determined by Administrative Agent.

“Dollars” and “$” means lawful money of the United States of America.

“DSCR Calculation Certificate” has the meaning set forth in Section 8.1(3).

“DSCR Calculation Date” means the last day of each calendar quarter, the first such DSCR Calculation Date being September 30, 2015.

“DSCR Shortfall (Cash Management Test)” means the difference between (i) the outstanding principal amount of the Loans (less the amount, if any, of any Additional Collateral then held by Administrative Agent pursuant to the terms of Section 2.15, Section 3.2(2)(a)(viii), Section 4.4 and/or any other provision of this Agreement provided that such Additional Collateral is not specifically reserved in accordance herein for the payment of any cost or expense) and (ii) the maximum principal amount of the Loans that would not result in a DSCR Trigger Event under Section 4.4, as determined by Administrative Agent in its reasonable discretion.

“DSCR Shortfall (Extension Test)” means the difference between (i) the outstanding principal amount of the Loans (less the sum of (x) the amount, if any, of any Additional Collateral then held by Administrative Agent pursuant to the terms of Section 2.15 and (y) the amount, if any, of any Restricted Collateral then held by Administrative Agent) and (ii) the maximum principal amount of the Loans that would satisfy the extension condition set forth in Section 2.15(5), as determined by Administrative Agent in its reasonable discretion.

“DSCR Trigger Event” has the meaning assigned to in Section 4.4.

“Eligible Assignee” means any of (i) a commercial bank organized under the laws of the United States, or any state thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development (“OECD”), or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iii) a life insurance company organized under the laws of any state of the United States, or organized under the laws of any country and licensed as a life insurer by any state within the United States and having admitted assets of at least $1,000,000,000; (iv) a nationally recognized investment banking company or other financial institution in the business of making loans secured by real estate, or an Affiliate thereof (other than Borrower or Guarantor or any Person which is directly or indirectly an Affiliate of Borrower or Guarantor) organized under the laws of any state of the United States, and licensed or qualified to conduct such business under the laws of any such state and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; (v) an Approved Fund; or (vi) or a Related Entity of

JPMCB or any other Lender.

“Eligible Account”:  Either (i) an account or accounts maintained with an Eligible Bank or (ii) a Trust Account.

“Eligible Bank” shall mean The Bank of New York Mellon Trust Company N.A. or any other bank that (i) satisfies the Rating Criteria and (ii) insures the deposits hereunder through the Federal Deposit Insurance Corporation.

“Environmental Claim” has the meaning assigned in Section 5.1(1).

“Environmental Indemnity” means that certain Environmental Indemnity Agreement of even date herewith, executed by Borrower and Guarantor in favor of Administrative Agent and each of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time.

“Environmental Laws” has the meaning assigned in Section 5.1(2).

“Environmental Liens” has the meaning assigned in Section 5.3(4).

“Environmental Loss” has the meaning assigned in Section 5.1(4).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“Eurodollar”, when used in reference to any Borrowing, refers to whether such Borrowing is bearing interest at the Fixed Rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned in Article 10.

“Excess Alterations Costs” has the meaning assigned in Section 9.14(3).

“Excess Cash Flow Account” has the meaning set forth in Section 4.2(4).

 “Excluded Taxes” means, with respect to any payment made by Borrower under this Agreement or any other Loan Document, any of the following Taxes imposed on or with respect to a Recipient:

(a)                income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located;

(b)               any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which such Recipient is located;

(c)                Other Connection Taxes;

(d)               Taxes attributable to such Recipient’s failure to comply with Section 2.12(6); and

(e)                U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date on which (i) such Recipient acquires its applicable ownership interest in the Loan or Commitment (other than a Recipient acquiring its applicable ownership interest pursuant to Section 2.14(2)) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a Recipient with respect to its applicable ownership interest in the Loan or Commitment or to such Recipient immediately before it changed its lending office).

“Existing Leases” means all Leases in effect as of the Closing Date.

“Extension Fee” means (i) in the case of the extension of the Maturity Date to the First Extended Maturity Date, ten hundredths of one percent (0.10%) of the aggregate amount of the Loans outstanding and to be extended as of the Initial Maturity Date and (ii) in the case of the extension of the Maturity Date to the Second Extended Maturity Date, ten hundredths of one percent (0.10%) of the aggregate amount of the Loans outstanding and to be extended as of the First Extended Maturity Date.

“Extension Notice” has the meaning set forth in Section 2.15(2).

“Extraordinary Expense” means an operating expense or capital expenditure with respect to the Project that is not set forth on the Approved Annual Budget. During any Cash Management Period, Borrower shall deliver promptly to Administrative Agent a reasonably detailed explanation of such proposed Extraordinary Expense for the prior written approval of Administrative Agent (which approval shall not be unreasonably withheld, delayed or conditioned), unless such Extraordinary Expense is to prevent imminent damage to any portion of the Project or imminent danger to the health or safety of any of the occupants of, or persons in the vicinity of, the Project, in which case Administrative Agent’s prior written approval shall not be required, provided that Borrower shall be required to obtain Administrative Agent’s written approval (which approval shall not be unreasonably withheld, delayed or conditioned) as soon as reasonably possible after such Extraordinary Expense has been incurred.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/1,000 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/1,000 of 1%) of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, the letter agreements dated July 28, 2015 by and among JPMCB, J.P. Morgan Securities LLC and Borrower.

“First Extended Maturity Date” means August 5, 2021.

“Fitch” means Fitch, Inc.

“Fixed Rate” means, with respect to a Eurodollar Borrowing for the relevant Interest Period, the sum of the applicable Adjusted LIBO Rate plus the Applicable Margin.

“Floating Rate” means, for any day, a per annum rate of interest equal to the sum of the Alternate Base Rate plus the Applicable Margin.

“Future Commitment” has the meaning assigned in Section 14.11(d).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as to the date of determination, consistently applied.

“General Assignment” means that certain Assignment of Management, Maintenance, Service, Operating, Brokerage and Leasing Contracts, Property Rights, Permits and other Property Agreements of even date herewith, executed by Borrower in favor of Administrative Agent for the benefit of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means Alexanders, Inc., a Delaware corporation, together with its permitted successors by merger, consolidation or transfer of all or substantially all of its assets in accordance with Section 9.1(3).

“Guarantor’s Consolidated Financial Statements” means the consolidated balance sheet and related consolidated statements of operations, changes in equity and cash flows, and footnotes thereto, of Guarantor, in each case prepared in accordance with GAAP and, to the extent Guarantor is required to file them, as filed with the United Stated Securities and Exchange Commission as reports required to be delivered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

“Guarantor’s Minimum Liquid Assets” means $30,000,000.

“Guarantor’s Minimum Net Worth” means $300,000,000.

“Guaranty” means the instruments of guaranty, if any, now or hereafter in effect from Guarantor to Administrative Agent (on behalf of the Lenders).

“Hazardous Materials” has the meaning assigned in Section 5.1.

“Hedge Agreement” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by Borrower which is a swap, forward, future or derivative transaction or option or an interest rate cap or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, as the same may be modified, amended and/or supplemented and in effect from time to time in accordance with Section 9.15.

“Hedge Agreement Pledge” means any Interest Rate Protection Product Assignment and Security Agreement, executed by Borrower (or the Affiliate of Borrower which is a party to the Hedge Agreement in question) to Administrative Agent (for the benefit of the Lenders) pursuant to the terms of this Agreement, which Interest Rate Protection Product Assignment and Security Agreement shall (x) be either (i) substantially in the form attached hereto as Exhibit G with such changes as shall be agreed upon by Administrative Agent in its reasonable discretion or (ii) another form which shall be acceptable to Administrative Agent in its reasonable discretion and (y) grant a security interest in Borrower’s right, title and interest in and to any Hedge Agreement (or such Affiliate’s right, title and interest in and to any Hedge Agreement as the same relates to Borrower and/or the Project), as such Interest Rate Protection Product Assignment and Security Agreement may be modified, amended and/or supplemented and in effect from time to time.

“Improvements” has the meaning assigned in the Consolidation Agreement.

“Indebtedness” has the meaning assigned in the Consolidation Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by Borrower under this Agreement or any other Loan Document and (b) Other Taxes.

“Independent Manager” means a natural person who is not and will not be while serving and has not been during the five years preceding his or her initial appointment to such position any of the following: (a) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Manager), partner, member or employee of, the entity which is required under this Agreement to be a Single Purpose Entity or any of its respective shareholders, partners, members, subsidiaries or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and that also provides lien search and other similar services to such entity or any of its equityholders or Affiliates in the ordinary course of business, it being hereby acknowledged and agreed that CT

Corporation Staffing, Inc. satisfies such criteria), (b) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, such entity or any of its respective shareholders, partners, members, subsidiaries or Affiliates, (c) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (d) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person.  A natural person who satisfies the foregoing definition other than clause (b) above shall not be disqualified from serving as an Independent Manager of such entity because of fees collected for serving as such if such individual is an independent director provided by a nationally recognized company that provides professional independent directors and managers, it being hereby acknowledged and agreed that CT Corporation Staffing, Inc. satisfies such criteria.  Any resignation, removal or replacement of any Independent Manager shall not be effective without (i) prior written notice to Administrative Agent (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable resignation, removal or replacement) and (ii) evidence that such Independent Manager has been replaced with a new Independent Manager satisfying the requirements set forth above (which such evidence must accompany such notice to Administrative Agent).

“Initial Maturity Date” means August 5, 2020.

“Insurance Proceeds” has the meaning assigned to such term in Section 3.2(2).

“Insurance Reserve Account” has the meaning set forth in Section 4.2(4)(b).

“Interest Election Request” means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.3.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Hedge Period” has the meaning assigned to such term in Section 9.15(1).

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded  to the same number of decimal places as the LIBO Screen Rate) determined by Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the

LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time

“JPM Securities” means J.P. Morgan Securities LLC.

“JPMCB” means JPMorgan Chase Bank, N.A.

“JPMCB Counterparty” means JPMCB and/or any of its Related Entities.

“Lead Arrangers” means, collectively, J.P. Morgan Securities LLC and Landesbank Baden-Württemberg, New York Branch.

“Lease” means any lease, sublease, license or other agreement between Borrower (or its predecessors) and a Lessee (or its predecessors), now or hereafter existing, under the terms of which such Lessee other than Borrower has or acquires any right to occupancy or use of the Project, or any part thereof, or interest therein, together with any and all extensions, renewals, modifications and replacements thereof, and all guarantees of such Lessee’s obligations thereunder, whether now in existence or hereafter arising.

“Lease Modification” has the meaning assigned in Schedule 2.

“Leasing Guidelines” means the leasing guidelines attached hereto as Schedule 2.

“Lender Reply Period” has the meaning assigned to such term in Section 14.9.

“Lessee” means the lessee, sublessee, licensee, tenant or other person having the right to occupy or use all or any part of the Project under a Lease.

“LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by Administrative Agent from time to time in its reasonable discretion (in each case, the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided, that, if any LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and provided, further, if the LIBO Screen Rate shall not be available at such time for Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Licenses” has the meaning assigned in Section 7.20.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Liquid Assets” means, with respect to Guarantor or any Qualified Guarantor, on any date, the sum of (i) the value of all cash and cash equivalents (including municipal bonds, investment grade corporate bonds, and U.S. Treasuries) owned by Guarantor or such Qualified Guarantor, as the case may be, on such date and held by Guarantor or such Qualified Guarantor, as the case may be, in unrestricted and unencumbered domestic accounts, (ii) Guarantor’s or such Qualified Guarantor’s, as the case may be, share of all cash and cash equivalents (including municipal bonds, investment grade corporate bonds, and U.S. Treasuries) owned by entities controlled by Guarantor or such Qualified Guarantor, as the case may be, on such date and held by such entities in unrestricted and unencumbered domestic accounts, provided that Guarantor’s or such Qualified Guarantor’s, as the case may be, share of such cash and cash equivalents may be legally distributed to Guarantor or such Qualified Guarantor, as the case may be, without violating any trust agreement or other agreement to which such entities are bound, (iii) any and all available and undrawn funds under bank lines of credit in favor of Guarantor or such Qualified Guarantor, as the case may be, but less the amount of any outstanding obligations relating to any unsecured credit facilities, and (iv) the value of all uncalled capital commitments of any investors in Guarantor or such Qualified Guarantor, as the case may be, less the principal amount outstanding under any subscription lines of credit, all as determined by Administrative Agent which determination shall be conclusive in the absence of manifest error.

“Loans” means the loans to be made by the Lenders to Borrower under this Agreement and all other amounts evidenced or secured by the Loan Documents.

“Loan Amount” means the lowest of (i) $350,000,000, (ii) sixty percent (60%) of the Appraised Value based on the Appraisal obtained in connection with the closing of the Loans and (iii) the maximum amount which results in a Debt Yield of 7.5%. Administrative Agent and the Lenders hereby confirm that the Loan Amount is $350,000,000.

“Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Mortgage including the Consolidation Agreement, (e) the Assignment of Leases and Rents, (f) the General Assignment, (g) the Security Agreement, (h) the Assignments of Management Agreement, (i) the Environmental Indemnity, (j) any Hedge Agreement Pledge, (k) Uniform Commercial Code financing statements, (l) the Fee Letters, (m) the Assignment/Gap Documents, (n) the Restricted Account Agreement, (o) all other agreements or instruments executed by or on behalf of Borrower or Guarantor in favor of Administrative Agent (for the benefit of the Lenders) and/or the Lenders evidencing, securing, governing or otherwise pertaining to the Loans, and (p) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing; provided, however, that Hedge Agreements shall not constitute Loan Documents.

“Major Alteration” has the meaning assigned in Section 9.14(1).

“Major Lease” has the meaning assigned in Schedule 2.

“Management Agreement” means, individually or collectively as the context may require, Management Agreement (Commercial) and Management Agreement (Retail).

“Management Agreement (Commercial)” means, that certain Management Agreement dated as of the date hereof between Manager and Borrower with respect to the management of the restaurant portion of the Project by the Manager together with any management agreements entered into with future Managers in accordance with the terms of this Agreement.

“Management Agreement (Retail)” means, that certain Management Agreement dated as of July 6, 2003 between Manager and Borrower with respect to the management of the retail portion of the Project by the Manager together with any management agreements entered into with future Managers in accordance with the terms of this Agreement.

“Manager” means Alexander’s Management LLC, which is the manager of the Project under the Management Agreements, together with any successor property managers appointed for the Project in accordance with the terms of this Agreement.

“Material Adverse Change” means a material adverse change, as reasonably determined by Administrative Agent, on: (a) the financial condition and/or operations of (i) the Project, or (ii) the Borrower; or (b) the value of the Project; or (c) the status of title to, or the lien of the Mortgage upon, the Project.

“Material Adverse Effect” means a material adverse effect, as reasonably determined by Administrative Agent, on: (a) the financial condition and/or operations of (i) the Project, or (ii) the Borrower; or (b) the value of the Project; or (c) the status of title to, or the lien of the Mortgage upon, the Project.

“Maturity Date” means the earlier of (a) the Initial Maturity Date, as the same may be extended pursuant to the terms of Section 2.15, or (b) any earlier date on which all of the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

“Monthly Condominium Charges Deposit” has the meaning assigned to such term in Section 9.28.

“Monthly Debt Service Payment Amount” means, as of any Payment Date, an amount equal to the scheduled monthly payment of interest on the Loans due and payable on such Payment Date.

“Monthly Insurance Premium Deposit” has the meaning assigned to such term in Section 3.1(8).

“Monthly Tax Deposit” has the meaning assigned to such term in Section 9.2(2).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means, collectively, the mortgages which have been consolidated, modified and extended pursuant to the Consolidation Agreement, covering the Project, and any amendments, modifications, renewals, substitutions, consolidations, severances and replacements thereof.

“Mortgaged Property” has the meaning assigned thereto in the Consolidation Agreement.

“Multi-Asset Person” has the meaning assigned in Section 9.1(3).

“Net Operating Income” means the amount by which Operating Revenues exceed Operating Expenses.

“Net Proceeds” has the meaning assigned to such term in Section 3.2(2).

“Net Proceeds Deficiency” has the meaning assigned to such term in Section 3.2(2)(f).

“Net Worth” means, with respect to Guarantor or any Qualified Guarantor, on any date, an amount equal to the difference between the sum of (1) (i) an amount calculated by capitalizing the trailing 12-months of net operating income (as determined in accordance with GAAP, but excluding Guarantor’s or such Qualified Guarantor’s, as the case may be, general and administrative expenses) for each property owned or leased (but excluding the Project) by Guarantor or such Qualified Guarantor, as the case may be, using a 6% capitalization rate and (ii) the Guarantor’s or such Qualified Guarantor’s, as the case may be, Liquid Assets and marketable securities, less (2) any outstanding debt secured by the fee and leasehold interest in connection with each such property and any corporate debt and other GAAP liabilities (provided that such GAAP liabilities shall not be subject to any “mark-to-market” accounting) of Guarantor or such Qualified Guarantor, as the case may be.

“New Lease” has the meaning assigned in Schedule 2.

“Non-Defaulting Lender” means any Lender that is not a Defaulting Lender.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Notes” means the promissory notes of even date herewith referred to in Section 2.1(4)(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be consolidated, replaced, severed, modified, amended or extended from time to time.

“Operating Expenses” means with respect to the period in question, all expenses actually incurred by Borrower during such period in connection with the operation, management, maintenance, repair and use of the Project, as determined on an accrual basis, and except as otherwise set forth in this definition, in accordance with GAAP.  Operating Expenses shall include (x) property management fees in an amount not to exceed the greater of (a) two percent

(2%) of Gross Revenues for such period and (b) the actual amounts payable under the Management Agreement for such period and (y) reserves in an annualized amount equal to $0.25 per rentable square foot of the Project.  Operating Expenses shall not include (i) any leasing costs, such as leasing commissions, tenant allowances and attorneys’ fees, (ii) any expenditure that is required to be capitalized under GAAP, (iii) depreciation and amortization, (iv) income taxes or other impositions in the nature of income taxes, (v) costs related to obtaining or refinancing the Loans, transferring of all or any part of the Premises or obtaining Insurance Proceeds or Condemnation Proceeds, (vi) debt service in respect of the Loans, (viii) any expense paid directly by any tenant (unless such expense is an obligation of Borrower) or any Person other than Borrower, (ix) payments from or to any reserve account, and (x) any items of expense which would be considered an “Operating Expense” pursuant to the provisions above, but is paid directly by a Lessee.

“Operating Revenues” means with respect to the period in question, all actual revenues of Borrower during such period from the use, ownership and operation of the Project.  Operating Revenues shall include (a) all Rents and other amounts payable as Rent to Borrower by any Lessee under a Permitted Lease, including the rental revenue and expense recoveries recognized on a GAAP basis from tenants under Permitted Leases (excluding any adjustment for straight-line rent), and any license agreements, occupancy agreements, concession agreements or other agreements related to the Project, (b) business interruption or rent insurance proceeds to the extent allocable to the applicable period and (c) any and all other amounts which in accordance with GAAP are included in Borrower’s annual financial statements as operating income attributable to the Project.  Operating Revenues shall not include (i) any Insurance Proceeds or Condemnation Proceeds (other than business interruption or rent insurance proceeds and only to the extent allocable to the applicable period), (ii) any item of income otherwise includable in Operating Revenue but paid directly to a Person other than Borrower, provided that such item of income is for the payment of an expense and such expense is otherwise excluded from the definition of Operating Expenses above, (iii) security deposits received from Lessees, until applied in accordance with the terms of the related Lease, (iv) Rents from a Lessee under any Lease which is not a Permitted Lease, (v) termination payments paid under any Lease in connection with the termination thereof (except to the extent applied on a pro rata basis over the non-terminable portion of the Lease term) and (vi) refunds of income taxes or of any other impositions in the nature of income taxes.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, this Agreement or any other Loan Document).

“Other Taxes” means any present or future stamp or documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation.

“Otherwise Rated Insurer” shall have the meaning assigned in Section 3.1(2).

“Participant” has the meaning assigned in Section 12.23(3).

“Payment Date” means the fifth (5th) day of each calendar month.

“Permitted Encumbrances” means (a) Liens and security interests granted pursuant to the Loan Documents, (b) the items set forth on Schedule B of the Title Policy, (c) any Lien, if any, for Property Taxes which are not yet due or delinquent or are the subject of a permitted contest pursuant to this Agreement, (d) statutory liens for labor or materials filed against the Project that are the subject of a permitted contest pursuant to this Agreement, (e) any easements, restrictions, covenants, reservations and rights-of-ways granted by Borrower after the date hereof in accordance with Section 9.1(4), (f) the Condominium Documents, (g) any Lien filed against equipment leased pursuant to equipment leases permitted under this Agreement, (h) Permitted Leases and (i) subordination, non-disturbance and attornment agreements executed by Administrative Agent with respect to Permitted Leases; and (j) the Option (as defined in the Bloomberg Lease) in favor of the tenant as set forth in Article 36 of the Bloomberg Lease (a true and complete copy of which Borrower represents it has delivered to the Administrative Agent).

“Permitted Leases” means, collectively, (i) the Existing Leases, (ii) any Lease entered into after the date hereof which is in compliance with the Leasing Guidelines and (iii) any other Lease entered into after the date hereof which is approved or deemed approved by Required Lenders in accordance with the terms of this Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

“Policy” shall have the meaning assigned in Section 3.1(2).

“Post-Foreclosure Plan” has the meaning assigned in Section 14.10.

“Posted Reserves” has the meaning set forth in Section 4.2(5)(g).

“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  The Prime Rate is a reference rate and is not necessarily the lowest rate.

“Prohibited Person” means any Person:

(a)                listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b)               that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)                with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d)               who is known to Borrower to commit, threaten or conspire to commit or support “terrorism”, as defined in the Executive Order;

(e)                that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(f)                who is known to Borrower to be an Affiliate of or affiliated with a Person listed above.

“Project” means the real property described in Exhibit A and all buildings and other improvements now or hereafter located thereon constituting Retail Unit 1 (Tax Lot 1001) and Retail Unit 2 (Tax Lot 1209) together with the appurtenant interest in the Common Elements of the Beacon Court Condominium located at 731 Lexington Avenue, New York, New York, containing as of the date hereof approximately 161,000 net rentable square feet of space, and all related facilities, amenities, fixtures, and personal property owned by Borrower.

“Property Taxes” has the meaning assigned to such term in Section 9.2(1).

“Qualified Guarantor” has the meaning assigned to such term in the definition of “Qualified Guaranty”.

“Qualified Guarantor Requirements” means that, with respect to any Qualified Guarantor, either (A) the long-term unsecured debt rating of such Qualified Guarantor is not less than “BBB-“ from S&P or “Baa3” from Moody’s or (B) the Liquid Assets and Net Worth of such Qualified Guarantor is equal to or greater than the Guarantor’s Minimum Liquid Assets and Guarantor’s Minimum Net Worth, respectively.

 “Qualified Guaranty” means a guaranty in form and substance reasonably satisfactory to Administrative Agent from either (i) Guarantor, so long as Guarantor complies with Guarantor’s Minimum Liquid Assets and Guarantor’s Minimum Net Worth requirements, or (ii) another guarantor designated by Borrower which satisfies either of the Qualified Guarantor Requirements (each a “Qualified Guarantor”). If, at any time after the execution and delivery to Administrative Agent of a Qualified Guaranty, a Qualified Guarantor shall fail satisfy any of the Qualified Guarantor Requirements, then  Borrower shall, within ten (10) Business Days after request from Administrative Agent, either (i) provide a replacement Qualified

Guarantor which satisfies either of the Qualified Guarantor Requirements, or (ii) deposit cash or a Qualified Letter of Credit with Administrative Agent in the amount that is the subject of such Qualified Guaranty, or (iii) if such Qualified Guarantor has executed the guaranty of interest as contemplated by Section 9.15(4) hereof, then, with respect thereto, provide either (A) a Hedge Agreement satisfying the requirements of Section 9.15 hereof or (B) a replacement Qualified Guarantor which satisfies either of the Qualified Guarantor Requirements and has executed a guaranty of interest in accordance with Section 9.15(4).

“Qualified Letter of Credit” means an irrevocable standby letter of credit in form and substance reasonably satisfactory to Administrative Agent from a bank that satisfies the Rating Criteria.  If at any time after the delivery to Administrative Agent of a Qualified Letter of Credit the issuer of such Qualified Letter of Credit shall no longer satisfy the Rating Criteria, Borrower shall, within ten (10) Business Days after request from Administrative Agent, either (i) cause a replacement Qualified Letter of Credit with a bank satisfying the Rating Criteria to be delivered to Administrative Agent or (ii) deposit cash or, if permitted under the relevant provisions of this Agreement, deliver a Qualified Guaranty with Administrative Agent, in the stated amount of such Qualified Letter of Credit.

“Qualified Manager” means either (i) Guarantor, VRLP or an Affiliate of Guarantor or VRLP or (ii) a reputable property manager with not less than five (5) years’ experience managing properties similar in class and size to the Project in New York City or a similar metropolitan area which include properties (excluding the Project) containing in the aggregate not less than 2,000,000 net rentable square feet of space.

“Rating Criteria” with respect to any Person shall mean that (i) the short-term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1 by Fitch, if deposits are held in the account for a period of less than 30 days or (ii) the long-term unsecured debt obligations of which are rated at least “A” by S&P and Fitch and “A2” by Moody’s, if deposits are held in the account for a period of 30 days or more.

“Recipient” means, as applicable, (a) Administrative Agent and (b) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. Federal tax purposes, a Person treated as the beneficial owner thereof for U.S. Federal tax purposes).

“REIT” means Vornado Realty Trust, a Maryland real estate investment trust, together with its successors by merger, consolidation or transfer of all or substantially all of its assets in accordance with Section 9.1(3).

“Related Entity” means, as to any Person, (a) any Affiliate of such Person; (b) any other Person into which, or with which, such Person is merged, consolidated or reorganized,  or which is otherwise a  successor to such Person by operation of law, or which acquires all or substantially all of the assets of such Person; (c) any other Person which is a successor to the business operations of such Person and engages in substantially the same activities; or (d) any Affiliate of the Persons described in clauses (b) and (c) of this definition.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Rent” means the rents, additional rents and other consideration payable to Borrower by the Lessee under the terms of a Lease.

“Required DSCR” means 1.10:1.00.

“Required Lenders” means Lenders holding at least 67% of the aggregate outstanding principal amount of the Loans or, if no Loans shall have been made, at least 67% of the Commitments.

“Required Lenders Threshold Amount” means $20,000,000.

“Requisite Leasing Approval Lenders” means (i) at such time as three (3) Lenders (including Administrative Agent) each hold 33.33% of the Loans, then two (2) of such three (3) Lenders, (ii) at such time as any two (2) Lenders (excluding Administrative Agent) each hold 33.33% or more of the Loans, then Administrative Agent plus one of the Lenders holding 33.33% or more of the Loans, (iii) at such time as any one Lender (other than Administrative Agent) holds 33.33% or more of the Loans, then Administrative Agent plus the Lender that holds 33.33% or more of the Loans, and (iv) at such time as no Lender holds 33.33% or more of the Loans, then Administrative Agent solely.

“Reserve Account Collateral” has the meaning assigned in Section 4.3(1).

“Responsible Person” means, with respect to any Person, the chief financial officer or controller of such Person (or its parent company) or any other officer of such Person (or its parent company) reasonably acceptable to Administrative Agent.

“Restoration” means the repair and restoration of the Project after a Casualty or Condemnation to be at least equal in general utility and quality to the condition the Project was in immediately prior to such Casualty or Condemnation (subject to any restrictions on Borrower’s ability to do so imposed by any applicable law), with such alterations as may be approved by Administrative Agent (to the extent such approval is required under the terms of this Agreement), such approval not to be unreasonably withheld, delayed or conditioned.

“Restricted Account” has the meaning set forth in Section 4.1(1).

“Restricted Account Agreement” means that certain Special Lockbox Deposit Agreement of even date herewith among Borrower, Administrative Agent and The Bank of New York Mellon Trust Company N.A. (or any successor Restricted Account Bank).

“Restricted Account Bank” has the meaning set forth in Section 4.1(1).

“Restricted Collateral” shall mean any Additional Collateral held by Administrative Agent pursuant to the terms of Section 3.2(a)(viii) and/or Section 4.4 and/or any amounts on deposit in the Excess Cash Flow Account which Borrower has elected to designate as “Restricted Collateral” in a Restricted Collateral Letter executed and delivered by Borrower to Administrative Agent.  Notwithstanding anything to the contrary set forth in this Agreement, no

Restricted Collateral shall be released to Borrower until payment in full of the Indebtedness; provided, however, that Borrower shall have the right to direct Administrative Agent in writing to apply any cash held by Administrative Agent as Restricted Collateral to the prepayment of the outstanding principal balance of the Loans in accordance with and subject to the terms of Section 2.5.

“Restricted Collateral Letter” shall mean a letter substantially in the form of Exhibit I appropriately completed and duly executed and delivered by Borrower to Administrative Agent.

“Restricted Payment” means, as to Borrower, (i) any dividend or other distribution, direct or indirect, on account of any shares of capital stock or other equity interest in Borrower now or hereafter outstanding, including, without limitation, any distribution to Sole Member, whether in cash or otherwise, or (iii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock or other equity interest in Borrower now or hereafter outstanding.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) an Affiliate of any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Second Extended Maturity Date” means August 5, 2022.

“Security Agreement” means that certain UCC Security Agreement of even date herewith, executed by Borrower in favor of Administrative Agent for the benefit of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time.

“Security Documents” means collectively, the Mortgage, the Assignment of Leases and Rents, the General Assignment, the Security Agreement, any Hedge Agreement Pledge, and all Uniform Commercial Code financing statements required by this Agreement, the Mortgage, the Assignment of Leases and Rents, the General Assignment, the Security Agreement or any Hedge Agreement Pledge to be filed with respect to the applicable security interests.

“Security Trustee” has the meaning assigned in Section 12.23(7).

“Single Purpose Entity” means a corporation, limited partnership or limited liability company which at all times on and after the date hereof, unless otherwise approved in writing by Administrative Agent:

(a)                is organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing, financing and operating the Project and, in the case of 731 Commercial, owning, managing and disposing of the limited liability company interests in 731 Retail and 731 Restaurant LLC, a Delaware limited liability company (“Restaurant LLC”) and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(b)               is not engaged and will not engage in any business unrelated to the purposes described in clause (a) above;

(c)                does not own and will not own any assets other than those related to the purposes described in clause (a) above;

(d)               has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), except as expressly permitted pursuant to Section 9.1, or any amendment of its articles of incorporation, bylaws, limited partnership certificate, limited partnership agreement, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e)                if such entity is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a certificate of limited partnership and limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles of incorporation, that in each case provide that such entity (a) will not dissolve, merge, liquidate or consolidate; (b) will not sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest, except as expressly permitted pursuant to Section 9.1; (c) will not engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition, without in each case the consent of Administrative Agent; and (d) shall not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest or is the direct or indirect general partner or manager without the affirmative vote of all of the members, partners or directors (as applicable) of the entity;

(f)                is and will remain (to the extent cash flow from the Project is sufficient to pay all Borrower expenses) solvent and pay its debts and liability (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain (to the extent cash flow from the Project is sufficient to pay all Borrower expenses) adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that nothing in the foregoing shall require the direct or indirect owners of Borrower to make capital contributions to Borrower;

(g)               has maintained and will maintain its accounts, books and records separate from any other Person; provided, however, that (A) Borrower’s financial position, assets, results of operations and cash flows may be included in a consolidated financial statement of an Affiliate of Borrower, provided that (i) any such consolidated financial statement of an Affiliate of Borrower contains a note indicating that Borrower and its Affiliates are separate legal entities (or a similar statement is contained in such Affiliate’s Securities and Exchange Commission 10-K filings) and it is such Affiliate’s practice to deliver its financial statements together with such filings and (ii) such assets shall be listed on Borrower’s own separate balance sheet and (B) all amounts paid to Borrower may be deposited into a centralized cash management account (controlled by an Affiliate of Borrower as an agent) on behalf of Borrower and various other entities that are Affiliates of Borrower, as and when received, provided that all amounts deposited into such centralized account for the benefit of Borrower are clearly segregated, for accounting purposes, from the revenues and expenses of all other Persons;

(h)               except as described in clause (g) above, has not commingled and will not commingle its funds or assets with those of any other Person;

(i)                 except as described in clause (g) above, has held and will hold its assets in its own name;

(j)                 has not incurred and will not incur any Debt other than (a) the Loans and other Indebtedness and (b) trade and operational debt which is (i) incurred in the ordinary course of business, (ii) not secured by a Lien on the Project, (iii) not more than sixty (60) days past due (except where Borrower shall be disputing the same promptly, diligently and in good faith) and (iv) not evidenced by a note, and (c) amounts due under equipment leases (treated as capital leases in accordance with GAAP), provided that at all times during the term of the Loans, the maximum amount outstanding under the equipment leases described under clause (c) of this subsection (j) and under the items described under clause (b) of this subsection (j) shall not exceed, in the aggregate, $5,000,000, provided further that such amount shall not include any amounts incurred by Borrower in connection with (x) capital expenditures, (y) tenant improvement work or leasing commissions and (z) Hedge Agreements.  No Debt of the Borrower, other than the Loans and the equipment leases permitted hereunder, may be secured (subordinate or pari passu) by the Project;

(k)               has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(l)                 has not and will not acquire obligations or securities of its members or shareholders or any other Affiliate;

(m)             except in connection with the Loans, has not pledged and will not pledge its assets for the benefit of any other Person;

(n)               has conducted business, held itself out and identified itself and will conduct business, hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by a Person other than an Affiliate of Borrower and not as a division or part of any other Person;

(o)               has not and will not have any obligation to indemnify its partners, officers, directors or members, as the case may be, unless such obligation is fully subordinated to the Indebtedness and will not constitute a claim against it in the event that, after payment of the Indebtedness, cash flow is insufficient to pay such obligation;

(p)               if such entity is a corporation, it is required to consider the interests of its creditors in connection with all corporate actions;

(q)               shall not, without the prior, unanimous affirmative vote of at least two (2) Independent Managers of such entity, (i) petition or otherwise institute bankruptcy, reorganization or insolvency proceedings or otherwise seek any relief under the Bankruptcy Code or any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such entity or all or any portion of such entity’s properties, (iii) make any assignment for the benefit of creditors, or (iv) take any action in furtherance of any of the foregoing; and

(r)                 has at least two (2) Independent Managers.

“Site Assessment” means an environmental engineering report for the Project prepared by an engineer engaged by Borrower at its expense and approved by Administrative Agent, and in a manner reasonably satisfactory to Administrative Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

“Sole Member” means 731 Commercial Holding LLC, a Delaware limited liability company.

“Special Advance” has the meaning assigned in Section 14.11(c).

“State” means the State of New York.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Lenders are subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such

Regulation D.  Eurodollar Borrowings shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subaccounts” has the meaning assigned in Section 4.2(4).

“Syndication” has the meaning set forth in Section 12.27.

“Tax Reserve Account” has the meaning set forth in Section 4.2(4)(a).

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Lot Drawings” refers to the floor plans for the Condominium recorded immediately following the Condominium Declaration on March 9, 2005 as CRFN 2005000139246, as the same may be modified, amended, replaced or supplemented from time to time.

“Terrorism Premium Limit” has the meaning assigned to such term in Section 3.1(1).

“Third-Party Counterparty” has the meaning assigned to such term in Section 9.15(1).

“Third-Party Hedge Agreement” has the meaning assigned to such term in Section 9.15(6).

“Threshold Amount” means $10,000,000.

“Title Company” means, collectively Commonwealth Land Title Insurance Company and each of the co-insurers that have executed the co-insurance endorsement to the Title Policy.

“Title Policy” means an ALTA Lender’s Policy of Title Insurance in form and substance satisfactory to Administrative Agent issued by the Title Company in the amount of $350,000,000 insuring the Mortgage as a first priority lien on the Project, containing such endorsements and affirmative insurance and with such co-insurance and re-insurance as Administrative Agent may reasonably require, excepting only such items as shall be reasonably acceptable to Administrative Agent.

“Transactions” means the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Trust Account” shall mean a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(B) which has corporate trust powers and is acting in its fiduciary capacity.

“Type” has the meaning assigned in Section 1.2.

“Unit” or “Units” shall mean any condominium units created pursuant to the Condominium Documents

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned in Section 2.12(6)(b)(iv).

“VRLP” means Vornado Realty L.P., a Delaware limited partnership, together with its successors by merger, consolidation or transfer of all or substantially all of its assets in accordance with Section 9.1(3).

“Withholding Agent” means Borrower or Administrative Agent.

Section 1.2            Types of Loans.

Loans hereunder are distinguished by “Type”.  “Type”, when used in reference to any Borrowing, refers to whether the rate of interest on such Borrowing is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

ARTICLE 2

LOAN TERMS

Section 2.1            The Commitments, Loans and Notes.

(1)               Loans.  Subject to and upon the terms and conditions of this Agreement, each Lender severally agrees to make, and Borrower agrees to borrow, a Loan in Dollars in a principal amount equal to the amount of the Commitment of such Lender.  The Loans shall be funded in one (1) advance on the Closing Date upon Borrower’s satisfaction (or Administrative Agent’s and the Lenders’ waiver) of the conditions described in Schedule 2.1.  The Lenders and Administrative Agent agree that upon the disbursement by Administrative Agent of the Loan Amount to Borrower, all of the conditions to closing described in Schedule 2.1 shall be deemed satisfied or waived by Administrative Agent and the Lenders (although the foregoing shall not be deemed a waiver of any representations, warranties or covenants set forth in other provisions of the Loan Documents that may relate to the same subject matter as the foregoing conditions).

(2)               Lending Offices.  The Loans of each Lender shall be made and maintained at such Lender’s office for Borrowings of such Type.

(3)               Several Obligations.  The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

(4)               Notes.

(a)                Loan Notes.  The Loan made by each Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit B, payable to such Lender in a principal amount equal to its Commitment as originally in effect and otherwise duly completed.

(b)               Substitution, Exchange and Subdivision of Notes.  No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender’s Loan and Notes pursuant to Section 12.23 (and, if requested by any Lender, Borrower agrees to so substitute or exchange any Notes and enter into note splitter agreements in connection therewith, provided that the foregoing shall be at no cost or expense to Borrower (other than its own expenses incurred in connection therewith and expenses payable by Borrower in accordance with Section 12.5) and shall not result in any increase in Borrower’s liabilities or obligations, or any decrease in Borrower’s rights, under this Agreement and the other Loan Documents).

(c)                Loss, Theft, Destruction or Mutilation of Notes.  In the event of the loss, theft or destruction of any Note, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to Borrower, Borrower shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note.

Section 2.2            Funding of Borrowings.

(1)               Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  Administrative Agent will make such Loans available to Borrower by disbursing the same as authorized and directed in writing by Borrower.

(2)               Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with subsection (1) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, Administrative Agent shall be entitled to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount immediately upon Administrative Agent’s demand therefor,

Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent.  Administrative Agent shall also be entitled to recover from such Lender or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower, to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to a one-month Eurodollar Borrowing.  If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.3            Interest Elections.

(1)               Each Borrowing initially shall be an ABR Borrowing unless Borrower has elected a Eurodollar Borrowing as provided herein.  Thereafter, Borrower may elect to convert a Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided herein.  Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and each such portion shall be considered a separate Borrowing.

(2)               To make an election pursuant to this Section, Borrower shall notify Administrative Agent of such election by electronic communication as provided in Section 2.10 (i) in the case of a Eurodollar Borrowing, not later than 3:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing.  Each such Interest Election Request shall be irrevocable and shall be substantially in the form attached hereto as Exhibit H (or such other form as Administrative Agent shall provide to Borrower from time to time, provided that similarly situated borrowers of Administrative Agent shall be required to use such form) and signed by Borrower or communicated via electronic communication by Borrower to Administrative Agent pursuant to Section 2.10.

(3)               Each Interest Election Request shall specify the following information:

(i)                 the Borrowing to which such Interest Election Request applies and, if different Types and Interest Periods are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)               the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)             whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)             if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.  If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one-month duration.

(4)               Promptly following receipt of an Interest Election Request, Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(5)               Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding. Each Eurodollar Borrowing shall be in an amount not less than $500,000.  No Interest Period may be elected that would end after the then existing Maturity Date.

(6)               If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, Administrative Agent may require, by notice to Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.4            Repayment of Loans; Evidence of Debt.

(1)               Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(2)               Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(3)               Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(4)               The entries made in the accounts maintained pursuant to subsections (2) or (3) of this Section shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

Section 2.5            Prepayment of Loan.

(1)               Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with subsection (2) of this Section.

(2)               Borrower shall notify Administrative Agent by written electronic communication as provided in Section 2.10 of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment.  Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Any prepayment notice given to Lender by Borrower pursuant to the preceding sentence may be rescinded by Borrower upon delivery of written notice to Lender not less than two (2) Business Days prior to the prepayment date specified in the prepayment notice being rescinded and provided all reasonable out-of-pocket costs and expenses of Administrative Agent and the Lenders in connection with the rescission of such prepayment shall be paid by Borrower promptly after demand. Promptly following receipt of any such request, Administrative Agent shall advise the Lenders of the contents thereof.  Prepayments shall be accompanied by accrued interest on the amount prepaid to the extent required under Section 2.6(4). In addition, Borrower shall pay all other amounts due under Section 2.9 (Break Funding Payments) in connection with such prepayment on the date of prepayment in accordance with the terms thereof.

(3)               No amounts prepaid or repaid shall be readvanced.

Section 2.6            Interest.

(1)               Each ABR Borrowing shall bear interest at the Floating Rate.

(2)               Each Eurodollar Borrowing shall bear interest at the Fixed Rate for the Interest Period in effect for such Borrowing.

(3)               Notwithstanding the foregoing, if (x) any principal of or interest on the Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, and (y) such failure to pay results in an Event of Default (i.e., any notice or cure periods with respect to such payment have expired), then such overdue amount shall bear interest at the Default Rate from the date such amount was required to have been paid by Borrower.

(4)               Accrued interest on each Borrowing shall be payable in arrears on each Payment Date for such Borrowing and upon maturity of the Loan; provided that (i) interest accrued pursuant to subsection (3) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Borrowing, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(5)               All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Fixed Rate or Floating Rate shall be determined by Administrative Agent and such determination shall be conclusive absent manifest error.

Section 2.7            Alternate Rate of Interest.

If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                Administrative Agent reasonably determines that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)               the Required Lenders reasonably determine that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) any request for a new Eurodollar Borrowing shall be made as an ABR Borrowing.

Section 2.8                        Increased Costs.

(1)               If any Lender determines in good faith that any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)               impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Borrowings made by such Lender; or
(iii)             subject any Recipient to any Taxes with respect to this Agreement or any Eurodollar Borrowing made by such Recipient (except for (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Connection Taxes on gross or net income, profits or receipts (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurodollar Borrowing (or of maintaining its obligation to make any such Eurodollar Borrowing) or to increase the cost or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then, upon request of such Lender and delivery to Borrower of the certificate contemplated in Section 2.8(3), Borrower will pay to such Lender or such other Recipient,  as  the  case may  be,  such  additional amount  or amounts as will compensate such

Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(2)               If any Lender reasonably determines in good faith that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then, upon request of such Lender and delivery to Borrower of the certificate contemplated in Section 2.8(3), Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(3)               A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (1) or (2) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(4)               Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 30 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is required to be applied retroactively and such Lender has notified Borrower within 30 days of its knowledge of such Change in Law, then the 30-day period referred to above shall be extended to include the period of retroactive effect thereof.

(5)               Notwithstanding anything in this Section 2.8 to the contrary, Borrower shall not be required to pay any amounts to a Lender pursuant to this Section 2.8 unless such Lender is imposing a similar charge on, or otherwise similarly enforcing its agreements with, its other similarly situated borrowers.

(6)               If any Lender determines, in its reasonable discretion exercised in good faith, that it has received a refund of any amounts as to which it has been paid by Borrower pursuant to this Section 2.8, it shall pay to Borrower an amount equal to such refund (but only to the extent of the payments made by Borrower under this Section), net of all actual out-of-pocket reasonable expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).

Section 2.9            Break Funding Payments.

In the event of (a) the payment of any principal of any Eurodollar Borrowing other than on the last day of an Interest Period applicable thereto (including as a result of an Event of

Default), (b) the conversion of any Eurodollar Borrowing other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Borrowing on the date specified in any notice delivered pursuant hereto (except if any prepayment notice is rescinded by Borrower by a subsequent notice sent pursuant Section 2.5(2), unless such loss, cost or expense was incurred prior to Borrower giving such subsequent notice), or (d) the assignment of any Eurodollar Borrowing other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.14, then, in any such event, Borrower shall compensate each Lender for its actual loss, cost and expense attributable to such event.  In the case of a Eurodollar Borrowing, such actual loss, cost or expense to any Lender shall be conclusively deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Borrowing had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Borrowing, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Borrowing), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that any Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

Section 2.10        Electronic Notices.

(1)               Interest Election Requests under Section 2.3 and notices of prepayments under Section 2.5 may be made by electronic communication (including email and internet or intranet websites) pursuant to procedures reasonably approved by Administrative Agent.  Such approval may be limited to particular notices or communications.

(2)               Unless Administrative Agent or a Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address of such recipients shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the “receipt” by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(3)               Any party hereto may change its address or telecopier number or email address for notices and other communications hereunder by notice to the other parties hereto given in accordance with Section 12.1.

Section 2.11        Additional Interest.

Borrower shall compensate Administrative Agent or any Lender providing a Hedge Agreement for any Additional Interest that may be payable thereunder in accordance with the terms of such Hedge Agreement.

Section 2.12        Taxes.

(1)               Withholding of Taxes; Gross-Up.  Each payment by Borrower under this Agreement or any other Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law.  If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  Without duplication of any amounts payable by Borrower under Section 2.8, if such Taxes are Indemnified Taxes, then the amount payable by Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(2)               Payment of Other Taxes by Borrower.  Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(3)               Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(4)               Indemnification by Borrower.  Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement (including amounts payable under this Section 2.12(4)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.12(4) shall be paid within ten (10) Business Days after the Recipient delivers to Borrower a certificate stating the amount of any Indemnified Taxes so payable by such Recipient.  Such certificate shall be conclusive of the amount so payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to Administrative Agent.  In the case of any Lender making a claim under this Section 2.12(4) on behalf of any of its beneficial owners, an indemnity payment under this Section 2.12(4) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.  Failure or delay on the part of any Lender to demand amounts due pursuant to this Section 2.12(4) shall not constitute a waiver of such Lender’s right to demand such indemnity; provided that Borrower shall not be required to indemnify a Lender pursuant to this Section 2.12(4) for any Indemnified Taxes unless such Lender notifies Borrower within 30 days of such Lender’s obtaining knowledge of such Indemnified Taxes.  Notwithstanding anything in this Section 2.12 to the contrary, Borrower shall not be required to pay any amounts to a Lender pursuant to this Section 2.12 unless the applicable Lender is imposing a similar charge on, or otherwise similarly enforcing its agreements with, its other similarly situated borrowers.

(5)               Indemnification by the Lenders.  Each Lender shall severally indemnify Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so) and Borrower for any Excluded Taxes, in each case attributable to such Lender that are paid or payable by Administrative Agent or Borrower in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto.  The indemnity under this Section 2.12(5) shall be paid within ten (10) Business Days after Administrative Agent or Borrower delivers to the applicable Lender a certificate stating the amount of Taxes or Excluded Taxes so paid or payable by Administrative Agent or Borrower.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(6)               Status of Lenders.

(a)                Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement or any other Loan Document shall deliver to Borrower and Administrative Agent, at the time or times prescribed by law or reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by law or reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.12(6)(b) and (c) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender, provided that any Tax required to be withheld or otherwise payable as a result of such Lender’s failure to provide documentation pursuant to its rights under this sentence shall be an Excluded Tax (and not an Indemnified Tax).  Upon the reasonable request of Borrower or Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.12(6).  If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify Borrower and Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(b)               Without limiting the generality of the foregoing, if Borrower is a U.S. Person, each Lender shall, if it is legally eligible to do so, deliver to Borrower and Administrative Agent (in such number of copies reasonably requested by Borrower and

Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(i)                 in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(ii)               in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to any payments of interest under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(iii)             in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(iv)             in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(v)               in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (i), (ii), (iii), (iv) and (vi) of this subsection (b) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(vi)             any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable Borrower or Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(c)                If a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in  Section  1471(b) or  1472(b) of  the Code, as applicable),  such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(7)               Treatment of Certain Refunds.  If any party receives a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including additional amounts paid pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all actual out-of-pocket reasonable expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.12(7), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.12(7) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.12(7) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(8)               Survival.  Each party’s obligations under this Section 2.12 shall survive any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under this Agreement and the other Loan Documents.

Section 2.13        Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(1)               Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.8, 2.9 or 2.12, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at its offices at JPMorgan Chase Bank, N.A., 201 North Central Avenue, Floor 14, Phoenix, Arizona 85004, Attn: Loan Servicing, Telecopy No. (602) 221-1116, except that payments pursuant to Sections 2.8, 2.9, 2.12, 9.5 and 12.5 shall be made directly to the Persons entitled thereto.  Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable to the next succeeding Business Day. All payments hereunder shall be made in Dollars.

(2)               If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(3)               Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate reasonably determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(4)               If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.2(2), 2.13(3) or 14.13, then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.14        Mitigation Obligations; Replacement of Lenders.

(1)               If any Lender requests compensation under Section 2.8, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce the amounts payable pursuant to Section 2.8 or 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed actual cost or expense that would otherwise be disadvantageous to such Lender and not otherwise offset against any amounts saved.  Borrower hereby agrees to pay all reasonable actual costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)               If any Lender requests compensation under Section 2.8, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.23), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) with respect to any replacement assignee that is not then a Lender, Administrative Agent shall have consented to such Lender, which consent shall not unreasonably be withheld, delayed or conditioned, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts then payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.8 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments.  Borrower shall not be responsible for any loss incurred by an assigning Lender as a result of such assignment, except that Borrower shall be responsible for (x) the reasonable out-of-pocket legal expenses of such Lender and (y) unless such Lender is being replaced as a result of being a Defaulting Lender, the fee payable to Administrative Agent pursuant to Section 12.23(2)(d) and any amount payable to such Lender under Section 2.9 (Break Funding Payments).  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

Section 2.15        Extension Options.

Borrower shall have the option to extend the Maturity Date to the First Extended Maturity Date and Second Extended Maturity Date, respectively, upon satisfaction of the following terms and conditions with respect to each such extension:

(1)               no Event of Default shall have occurred and be continuing at the time the applicable extension option is exercised and on the date that the applicable extension period is commenced;

(2)               Borrower shall notify Administrative Agent in writing of its election to extend the Maturity Date as aforesaid no later than sixty (60) days for the first extension option and thirty (30) days for the second extension option, but no sooner in each case than one hundred twenty (120) days, prior to the then applicable Maturity Date (the “Extension Notice”).  Each Extension Notice shall be revocable by Borrower, provided that Borrower shall pay within ten (10) Business Days after demand all of Administrative Agent’s and the Lenders’ reasonable out‑of‑pocket costs and expenses (including, without limitation, amounts payable under Section 2.9 (Break Funding Payments)) incurred in connection with Borrower’s exercise of its election to extend the Maturity Date and its subsequent revocation of the Extension Notice;

(3)               Borrower shall pay to Administrative Agent for the pro rata account of the Lenders the Extension Fee on or prior to the current Maturity Date;

(4)               Borrower shall have delivered to Administrative Agent on or prior to the commencement of the applicable extension period, a certificate executed by a

Responsible Person of Borrower in form reasonably acceptable to Administrative Agent certifying that each of the representations and warranties of Borrower contained in the Loan Documents are true, complete and correct in all material respects as of the date of such extension except to the extent such representations and warranties are matters which by their nature can no longer be true and correct as a result of the passage of time or changes in fact or any other matter either disclosed to or approved in writing by Administrative Agent or permitted to be taken in accordance with the terms of the Loan Documents;

(5)               Guarantor shall have delivered to Administrative Agent on or prior to the commencement of the applicable extension period, a certificate executed by a Responsible Person of Guarantor in form reasonably acceptable to Administrative Agent consenting to the requested extension, reaffirming each of the Loan Documents executed by Guarantor and certifying that each of the representations and warranties of Guarantor contained in the Loan Documents are true, complete and correct in all material respects as of the date of such certificate except to the extent such representations and warranties are matters which by their nature can no longer be true and correct as a result of the passage of time or changes in fact or any other matter either disclosed to or approved in writing by Administrative Agent or permitted to be taken in accordance with the terms of the Loan Documents;

(6)               Administrative Agent shall have received a completed standard flood hazard determination form and if the Project is located in a FEMA designated flood hazard area, Borrower’s signed receipt of required notices and evidence that the flood insurance required in the Loan Documents is in place for the improvements and all contents, if applicable, in form, substance and amount reasonably satisfactory to Administrative Agent;

(7)               the Debt Service Coverage Ratio as of the DSCR Calculation Date immediately preceding the Initial Maturity Date shall be equal to or greater than 1.20:1;

(8)               the Debt Service Coverage Ratio as of the DSCR Calculation Date immediately preceding the First Extended Maturity Date, shall be equal to or greater than 1.30:1;

(9)               as a condition to the exercise by Borrower of its option to extend the Maturity Date to the First Extended Maturity Date  and as a condition to the exercise by Borrower of its option to extend the Maturity Date to the Second Extended Maturity Date, the outstanding principal amount of the Loans as of the Initial Maturity Date shall not exceed sixty five percent (65%) of the Appraised Value based on a new Appraisal obtained by Administrative Agent not earlier than sixty (60) days prior to the Initial Maturity Date.  Administrative Agent shall engage an Appraiser to prepare such new Appraisal promptly after Administrative Agent’s receipt of the Extension Notice; and

(10)           Borrower shall have paid all reasonable out-of-pocket costs and expenses of Administrative Agent incurred in connection with the extension of the Loans (including but not limited to the reasonable fees and expenses of counsel) billed as of the current Maturity Date (but nothing herein is intended to relieve Borrower’s obligation to pay all reasonable out-of-pocket costs and expenses billed after the current Maturity Date).

Notwithstanding the foregoing, in the event that Borrower is unable to satisfy the extension conditions set forth in clauses (7), (8) and/or (9) above, Borrower shall have the option of satisfying same by either (at Borrower’s option) (x) making a payment, on or prior to the commencement of the applicable extension period, to reduce the outstanding principal amount of the Loans in such amount as shall cause such conditions to be satisfied (which prepayment shall be governed by the terms of Section 2.5); or (y) posting on or prior to the commencement of the applicable extension period, cash or a Qualified Letter of Credit in an amount equal to the DSCR Shortfall (Extension Test) (in order to satisfy the extension condition set forth in clauses (7) or (8) and/or the Appraised Value Shortfall (in order to satisfy the extension condition set forth in clause (9)).  All collateral deposited with Administrative Agent pursuant to this Section shall be deemed Additional Collateral, and shall be promptly returned to Borrower after (i) the Indebtedness has been paid in full or (ii) with respect to collateral deposited to satisfy the extension condition set forth in clause (7), if to the extent such Additional Collateral is not required in order for Borrower to continue to meet the conditions to exercising its option to extend the Maturity Date to the Second Extended Maturity Date (including, without limitation, the requirement that the Debt Service Coverage Ratio shall be equal to or greater than 1.30:1).  All calculations to be made under this Section shall be made by Administrative Agent reasonably and in good faith and shall be conclusive and binding on Borrower so long as the same are made in accordance with the terms of this Agreement.

Section 2.16        Use of Proceeds.

Borrower shall use the proceeds of the Loans (i) to refinance the existing indebtedness of Borrower secured by the Project, (ii) to pay costs and expenses incurred in connection with the closing of the Loans and (iii) for working capital and distributions to Borrower and its parent entities.

Section 2.17        Administrative Agent Fee.

Borrower shall pay to Administrative Agent, for its own account, on the Closing Date and thereafter during the term of the Loans an annual administrative agent fee in accordance with the terms of the Fee Letters.

ARTICLE 3

INSURANCE AND CONDEMNATION

Section 3.1            Insurance.

(1)               Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Project providing at least the following coverages:

(a)                Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence for bodily injury including death, personal injury and property damage and $2,000,000 in the aggregate for the policy period (which insurance shall provide that defense costs are in addition to policy limits), (with deductibles reasonably acceptable to Administrative Agent), and extended to cover:  (a) Contractual Liability as provided in the standard Insurance Service Office (ISO) policy form or its equivalent with no exclusions or limitations to contractual liability, (b) Products & Completed Operations coverage, such coverage to apply for two years following completion of construction, (c) waiver of subrogation against all parties named additional insured, (d) severability of interest provision, and (e) Personal Injury & Advertisers Liability;

(b)               Automobile Liability including coverage on owned, hired, and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than $1,000,000 per accident combined single limit, with a waiver of subrogation against all parties named as additional insured;

(c)                Umbrella/Excess Liability in excess of Commercial General Liability, Automobile Liability and Employers’ Liability coverages which is at least as broad as these underlying policies with a limit of liability of $50,000,000; provided, however, that if aggregate limits are shared with other locations, the amount of such insurance to be provided shall be not less than $100,000,000, with not less than $25,000,000 of such amount reasonably allocable to the Project;

(d)               All-Risk Property (Special Cause of Loss) Insurance, including, without limitation, coverage for loss or damage to the Property and Improvements by fire and other perils including windstorm, earthquake/earth movement and malicious mischief, building ordinance extension endorsement (including cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage), and boiler and machinery coverage (if separate policy, that policy must include loss of rents or business interruption coverage), as specified by Administrative Agent.  The policy shall be in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements and personal property related thereto (without deduction for depreciation).  During any construction period, such policy shall be written in the so-called “Builder's Risk Completed Value Non-Reporting Form” with no coinsurance requirement and shall contain a provision granting the insured permission to occupy prior to completion.  Such policy shall not contain an exclusion for terrorist losses.  However, if such an exclusion exists in the All-Risk policy, a separate Terrorism policy covering Certified Acts of Terrorism must be evidenced to Administrative Agent in an amount equal to the full replacement cost of the Improvements, or the outstanding principal amount of the Loans, whichever is less.  This policy must also list Administrative Agent as mortgagee and loss payee.  Notwithstanding the foregoing, Borrower shall not be required to provide insurance covering Certified Acts of Terrorism in the limits provided above if the premium for such insurance shall exceed the Terrorism Premium Limit, but shall be required to provide such insurance to the extent that the same is available at the Terrorism Premium Limit.

As used herein, the term “Terrorism Premium Limit” shall mean a premium at a rate of $0.10 per $100 applied to the lesser of (i) the outstanding principal balance of the Loans and (ii) the full replacement cost of the Improvements and personal property related thereto and the required business income value.  Borrower may use its captive insurance company (directly or indirectly owned by Guarantor) to insure losses, damages, costs, expenses, claims and liabilities related to acts of terrorism, but only if, and for so long as, (a) such captive insurance company is licensed as a captive insurance company, (b) coverage for any losses resulting from certified acts of terrorism may be subsidized by the United States Government established by the Terrorism Risk Insurance Program Reauthorization Act (“TRIPRA”) of 2015 and as amended, (c) such captive insurance company shall purchase reinsurance for the remaining balance of covered terrorism losses with insurers meeting the rating requirements provided in Section 3.1(2), (d) such captive insurance company shall be responsible for any deductible below the TRIPRA threshold, (e) Administrative Agent has been provided with the financial statements of such captive insurance company, which financial statements must demonstrate that such captive insurance company shall have the financial wherewithal to meet its obligations under such insurance policy, as determined by the licensing authority of the state where it is domiciled, and (f) such captive insurance company must meet any applicable requirements under TRIPRA;

(e)                Workers' Compensation and Employer's Liability Insurance in accordance with the applicable laws of the state in which the work is to be performed or of the state in which Borrower is obligated to pay compensation to employees engaged in the performance of the work.  The policy limit under the Employer's Liability Insurance section shall not be less than $1,000,000.00 for any one accident, disease each employee and disease policy limit;

(f)                If the Project, or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association, standard flood insurance policy, plus insurance from a private insurance carrier if necessary and commercially available, for the duration of the Loans in the amount of the full insurable value of the Improvements, or the amount of the Loans, whichever is less;

(g)               Rent loss or business interruption insurance against loss of income (including, but not limited to, rent, cost reimbursements and all other amounts payable by tenants under Leases or otherwise derived by Borrower from the operation of the Project) arising out of damage to or destruction of the Improvements by fire or other peril insured against under each policy.  The amount of the policy shall be in the amount equal to one year’s projected rentals or gross revenue; and

(h)               Such other types and amounts of insurance with respect to the Project and the operation thereof which are commonly maintained and commercially available in the case of other property and buildings similar to the Project in nature, use, location, height, ownership, and type of construction, as may from time to time be reasonably required by Administrative Agent upon not less than ten (10) Business Days’

advance notice to Borrower, which insurance may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers.

(2)               Each insurance policy required hereunder (each a “Policy” and collectively, the “Policies”) shall be issued by an insurance company approved by Administrative Agent, which approval shall not be unreasonably withheld.  Administrative Agent acknowledges that an insurance company eligible to do business in the state where the Project is located having a rating of “BBB” or better by S&P or “A-/IX” or better by A.M. Best Co., in Best’s Rating Guide shall be acceptable to Administrative Agent, provided, however, that if any insurance required hereunder is provided by a syndicate, then only 60% of the members of the syndicate (or 75% if five (5) or fewer insurance companies comprise the syndicate) must satisfy the foregoing rating requirement.  Notwithstanding the foregoing, Borrower shall be permitted to maintain the required insurance policies with insurers that do not meet the foregoing rating requirement (an “Otherwise Rated Insurer”), provided that Borrower obtains a so-called “cut-through” endorsement (i.e., an endorsement which permits recovery against the provider of such endorsement) reasonably acceptable to Administrative Agent with respect to an Otherwise Rated Insurer from an insurance company which meets the ratings requirement set forth above.

(3)               All Policies shall (i) name “JPMorgan Chase Bank, N.A., as administrative agent, any and all subsidiaries and their successors and/or assigns, as their interests may appear” as additional insureds on all liability insurance and as mortgagee and loss payee on all All-Risk Property, flood insurance and rent loss or business interruption insurance, (ii) be endorsed to show that Borrower’s insurance shall be primary and all insurance carried by Administrative Agent or any Lender is strictly excess and secondary and shall not contribute with Borrower’s insurance, (iii) provide that Administrative Agent is to receive thirty (30) days (except ten (10) days for non-payment of premium) written notice prior to cancellation, (iv) be evidenced by a certificate of insurance to be provided to Administrative Agent along with a copy of the Policy for the All–Risk Property coverage within five (5) Business Days after receipt and approval by Borrower, (v) include either policy or binder numbers on the current edition of the appropriate ACORD form or its equivalent, and (vi) be in form and amounts as required herein or otherwise reasonably acceptable to Administrative Agent.  Not less than five (5) days prior to the expiration dates of the Policies theretofore furnished to Administrative Agent  pursuant to Section 3.1(1), Borrower shall deliver certificates of insurance or binders for renewal Policies accompanied by evidence satisfactory to Administrative Agent of payment of the premiums due as required thereunder.

(4)               All Policies provided for in Section 3.1(1) shall contain clauses or endorsements to the effect that:

(i)                 with respect to property, flood, boiler and machinery, builder’s risk and business interruption Policies, no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent is concerned;
(ii)               each Policy shall not be cancelled without at least 30 days’ (except 10 days’ for non-payment of premium) written notice to Administrative Agent; and

(iii)             Administrative Agent shall not be liable for any insurance premiums thereon or subject to any assessments thereunder.

(5)               Any insurance required to be maintained pursuant to this Section may be evidenced by blanket insurance policies covering the Project and other properties or assets of Borrower or its Affiliates, provided that any such policy shall in all other respects materially comply with the requirements of this Section.

(6)               If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, following at least five (5) days written notice to Borrower (or upon written notice to Borrower, if any insurance required to maintained hereunder shall not be in full force and effect or shall be due to expire within one (1) Business Day), to take such action as Administrative Agent deems necessary to protect its and the Lenders’ interest in the Project, including, without limitation, the obtaining of such insurance coverage as Administrative Agent in its reasonable discretion deems appropriate (but not more than the insurance required to be maintained by Borrower pursuant to this Agreement), provided that Administrative Agent shall use commercially reasonable efforts to provide in such forced placed insurance that the applicable insurance policies will be terminable and the premiums thereunder refundable for any period of time in which such policies are not in effect, and all actual expenses incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Administrative Agent within ten (10) Business Days after demand therefor, and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(7)               In the event of a foreclosure of the Mortgage, or other transfer of title to the Project in extinguishment in whole or in part of the Loans, all right, title and interest of Borrower in and to the Policies then in force (other than any such Policies evidenced by blanket insurance policies covering the Project and other properties or assets of Borrower or its Affiliates) and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent for the benefit of the Lenders or other transferee in the event of such other transfer of title.

(8)               During any Cash Management Period, subject to Section 3.1(9), Borrower shall be required to deposit with Administrative Agent on each Payment Date one-twelfth of the amount sufficient to discharge the obligations under this Section 3.1 (considered on an annual basis) when they become due (the “Monthly Insurance Premium Deposit”).  The determination of the amount so payable and of the fractional part thereof to be deposited with Administrative Agent with each installment, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Administrative Agent in its reasonable discretion. Such amounts shall be held by Administrative Agent and applied to the payment of the obligations in respect to which such amounts were deposited on or before the respective dates on which the same or any of them would become delinquent or, during the existence of an Event of Default, at the option of Administrative Agent and subject to applicable law, to the payment of the Indebtedness in the order and amounts provided for in Section 11.4.  If one month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, Borrower shall within ten (10) Business

Days after demand therefor deposit the amount of the deficiency with Administrative Agent.  Nothing herein contained shall be deemed to affect any right or remedy of Administrative Agent and the Lenders under this Agreement or any statute or rule of law to pay any such amount and to add to the Indebtedness the amount so paid together with interest at the Default Rate.

(9)               Notwithstanding the provisions of Section 3.1(8), Borrower shall not be required to deposit funds with Administrative Agent pursuant to Section 3.1(8) (x) if and to the extent that Borrower is maintaining the insurance required to be maintained pursuant to this Section 3.1 by blanket insurance policies satisfying the requirements of Section 3.1(5) or (y) provided that no Event of Default then exists, if Borrower shall deposit with Administrative Agent, within ten (10) Business Days after a Cash Management Commencement Date, either (i) cash or a Qualified Letter of Credit in an amount equal to twelve times the Monthly Insurance Premium Deposit, as reasonably determined by Administrative Agent, or (ii) a Qualified Guaranty pursuant to which the guarantor thereunder shall agree to deposit into the Insurance Premium Subaccount on or before the date which is ten (10) Business Days before the due date for the payment of any insurance premium the amount that would have been held on deposit in the Insurance Premium Subaccount at such time but for the provisions of this Section 3.1(9).  Any cash or Qualified Letter of Credit deposited with Administrative Agent pursuant to this Section shall constitute additional collateral for the Indebtedness, and Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to apply the same (x) to discharge the obligations under this Section 3.1 when they become due and/or (y) to the payment of the Indebtedness in the order and amounts provided for in Section 11.4.  Any collateral held by Administrative Agent pursuant to this Section at the time of payment in full of the Indebtedness shall be promptly returned to Borrower after the Indebtedness has been paid in full.

Section 3.2            Use and Application of Net Proceeds.

The following provisions shall apply in connection with the Restoration of the Project:

(1)               If the Net Proceeds shall be less than the Threshold Amount and the costs of completing the Restoration shall be less than Threshold Amount, the Net Proceeds will be disbursed by Administrative Agent to Borrower upon receipt, provided that (a) no Event of Default has occurred and is continuing and (b) Borrower delivers to Administrative Agent a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(2)               If the Net Proceeds are equal to or greater than Threshold Amount or the costs of completing the Restoration are equal to or greater than Threshold Amount, Administrative Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 3.2(2).  The term “Net Proceeds” shall mean:  (i) the net amount of all insurance proceeds received by Administrative Agent pursuant to Section 3.1(1)(d), (f) and (h) as a result of such damage or destruction, after deduction of its reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses

(including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(a)                The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(i)                 no Event of Default shall have occurred and be continuing;
(ii)               (1) in the event the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Project is taken, and such Condemnation does not make it impracticable, in Administrative Agent’s reasonable judgment, after restoration, to operate the Project as an economically viable whole;
(iii)             At least sixty percent (60%) of the total rentable space in the Project which has been demised under Leases in effect as of the date of such Casualty or Condemnation, as applicable (determined by reference to the total rentable space at the Project at the time of such Casualty or Condemnation, as applicable) shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, as applicable;
(iv)             Borrower shall commence the Restoration as soon as reasonably practicable and shall diligently pursue the same to satisfactory completion in compliance in all material respects with all applicable laws, including, without limitation, all applicable Environmental Laws;
(v)               Administrative Agent shall be reasonably satisfied that any operating deficits, including all scheduled payments of interest under the Notes, which will be incurred with respect to the Project as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 3.1(1)(g), or (3) by other funds of Borrower or an Affiliate thereof;
(vi)             Administrative Agent shall be reasonably satisfied that the Restoration will be substantially completed so that the tenants can legally and physically occupy their space within ninety (90) days prior to the Maturity Date;
(vii)           the Project and the use thereof after the Restoration will be in compliance, in all material respects, with and permitted under, all applicable laws;

(viii)         Administrative Agent shall be reasonably satisfied that the Debt Service Coverage Ratio after the completion of the Restoration shall be equal to or greater than the lesser of (x) the Required DSCR and (y) the Debt Service Coverage Ratio immediately prior to the Casualty or Condemnation, as applicable; provided, however, that if such Debt Service Coverage Ratio shall be less than the Debt Service Coverage Ratio required pursuant to this clause (viii), Borrower shall be entitled to satisfy the requirement of this clause (viii) by either (at Borrower’s option) (a) making a payment in reduction of the outstanding principal amount of the Loans in such amount as shall cause such Debt Service Coverage Ratio to equal the required amount or (b) depositing with Administrative Agent cash or a Qualified Letter of Credit in such amount as shall cause such Debt Service Coverage Ratio to equal the required amount (after taking into account the amount of such Additional Collateral).  Any collateral deposited with Administrative Agent pursuant to clause (b) above shall be deemed Additional Collateral.  All calculations to be made under this clause (viii) shall be made by Administrative Agent reasonably and in good faith and shall be conclusive and binding on Borrower so long as the same are made in accordance with the terms of this Agreement.  If any Additional Collateral is provided to Administrative Agent pursuant to clause (b) above, and after the completion of the Restoration for at least two (2) consecutive calendar quarters the Debt Service Coverage Ratio shall be equal to or greater than the lesser of (x) the Required DSCR and (y) the Debt Service Coverage Ratio immediately prior to the Casualty or Condemnation, as applicable, without taking into account the Additional Collateral then held by Administrative Agent pursuant to clause (b) above, then Administrative Agent shall release such Additional Collateral to Borrower within ten (10) days after Borrower’s written request therefor and Administrative Agent’s confirmation of the satisfaction of Borrower’s compliance with such condition, provided that no Event of Default then exists and except to the extent such Additional Collateral constitutes Restricted Collateral; and in addition, if any cash is deposited with Administrative Agent pursuant to this clause (viii), Administrative Agent shall, during a Cash Management Period (unless an Event of Default then exists and except to the extent such funds constitute Restricted Collateral), release portions thereof to pay Operating Expenses, capital expenditures and leasing costs provided for in the Approved Annual Budget and Approved Extraordinary Expenses incurred by Borrower in connection with the Project from time to time (but not more frequently than once per month), within ten (10) days after Borrower’s written request therefor and Administrative Agent’s receipt and approval of documentation evidencing the costs and expenses included in such request.
(ix)             such Casualty or Condemnation, as applicable, does not result in the total and permanent (following the Restoration) loss of access to the Project or the related improvements;

(x)               Borrower shall deliver, or cause to be delivered, to Administrative Agent a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Administrative Agent;
(xi)             the Net Proceeds together with any cash or Qualified Letter of Credit deposited by Borrower with Administrative Agent pursuant to Section 3.2(2)(f) are sufficient in Administrative Agent’s reasonable discretion to cover the cost of the Restoration; and
(xii)           the Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, shall have been replaced with a replacement Management Agreement with a new Manager satisfying the requirements of Section 9.3, prior to the opening or reopening of the Project or any portion thereof for business with the public.

(b)               The Net Proceeds shall be held by Administrative Agent (with any interest earned on such proceeds to be available to Borrower to the same extent as Net Proceeds are made available pursuant to the terms of this Section 3.2) and, until disbursed in accordance with the provisions of this Section 3.2, shall constitute additional security for the Loans and other obligations under the Loan Documents.  The Net Proceeds shall be disbursed by Administrative Agent to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Administrative Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full (less Casualty Retainage), and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Project which have not either been fully bonded to the reasonable satisfaction of Administrative Agent and discharged of record or in the alternative fully insured to the reasonable satisfaction of Administrative Agent by the Title Company.

(c)                All plans and specifications required in connection with the Restoration, the cost of which is greater than the Threshold Amount, shall be subject to prior review and acceptance (which shall not be unreasonably withheld, conditioned or delayed) in all material respects by Administrative Agent and by an independent consulting engineer selected by Administrative Agent (the “Casualty Consultant”).  After the occurrence and during the continuance of any Event of Default, Administrative Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration, the cost of which is greater than the Threshold Amount, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance (which shall not be unreasonably withheld, conditioned or delayed) by Administrative Agent and the Casualty Consultant.  All reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(d)               In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage.  The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 3.2(2), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration (but shall not be duplicative of such amounts actually held back by Borrower).  The Casualty Retainage shall not be released until the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 3.2 and that all approvals necessary for the re-occupancy and use of the Project have been obtained from all appropriate Governmental Authorities, and Administrative Agent receives evidence reasonably satisfactory to Administrative Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Administrative Agent will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Administrative Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Administrative Agent or by the Title Company, and receives an endorsement to the Title Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement.  If required by Administrative Agent, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e)                Administrative Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f)                If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Administrative Agent, in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”), either in cash or a Qualified Letter of Credit or a Qualified Guaranty, with Administrative Agent before any further disbursement of the Net Proceeds shall be made.  Any Net Proceeds Deficiency deposited with Administrative Agent shall be held by Administrative Agent (with any interest earned thereon to be available to Borrower to the same extent as the Net Proceeds Deficiency is made available pursuant to the terms of this Section 3.2) and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 3.2 shall constitute additional security for the Loans and other obligations under the Loan Documents.

(g)               The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Administrative Agent after the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 3.2 and the receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Administrative Agent to Borrower, provided no Event of Default shall have occurred and shall be continuing.  Without limitation of the foregoing, any remaining Net Proceeds Deficiency deposited with Administrative Agent pursuant this Section 3.2 shall be promptly returned to Borrower after the Indebtedness has been paid in full.

(3)               All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 3.2(2)(g) may be retained and applied by Administrative Agent toward the payment of the Loans (without any prepayment premium) whether or not then due and payable in the order and amounts provided for in Section 11.4, or, at the sole and absolute discretion of Administrative Agent, the same may be paid, either in whole or in part, to Borrower for such purposes as Administrative Agent shall approve, in its sole and absolute discretion.  If Administrative Agent shall be entitled to apply excess Net Proceeds toward the payment of the Loans, Administrative Agent shall not unreasonably withhold its consent to any request from Borrower to delay such payment of the Loans until the expiration of a then existing Interest Period, provided that no Event of Default then exists.  If Administrative Agent shall receive and retain Net Proceeds, the Lien of the Mortgage shall be reduced only by the amount thereof received and retained by Administrative Agent and actually applied by Administrative Agent in reduction of the Loans.

(4)               Notwithstanding anything to the contrary contained herein, the provisions of this Section 3.2 are subject to the provisions of the Condominium Documents governing applications of insurance proceeds.

Section 3.3            Casualty and Condemnation.

(a)                If the Project shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Administrative Agent and shall promptly commence and diligently prosecute the completion of the Restoration of the Project.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance (provided that, if Net Proceeds are required to be made available to Borrower for Restoration pursuant to the terms of Section 3.2, they are made available to Borrower for Restoration).  Administrative Agent may, but shall not be obligated to, make proof of loss if not made diligently by Borrower.

(b)               Borrower shall promptly give Administrative Agent notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of all or any part of the Project and shall deliver to Administrative Agent copies of any and all papers served in connection with such proceedings.  Administrative Agent may participate in any such proceedings if the amount of Condemnation Proceeds is reasonably expected to exceed the Threshold Amount, and Borrower shall, from time to time, deliver to Administrative Agent all instruments reasonably requested by it to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Loans at the time and in the manner provided for its payment in the Notes and in this Agreement and the Loans shall not be reduced until any Award shall have been actually received and applied by Administrative Agent, after the deduction of reasonable out-of-pocket expenses of collection, to the reduction or discharge of the Loans.  Administrative Agent and the Lenders shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Notes.  If the Project or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of the Project and otherwise comply with the provisions of Section 3.2.  If the Project is sold through a foreclosure or similar proceeding prior to the receipt by Administrative Agent of the Award, Administrative Agent shall have the right, whether or not a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Loans.

ARTICLE 4

CASH MANAGEMENT

Section 4.1            Restricted Account.

(1)               Establishment of Restricted Account.  Pursuant to the Restricted Account Agreement, Borrower shall establish and maintain at all times one or more Eligible Accounts (collectively, the “Restricted Account”) at The Bank of New York Mellon Trust Company,

N.A. or at such other Eligible Bank as shall be selected from time to time by Borrower and reasonably approved by Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned unless an Event of Default then exists (the “Restricted Account Bank”).  The Restricted Account shall be in the name of Borrower for the benefit of Administrative Agent, on behalf of the Lenders, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes and the Restricted Account shall be assigned the tax identification number of Borrower.

(2)               Control of Restricted Account.  The Restricted Account shall be under the sole and exclusive dominion and control of Administrative Agent and, except as may be expressly permitted by Administrative Agent pursuant to the Restricted Account Agreement, neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager shall have any right to transfer, withdraw, access or otherwise direct the disposition of funds on deposit in the Restricted Account or have any other right or power with respect to the Restricted Account.

(3)               Restricted Account Bank’s Fees.  Borrower agrees to timely pay the customary fees and expenses of the Restricted Account Bank in connection with the Restricted Account, as such fees and expenses are established from time to time.

(4)               Deposits.  Borrower shall, or shall cause Manager to, deposit all Rents and other Operating Revenues into the Restricted Account immediately upon receipt.  Borrower shall send a notice, substantially in the form of Exhibit E, to all tenants under Existing Leases on the Closing Date, and to all tenants under future Leases simultaneously with the execution of such Leases, in each case directing tenants to pay all Rents and other sums due under their Leases directly into the Restricted Account.  Until deposited into the Restricted Account, any Rents and other Operating Revenues held by Borrower or Manager shall be deemed to be collateral for the Loans and shall be held in trust by them for the benefit of Administrative Agent (on behalf of the Lenders) and shall not be commingled with any other funds or property of Borrower.  Any and all income accruing on the Restricted Account shall be periodically added to the principal amount on deposit in the Restricted Account and shall be held, disbursed and applied in the same manner as the other amounts on deposit therein in accordance with the terms of this Agreement.

(5)               Disbursements.  So long as Administrative Agent shall not notify Restricted Account Bank that a Cash Management Period is in effect, the Restricted Account Bank shall transfer on each Business Day all available funds then on deposit in the Restricted Account to the Borrower Account, as provided in the Restricted Account Agreement.  If, however, Administrative Agent shall notify Restricted Account Bank that a Cash Management Period is in effect, Restricted Account Bank shall transfer on each Business Day all available funds then on deposit in the Restricted Account to the Cash Management Account, as provided in the Restricted Account Agreement.

Section 4.2            Cash Management Account.

(1)               Establishment of Cash Management Account.  Borrower shall establish and maintain at all times at The Bank of New York Mellon Trust Company, N.A., or at such other Eligible Bank as shall be selected from time to time by Borrower and reasonably approved by Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned unless an Event of Default then exists (in such capacity, the “Cash Management Bank”), an Eligible Account from and after the commencement of a Cash Management Period (the “Cash Management Account”).  The Cash Management Account shall be in the name of Borrower for the benefit of Administrative Agent, on behalf of the Lenders, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes and the Cash Management Account shall be assigned the tax identification number of Borrower.

(2)               Control of Cash Management Account.  The Cash Management Account (including all Subaccounts) shall be under the sole and exclusive dominion and control of Administrative Agent and neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager shall have any right to transfer, withdraw, access or otherwise direct the disposition of funds on deposit in the Cash Management Account or have any other right or power with respect to the Cash Management Account.

(3)               Deposits.  All amounts deposited into the Cash Management Account (including the Subaccounts) shall be collectively referred to herein as the “Cash Management Reserve Fund”.  Any and all income accruing on the Cash Management Account shall be periodically added to the principal amount on deposit in the Cash Management Account and shall be held, disbursed and applied in the same manner as the other amounts on deposit therein in accordance with the terms of this Agreement.

(4)               Subaccounts.  Administrative Agent shall maintain the following subaccounts of the Cash Management Account (collectively, the “Subaccounts”), which subaccounts shall be maintained on a ledger-entry basis:

(a)                Tax Reserve Account.  A sub-account of the Cash Management Account into which, on each Payment Date during a Cash Management Period (subject to Section 9.2(3), shall be transferred from the Cash Management Account the Monthly Tax Deposit (the “Tax Reserve Account”);

(b)               Insurance Reserve Account.  A subaccount of the Cash Management Account into which, on each Payment Date during a Cash Management Period (subject to Section 3.1(9)), shall be transferred from the Cash Management Account the Monthly Insurance Premium Deposit (the “Insurance Reserve Account”);

(c)                Condominium Charges Reserve Account.  A subaccount of the Cash Management Account into which, on each Payment Date during a Cash Management Period, shall be transferred from the Cash Management Account the Monthly Condominium Charges Deposit (the “Condominium Charges Reserve Account”);

(d)               Debt Service Reserve Account.  A subaccount of the Cash Management Account into which, on each Payment Date during a Cash Management Period, shall be transferred from the Cash Management Account the Monthly Debt Service Payment Amount, any interest accruing at the Default Rate, and any costs, fees and expenses then due and payable to Administrative Agent pursuant to the Loan Documents (the “Debt Service Reserve Account”); and

(e)                Excess Cash Flow Account.  A subaccount of the Cash Management Account into which, on each Payment Date during a Cash Management Period, shall be deposited from the Cash Management Account the amount described in Section 4.2(5)(j) (the “Excess Cash Flow Account”).

(5)               Disbursements.  During any Cash Management Period, Administrative Agent shall (subject, however, to the rights of Administrative Agent pursuant to Section 4.2(7) upon the occurrence and during the continuance of an Event of Default) disburse and/or allocate to Subaccounts, as applicable, all available amounts deposited into the Cash Management Account on each Payment Date in the following amounts and order of priority:

(a)                First, to the Borrower Account in an amount equal to the Approved Operating Expenses, unless Borrower has delivered to Administrative Agent cash, a Qualified Letter of Credit or a Qualified Guaranty in accordance with Section 9.2(3) and/or Section 3.1(9), as applicable (collectively, the “Posted Reserves”) and Administrative Agent has not drawn on such Posted Reserves for payment of such amounts, in which case such amounts shall be disbursed to Borrower under this clause (a) provided that no Event of Default then exists) for the month in which the next Payment Date occurs; provided that the amount disbursed to the Borrower Account pursuant to this clause (a) shall be used by Borrower solely to pay the Approved Operating Expenses for such month (Borrower agreeing that, in the event that such Approved Operating Expenses exceed the actual Operating Expenses for such month, such excess amounts shall be remitted by Borrower to the Cash Management Account prior to the next succeeding Payment Date or credited by Administrative Agent against the succeeding month’s Approved Operating Expenses);

(b)               Second, subject to Section 9.2(3), to the Tax Reserve Account an amount equal to the Monthly Tax Deposit;

(c)                Third, subject to Section 3.1(9), to the Insurance Reserve Account an amount equal to the Monthly Insurance Premium Deposit;

(d)               Fourth, to the Condominium Charges Reserve Account, an amount equal to the Monthly Condominium Charges Deposit;

(e)                Fifth, to Restricted Account Bank, funds sufficient to pay the fees and expenses of Restricted Account Bank then due and payable with respect to the Restricted Account and the administration thereunder and not otherwise paid by Borrower;

(f)                Sixth, to the Debt Service Reserve Account, an amount equal to any interest accruing at the Default Rate;

(g)               Seventh, to the Debt Service Reserve Account, an amount equal to the Monthly Debt Service Payment Amount;

(h)               Eighth, to the Debt Service Reserve Account, an amount equal to any costs, fees and expenses due and payable to Administrative Agent pursuant to the Loan Documents;

(i)                 Ninth, to the Borrower Account if no Event of Default then exists or at Administrative Agent’s option if an Event of Default then exists, an amount equal to the Approved Extraordinary Expenses for the month in which the next Payment Date occurs; provided that the amount disbursed to Borrower’s Account pursuant to this clause (i) shall be used by Borrower solely to pay the Approved Extraordinary Expenses for such month (Borrower agreeing that, in the event that such Approved Extraordinary Expenses exceed the actual Extraordinary Expenses for such month, such excess amounts shall be remitted by Borrower to the Cash Management Account prior to the next succeeding Payment Date); and

(j)                 Tenth, the amounts remaining after payment of the items set forth in clauses (a) through (i) above, as applicable, to the Excess Cash Flow Account to be held as additional collateral for the Indebtedness until the Cash Management Period shall have terminated or the Indebtedness shall be paid in full (whichever first occurs).

(6)               Withdrawals from Subaccounts.  Administrative Agent shall disburse funds in the applicable Subaccounts set forth below as follows:

(a)                Disbursements from the Tax Reserve Account.  Administrative Agent shall disburse funds on deposit in the Tax Reserve Account for the payment of Property Taxes in accordance with Section 9.2(2);

(b)               Disbursements from the Insurance Reserve Account.  Administrative Agent shall disburse funds on deposit in the Insurance Reserve Account for the payment of insurance premiums in accordance with Section 3.1(8);

(c)                Disbursements from the Condominium Charges Reserve Account.  Administrative Agent shall disburse funds on deposit in the Condominium Charges Reserve Account for the payment of Condominium Charges in accordance with Section 9.28; and

(d)               Disbursements from the Debt Service Reserve Account.  Administrative Agent shall disburse funds on deposit in the Debt Service Reserve Account to Administrative Agent and/or the Lenders, as applicable, on each Payment Date for the payment of the Monthly Debt Service Amount, any interest accruing at the Default Rate then due and payable, and any costs, fees and expenses due and payable to Administrative Agent and/or the Lenders pursuant to the Loan Documents.

(7)               Rights on Event of Default.  Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, Administrative Agent, at its option, may from time to time, without notice to Borrower (except as may be required by applicable law), withdraw all of the Cash Management Reserve Funds (including, without limitation, all funds in the Excess Cash Flow Account) and apply such funds to payment of the Indebtedness in the order and amounts provided for in Section 11.4.

Administrative Agent’s right to withdraw and apply such funds shall be in addition to all other rights and remedies provided to Administrative Agent on behalf of the Lenders under the Loan Documents or applicable law.

(8)               Release.  Any and all funds held in the Cash Management Reserve Fund (including the Subaccounts) and not applied as provided subsections (5), (6) and (7) above, excluding any such funds which constitute Restricted Collateral, shall be released to Borrower promptly after the date on which a Cash Management Period shall no longer exist.  In addition, any and all funds held in the Cash Management Reserve Fund (including the Subaccounts) and not applied as provided subsections (5), (6) and (7) above at the time of payment in full of the Indebtedness shall be released to Borrower promptly after the Indebtedness has been paid in full.

(9)               Borrower Not Released.  Nothing in this Article 4 shall limit, reduce or otherwise affect Borrower’s obligations to make payments of the monthly interest payment and, if applicable, principal payment then due under the Notes.

Section 4.3            Reserve Funds and Security Accounts Generally.

(1)               Grant of Security Interest.  Borrower hereby grants a perfected first priority security interest in favor of Administrative Agent for the ratable benefit of the Lenders in the Restricted Account, the Cash Management Account (including all Subaccounts) and the Cash Management Reserve Fund and all financial assets and other property and sums at any time held, deposited or invested therein, and all security entitlements and investment property relating thereto, together with any interest or other earnings thereon, and all proceeds thereof, whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities (collectively, “Reserve Account Collateral”), together with all rights of a secured party with respect thereto (even if no further documentation is requested by Administrative Agent or the Lenders or executed by Borrower).

(2)               Borrower covenants and agrees:

(A)       to do all acts that may be reasonably necessary to maintain, preserve and protect Reserve Account Collateral;

(B)       to pay promptly when due, all material taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Reserve Account Collateral (provided that Borrower shall be permitted to contest any such taxes and assessments, subject to compliance with the general requirements of Section 9.2(1) as applicable to such taxes and assessments);

(C)       to appear in and defend any action or proceeding which may materially and adversely affect Borrower’s title to or Administrative Agent’s interest in the Reserve Account Collateral;

(D)       other than to Administrative Agent pursuant to this Agreement, not to transfer, assign, sell, surrender, encumber, mortgage, hypothecate, or otherwise dispose of any of the Reserve Account Collateral or rights or interests therein, and to keep the Reserve Account Collateral free of all levies and security interests or other liens or charges except the security interest in favor of Administrative Agent granted hereunder;

(E)       to account fully for and promptly deliver to Administrative Agent, in the form received, all documents, chattel paper, instruments and agreements constituting the Reserve Account Collateral hereunder, endorsed to Administrative Agent or in blank, as requested by Administrative Agent, and accompanied by such powers as appropriate and until so delivered all such documents, instruments, agreements and proceeds shall be held by Borrower in trust for Administrative Agent, separate from all other property of Borrower; and

(F)       from time to time upon request by Administrative Agent, to furnish such further assurances of Borrower’s title with respect to the Reserve Account Collateral, execute such written agreements, or do such other acts, all as may be reasonably necessary to effectuate the purposes of this agreement or as may be required by law, or in order to perfect or continue the first-priority lien and security interest of Administrative Agent in the Reserve Account Collateral.

Section 4.4            Debt Service Coverage Ratio.

For purposes of this Agreement, a “DSCR Trigger Event” shall occur if the Debt Service Coverage Ratio as of two (2) consecutive DSCR Calculation Dates shall be less than the Required DSCR, and shall continue in effect until such time as (i) the Debt Service Coverage Ratio as of two (2) consecutive DSCR Calculation Dates shall be equal to or greater than the Required DSCR or (ii) when the amount on deposit in the Excess Cash Flow Account equals or exceeds an amount equal to the DSCR Shortfall (Cash Management Test).  Notwithstanding the foregoing, a DSCR Trigger Event shall not be deemed to have occurred if Borrower shall deposit with Administrative Agent, not later than ten (10) days after Administrative Agent shall notify Borrower that a DSCR Trigger Event has occurred cash or a Qualified Letter of Credit in an amount equal to the DSCR Shortfall (Cash Management Test).  All collateral deposited with Administrative Agent pursuant this Section shall be deemed Additional Collateral.  All calculations to be made under this Section 4.4 shall be made by Administrative Agent reasonably and in good faith and shall be conclusive and binding on Borrower so long as the same are made in accordance with the terms of this Agreement.  Any Additional Collateral held by Administrative Agent pursuant to this Section 4.4 at the time of payment in full of the Indebtedness shall be promptly returned or released (as applicable) to Borrower after the Indebtedness has been paid in full.  If any Additional Collateral is provided to Administrative Agent pursuant to this Section 4.4, and thereafter for at least two (2) consecutive calendar quarters the Debt Service Coverage Ratio shall be equal to or greater than the Required DSCR without taking into account the Additional Collateral then held by Administrative Agent pursuant to this Section 4.4, then Administrative Agent shall release such Additional Collateral to Borrower within ten (10) days after Borrower’s written request therefor and Administrative Agent’s confirmation of the satisfaction of Borrower’s compliance with such condition, provided that no Event of Default then exists and except to the extent such Additional Collateral constitutes Restricted Collateral.  In addition, if any cash is deposited with Administrative Agent pursuant to this Section 4.4, Administrative Agent shall, during a Cash Management Period (unless an Event of Default then exists and except to the extent such funds constitute Restricted

Collateral), release portions thereof to pay Operating Expenses, capital expenditures and leasing costs provided for in the Approved Annual Budget and Approved Extraordinary Expenses incurred by Borrower in connection with the Project from time to time (but not more frequently than once per month), within ten (10) days after Borrower’s written request therefor and Administrative Agent’s receipt and approval of documentation evidencing the costs and expenses included in such request.

ARTICLE 5

ENVIRONMENTAL MATTERS

Section 5.1            Certain Definitions.

As used herein, the following terms have the meanings indicated:

(1)               “Environmental Claim” means, with respect to any Person, any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or the Project, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remediation, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, use or release into the environment of any Hazardous Materials originating at or from, or otherwise affecting, the Project or (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower.

(2)               “Environmental Laws” means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

(3)               “Environmental Liens” has the meaning assigned to such term in Section 5.3(4).

(4)               “Environmental Loss” means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys’ fees and expenses, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), but excluding lost profits or consequential damages, of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards, relating to

Hazardous Materials, Environmental Claims, Environmental Liens and violation of Environmental Laws.

(5)               “Hazardous Materials” means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by‑product thereof, (b) asbestos or asbestos‑containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any Governmental Authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

Section 5.2            Representations and Warranties on Environmental Matters.

Borrower represents and warrants to Administrative Agent and the Lenders that, to Borrower’s knowledge, except as set forth in the Site Assessment, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, treated, discharged, disposed of or otherwise present at or about the Project or any property adjacent to the Project (except for De Minimis Amounts), (2) all material permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Project do not, and did not previously, violate any Environmental Laws in any material respect, (3) no outstanding civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought against Borrower or a prior owner of the Project or (to Borrower’s knowledge) been threatened, nor have any settlements been reached by Borrower or a prior owner of the Project that remain unpaid, nor have any outstanding Liens been imposed on the Project, in each case concerning Hazardous Materials or Environmental Laws and (4) no underground storage tanks exist at the Project.

Section 5.3            Covenants on Environmental Matters.

(1)               Borrower shall (a) subject to Borrower’s right to contest pursuant to Section 9.4, comply strictly and in all material respects with applicable Environmental Laws; (b) notify Administrative Agent immediately upon Borrower’s discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Project which would reasonably be expected to lead to an Environmental Claim against Borrower, Administrative Agent or any of the Lenders; (c) promptly remove such Hazardous Materials and remediate the Project in compliance in all material respects with Environmental Laws (subject to Borrower’s right to contest pursuant to Section 9.4); and (d) promptly forward to Administrative Agent copies of all orders, notices, permits, applications or other written communications and reports received by Borrower in connection with any spill, discharge, release or the presence of any Hazardous Material at the Project or the violation of Environmental Laws by Borrower which would reasonably be expected to lead to an Environmental Claim against Borrower, Administrative Agent or any of the Lenders.

(2)               Borrower shall not cause, shall prohibit any other Person within the Control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from causing, (a) any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Project or the transportation of any Hazardous Materials to or from the Project (except for De Minimis Amounts) or (b) any underground storage tanks to be installed at the Project.

(3)               Borrower shall provide to Administrative Agent, a Site Assessment as may be required pursuant to the terms of Section 5(a) of the Environmental Indemnity.

(4)               Environmental Notices.  Borrower shall promptly provide notice to Administrative Agent of:

(a)                all Environmental Claims asserted or threatened in writing against Borrower or the Project, or any other party occupying the Project or any portion thereof (to the extent the same is related to such other party’s activities at the Project), which, in all such cases, become known to Borrower;

(b)               the discovery by Borrower of any occurrence or condition on the Project or on any real property adjoining or in the vicinity of the Project which would reasonably be expected to lead to an Environmental Claim against Borrower, Administrative Agent or any of the Lenders;

(c)                the commencement or completion of any remediation at the Project; and

(d)               any Lien or other encumbrance imposed on the Project pursuant to any Environmental Law (an “Environmental Lien”).

In connection therewith, Borrower shall transmit to Administrative Agent copies of any citations, orders, notices or other written communications received by Borrower from any Person and any notices, reports or other written communications submitted by Borrower to any Governmental Authority with respect to the matters described above.

Section 5.4            Allocation of Risks and Indemnity.

As between Borrower, Administrative Agent and the Lenders, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Project, shall lie solely with Borrower.  Accordingly, Borrower shall bear all risks and costs associated with any Environmental Loss, damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by this Agreement or any of the other Loan Documents or by law.  Borrower shall indemnify, defend and hold Administrative Agent and the Lenders harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about the Project, or a breach of any representation, warranty or covenant contained in this Article 5, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of Administrative Agent and the Lenders; provided, however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense (i) is caused or created by Administrative Agent’s or any Lender’s gross negligence or willful misconduct (ii) arises from events or conditions first occurring after Administrative Agent or any of the Lenders acquires title to the Project and which (a) were not at all undertaken, caused, contributed to, authorized or permitted by Borrower, Guarantor or their respective Affiliates (including any of their respective employees, agents, contractors, subcontractors, tenants and invitees) and (b) do not relate and are not attributable to any conduct occurring or conditions existing at the Project prior to such acquisition of title.  Borrower’s obligations under this Section 5.4 (x) shall arise upon the discovery of the presence of any Hazardous Material, whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and (y) shall continue notwithstanding the repayment of the Loans or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise); provided, however, that if the Loans are repaid in full or Administrative Agent or any of the Lenders or any of their designees or a purchaser at a foreclosure sale obtains title to the Project (by foreclosure, deed in lieu of foreclosure or otherwise), Borrower’s obligations under this Section 5.4 shall terminate upon the earlier of (A) the date that Borrower delivers a new Site Assessment indicating that the Project is free and clear of all Hazardous Materials (except for any Hazardous Materials (1) to the extent disclosed pursuant to the Site Assessment delivered to Administrative Agent in connection with the closing of the Loans or (2) introduced at the Project as a result of Administrative Agent’s or any Lender’s gross negligence or willful misconduct) and (B) the date that is five (5) years after the date of such repayment or acquisition of title to the Project, provided that Borrower’s obligations under this Section 5.4 shall survive as to any claims, actions, litigation or other proceedings that are then pending or subject to further appeal as of such fifth anniversary.

Section 5.5            No Waiver.

Notwithstanding any provision in this Article 5 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Administrative Agent and the Lenders do not waive and expressly reserve all rights and benefits now or hereafter accruing to Administrative Agent and/or any Lenders under the “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended.  No action taken by Administrative Agent and/or any Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the “security interest exception”.

ARTICLE 6

LEASING MATTERS

Section 6.1            Representations and Warranties on Leases.

Borrower represents and warrants to Administrative Agent and the Lenders with respect to Leases that, except as described in the rent roll or the tenant estoppel certificates delivered to

Administrative Agent in connection with the closing of the Loans: (1) to Borrower’s knowledge, the rent roll delivered to Administrative Agent is true and correct in all material respects, and the Leases are valid and in and full force and effect; (2) the Leases are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Leases delivered to Administrative Agent are true and complete in all material respects; (4) to Borrower’s knowledge, neither the landlord nor any tenant is in default under any of the Leases in any material respect (other than a default by the tenant under the Lease with NYLC, LLC (the “LeCirque Lease)); (5) Borrower has no knowledge of any notice of termination or default with respect to any Lease (other than a notice of default given by Borrower to the tenant under the Le Cirque Lease); (6) Borrower has not assigned or pledged any of the Leases, the Rents or any interests therein except to Administrative Agent (on behalf of the Lenders) and except for such previous assignments as shall have been terminated; (7) no tenant or other party has an unexpired option (or right of first refusal) to purchase all or any portion of the Project; and (8) no tenant has prepaid more than one month’s rent in advance (excluding (i) security deposits and last month’s rent as are permitted by applicable law and are commercially reasonable in the prevailing market and (ii) other charges collected in accordance with the terms of the applicable Lease).

Section 6.2            Approval Rights; Security Deposits.

Schedule 2 attached hereto and incorporated by reference herein sets forth the approval rights of Administrative Agent with respect to Leases.  Borrower shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by applicable law, shall not commingle any such funds with any other funds of Borrower.  Within ten (10) Business Days after Administrative Agent’s request, Borrower shall furnish to Administrative Agent a statement of all tenant security deposits, and copies of all Leases not previously delivered to Administrative Agent, certified by Borrower as being true and correct.

Section 6.3            Covenants.

Borrower (1) shall promptly perform all of its obligations under the Leases, except to the extent such non-performance would not reasonably be expected to materially and adversely impact the value of, or income from, the Project; (2) shall enforce all of the obligations of tenants under the Leases, except to the extent the failure to enforce such obligations would not reasonably be expected to materially and adversely impact the value of, or income from, the Project; (3) shall promptly furnish to Administrative Agent any written notice of default or termination received by Borrower from any tenant, and any written notice of default or termination given by Borrower to any tenant; (4) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due (excluding (i) security deposits and last month’s rent as are permitted by applicable law and are commercially reasonable in the prevailing market and (ii) other charges collected in accordance with the terms of the applicable Lease); (5) shall not enter into any ground lease or master lease of all or any part of the Project; and (6) shall not further assign or encumber any Lease.

Section 6.4            Tenant Estoppels.

At Administrative Agent’s reasonable request from time to time, Borrower shall use its commercially reasonable efforts to obtain and furnish to Administrative Agent written estoppels in form and substance reasonably satisfactory to Administrative Agent, executed by tenants under Leases in the Project and confirming the term, rent, and other provisions and matters relating to the Leases reasonably requested by Administrative Agent, provided that Administrative Agent shall not be permitted to request an estoppel from any tenant more than once in any twelve-month period (except during the continuance of an Event of Default).

Section 6.5            Subordination, Non-Disturbance and Attornment Agreements.

At Borrower’s request, Administrative Agent shall enter into subordination, non-disturbance and attornment agreements, substantially in the form of Exhibit D (except for such changes thereto as a tenant may reasonably request and Administrative Agent shall reasonably approve) or, in the case of a national retail tenant, in such tenant’s standard form of subordination, non-disturbance and attornment agreement, subject to Administrative Agent’s reasonable review and approval), with respect to any Permitted Lease.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and the Lenders that:

Section 7.1            Organization and Power.

Each of Borrower and Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance in all material respects with legal requirements applicable to doing business in the State, except, in the case of Guarantor, to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect.  Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.

Section 7.2            Validity of Loan Documents.

The execution, delivery and performance by Borrower and Guarantor of the Loan Documents to which each is a party: (1) are duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained; and (2) will not violate any law or result in the imposition of any Lien upon the assets of Borrower or Guarantor, except as contemplated by the Loan Documents.  The Loan Documents to which each of Borrower and Guarantor are a party constitute the legal, valid and binding obligations of Borrower and Guarantor (as applicable), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

Section 7.3            Liabilities; Litigation.

(1)               The financial statements delivered by Borrower and Guarantor are true and correct in all material respects as of the date of such financial statements.  There has been no Material Adverse Change in the financial condition of Borrower since the date of such most recently delivered financial statements.  There are no material liabilities (fixed or contingent) affecting the Project or Borrower except as disclosed in Borrower’s financial statements.  Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Project or Borrower which if adversely determined would have a Material Adverse Effect or is not otherwise covered by insurance.

(2)               Neither Borrower nor Guarantor is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and Borrower does not have knowledge of any Person contemplating the filing of any such petition against Borrower or Guarantor.

Section 7.4            Taxes and Assessments.

The Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.  There are no pending or, to Borrower’s knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

Section 7.5            Other Agreements; Defaults.

Borrower is not a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which would cause a Material Adverse Effect.  Borrower is not in violation of any agreement to which it is a party which violation would have a Material Adverse Effect.

Section 7.6            Compliance with Law.

(1)               Borrower has all requisite material licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, Lease and operate the Project and carry on its business, and the Project is in compliance in all material respects with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear.  The Project does not constitute, in whole or in part, a legally non‑conforming use under applicable legal requirements;

(2)               No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Project or for the relocation of roadways providing access to the Project; and

(3)               The Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities.  All public utilities necessary or convenient to the full use and enjoyment of the Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Project.  All roads necessary for the full utilization of the Project for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

Section 7.7            Location of Borrower.

Borrower’s principal place of business and chief executive offices are located at the address stated in Section 12.1.

Section 7.8            ERISA.

Borrower has not established any pension plan for employees which would cause Borrower to be subject to ERISA.

Section 7.9            Margin Stock.

No part of proceeds of the Loans will be used by Borrower for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 7.10        Tax Filings.

Borrower is a disregarded entity for tax purposes and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.

Section 7.11        Solvency.

The fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loans, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loans, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured.  Borrower’s assets do not and, immediately following the making of the Loans will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

Section 7.12        Full and Accurate Disclosure.

No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents or in any certificate, statement or questionnaire delivered by Borrower in connection with the Loans contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no fact presently known to Borrower which has not been disclosed to Administrative Agent which materially and adversely affects, nor would reasonably be expected to materially and adversely affect, the Project or the business, operations or financial condition of Borrower.

Section 7.13        Management Agreements.

The Management Agreements are the only management agreement to which Borrower is a party that are in effect with respect to the operation, management or leasing of the Project.  The copy of each Management Agreement delivered to Administrative Agent is a true and correct copy, and such agreement has not been amended or modified.  None of the parties to such agreement is in default under such agreement in any material respect.

Section 7.14        No Conflicts.

The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, operating agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

Section 7.15        Title.

Borrower has good, marketable and insurable title to the Project, free and clear of all Liens whatsoever, except for the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.  The Mortgage creates (and upon the recordation thereof and of any related financing statements there will be perfected) (1) a valid Lien on the Project, subject only to Permitted Encumbrances, and (2) security interests in and to, and collateral assignments of, all personality (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.  There are no claims for payment for work, labor or materials affecting the Project which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.  None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, or materially and adversely impair the use or operations of  the Project or Borrower’s ability to pay its obligations in a timely manner.

Section 7.16        Use of Project.

The Project is being, and will continue to be, used exclusively for commercial, retail and rental and other appurtenant and related uses.

Section 7.17        Flood Zone.

No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law.

Section 7.18        Insurance.

Borrower has obtained and has delivered to Administrative Agent certificates of insurance reflecting the insurance coverages, amounts and other insurance requirements set forth in this Agreement.  Borrower has not, and to Borrower’s knowledge, no Person has done, by act or omission, anything which would materially impair the coverage of any such Policy.

Section 7.19        Certificate of Occupancy; Licenses.

All certifications, permits, licenses and approvals, including without limitation, certificates of occupancy and/or temporary certificates of occupancy, required for the legal use, occupancy and operation of the Project as a commercial rental project (collectively, the “Licenses”) have been obtained and are in full force, except to the extent that such failure would not reasonably be expected to materially and adversely affect the use of, or operations at, the Project, and will continue to be maintained.  It is acknowledged and agreed that the Project is being operated with a temporary certificate of occupancy, which Borrower shall cause to be maintained, renewed and/or extended on a timely basis from time to time and/or cause the issuance of a permanent certificate of occupancy for the use and occupancy of the Project in replacement thereof.  The use being made of the Project is and shall be in conformity in all material respects with the certificates of occupancy issued for the Project from time to time.

Section 7.20        Physical Condition.

To Borrower’s knowledge and except as specifically disclosed in the physical conditions report delivered to Administrative Agent in connection with the closing of the Loans, the Project, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower’s knowledge and except as specifically disclosed in the physical conditions report delivered to Administrative Agent in connection with the closing of the Loans, there exists no structural or other material defects or damages in the Project, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Project, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 7.21        Boundaries.

To the best of Borrower’s knowledge and in reliance on, and except as otherwise specifically disclosed in, the survey provided in connection with the closing of the Loans, all of the Improvements lie wholly within the boundaries and building restriction lines of the Project, and no improvements on adjoining properties encroach upon the Project, and no Improvements encroach upon or violate any easements or other encumbrances upon the Project, so as to materially adversely affect the value or marketability of the Project, except those which are insured against by the Title Policy.

Section 7.22        Separate Lots.

The Project is comprised of two (2) commercial condominium Units which constitute two (2) separate tax lots and does not constitute a portion of any other tax lot not a part of the Project.

Section 7.23        Filing and Recording Taxes.

All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of the Project to Borrower or any transfer of a controlling interest in Borrower have been paid.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid and, under current legal requirements, the Mortgage is enforceable in accordance with its terms by Administrative Agent or any subsequent holder thereof (on behalf of the Lenders), subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights.

Section 7.24        Investment Company Act.

Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 7.25        Foreign Assets Control Regulations, Etc.

(1)               Neither the execution and delivery of the Notes and the other Loan Documents by Borrower nor the use of the proceeds of the Loans, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same.  Without limiting the generality of the foregoing, Borrower (a) does not and will not become a blocked person described in Section 1 of the Anti-Terrorism Order and (b) to its knowledge, does not engage and will not engage in any dealings or transactions or be otherwise associated with any such blocked person.

(2)               Each partner or member or other direct or indirect principal of Borrower (excluding any direct or indirect owners of Guarantor) shall be at all times during the term of the Loans an entity or person which is not a Prohibited Person.

Section 7.26        Organizational Structure.

(1)               Borrower has heretofore delivered to Administrative Agent true and complete copies of the organizational documents of 731 Retail One LLC, 731 Commercial LLC, Sole Member and Guarantor.  The sole member of 731 Retail One LLC on the  Closing Date is 731 Commercial LLC, and the sole member of 731 Commercial LLC on the Closing Date is the Sole Member.  731 Retail One LLC is the owner of Retail Unit 1.  731 Commercial LLC is the owner of Retail Unit 2.

(2)               The sole member of the Sole Member is Guarantor.

(3)               Schedule 7.26 contains a true and accurate ownership chart of Borrower (except as otherwise indicated on such ownership chart).

Section 7.27        Anti-Corruption Laws and Sanctions.

Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Affiliates and their respective directors and officers and, to the knowledge of Borrower, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) Borrower, any Affiliate or any of their respective directors, officers or employees, or (ii) to the knowledge of Borrower, any agent of Borrower or any Affiliate that will act in any capacity in connection with or benefit from the Transactions or any other transactions contemplated hereby, is a Sanctioned Person.  No Transactions will violate Anti-Corruption Laws or applicable Sanctions.

Section 7.28        Guarantor Net Worth and Liquidity.

As of the date hereof, Guarantor has a Net Worth greater than the Guarantor’s Minimum Net Worth and Liquid Assets greater than Guarantor’s Minimum Liquid Assets.

Section 7.29        Condominium.

The Condominium has been validly formed and is validly existing under the Condominium Act.

ARTICLE 8

FINANCIAL REPORTING

Section 8.1            Borrower’s Financial Statements.

Borrower shall maintain a standard system of accounting on a GAAP basis consistently applied, and furnish or cause to be furnished to Administrative Agent all of the following, which, in the case of Borrower’s financial statements, must be substantially in the form of the financial statements previously delivered to Administrative Agent or otherwise reasonably satisfactory in form and content to Administrative Agent (it being agreed that Administrative Agent shall deliver copies of the following to the Lenders promptly after Administrative Agent’s receipt thereof and Borrower shall have no liability for Administrative Agent’s failure to deliver any of the following items to the Lenders):

(1)               Annual Financial Statements.  No later than 120 days after the end of each fiscal year, a copy of Borrower’s annual unaudited financial statements consisting of a balance sheet, statement of operations and cash flow statement, as of the end of and for such fiscal year, certified by a Responsible Person of Borrower to be true and correct in all material respects to the best of his or her knowledge, all prepared in accordance with GAAP.

(2)               Quarterly Financial Statements.  No later than 45 days after the end of each calendar quarter, a certificate executed by a Responsible Person of Borrower attaching copies of the balance sheet and statement of operations and a trailing twelve month financial statement, each prepared in accordance with GAAP, together with (1) a current rent roll for the Project setting forth the name of each tenant at the Project, the number of square feet comprising the space leased to each such tenant and the location on the Project of such space, the amount of Rent paid by each such tenant and the expiration date of the Lease for each such tenant, (2) a rent arrearage report and (3) notices with respect to any new Leases or any Leases in default.  The certificate executed by the Responsible Person of Borrower shall certify that, to the best of his or her knowledge, (i) all such statements, rent rolls and reports attached to the certificate are true and correct, in all material respects, as of the date of the certificate and (ii) to the best of such Responsible Person’s knowledge, no Event of Default has occurred and is continuing or, if any Event of Default has occurred and is continuing, specifying the nature and extent thereof and any actions taken or proposed to be taken with respect to such Event of Default.

(3)               DSCR Calculation Certificate.  As soon as available, but in any event not later than the date on which the quarterly financial statements are required to be delivered pursuant to Section 8.1(2), a statement in form and substance reasonably satisfactory to Administrative Agent, certified by a Responsible Person of Borrower to be true and correct in all material respects to the best of his or her knowledge, setting forth the calculations of Net Operating Income and Debt Service Coverage Ratio as of the last day of such calendar quarter and containing such back-up information and documentation (including, without limitation, a description of each Permitted Lease then in effect which is being included in Net Operating Income on a pro forma basis and not previously described in a prior DSCR Calculation Certificate and the actual and annualized Operating Revenue derived from Permitted Leases) as Administrative Agent shall reasonably require (a “DSCR Calculation Certificate”).

(4)               Monthly Expense Statements.  During a Cash Management Period, no later than twelve (12) Business Days after the end of each calendar month, a certificate executed by a Responsible Person of Borrower, in form and substance reasonably satisfactory to Administrative Agent, (i) setting forth the actual Operating Expenses and actual Extraordinary Expenses paid by Borrower during such month and (ii) comparing such actual Operating Expenses and actual Extraordinary Expenses with the Approved Operating Expenses and Approved Extraordinary Expenses for such month.  The certificate executed by the Responsible Person of Borrower shall certify that, to the best of his or her knowledge, the information included in such certificate is true and correct, in all material respects, as of the date of the certificate.

Section 8.2            Guarantor’s Financial Statements.

Borrower shall furnish or cause to be furnished to Administrative Agent as soon as available, but in any event within 120 days after the end of each fiscal year, Guarantor’s Consolidated Financial Statements as of the end of and for such fiscal year, audited by Guarantor’s accountants. In addition, Borrower shall furnish or cause to be furnished to  the Administrative Agent, no later than 45 days after the end of each calendar quarter, a certificate executed by a Responsible Person of Guarantor setting forth in reasonable detail a statement of Guarantor’s Net Worth and Liquid Assets.

Section 8.3            Other Information.

Borrower shall deliver to Administrative Agent such reasonable additional information regarding Borrower and the Project within thirty (30) days after Administrative Agent’s request therefor (or other reasonable amount of time, depending on the nature of the request and the availability of the requested information).

Section 8.4            Annual Budget.

During a Cash Management Period, Borrower will provide to Administrative Agent and the Lenders at least thirty (30) days prior to the commencement of each calendar year, the proposed annual operating, capital expenditures and leasing costs budget for the Project for such year presented on a monthly and annual basis.  In addition, Borrower shall provide to Administrative Agent and the Lenders within ten (10) days after the commencement of a Cash Management Period the proposed operating, capital expenditures and leasing costs budget for the balance of the then current calendar year presented on a monthly basis.  Each such budget provided during a Cash Management Period or as a result of the commencement of a Cash Management Period shall be subject to the review and approval by the Requisite Leasing Approval Lenders (not to be unreasonably withheld, delayed or conditioned), and shall not take effect until approved by Administrative Agent.  During a Cash Management Period, until such time as Administrative Agent shall approve a proposed annual budget, the most recent Approved

Annual Budget shall apply; provided that such Approved Annual Budget shall be adjusted to reflect actual increases in Property Taxes, insurance premiums and expenses required to be incurred by Borrower, as landlord, under any Permitted Lease.

Section 8.5            Audits.

Administrative Agent shall have the right after the occurrence and during the continuance of an Event of Default to choose and appoint a certified public accountant to perform financial audits with respect to the Project as it deems necessary, at Borrower’s expense.

ARTICLE 9

COVENANTS

Borrower covenants and agrees with Administrative Agent and the Lenders as follows:

Section 9.1            Due on Sale and Encumbrance; Permitted Transfers.

(1)               Subject to the provisions of Sections 9.1(2) and 9.1(3), without the prior written consent of Administrative Agent and the Lenders (to the extent required under Section 12.2), except as permitted under this Agreement, (a) Borrower shall not sell, lease, exchange, convey, transfer, mortgage, assign, pledge or encumber, either voluntarily or involuntarily (or enter into an agreement to do so unless such agreement is expressly subject to the repayment of the Loans in full or the obtaining of the consent of Administrative Agent and the Lenders, as applicable), any right, title or interest of Borrower in and to the Project or any portion thereof, excepting, however, the transfer or disposal of building equipment and/or personal property that is no longer necessary in connection with the operation or use of the Project; and (b) neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, exchange, convey, transfer, mortgage, assign, pledge or encumber (including, without limitation, in connection with any “mezzanine financing”), either voluntarily or involuntarily (or enter into an agreement to do so), any direct or indirect ownership interest in Borrower.

(2)               A transfer of the Project to a successor borrower assuming in writing all obligations of Borrower under the Loan Documents (in which case the current borrower shall be released from all of its obligations under the Loan Documents, provided that Guarantor shall reaffirm in writing all of its obligations under the Loan Documents to which it is a party, and the successor borrower shall be deemed the “Borrower” under the Loan Documents) or a transfer (but not a mortgage, pledge, hypothecation, encumbrance or grant of security interest in) of up to 50% of non-Controlling direct or indirect beneficial interests in Borrower shall be permitted without Administrative Agent’s or the Lenders’ consent, provided in each case that (i) Borrower shall notify Administrative Agent in writing thereof not less than thirty (30) days prior to the occurrence thereof, (ii) immediately prior to such transfer, no Event of Default shall have occurred and be continuing, (iii) subsequent to such transfer, the successor borrower or Borrower, as applicable, will be a Single Purpose Entity, (iv) subsequent to such transfer, Guarantor, VRLP or the REIT shall continue to Control the successor borrower or the Borrower, as applicable, and directly or indirectly own at least 50% of the beneficial interests therein, (v)

such transfer does not result in a violation of Section 7.25, (vi) if as a result of such transfer any transferee directly or indirectly owns a 10% or greater ownership interest in Borrower, Administrative Agent has received such searches and other information reasonably satisfactory to Administrative Agent as the Lenders may deem necessary in order to comply with Administrative Agent’s  and such Lender’s “know your customer” and other applicable regulatory and bank requirements, and (vii) such transfer does not cause the proposed transferee to exceed the exposure limits of Administrative Agent and the Lenders (as determined by Administrative Agent and the Lenders, respectively, in their sole discretion) (provided that if Administrative Agent shall not notify Borrower of same within ten (10) days of Borrower’s request therefor, the requirements of this clause (viii) shall be deemed satisfied).  Promptly following receipt by Administrative Agent of any notice from Borrower pursuant to this Section 9.1(2), Administrative Agent shall advise the Lenders of the contents thereof.

(3)               Nothing contained in the Loan Documents shall in any way restrict or prohibit, nor shall any notice to or consent of Administrative Agent or the Lenders be required in connection with (i) any pledge of direct or indirect equity interests in, and/or right to distributions from, Guarantor, VRLP, the REIT or any Multi-Asset Person or any of their Affiliates (other than Borrower) to secure a loan to any such Persons that is secured by all or a substantial portion of any such Person’s assets, (ii) the transfer or issuance of any securities or any direct or indirect interests in any direct or indirect owner of Borrower, in either case, whose securities are publicly traded on a national exchange (including Guarantor, VRLP and the REIT) (regardless whether such transfer or issuance is of publicly traded securities or interests) or any Person who directly or indirectly holds such securities or interests or who is a Multi-Asset Person, provided that, after such transfer, Guarantor, VLRP or the REIT shall continue to Control Borrower, (iii) the merger or consolidation of Guarantor, VRLP or the REIT with or into any other Person or the sale of all or substantially all of the assets of Guarantor, VRLP or the REIT (each, an “ALX/VNO Transfer” and, collectively, “ALX/VNO Transfers”); provided, however, that, in the event that any ALX/VNO Transfer or series of ALX/VNO Transfers (other than the sale of publicly traded securities in Guarantor, VRLP or the REIT) shall result in Borrower ceasing to be Controlled by Guarantor, VRLP or the REIT, then Administrative Agent’s and the Lenders’ prior written consent (not to be unreasonably withheld, conditioned or delayed) shall be required in connection with such ALX/VNO Transfer unless after giving effect to such ALX/VNO Transfer, Guarantor (or the successor entity thereto) shall be a Person that has and provides substantially at least the same experience and expertise as Guarantor prior to such transfer, merger or consolidation in conducting business of the nature currently conducted by Guarantor in respect of the Project’s type, or (iv) any issuance or transfer of indirect interests in Borrower to or between accommodation holders of any direct or indirect owner of Borrower organized as a real estate investment trust or a transfer of direct interests in Borrower to a real estate investment trust Controlled by and at least ninety percent (90%) owned by Guarantor or the REIT.  For purposes of this Section 9.1, “Multi-Asset Person” means a Person in respect of which the Net Operating Income from the Project (or such portion thereof allocable to such Person) represents less than 50% of such Person’s aggregate gross income.

(4)               Borrower may, without the consent of Administrative Agent or the Lenders, (a) make immaterial transfers of portions of the Project to Governmental Authorities for dedication or public use and (b) grant easements, restrictions, covenants, reservations and rights-of-way (including reciprocal easements and operating agreements) in the ordinary course of business for access, water and sewer lines, telephone or other fiber optic or other data transmission lines, electric lines or other utilities, common areas or for other purposes customary for properties similar to the Project, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clause (a) or (b) would reasonably be expected to have a Material Adverse Effect. In connection with any transfer permitted pursuant to this Section 9.1(4), Administrative Agent shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the transfers referred to in clause (a) above, to release the portion of the Project affected thereby from the lien of the Mortgage or, in the case of clause (b) above, to subordinate the lien of the Mortgage to such easements, restrictions, covenants, reservations and rights-of-way or other similar grants upon receipt by Administrative Agent of (i) a copy of the instrument or instruments of transfer; (ii) a certificate from a Responsible Person of Borrower stating (x) with respect to any such transfer, the consideration, if any, being paid for such transfer and (y) that such transfer would not reasonably be expected to have a Material Adverse Effect; and (iii) the reimbursement of all of Administrative Agent’s reasonable out-of-pocket costs and expenses incurred in connection with such transfer.  Borrower shall have delivered to Administrative Agent all documentary deliveries required pursuant to this Section 9.1(4) at least fifteen (15) days prior to the requested effective date of such proposed transfer (except as Administrative Agent may in its reasonable discretion shorten such period).

Section 9.2            Property Taxes.

(1)               Except to the extent Borrower has timely delivered the Monthly Tax Deposits to Administrative Agent pursuant to subsection (2) below, Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon the Project or become payable during the term of the Loans (collectively, the “Property Taxes”), and will promptly furnish Administrative Agent with evidence of such payment.  Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property.  Notwithstanding the foregoing, Borrower may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Property Taxes, provided that (a) no Event of Default has occurred and is continuing, (b) either such proceeding shall suspend the collection of such Property Taxes from Borrower and from the Project or Borrower shall have paid all of such Property Taxes under protest, and (c) neither the Project nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost due to such contest.  Borrower shall promptly deliver to Administrative Agent notice of any such contest.

(2)               During any Cash Management Period, subject to Section 9.2(3), Borrower shall be required to deposit with Administrative Agent on each Payment Date one-twelfth of the amount sufficient to discharge the obligations under this Section 9.2 (considered on an annual basis) when they become due (the “Monthly Tax Deposit”). The determination of the amount so payable and of the fractional part thereof to be deposited with Administrative Agent, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Administrative Agent in its reasonable discretion. Such amounts shall be held by Administrative Agent and applied to the payment of the obligations in respect to which such amounts were deposited on or before the respective dates on which the same or any of them would become delinquent or, during the existence of an Event of Default, at the option of Administrative Agent and subject to applicable law, to the payment of the Indebtedness in the order and amounts provided for in Section 11.4.  If one month prior to the due date of any of the obligations under this Section 9.2 the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, Borrower within ten (10) Business Days after demand shall deposit the amount of the deficiency with Administrative Agent. Nothing herein contained shall be deemed to affect any right or remedy of Administrative Agent and the Lenders under this Agreement or any statute or rule of law to pay any such amount and to add to the Indebtedness the amount so paid together with, to the extent not paid when due, interest at the Default Rate.

(3)               Notwithstanding the provisions of Section 9.2(2), provided that no Event of Default then exists, Borrower shall not be required to deposit funds with Administrative Agent pursuant to Section 9.2(2) if Borrower shall deposit with Administrative Agent, within ten (10) Business Days after a Cash Management Commencement Date, either (i) cash or a Qualified Letter of Credit in an amount equal to twelve times the Monthly Tax Deposit, as reasonably determined by Administrative Agent, or (ii) a Qualified Guaranty pursuant to which the guarantor thereunder shall agree to deposit into the Tax Reserve Subaccount on or before the date which is ten (10) Business Days before the due date for the payment of any Property Taxes the amount that would have been held on deposit in the Tax Reserve Subaccount at such time but for the provisions of this Section 9.2(3).  Any cash or Qualified Letter of Credit deposited with Administrative Agent pursuant to this Section shall constitute additional collateral for the Indebtedness, and Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to apply the same (x) to discharge the obligations under this Section 9.2 when they become due and/or (y) to the payment of the Indebtedness in the order and amounts provided for in Section 11.4.  Any collateral held by Administrative Agent pursuant to this Section at the time of payment in full of the Indebtedness shall be promptly returned to Borrower after the Indebtedness has been paid in full.

Section 9.3            Control; Management.

Borrower shall not terminate, replace or appoint any Manager or terminate or materially amend any Management Agreement without Administrative Agent’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned provided that no Event of Default then exists, provided, however, that Borrower shall be permitted to replace a Manager with a new Manager without Administrative Agent’s prior written consent, provided that (i) no Event of Default then exists, (ii) the new Manager is either Guarantor, an Affiliate of Guarantor or a Qualified Manager and (iii) the new Management Agreement is substantially similar in all material respects to the existing Management Agreements.  In addition, with respect to any Manager which is Guarantor or an Affiliate of Guarantor, if such Manager shall no longer be Guarantor or an Affiliate of Guarantor or the REIT, such change shall require Administrative Agent’s approval.  If at any time Administrative Agent consents to the appointment of a new Manager or Administrative Agent’s consent thereto is not required as set forth above, Borrower shall, and shall cause such new Manager to, execute an Assignment of Management Agreement in substantially the form entered into as of the date hereof.  Borrower shall perform all of its covenants, agreements and obligations under the Management Agreements in all material respect.

Section 9.4            Operation; Maintenance; Inspection.

(1)               Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Project except to the extent that such non-compliance would not reasonably be expected to materially and adversely affect the use of, or operations at, the Project. Borrower shall maintain the Project in good condition (reasonable wear and tear excepted) and repair any damage or casualty in accordance with Section 3.3.  Notwithstanding the foregoing, Borrower may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any legal requirement, provided that (a) no Event of Default has occurred and is continuing, (b) either such proceeding shall suspend the collection of any amounts due in respect of such legal requirement from Borrower or from the Project or such amount is bonded or provision reasonably satisfactory to Administrative Agent for the protection of the Lenders’ interest in the Project is otherwise made, and (c) neither the Project nor any part thereof or interest therein is in imminent danger of being sold, forfeited, terminated, cancelled or lost.  Borrower shall promptly deliver to Administrative Agent notice of any such contest.

(2)               Borrower shall permit Administrative Agent and the Lenders and their agents, representatives and employees, upon reasonable prior notice to Borrower, and at reasonable times during normal business hours, to inspect the Project and (at the sole cost and expense of Administrative Agent and the Lenders except to the extent provided in Section 5(a) of the Environmental Indemnity) conduct such environmental and engineering studies as Administrative Agent may require, provided such inspections and studies do not materially interfere with the use and operation of the Project or violate in any material respect the provisions of any Lease.

Section 9.5            Taxes on Security.

Borrower shall pay all Taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents, other than Excluded Taxes.  If there shall be enacted any law after the Closing Date deducting the Loans from the value of the Project for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Loans or Lenders’ interest in the Project (other than Excluded Taxes), Borrower will pay the tax, with interest and penalties thereon, if any. If Administrative Agent is advised by counsel chosen by it that the payment of tax by Borrower pursuant to this Section 9.5 would be unlawful, then Administrative Agent shall have the option by written notice of not less than one hundred twenty (120) days to declare the Loans immediately due and payable.

Section 9.6            Legal Existence; Name, Etc.

Borrower shall preserve and keep in full force and effect (i) its existence as a Single Purpose Entity, and (ii) its entity status, franchises, rights and privileges under the laws of the state of its formation, and all material licenses, permits and qualifications applicable to the ownership, use and operation of the Project.  Borrower shall not wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person except as otherwise permitted by the terms of this Agreement.  Borrower shall conduct business only in its own name and shall not change its name, or organizational form, or the location of its chief executive office or principal place of business unless Borrower (a) shall have obtained the prior written consent of Administrative Agent to such change, which consent shall not be unreasonably withheld, delayed or conditioned, and (b) shall have taken all actions necessary or requested by Administrative Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.

Section 9.7            Transactions with Affiliates.

Without the prior written consent of Administrative Agent, Borrower shall not engage in any transaction affecting the Project with an Affiliate of Borrower or Guarantor, unless such transaction is on terms that are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party, it being agreed that the agreements with Affiliates of Borrower as of the date hereof which are listed on Schedule 9.7, are hereby deemed to comply with this Section 9.7.

Section 9.8            Limitation on Other Debt.

Borrower shall not, without the prior written consent of Administrative Agent and the Required Lenders, incur any Debt other than as permitted in the definition of “Single Purpose Entity” appearing in Section 1.1.

Section 9.9            Further Assurances.

Borrower shall promptly execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Administrative Agent may reasonably request to further evidence and more fully describe the collateral for the Loans, to correct any omissions in the Loan Documents as to the description of the collateral, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith , provided that the foregoing shall in no event impose any additional liability or obligations (other than as set forth in Section 12.5) on, nor reduce the rights or remedies of, Borrower.

Section 9.10        Estoppel Certificates.

Borrower, within twenty (20) days after request (but no more than twice during any twelve-month period, unless during the continuance of an Event of Default), shall furnish to Administrative Agent a written statement, duly acknowledged, setting forth, to the best of Borrower’s knowledge, the amount of accrued but unpaid interest on the Loans and the outstanding principal balance of the Loans, the date to which interest has been paid, whether any offsets or defenses exist against the Loans and, if any are alleged to exist, the nature thereof in detail, and such other factual matters with respect to Borrower, the Project or the Loans as Administrative Agent may reasonably request.

Section 9.11        Notice of Certain Events.

Borrower shall promptly notify Administrative Agent of (1) any Event of Default of which Borrower has knowledge, together with a detailed statement of the steps being taken to cure such Event of Default; (2) any event or condition that has or is likely to have a Material Adverse Effect of which Borrower has knowledge; and (3) any threatened (in writing) or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any Governmental Authority, affecting Borrower or the Project which, if determined adversely to Borrower, would have a Material Adverse Effect.

Section 9.12        Indemnification.

Borrower shall indemnify, defend and hold Administrative Agent, the Lead Arrangers and each Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of their third party counsel, which may be imposed upon, asserted against or incurred by any of them relating to or arising out of the following prior to the earliest of (1) the acceptance by Administrative Agent or any Lender or any of their respective designees of a deed in lieu of foreclosure with respect to the Project, (2) any such indemnified party or its designee taking possession or control of the Project or (3) the foreclosure of the Mortgage:  (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any of the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (b) any inspection, review or testing of or with respect to the Project, (c) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Administrative Agent or any Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loans) in any way related to the execution, delivery or performance of any Loan Document or to the Project (except for disputes between or among Administrative Agent, any Lender or any Lead Arranger), (d) any proceeding instituted by any Person claiming a Lien (other than Administrative Agent or any Lender), and (e) any brokerage commissions or finder’s fees claimed by any broker or other party engaged or claimed to be engaged by Borrower in connection with the Loans, the Project, or any of the transactions contemplated in the Loan Documents, except in each case to the extent any of the foregoing is caused by Administrative Agent’s, any Lead Arranger’s or any Lender’s gross negligence or willful misconduct.

Section 9.13        Payment for Labor and Materials.

Borrower will pay when due on a timely basis, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, would result in, or permit the creation of, a Lien on the Project or any part thereof (other than a Permitted Encumbrance), and in general do or cause to be done everything reasonably necessary so that the Lien of the Mortgage shall be fully preserved, subject to the Permitted Encumbrances, all at the cost of Borrower and without expense to Administrative Agent or the Lenders.   Notwithstanding the foregoing, Borrower may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any claims or demands described above, provided that (a) no

Event of Default has occurred and is continuing, (b) either such proceeding shall suspend the collection of such claims or demands from Borrower and from the Project or the imposition of any such Lien is bonded or provision reasonably satisfactory to Administrative Agent for the protection of the Lenders’ interest in the Project is otherwise made, and (c) neither the Project nor any part thereof or interest therein is in imminent danger of being sold, forfeited, terminated, cancelled or lost.  Borrower shall promptly deliver to Administrative Agent notice of any such contest.

Section 9.14        Alterations.

(1)               Borrower shall obtain Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, to any alterations to any Improvements if the estimated costs of all then unapproved alterations being conducted by Borrower at any one time shall exceed the Threshold Amount; provided, however, that no approval shall be required for (and the calculation of the Threshold Amount shall exclude) any alterations (i) required by applicable law or (ii) subject to Paragraph D of Schedule 2, required pursuant to any Permitted Lease (any alteration which is subject to Administrative Agent’s consent hereunder is herein referred to as a “Major Alteration”). Any request for Administrative Agent’s approval of a Major Alteration shall be delivered to Administrative Agent together with all materials reasonably necessary for Administrative Agent to evaluate such request, and shall contain a legend in capitalized bold letters on the top of the cover transmittal stating:  “THIS IS A REQUEST FOR CONSENT TO A MAJOR ALTERATION.  ADMINISTRATIVE AGENT’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS.  ADMINISTRATIVE AGENT’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN ADMINISTRATIVE AGENT’S CONSENT BEING DEEMED TO HAVE BEEN GRANTED.”  In the event that Administrative Agent fails to respond to such request within ten (10) Business Days after delivery to Administrative Agent of such request, including all materials reasonably necessary for Administrative Agent to evaluate such request, by either granting its consent or withholding its consent (and, in the case of withholding consent, stating the grounds therefor in reasonable details), then Administrative Agent’s consent shall be deemed to have been granted.

(2)               Promptly following receipt by Administrative Agent of any such request for consent to a Major Alteration from Borrower, Administrative Agent shall supply to the Lenders a copy thereof.  Notwithstanding anything in this Section 9.14 to the contrary, the prior written consent of the Required Lenders shall be required if the estimated costs of all then unapproved alterations being conducted by Borrower at such time shall exceed the Required Lenders Threshold Amount; provided, however, that the approval of the Required Lenders shall not be required for (and the calculation of the Required Lenders Threshold Amount shall exclude) any alterations (i) required by applicable law or (ii) subject to Paragraph D of Schedule 2, required pursuant to any Permitted Lease. The Required Lenders’ consent to any alterations requiring their consent shall not be unreasonably withheld, conditioned or delayed.  In the event that the Required Lenders fail to respond to such request within ten (10) Business Days after delivery to the Lenders of such request, including all materials reasonably necessary for the Lenders to evaluate such request, by either granting their consent or withholding their consent (and, in the case of withholding consent, stating the grounds therefor in reasonable details), then the Required Lenders’ consent shall be deemed to have been granted.

(3)               If and to the extent that the total costs of all alterations required by law and Paragraph D of Schedule 2 at the Project being conducted by Borrower at any time (exclusive of any alterations for which Borrower is being reimbursed by tenants pursuant to their respective Leases) exceed the Threshold Amount (the amount by which such alterations has exceeded the Threshold Amount being herein referred to as the “Excess Alterations Costs”), Borrower shall deposit with Administrative Agent, as security for the payment of the Excess Alterations Costs, either (i) cash or a Qualified Letter of Credit in the amount of the Excess Alterations Costs or (ii) a Qualified Guaranty in an amount guarantying payment of the Excess Alterations Costs.  If any such cash or Qualified Letter of Credit is provided to Administrative Agent pursuant to this Section 9.14, and Borrower shall thereafter provide to Administrative Agent evidence reasonably satisfactory to Administrative Agent that the then unpaid Excess Alterations Costs shall be less than the amount of such cash or Qualified Letter of Credit or Qualified Guaranty then held by Administrative Agent, then provided that no Event of Default exists, Administrative Agent shall, upon Borrower’s written request from time to time (but not more frequently than once per month), release such cash or release or modify such Qualified Letter of Credit to Borrower or release or modify the Qualified Guaranty to the extent that the same has exceeded the then unpaid Excess Alterations Costs within ten (10) days after Borrower’s request therefor and Administrative Agent’s confirmation of the amount of the then unpaid Excess Alteration Costs.  Without limitation of the foregoing, all collateral held by Administrative Agent pursuant to this Section 9.14(3) at the time of payment in full of the Indebtedness shall be promptly returned or released (as applicable) to Borrower after the Indebtedness has been paid in full.

Section 9.15        Hedge Agreements.

(1)               Borrower (or an Affiliate of Borrower) may (at its option), subject to Section 9.15(3), obtain a Hedge Agreement in a notional amount equal to all or any portion of the aggregate Commitments with (i) Administrative Agent or a Lender or (ii) one or more other banks or insurance companies (each a “Third-Party Counterparty”).  Each Hedge Agreement obtained by Borrower (or an Affiliate of Borrower) pursuant to this Section 9.15 shall (a) require monthly fixed rate and floating rate payments, (b) be based on a LIBO Rate of interest having successive Interest Periods of one month (an “Interest Rate Hedge Period”), (c) be with a counterparty which is either (x) Administrative Agent, a Lead Arranger or Wells Fargo Bank, N.A. or (y) a Person whose long-term unsecured debt obligations are rated at least “A-” by S&P or its equivalent by Moody’s or Fitch at the time of entry into such Hedge Agreement, and (d) otherwise be in form and substance reasonably satisfactory to Administrative Agent and conform to market standards for such Hedge Agreements.

(2)               In the event of any downgrade, withdrawal or qualification of the long-term unsecured rating of the counterparty to any Hedge Agreement other than Administrative Agent or a Lead Arranger below “A-” by S&P or its equivalent by Moody’s or Fitch, Borrower shall either (i) replace (or cause its Affiliate to replace) such Hedge Agreement with a replacement Hedge Agreement meeting the requirements of this Section 9.15 or (ii) cause the counterparty to provide a guaranty of its obligations under the Hedge Agreement from a parent or affiliate meeting the ratings requirements of this Section 9.15 not later than fifteen (15) Business Days after learning of such downgrade, withdrawal or qualification.

(3)               If not previously obtained, Borrower shall obtain (or cause its Affiliate to obtain) a Hedge Agreement in a notional amount equal to 100% of the then outstanding principal balance of the Loans with Administrative Agent, a Lender or a Third-Party Counterparty that shall have the effect of capping the one-month LIBO Rate at 4.25% per annum, not later than ten (10) Business Days following receipt of notice from Administrative Agent that the weekly average one-month LIBO Rate shall exceed 3.00% for a period of four (4) consecutive weeks.  For purposes of this Section 9.15(3), the “weekly average one-month LIBO Rate” for any week shall be the average of the daily one-month LIBO Rates for the Business Days in such week.  Any such Hedge Agreement may have a term expiring prior to the Maturity Date, provided, however, that (i) the term of such Hedge Agreement shall not expire sooner than the earlier to occur of one (1) year from the effective date thereof and the Maturity Date and (ii) if any Hedge Agreement required pursuant to this Section 9.15(3) shall expire prior to the Maturity Date, Borrower shall obtain (or cause its Affiliate to obtain) an additional Hedge Agreement satisfying the requirements of this Section 9.15(3) in the event that the weekly average one-month LIBO Rate shall exceed 3.00% for the period of four (4) consecutive weeks ending immediately prior to ten (10) Business Days prior to the expiration of such Hedge Agreement or at any time thereafter, not later than ten (10) Business Days following receipt of notice from Administrative Agent that the weekly average one-month LIBO Rate has exceeded 3.00% for such period of four (4) consecutive weeks.

(4)               Notwithstanding the foregoing, in lieu of obtaining a Hedge Agreement having the effect of capping the one-month LIBO Rate at a fixed rate of 4.25% per annum as and when required to do so hereunder, Borrower may, at its option, elect to provide for the benefit of the Lenders either (i) a guaranty of interest in the form attached on Exhibit K hereto or otherwise in form and substance satisfactory to Administrative Agent from the Guarantor or another Qualified Guarantor guarantying payment of interest on the Loans for any interest exceeding 4.25% per annum, or (ii) a Hedge Agreement having the effect of capping the one-month LIBO Rate at a fixed rate greater than 4.25% per annum (such higher fixed rate, the “Higher Rate”) and a guaranty of interest in form and substance satisfactory to Administrative Agent from the Guarantor or another Qualified Guarantor guarantying payment of interest on the Loans for any interest that exceeds 4.25% per annum but is less than the Higher Rate.

(5)               All of Borrower’s (or its Affiliate’s) obligations under any Hedge Agreement provided by Administrative Agent and the Lenders on a pro rata basis (according to their relative Commitments) may be secured by the lien of the Mortgage on a pari passu basis with the Loans and other sums evidenced or secured by the Loan Documents, provided that to the extent such Hedging Agreement is an interest rate swap or similar instrument (i.e., not an interest rate cap), (i) the sum of the aggregate Commitments and the Derivative Risk Equivalent for such Hedge Agreement, as reasonably projected by Administrative Agent, shall not exceed (ii) 60% of the Appraised Value as set forth in the then most recent Appraisal.  If any Hedge Agreement shall be provided by Administrative Agent or a Lender, all of the Lenders shall be given an opportunity by Administrative Agent to share in the economics of such Hedge Agreement on a pro rata basis.

(6)               Any Hedge Agreement with a Third-Party Counterparty is herein called a “Third-Party Hedge Agreement”.  With respect to each Third-Party Hedge Agreement, (i) Borrower’s (or its Affiliate’s) obligations thereunder shall not be secured by the Mortgage and shall not be secured by any Lien on or in all or any portion of the collateral under the Security Documents or on or in any direct or indirect interest in Borrower; (ii) the Third-Party Counterparty providing such Third-Party Hedge Agreement must enter into a written agreement with Administrative Agent providing Administrative Agent with the ability to cure any Borrower (or its Affiliate) defaults under the Third-Party Hedge Agreement (so long as the one-month LIBO Rate shall then exceed 3.00%) and to maintain the Third-Party Hedge Agreement in full force and effect after the occurrence of any default or other termination event thereunder caused by Borrower (or its Affiliate), which agreement must be in form and substance reasonably acceptable to Administrative Agent and shall in no event obligate Administrative Agent to perform any of Borrower’s (or its Affiliate’s) obligations thereunder; and (iii) Borrower shall, upon request from Administrative Agent, obtain and deliver to Administrative Agent an opinion from counsel (which counsel may be in-house counsel for the Third-Party Counterparty) for the Third-Party Counterparty in form and substance reasonably satisfactory to Administrative Agent and upon which Administrative Agent, the Lenders and their respective successors and assigns may rely, except if the Third Party Hedge Agreement is for an interest rate swap, in which case Borrower shall use its commercially reasonably efforts to obtain such opinion.

(7)               If Borrower fails for any reason or cause whatsoever to secure a Hedge Agreement as and when required to do so hereunder, such failure shall constitute an Event of Default and Administrative Agent shall be entitled to exercise all rights and remedies available to it under this Agreement and the other Loan Documents or otherwise, including the right (but not the obligation) of Administrative Agent to secure or otherwise enter into one or more Hedge Agreements (but not for longer than a one-year term and not for a LIBO Rate cap lower than 4.25%) with itself or a Lender for and on behalf of Borrower without such action constituting a cure of such Event of Default and without waiving Administrative Agent’s or Lenders’ rights arising out of or in connection with such Event of Default.  If Administrative Agent shall enter into a Hedge Agreement with itself or a Lender  in accordance with its right to do so pursuant to this subsection (7), then Borrower shall pay all of Administrative Agent’s reasonable costs and expenses in connection therewith, including any fees charged by the applicable counterparty and reasonable attorneys’ fees and disbursements.

(8)               If, after the occurrence of and during the continuance of an Event of Default, Borrower (or its Affiliate, with respect to amounts which would be due to Borrower had Borrower entered into such Hedge Agreement) is entitled to receive a payment under any Hedge Agreement upon a termination thereof, such payment shall be delivered to Administrative Agent and applied by Administrative Agent to any amounts due to Administrative Agent or the Lenders under the Loan Documents in the order and amounts provided for in Section 11.4.

(9)               The economic and other benefits of each Hedge Agreement and all of the other rights of Borrower (or its Affiliate, with respect to amounts which would be due to Borrower had Borrower entered into such Hedge Agreement) thereunder shall be collaterally assigned to Administrative Agent as additional security for the Loans, pursuant to a Hedge Agreement Pledge to be executed and delivered to Administrative Agent simultaneously with the execution and delivery of such Hedge Agreement.  Each Hedge Agreement Pledge shall be accompanied by (i) Uniform Commercial Code financing statements with respect to such pledge and (ii) the consent and agreement of the counterparty thereunder that it will continue to perform its obligations under such Hedge Agreement for the benefit of Administrative Agent and the

Lenders after enforcement of and/or realization on the Hedge Agreement Pledge and an acknowledgement that Administrative Agent shall not be deemed to have assumed any of the obligations or duties of Borrower (or its Affiliate) under any such Hedge Agreement.

Section 9.16        Handicapped Access.

(1)               Borrower (a) agrees that it shall use commercially reasonable efforts to ensure that the Project shall at all times comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”) and (b) has no actual knowledge that the Project fails to comply in any material respect with any Access Laws.

(2)               Borrower agrees to give prompt notice to Administrative Agent of the receipt by Borrower of any written complaints related to violation of any Access Laws with respect to the Project and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

Section 9.17        Zoning.

Borrower shall not, without Administrative Agent’s prior written consent, seek, make, suffer, consent to or acquiesce in any change or variance in any zoning or land use laws or other conditions of use of the Project or any portion thereof.  Borrower shall not use or permit the use of any portion of the Project in any manner that could result in such use becoming a non-conforming use under any zoning or land use law or any other applicable law or modify any agreements relating to zoning or land use matters or with the joinder or merger of lots for zoning, land use or other purposes, without the prior written consent of Administrative Agent.  Without limiting the foregoing, in no event shall Borrower take any action that would materially reduce or impair access to the Project from adjacent public roads.  Further, without Administrative Agent’s prior written consent, Borrower shall not file or subject any part of the Project to any declaration of condominium (other than the Condominium Declaration) or co-operative or convert any part of the Project to a condominium (other than pursuant to the Condominium Declaration), co-operative or other direct or indirect form of multiple ownership and governance.

Section 9.18        ERISA.

Borrower shall not take any action, or omit to take any action, which would reasonably be expected to (a) cause Borrower’s assets to constitute “plan assets” for purposes of ERISA or the Code or (b) cause the transactions contemplated by the Loan Documents to be a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that would reasonably be expected to subject Administrative Agent and/or the Lenders, on account of any Loan or execution of the Loan Documents hereunder, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 9.19        Books and Records; Inspection Rights.

Borrower will, keep proper books of record and account in which true, complete and correct entries are made of all dealings and transactions in relation to its business and activities.  Borrower will permit any representatives designated by Administrative Agent or any Lender, upon reasonable prior notice and reasonable times during normal business hours (and without any disruption of any tenant’s use or occupancy of the Project), to visit and inspect the Project and to examine and make extracts from its books and records, and to discuss its affairs, finances and condition of Borrower with its officers and (after the occurrence and during the continuance of  any Event of Default) independent accountants, all at such reasonable times and as often as reasonably requested.

Section 9.20        Foreign Assets Control Regulations.

Borrower shall not use the proceeds of the Loans in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same.  Without limiting the foregoing, Borrower will not (a) become a blocked person described in Section 1 of the Anti-Terrorism Order, (b) knowingly engage in any dealings or transactions or be otherwise associated with any person who is known by Borrower or who (after such inquiry as may be required by applicable law) should be known by Borrower to be a blocked person, (c) be or become subject at any time to any applicable law, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits a Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (d) fail to provide documentary and other evidence of Borrower's identity as may be reasonably requested by Administrative Agent at any time to enable Administrative Agent to verify its identity or to comply with any applicable law, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

Section 9.21        Appraisals.

Administrative Agent shall have the right to order new Appraisals of the Project from time to time.  Each Appraisal is subject to review and approval by Administrative Agent.  Borrower agrees to pay to Administrative Agent within ten (10) Business Days after demand the cost and expense for such Appraisals if the Appraisal is ordered after the occurrence of an Event of Default or is required by applicable law or regulation.

Section 9.22        Restricted Payments.

Borrower shall not declare or make any Restricted Payments during any Cash Management Period.

Section 9.23        Business Organization Documents.

Borrower shall not amend or otherwise modify its Business Organization Documents if the same would have a Material Adverse Effect, it being agreed that Borrower shall promptly deliver a true and correct copy of each such modification to Administrative Agent.

Section 9.24        Agreements Affecting the Project.

(1)               Subject to the provisions of Section 9.1(5), Borrower shall not execute, record or file, or consent to be recorded or filed, against the Project any declaration of easements, restrictions, subdivision map, subdivision plan or any other material agreement affecting title to, and recorded against, the Project without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned.

(2)               Borrower shall not enter into, modify, amend, transfer, encumber or terminate any sales, brokerage, exclusive leasing or subleasing agreements, parking, maintenance or consulting agreement with respect to any portion of the Project if the same would have a Material Adverse Effect, provided that Borrower shall, in each case, promptly deliver to Administrative Agent a copy of the documentation effectuating the same, together with, in the case of any such agreement with an Affiliate of Borrower or Guarantor which is not terminable upon not more than thirty (30) days’ notice to such Affiliate, a letter in the form of Exhibit F attached hereto from such Affiliate.

Section 9.25        Anti-Corruption Laws.

Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employers and agents with Anti-Corruption Laws and applicable Sanctions.  Borrower shall not request any Transaction and Borrower shall not use, and shall use reasonable efforts to ensure that its Affiliates and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Transactions, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c)  in any manner  that would result in the violation of  any Sanctions applicable to any party hereto.

Section 9.26        Guarantor Financial Covenants.

Guarantor shall maintain at all times (i) Net Worth of not less than Guarantor’s Minimum Net Worth and (ii) Liquid Assets of not less than Guarantor’s Minimum Liquid Assets.

Section 9.27        Condominium Estoppel.

After request by Administrative Agent, Borrower shall within ten (10) Business Days of such request, not more than once per year provided no Event of Default has occurred and is continuing to deliver to Administrative Agent an estoppel certificate or letter from the Condominium Board which shall include without limitation (i) the amount of the unpaid

Condominium Charges, if any, accrued against the Project pursuant to the Condominium Documents, (ii) that the Condominium Documents have not been modified or amended, or, if they have, a description of the modifications or amendments, (iii) that all payments due and payable by Borrower under the Condominium Documents have been paid in full,  and (iv) that neither the Condominium Board nor Borrower is in default under the Condominium Documents or, if either is in default, a detailed description of such default.

Section 9.28        Condominium Charges Deposit.

During any Cash Management Period, Borrower shall be required to deposit with Administrative Agent on each Payment Date one-twelfth of the amount sufficient to discharge the obligations under Section 9.29 (considered on an annual basis) when they become due (the “Monthly Condominium Charges Deposit”).  The determination of the amount so payable and of the fractional part thereof to be deposited with Administrative Agent with each installment, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Administrative Agent in its reasonable discretion. Such amounts shall be held by Administrative Agent and applied to the payment of the obligations in respect to which such amounts were deposited on or before the respective dates on which the same or any of them would become delinquent or, during the existence of an Event of Default, at the option of Administrative Agent and subject to applicable law, to the payment of the Indebtedness in the order and amounts provided for in Section 11.4.  If one month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, Borrower shall within ten (10) Business Days after demand therefor deposit the amount of the deficiency with Administrative Agent.  Nothing herein contained shall be deemed to affect any right or remedy of Administrative Agent and the Lenders under this Agreement or any statute or rule of law to pay any such amount and to add to the Indebtedness the amount so paid together with interest at the Default Rate.

Section 9.29        Condominium Covenants.

(a)                Borrower shall (i) perform all of its obligations under the Condominium Documents, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (ii) subject to its right to contest, if any, under the Condominium Documents, pay, when due and payable, all Condominium Charges.

(b)               If Borrower shall default in the performance or observance of any term, covenant or condition of any of the Condominium Documents on the part of Borrower to be performed or observed and the same would reasonably be expected to have a Material Adverse Effect, then, after the expiration of any applicable notice and cure periods provided for herein and without limiting the generality of the other provisions of the Mortgage and this Agreement and without waiving or releasing Borrower from any of its obligations hereunder, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Condominium Documents on the part of Borrower, to be performed or observed or to be promptly performed or observed on behalf of Borrower.  Administrative Agent and any person designated as Administrative Agent’s agent by Administrative Agent shall have, and are hereby granted, the right to enter upon the Project at any reasonable time, upon reasonable notice and from time to time for the purpose of taking any such action, and any such amounts so paid by Administrative Agent, and the reasonable out-of-pocket cost of such actions by Administrative Agent, shall be reimbursed by Borrower within five (5) Business Days of written notice to Borrower from Administrative Agent and if not so reimbursed shall be added to the Indebtedness and shall bear interest at the Default Rate until reimbursed.

(c)                Without Administrative Agent’s prior consent (which shall not be unreasonably withheld, conditioned or delayed), Borrower shall not vote at any meeting of owners of Units or permit its representatives on the Condominium Board to vote, or take any action whatsoever, respecting (i) any material modification, change, supplement, alteration or amendment to any of the Condominium Documents, (ii) the removal of a Unit constituting a portion of the Project from the Condominium, (iii) any partition of all or a part of the property subject to the Condominium Declaration, (iv) any waiver or release of any material rights of Borrower under the Condominium Documents or any material increase in the obligations of Borrower thereunder, (v) any adverse change in the nature of or decrease in the amount of any insurance covering all or a part of the Project and/or the Common Elements and the disposition of any proceeds thereof which would cause a violation of this Agreement or the other Loan Documents, (vi) the disposition of any excess insurance or Condemnation proceeds, (vii) a response to or action upon any Casualty, Condemnation, Material Alteration or any other matter which requires Administrative Agent’s approval hereunder or the other Loan Documents or is, in each case, prohibited hereunder or the other Loan Documents unless Borrower satisfies the relevant conditions under the Loan Documents applicable to the matter for which Administrative Agent’s approval is required hereunder or the other Loan Documents, or (viii) the assessment or levy of any special assessment.

(d)               Borrower shall not take (or cause to be taken) any action under the Condominium Documents that would be reasonably expected to result in the Mortgage not being “Permitted Mortgage” and/or Administrative Agent not being a “Permitted Mortgagee” of the Project within the meaning of the Condominium Declaration.

(e)                Subject to and in accordance with the terms and conditions of the Condominium Proxy, Borrower has appointed Administrative Agent as Borrower’s true and lawful attorney and proxy to vote, consent and otherwise act, on behalf of Borrower under the Condominium Documents, as a unit owner with respect to Borrower’s ownership of the Units constituting the Project, at all annual, special, and other meetings of the unit owners of the Condominium (or by written consent in lieu thereof) and at any other time Borrower is required to vote, consent or act as a unit owner, including without limitation, the right to designate, remove, or replace the members and officers of the Condominium Board that Borrower is entitled to designate, remove or replace.  Prior to the occurrence of an Event of Default, Administrative Agent’s rights under the Condominium Proxy shall only be exercised in connection with (i) any amendment or modification to a material term or provision of the Condominium Documents which would reasonably be expected to have a Material Adverse Effect, (ii) any casualty and/or condemnation at the Project (including, without limitation, pursuant to Section 6.3.4 and Article 9 of the Bylaws and/or (iii) any vote to withdraw the Project from the provisions of the Condominium Act of the State of New York or any termination of the Condominium Documents.  Borrower shall not revoke any Condominium Proxy so long as the Loan is outstanding.

(f)                Borrower, for and on behalf of itself and its direct and indirect successors and assigns as the owner of the Units which comprise the Project, to the extent permitted by law (i) irrevocably waives, to the extent permitted by law, any applicable law which grants to the trustees, members or managers of the Condominium Board and/or the owners of the condominium units rights to Net Proceeds derived from the Unit(s) owned by Borrower in the event of a Casualty or a Condemnation which are inconsistent with the provisions of this Agreement and (ii) expressly agrees to the application of the Net Proceeds related to the Unit(s) owned by Borrower in accordance with the provisions of this Agreement.

(g)               On the Closing Date, Borrower shall (or shall cause each member of the Condominium Board appointed by Borrower to) execute and deliver to Administrative Agent an undated conditional resignation (a “Conditional Resignation”), whereby Borrower (or the members of the Condominium Board appointed by Borrower) tenders its resignations from the Condominium Board and instructs the Condominium Board that the successor members shall be designated by Administrative Agent, effective upon written notice from Administrative Agent to the Condominium Board that an Event of Default has occurred and is continuing beyond any applicable notice and/or cure period; it being understood and agreed that such notice from Administrative Agent shall be conclusive evidence that an Event of Default has occurred and is continuing beyond any applicable notice and/or cure period and the Condominium Board may rely on such notice from Administrative Agent without any further inquiry or investigation.  Upon the occurrence of an Event of Default, Administrative Agent may, by notice to Borrower, tender any Conditional Resignation, now or hereafter delivered in connection with the Loan to the Condominium Board, whereupon the resignation of any such member shall become effective and successor members to the Condominium Board shall be designated by Administrative Agent for so long as an Event of Default is continuing, provided that upon the waiver or cure which is accepted by Administrative Agent of the Event of Default, the members of the Condominium Board appointed by Administrative Agent shall immediately resign from the Condominium Board and the members of the Condominium Board appointed by Borrower shall be reinstated. Upon the release of any Unit from the Lien of the Mortgage, Administrative Agent shall promptly return any Conditional Resignation with respect to any Condominium Board member applicable to such Unit to Borrower and any such member appointed by Administrative Agent shall immediately resign from the Condominium Board.

(h)               In the event of any removal or resignation of a member of the Condominium Board appointed by Borrower, Borrower shall promptly appoint a successor member to the Condominium Board who is either (i) approved in writing by Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) or (ii) a Person employed or Controlled by Guarantor, VRT, VRLP or any of their respective subsidiaries, and concurrently with such successor’s appointment to the Condominium Board, Borrower shall deliver to Administrative Agent a Conditional Resignation executed by such successor member.

(i)                 Borrower will do all things reasonably necessary to preserve and to keep unimpaired its material rights, powers and privileges under the Condominium Documents and to prevent the termination or expiration of the Condominium Documents, or the withdrawal of the Project from a condominium form of ownership under applicable law, to the end that Borrower may enjoy all of the material rights granted to it as a party to the Condominium Documents.

(a)                Borrower will:

                                                                                   (i)               promptly notify Administrative Agent of the receipt by Borrower of any notice from the Condominium Board or the owner of any other Unit not owned by Borrower, asserting or claiming a default by Borrower under the Condominium Documents or lack of compliance by Borrower with the Condominium Documents, in each case where such assertion or claim, or the alleged default or lack of compliance, would reasonably be expected to result in a Material Adverse Effect;

                                                                                   (ii)               promptly notify Administrative Agent of the receipt by Borrower of any notice or request from the Condominium Board or the owner of any other Unit not owned by Borrower of the termination or purported termination of the Condominium Documents or to withdraw the Project from the Condominium pursuant to applicable law or to seek any action for partition; and

                                                                                   (iii)               promptly cause a copy of each notice or request described in clauses (i) or (ii) above received by Borrower from the Condominium Board or the owner of any other Unit not owned by Borrower, or from a holder of any mortgage or deed of trust on such other Unit, to be delivered to Administrative Agent.  Borrower will permit Administrative Agent to participate in any such partition or withdrawal proceeding to the extent permitted by law and the Condominium Documents (but Administrative Agent shall not be obligated so to do).  Borrower will promptly deliver to Administrative Agent a copy of each notice, pleading, brief and preliminary, interim and final determination or decision and other papers received by it in each such partition or withdrawal proceeding.

ARTICLE 10

EVENTS OF DEFAULT

Each of the following shall constitute an “Event of Default” under the Loans:

Section 10.1        Payments.

Borrower’s failure to (i) pay any regularly scheduled installment of principal or interest within five (5) days after the same becomes due and payable or any other amount due under the Loan Documents within five (5) days after the same becomes due and payable (unless the Loan Documents expressly provide for any longer period of time for any such other amount), or (ii) pay the entire principal amount of the Loans, together with all accrued interest and other amounts due under the Loan Documents at the Maturity Date, whether by acceleration or otherwise.

Section 10.2        Insurance.

Borrower’s failure to maintain or cause to be maintained insurance as required under Section 3.1 of this Agreement (except to the extent Administrative Agent is obligated to disburse funds from the Insurance Reserve Account to pay for such insurance under this Agreement,

Administrative Agent  has sufficient funds in the Insurance Reserve Account to make such payment and Administrative Agent  fails to make such payment).

Section 10.3        Single Purpose Entity.

If Borrower violates any of the provisions set forth clause (a) or (d) of the definition of “Single Purpose Entity” and such violation is not cured within ten (10) Business Days of the date that Administrative Agent delivers notice to Borrower of such violation.

Section 10.4        Property Taxes.

Subject to Borrower’s contest right herein, if any of the Property Taxes are not paid before any fine, penalty, interest or cost may be added thereto (except to the extent Administrative Agent is obligated to disburse funds from the Tax Reserve Account to pay for such Property Taxes under this Agreement, Administrative Agent has sufficient funds in the Tax Reserve Account to make such payment and Administrative Agent fails to make such payment).

Section 10.5        Sale, Encumbrance, Etc.

The sale, lease, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance of any part or all of the Project, or any interest therein, or of any direct or indirect interest in Borrower, in violation of Section 9.1.  Notwithstanding the foregoing, the existence of any Lease which is not a Permitted Lease, other than a master lease or ground lease of all or a substantial portion of the Project, shall not be subject to this Section 10.5, but shall instead be subject to Section 10.16.

Section 10.6        Representations and Warranties.

Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made, and such failure of such representation or warranty to be true is not cured by Borrower within thirty (30) days after Administrative Agent gives notice to Borrower thereof, provided that if such Potential Default is not curable within such 30-day period then Borrower shall have an additional reasonable period to cure same not to exceed 60 days (i.e., 90 days in all), provided that Borrower has commenced to cure such Potential Default during the initial 30-day period and is at all times diligently and continuously proceeding to cure such Potential Default and the continuing existence of such Potential Default shall not have a Material Adverse Effect.

Section 10.7        Various Covenants.

Borrower defaults under any of its obligations under Section 9.8 (limitations on debt), Section 9.15 (hedge arrangements, but only to the extent of Borrower’s failure to obtain (or to cause its Affiliate to obtain) either a Hedge Agreement or Guaranty of interest, at Borrower’s option, when required thereunder) or Section 9.18 (ERISA).

Section 10.8        Involuntary Bankruptcy or Other Proceeding.

Commencement of an involuntary case or other proceeding against Borrower or Guarantor (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of one hundred twenty (120) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

Section 10.9        Voluntary Petitions, Etc.

Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

Section 10.10    Dissolution.

Borrower or Guarantor shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including Borrower or Guarantor) seeking the termination, dissolution or liquidation of Borrower or Guarantor which, in the case of actions by Persons other than Borrower or Guarantor or any of their Affiliates, shall continue unstayed and in effect for a period of one hundred twenty (120) or more days.

Section 10.11    Judgments.

A final, unappealable judgment is entered against Borrower for the payment of any Debt in excess of $2,000,000, which judgment shall continue for a period of ten (10) consecutive Business Days without being vacated, discharged, satisfied, or stayed or bonded pending appeal; or a judgment or judgments shall be entered against Guarantor for the payment of money in excess of $1,000,000,000 in the aggregate, which judgment or judgments shall continue for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal.

Section 10.12    Security.

The Liens created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien (subject to the Permitted Encumbrances) on the collateral intended to be covered thereby in favor of Administrative Agent, free and clear of all other Liens (other than the Permitted Encumbrances), or any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Borrower or Guarantor or any of their respective Affiliates.  Notwithstanding the foregoing, (x) the existence of any Lien for the performance of any work or the supply of any materials which encumbers the Project or any part thereof shall not constitute an Event of Default under this Section 10.12, provided that (i) Borrower shall be contesting such Lien in accordance with Section 9.13 or (ii) such Lien shall be discharged from the Project, as a result of bonding or otherwise, not later than forty five (45) days after Borrower is notified of the existence of such Lien; and (y) the existence of any Lease which is not a Permitted Lease, other than a master lease or ground lease of all or a substantial portion of the Project, shall not be subject to this Section 10.12, but shall instead be subject to Section 10.16.

Section 10.13    Guarantor Documents.

Guarantor or any other guarantor shall (i) default under the Guaranty, Environmental Indemnity or (if applicable) any Qualified Guaranty beyond any applicable notice and grace period; or (ii) revoke in writing, or attempt to revoke in writing, its obligations under the Guaranty, Environmental Indemnity or (if applicable) any Qualified Guaranty.

Section 10.14    Hedge Agreement; Guaranty of Interest.

Borrower shall either (A) default under any Hedge Agreement required to be maintained pursuant to this Agreement and such default is not cured within any applicable notice and cure periods provided therein or waived in writing by the counterparty thereto or (B) the guarantor under any Guaranty of interest that is maintained pursuant to this Agreement shall default under such Guaranty; unless, in either case, Borrower delivers to Administrative Agent, either (i) a substitute Hedge Agreement satisfying the requirements of Section 9.15 of this Agreement or (ii) a guaranty of interest in the form attached on Exhibit K and otherwise satisfying the requirements of Section 9.15 of this Agreement.

Section 10.15     Condominium Covenants.

Borrower shall fail to pay any of the Condominium Charges to be paid by Borrower pursuant to the Condominium Documents when the same are due and payable (taking into account any applicable grace or cure periods granted to Borrower pursuant to the Condominium Documents), except to the extent Administrative Agent is obligated to disburse funds from the Condominium Charges Reserve Account to pay for such insurance under this Agreement, Administrative Agent  has sufficient funds in the Condominium Charges Reserve Account to make such payment and Administrative Agent  fails to make such payment; or (ii) the Condominium Board fails in accordance with the terms of the Condominium Documents (A) following at least five (5) days written notice to Borrower (or upon written notice to Borrower, if any such insurance shall not be in full force and effect or shall be due to expire within one (1) Business Day), to keep the Common Elements and/or the Project, as applicable, insured against the hazards specified in the Condominium Documents in the amounts and pursuant to policies in the form specified therein or (B) to pay, as and when the same becomes due and payable, any charge or encumbrance which results in a Lien against the Project and such Lien shall not be discharged, dismissed or bonded by the Condominium Board or Borrower within forty-five (45) days of such imposition (provided that such failure to cause such Lien to be discharged, dismissed or bonded shall not result in an Event of Default if Borrower or the Condominium Board shall be contesting such Lien in accordance with Section 9.13), or (iii) without the prior written consent of Administrative Agent, Borrower fails to comply with any terms of the Condominium Documents and the Condominium Act beyond any applicable notice and grace periods and such failure results in a Material Adverse Effect with respect to the Project, or (iv) the Condominium is terminated without Administrative Agent’s prior written consent.

Section 10.16    Covenants.

Borrower’s failure to fully perform any and all covenants and agreements under this Agreement or under any of the other Loan Documents, and, with respect to covenants and agreements other than those specifically reference in this Article 10, or for which another cure period is provided, such failure is not cured by Borrower within thirty (30) days after Administrative Agent gives notice to Borrower thereof, provided that if such Potential Default is not curable within such 30-day period then Borrower shall have an additional reasonable period to cure same not to exceed 60 days (i.e., 90 days in all), provided that Borrower has commenced to cure such Potential Default during the initial 30-day period and is at all times diligently and continuously proceeding to cure such Potential Default and the continuing existence of such Potential Default shall not have a Material Adverse Effect.

ARTICLE 11

REMEDIES

Section 11.1        Remedies - Insolvency Events.

Upon the occurrence of any Event of Default described in Section 10.8 or 10.9, the obligations of the Lenders to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; provided, however, if the Bankruptcy Party under Section 10.8 or 10.9 is other than Borrower, then upon the occurrence of any Event of Default described in Section 10.8 or 10.9, all amounts due under the Loan Documents shall become immediately due and payable at Administrative Agent’s election, in Administrative Agent’s sole and absolute discretion.

Section 11.2        Remedies - Other Events.

Except as set forth in Section 11.1, while any Event of Default exists, Administrative Agent may (1) by written notice to Borrower, declare the entire amount of the Loans to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of the Lenders to advance amounts hereunder, and (3) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

Section 11.3        Administrative Agent’s Right to Perform the Obligations.

If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Administrative Agent or any Lender may have because of such Event of Default, Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate.  If Administrative Agent shall elect to pay any sum due with reference to the Project pursuant to the immediately preceding sentence, Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof.  Similarly, in making any payments to protect the security intended to be created by the Loan Documents during the continuance of an Event of Default, Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same.  Additionally, if any Hazardous Materials affect or threaten to affect the Project, then, during the continuance of an Event of Default, Administrative Agent may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials.  All sums paid by Administrative Agent pursuant to this Section 11.3, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loans, shall be secured by the Loan Documents and shall be paid by Borrower to Administrative Agent upon demand.

Section 11.4        Application of Funds Received by Administrative Agent.

In the event that the entire amount of the Loans shall have been declared or becomes due and payable pursuant to the provisions of this Article, any funds received by Administrative Agent and the Lenders from or on behalf of Borrower shall be applied by Administrative Agent and the Lenders in liquidation of the Loans and the obligations of Borrower under the Loan Documents in the following manner and order:

(i)                 first, to the payment of all costs of collection incurred by Administrative Agent and all costs and expenses relating to the enforcement by Administrative Agent of any of the Loan Documents, and any costs or expenses incurred by Administrative Agent in accordance with Section 12.5;
(ii)               second, to the repayment of any and all Special Advances;
(iii)             third, to all costs and expenses incurred by any of the Lenders pursuant to Section 12.5;
(iv)             fourth, to the payment of any fees or expenses due Administrative Agent, the Lead Arrangers and Wells Fargo Bank, N.A. from Borrower as required under the Loan Documents;

(v)               fifth, to the payment of any fees due the Lenders from the Borrower;
(vi)             sixth, to the payment pro rata of any accrued unpaid interest, Additional Interest payable under any Hedge Agreement secured by the Mortgage in accordance with Section 9.15(4), or any amounts due to the Lenders from Borrower pursuant to Section 2.9 (Break Funding Payments);
(vii)           seventh, to the payment pro rata of principal outstanding on the Notes; and
(viii)         the balance to the party legally entitled to the same.

ARTICLE 12

MISCELLANEOUS

Section 12.1        Notices.

(1)               Generally.  Except in the case of notices and other communications pursuant to Section 2.10 or otherwise expressly permitted to be given hereunder electronically (and subject to subsection (2) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                if to Borrower, to it at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, Attention: Chief Financial Officer (Telecopy No. (201) 843-2198); with copies to: (i) Borrower at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Corporation Counsel (Telecopy No. (212) 894-7996), (ii) Borrower at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Executive Vice President: Capital Markets (Telecopy No. (212) 894-7035), and (iii) Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Arthur S. Adler, Esq. (Telecopy No. (212) 291-9001);

(b)               if to Administrative Agent or JPM Securities, to it at 270 Park Avenue, 45th Floor, New York, New York 10017, Attention: Joan Matera (via email in lieu of Telecopy, at joan.matera@jpmorgan.com), with copies to (i) Administrative Agent at 10 South Dearborn Street, 7th Floor (IL1-0010), Chicago, Illinois 60603, Attention: Loan Administration (Telecopy No. (312) 385-7101), (ii) Administrative Agent at 4 New York Plaza, New York, New York 10004, Attention: Lanre Williams, Esq. (Telecopy No. (917) 849-0184), and (iii) Emmet, Marvin & Martin, LLP, 120 Broadway, 32nd Floor, New York, New York 10271, Attention:  John P. Uehlinger, Esq. (Telecopy No. (212) 238-3100);

(c)                if to any Lender (other than Administrative Agent) or any Lead Arranger (other than JPM Securities), to it at its address (or telecopy number) set forth on its signature page hereto or on its signature page to its Assignment and Assumption (as applicable); and

(d)               if to Guarantor, to it at c/o Alexanders, Inc., 210 Route 4 East, Paramus, New Jersey 07652, Attention: Chief Financial Officer (Telecopy No. (201) 843-2198); with copies to: (i) Guarantor at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Corporation Counsel (Telecopy No. (212) 894-7996), (ii) Guarantor at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Executive Vice President: Capital Markets (Telecopy No. (212) 894-7035), and (iii) Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Arthur S. Adler, Esq. (Telecopy No. (212) 291-9001).

(2)               Electronic Notices.  Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(3)               Changes in Address.  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.2        Amendments, Waivers, Etc.

(1)               Subject to any consents of the Required Lenders or all of the Lenders required pursuant to Sections 12.2(2) and 12.2(3), respectively, and any other provisions of this Agreement and any other Loan Document which expressly require the consent, approval or authorization of the Required Lenders or all of the Lenders, this Agreement and any other Loan Document may be amended, modified or supplemented by an instrument in writing signed by Borrower and Administrative Agent.

(2)               Notwithstanding anything in Section 12.2(1) to the contrary (but subject to the provisions of Section 12.2(3)), Administrative Agent will not, without the written consent of the Required Lenders (subject to any standard of reasonability as may be expressly set forth in the Loan Documents), (a) execute and deliver any material amendment, modification or supplement of the Loan Documents or any instrument waiving or consenting to a departure from any of the material requirements of the Loan Documents, including, without limitation, any material amendment, modification or supplement of, or any waiver or departure from any of the material requirements of, the provisions of Section 3.1 (Insurance) (other than Section 3.1(1)(h)), Section 4.2 (Cash Management Account), Section 4.4 (Debt Service Coverage Ratio), Section 9.3 (Control; Management); Section 12.23 (Assignments and Participations), Article 14 (Administrative Agent), the definitions of “Additional Collateral” (including the forms of Additional Collateral permitted to be provided pursuant to this Agreement), “Eligible Assignee”, “Single Purpose Entity” and “Threshold Amount” set forth in Section 1.1, or any provisions of the Loan Documents which pursuant to their express terms require the Required Lenders’ consent; (b) after the occurrence of an Event of Default, (i) waive any Event of Default which is the subject of any written notice of default given by Administrative Agent to Borrower; (ii) declare the Loans to be immediately due and payable, or rescind any such declaration; (iii) commence any action to foreclose the lien of the Mortgage or conduct a foreclosure sale pursuant to a power of sale; (iv) accept a deed in lieu of foreclosure; (v) seek the appointment of a receiver; (vi) file or approve any plan in any bankruptcy proceeding involving Borrower, Guarantor or the Project; (vii) commence any suit on the Note to collect the Indebtedness; or (viii) commence any suit on the Guaranty or (if applicable) any Qualified Guaranty to collect the guaranteed amounts; or (c) after any foreclosure of the lien of the Mortgage or acceptance of a deed in lieu of foreclosure, (i) adopt a Post-Foreclosure Plan or (ii) appoint a property manager for the Project other than in accordance with such approved Post-Foreclosure Plan.

(3)               Notwithstanding anything in Sections 12.2(1) and 12.2(2) to the contrary, Administrative Agent will not, without the consent of all of the Lenders (subject to any standard of reasonability as may be expressly set forth in the Loan Documents), agree to the following: (a) reduce, or forgive any portion of, the principal amount of the Loans or reduce the interest rate thereon (other than a reduction or waiver of interest accruing at the Default Rate, which may be reduced or waived by the Required Lenders); (b) extend any stated payment date for principal of or interest on the Loans payable to such Lender (except for the extensions of the Maturity Date provided for in Section 2.15); (c) release Borrower, Guarantor or any other party from liability under the Loan Documents (except for any release of (i) Borrower in connection with a transfer of the Project to a successor borrower in accordance with Section 9.1(2), (ii) any assigning Lender pursuant to Section 12.23 and (iii) any resigning Administrative Agent pursuant to Section 14.6); (d) release or subordinate in whole or in part any material portion of the collateral given as security for the Loans (except as provided in Sections 9.1(4) and 9.1(5)) (it being specifically acknowledged and agreed that the Excess Development Rights do not constitute collateral for the Loans); (e) modify any of the provisions of this Section 12.2, the definition of “Required Lenders” or any other provision in the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (f) modify the terms of Article 10; (g) consent to (i) the sale, transfer or encumbrance of any portion of the Project (or any interest therein) or any direct or indirect ownership interest therein (except for any transfer of the Project to a successor borrower in accordance with Section 9.1(2)) and (ii) the incurrence by Borrower of any additional indebtedness secured by the Project; or (h) modify the requirement set forth in the second sentence of Section 3.1(1)(d) that the insurance described therein be maintained on a replacement cost basis.

(4)               Notwithstanding anything to contrary contained in this Agreement, any modification or supplement of Article 14, or of any of the rights or duties of Administrative Agent hereunder shall require the consent of Administrative Agent.

Section 12.3        Limitation on Interest.

It is the intention of the parties hereto to conform strictly to applicable usury laws.  Accordingly, all agreements between Borrower, Administrative Agent and the Lenders with respect to the Loans are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Administrative Agent or any Lender or charged by any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law.  If the Loans would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Notes by the holders thereof (or, if the Notes have been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Administrative Agent in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law.  In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof.  If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes have been paid in full, refunded to Borrower).  The terms and provisions of this Section 12.3 shall control and supersede every other provision of the Loan Documents.  The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which the Lenders may contract for, take, reserve, charge or receive under the Loan Documents.

Section 12.4        Invalid Provisions.

If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 12.5        Reimbursement of Expenses.

Borrower shall pay or reimburse Administrative Agent, the Lead Arrangers and/or the Lenders on demand of the applicable party for: (1) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, disbursements and other charges) incurred by Administrative Agent, the Lead Arrangers and the Lenders in connection with the syndication of the Loans (provided that Borrower shall not be responsible for such syndication costs incurred after the Closing Date) to the extent that the same are incurred more than three (3) months after the Closing Date), the preparation, negotiation, execution and recording of the Loan Documents and the closing of the Loans, including, without limitation, the reasonable out-of-pocket fees and expenses in connection with the closing of the Loans of the appraiser, environmental, engineering, insurance and other consultants engaged by Administrative Agent and all reasonable out-of-pocket expenses of the Lenders (but not any post-closing costs or expenses incurred by the Lenders) relating to the internal review of appraisals, environmental reports, engineering reports, and the cost of credit searches, “know your customer” due diligence, and public record searches, (2) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, disbursements and other charges) incurred by Administrative Agent from time to time in connection with the Loans, including the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents, and (3) all out-of-pocket amounts expended, advanced or incurred by Administrative Agent and the Lenders in connection with the enforcement of the rights of Administrative Agent and the Lenders under this Agreement or any other Loan Document or in connection with defending the rights and claims of Administrative Agent and the Lenders under the Loan Documents or with respect to the Project (by litigation or other proceeding), which amounts will include all reasonable out-of-pocket court costs, attorneys’ fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Administrative Agent and the Lenders in connection with any such matters (whether or not litigation is instituted); provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Administrative Agent or any of the Lenders, (B) in any other instance herein or in any other Loan Document that provides that the matter in question is to be at the expense of Administrative Agent or any Lender or at no cost to Borrower or words of similar import, (C) in connection with any assignment, syndication or sale of participations in the Loans subsequent to the Closing Date except as expressly set forth in clause (1) above, (D) in connection with any dispute, proceeding, buy-sell or other matters as may arise between or among Administrative Agent and/or one or more Lenders and/or one or more Lead Arrangers, or (E) in connection with the execution of any note to replace lost, destroyed or mutilated notes.  To the extent any amounts due under this Section 12.5 are not paid by Borrower within ten (10) Business Days after demand therefor by Administrative Agent, such amounts shall bear interest at the Default Rate from the date such amounts shall be incurred until paid, and in any event, all of such amounts shall secured by the Loan Documents.

Section 12.6        Approvals; Third Parties; Conditions.

All approval rights retained or exercised by Administrative Agent and the Lenders with respect to leases, contracts, plans, studies and other matters are solely to facilitate the Lenders’ credit underwriting, and shall not be deemed or construed as a determination that the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by any other Person.  This Agreement is for the sole and exclusive use of Administrative Agent, the Lenders and Borrower and may not be enforced, nor relied upon, by any Person other than Administrative Agent, the Lenders and Borrower.  All conditions of the obligations of Administrative Agent and the Lenders hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Administrative Agent and the Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that the Lenders will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Administrative Agent and the Lenders at any time in their sole and absolute discretion.

Section 12.7        Lenders and Administrative Agent Not in Control; No Partnership.

None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender the right or power to exercise control over the affairs or management of Borrower, the power of Administrative Agent and the Lenders being limited to the rights to exercise the remedies referred to in the Loan Documents.  The relationship between Borrower and the Lenders is, and at all times shall remain, solely that of debtor and creditor.  No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Administrative Agent, the Lenders and Borrower or to create an equity in the Project in Administrative Agent or any Lender.  Administrative Agent and the Lenders neither undertake nor assume any responsibility or duty to Borrower or to any other person with respect to the Project or the Loans, except as expressly provided in the Loan Documents; and: (1) neither Administrative Agent nor any Lender is, nor shall be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and neither Administrative Agent nor any Lender intends to ever assume such status; (2) no Lender or Administrative Agent shall in any event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) no Lender or Administrative Agent shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners.  Administrative Agent, the Lenders and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Administrative Agent, the Lenders and Borrower, or to create an equity in the Project in Administrative Agent or any Lender, or any sharing of liabilities, losses, costs or expenses.

Section 12.8        Time of the Essence.

Time is of the essence with respect to this Agreement.

Section 12.9        Successors and Assigns.

Subject to the provisions of Section 12.23, this Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders and Borrower and the respective successors and permitted assigns.

Section 12.10    Intentionally Omitted.

Section 12.11    Waivers.

No course of dealing on the part of Administrative Agent or any Lender, their officers, employees, consultants or agents, nor any failure or delay by Administrative Agent or any Lender with respect to exercising any right, power or privilege of Administrative Agent or any Lender under any of the Loan Documents, shall operate as a waiver thereof.

Section 12.12    Cumulative Rights.

Rights and remedies of Administrative Agent and the Lenders under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 12.13    Singular and Plural.

Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa.  The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

Section 12.14    Phrases.

When used in this Agreement and the other Loan Documents, the phrase “including” shall mean “including, but not limited to,” and except as qualified by the words “reasonable” or “reasonably” (i) the phrases “satisfactory to any Lender” or “satisfactory to Administrative Agent” shall mean in form and substance satisfactory to such Lender or Administrative Agent, as the case may be, in all respects, (ii) the phrases “with Lender’s consent”, “with Lender’s approval”, “with Administrative Agent’s consent” or “with Administrative Agent’s approval” shall mean such consent or approval at Lender’s or Administrative Agent’s, as the case may be, discretion, and (iii) the phrases “acceptable to Lender” or “acceptable to Administrative Agent” shall mean acceptable to Lender or Administrative Agent, as the case may be, at such party’s sole and absolute discretion.

Section 12.15    Exhibits and Schedules.

The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

Section 12.16    Titles of Articles, Sections and Subsections.

All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 12.17    Promotional Material.

All references to Administrative Agent or any Lender relating to the Loans contained in any press release, advertisement or promotional material issued by Borrower, Guarantor or any Affiliate thereof shall be approved in writing by Administrative Agent and such Lender in advance of issuance, and all references to Borrower, Guarantor or any Affiliate thereof relating to the Loans contained in any press release, advertisement or promotional material issued by Administrative Agent or any Lender or any Affiliate thereof shall be approved in writing by Borrower in advance of issuance, provided, however, that no approval shall be required if such reference is contained in any filing required to be made with the United Stated Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or in any other filing required to be made with any Governmental Authority.

Section 12.18    Survival.

Except as otherwise expressly stated in this Agreement, all of the obligations of Borrower under the indemnification provisions of the Agreement and the other Loan Documents (including, without limitation, the environmental indemnities under Article 5, and the obligations under Sections 2.8, 2.9 and 2.12) shall survive (a) the repayment in full of the Loans and the release of the Liens evidencing or securing the Loans, (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower, and (c) in the case of any Lender that may assign any interest in its Commitment or Loans hereunder in accordance with the terms of this Agreement, the making of such assignment, notwithstanding that such assigning Lender may cease to be a “Lender” hereunder.

Section 12.19    WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.20    Governing Law.

(1)        THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY ADMINISTRATIVE AGENT AND LENDERS AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED

IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(2)        ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS MAY AT ADMINISTRATIVE AGENT’S OPTION (WHICH DECISION SHALL BE MADE BY THE REQUIRED LENDERS) BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT THE CORPORATION TRUST COMPANY HAVING AN OFFICE LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (A) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 12.21    Entire Agreement.

This Agreement and the other Loan Documents embody the entire agreement and understanding between Administrative Agent, the Lenders and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 12.22    Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 12.23    Assignments and Participations.

(1)               Assignments by Borrower.  Borrower may not assign any of its rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders and Administrative Agent or as permitted herein.

(2)               Assignments by the Lenders.  Each Lender may assign any of its Loans, its Notes and its Commitment (but only with the consent of Administrative Agent and provided no Event of Default exists, with the consent of Borrower, not to be unreasonably withheld, delayed or conditioned); provided that:

(a)                no such consent by Administrative Agent or Borrower shall be required in the case of any assignment by any Lender to another Lender or an Affiliate of such Lender or such other Lender (provided that in the case of an assignment to any such Affiliate, the assigning Lender will not be released from its obligations under the Loan Documents and Administrative Agent may continue to deal only with such assigning Lender and further provided that such assignment shall not result in any increased costs to, or obligations of, Borrower hereunder as of the date of such assignment);

(b)               except to the extent Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender or an Affiliate of a Lender) shall be in an amount at least equal to $10,000,000 (unless the entire amount of such Lender’s Loans are then being assigned);

(c)                subject to the applicable Lender’s compliance with the provisions of clause (b) above, Administrative Agent’s consent to an assignment shall not be unreasonably withheld, delayed or conditioned if (i) such assignment is made to an Eligible Assignee, and (ii) the provisions of clause (d) have been satisfied;

(d)               upon execution and delivery by the assignee (even if already a Lender) to Borrower and Administrative Agent of an Assignment and Assumption having the Commitment and Loans specified in such instrument, and upon consent thereto by Administrative Agent and Borrower to the extent required above, the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment and Loans (or portion thereof) so assigned (subject to the proviso contained in clause (a) above).  Upon each such assignment the assigning Lender shall pay Administrative Agent a processing and recording fee of $3,500 and the reasonable fees and disbursements of Administrative Agent’s counsel incurred in connection therewith; and

(e)                notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, Administrative Agent (including any successor Administrative Agent) shall not assign and/or grant participations in its Commitment or Loans if after such assignment and/or participation it would then retain a Commitment and Loans of less than 12.5% of the total amount of all Commitments and Loans.

(3)               Participations.

(a)                A Lender may sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of any Loans held by it, or in its Commitment, provided (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C)  Borrower, Administrative Agent  and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents and (D) such participation shall not result in any increased costs to, or obligations of, Borrower hereunder as of the date of such sale.  In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 12.2, requires the consent of each Lender.  Subject to subsection (3)(b) of this Section 12.23, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8, 2.9 and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (2) of this Section 12.23 (provided the Lender from which the Participant has acquired its interest complies with any requirements of such Sections applicable to such Lender).  To the extent permitted by law, each Participant also shall be entitled to the benefits of this Section 12.23 as though it were a Lender; provided that such Participant agrees to be subject to this Section 12.23 as though it were a Lender.

(b)               A Participant shall not be entitled to receive any greater payment under Section 2.8, 2.9 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  A Participant that is a non-U.S. Person that would become a Lender shall not be entitled to the benefits of Section 2.12 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.12 as though it were a Lender.

(4)               Certain Pledges.  In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.23 (but without being subject thereto), any Lender may (without notice to Borrower, Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein.  No such assignment shall release the assigning Lender from its obligations hereunder.

(5)               Provision of Information to Assignees and Participants.  A Lender may from time to time furnish any information concerning Borrower, Guarantor or any of their respective Affiliates or the Project delivered to such Lender pursuant to this Agreement to assignees and participants (including prospective assignees and participants) so long as such assignee or participant (or such prospective assignee or participant), as applicable, agrees in writing to comply with the confidentiality provisions set forth herein and in the other Loan Documents.

(6)               No Assignments to Borrower or Affiliates.  Anything in this Section 12.23 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower or any of its Affiliates without the prior written consent of Administrative Agent and each Lender.

(7)               German Pfandbrief Legislation.  Notwithstanding anything to the contrary contained in this Agreement, any Lender may pledge its Loan to a trustee, administrator, receiver or other Person (or their respective nominees, agents or collateral agents or collateral trustees) (a “Security Trustee”) in connection with the issuance of covered mortgage bonds under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any substitute or successor legislation of a mortgage pool securing covered mortgage bonds issued by a German mortgage bank, or any other Person meeting the eligibility requirements and being permitted to issue covered mortgage bonds, under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any substitute or successor legislation.  Borrower, Administrative Agent and the Lenders agree to execute, within fifteen (15) Business Days after written request therefor is made by Administrative Agent to Borrower and the Lenders, any documents or any amendments, amendments and restatements and/or modifications to any Loan Document (including amended, amended and restated and/or replacement promissory notes) and/or any estoppel certificates from Borrower reasonably requested by Administrative Agent or such pledging Lender in order to make the Loan Documents eligible under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any substitute or successor legislation, without charge to Borrower, Administrative Agent and the Lenders, provided that (i) such documents, amendments, amendments and restatements, modifications and/or estoppel certificates do not (a) expand the liability or obligations of Borrower, Administrative Agent and/or the Lenders under the Loan Documents or diminish the rights of Borrower, Administrative Agent and/or the Lenders under the Loan Documents or (b) expand the liability or obligations of any assignee of a Lender or any Participant under the Loan Documents or diminish the rights of any assignee of a Lender or any Participant under the Loan Documents; and (ii) the pledging Lender shall pay all costs and expenses (including reasonable out-of-pocket attorney’s fees and disbursements)

incurred by Borrower, Administrative Agent and the Lenders in connection with such documents, amendments, amendments and restatements, modifications and/or estoppel certificates.  Notwithstanding any pledge pursuant to this Section 12.23(7), (i) Administrative Agent shall continue to deal solely with the pledging Lender and (ii) the pledging Lender shall not agree with the pledgee that the pledging Lender will not take or refrain from taking any action hereunder or under any other Loan Document without the pledgee’s (or any other Person’s) consent; provided, however, that after any foreclosure of such pledge, the Security Trustee (rather than the pledging Lender) shall have the sole right and power to exercise any and all approval, consent and voting rights under the Loan Documents which relate to the pledging Lender’s Loan, but only to the extent that such approval, consent or voting rights relate to any of the matters requiring the consent of all of the Lenders set forth in Section 12.2(3).

Section 12.24    Brokers.

Borrower hereby represents to Administrative Agent and each Lender that Borrower has not dealt with any broker, underwriters, placement agent, or finder in connection with the transactions contemplated by this Agreement and the other Loan Documents.  Borrower hereby agrees to indemnify and hold Administrative Agent and each Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein.

Section 12.25    Right of Set-off.

(1)               Upon the occurrence and during the continuance of any Event of Default, each of the Lenders is, subject (as between the Lenders) to the provisions of subsection (3) of this Section 12.25, hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Lender in any of its offices, in Dollars or in any other currency, to or for the credit or the account of Borrower (but specifically excluding Guarantor or any other Affiliate of Borrower) against any and all of the respective obligations of Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender or any other Lender shall have made any demand hereunder and although such obligations may be contingent or unmatured and such deposits or indebtedness may be unmatured.  Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien, or similar rights against any deposit or other indebtedness of Borrower whether or not located in California or any other state with certain laws restricting lenders from pursuing multiple collection methods, could result under such laws in significant impairment of the ability of all the Lenders to recover any further amounts in respect of the Loan.  Therefore, each Lender agrees that no Lender shall exercise any such right of set-off, banker’s lien, or otherwise, against any assets of Borrower (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Lender to or for the credit or the account of Borrower) without the prior written consent of Administrative Agent and the Required Lenders.

(2)               Each Lender shall promptly notify Borrower and Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lenders under this Section 12.25 are in addition to other rights and remedies (including other rights of set-off) which the Lenders may have.

(3)               If an Event of Default has resulted in the Loans becoming due and payable prior to the stated maturity thereof, each Lender agrees that it shall turn over to Administrative Agent any payment (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans held by it in excess of its ratable portion of payments on account of the Loans obtained by all the Lenders.

Section 12.26    Limitation on Liability of Administrative Agent’s and the Lenders’ Officers, Employees, etc.

Any obligation or liability whatsoever of Administrative Agent or any Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Administrative Agent’s or such Lender’s respective assets only.  No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Administrative Agent’s or any Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

Section 12.27    Cooperation with Syndication.

Borrower acknowledges that Lead Arrangers intend to syndicate a portion of the Commitments to one or more Lenders (the “Syndication”) and in connection therewith, Borrower will take all actions as Lead Arrangers and Wells Fargo Bank, N.A. may reasonably request to assist Lead Arrangers and Wells Fargo Bank, N.A. in their Syndication effort.  Without limiting the generality of the foregoing, Borrower shall, as reasonably requested by the Lead Arrangers and Wells Fargo Bank, N.A. (at no cost or expense to Borrower other than as set forth in Section 12.5 and Borrower’s own costs and expenses), (i) facilitate the review of the Loan and the Project by any prospective Lender; (ii) assist Lead Arrangers and Wells Fargo Bank, N.A. and otherwise cooperate with Lead Arrangers and Wells Fargo Bank, N.A. in the preparation of information offering materials (which assistance may include reviewing and commenting on drafts of such information materials and drafting portions thereof); (iii) deliver updated information on Borrower and the Project; (iv) make representatives of Borrower available to meet with prospective Lenders at tours of the Project and bank meetings; (v) facilitate direct contact between the senior management and advisors of Borrower and any prospective Lender; and (vi) provide Lead Arrangers and Wells Fargo Bank, N.A. with all information reasonably deemed necessary by them to complete the Syndication successfully.  Borrower agrees to take such further action, in connection with documents and amendments to the Loan Documents, as may reasonably be required to effect such Syndication, provided that the same shall not result in any increase in Borrower’s liabilities or obligations, or any decrease in Borrower’s rights, under this Agreement and the other Loan Documents.

Section 12.28    WAIVER OF SPECIAL DAMAGES.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY AGREES THAT IT SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY, THE LOANS OR THE USE OF THE PROCEEDS THEREOF.

Section 12.29    USA PATRIOT ACT NOTIFICATION.

Each Lender that is subject to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318, hereby notifies Borrower that pursuant to the requirements of such Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent to identify Borrower in accordance with said Act.

Section 12.30    Assignment of Mortgage and Notes.

Administrative Agent and the Lenders each agrees to assign the Mortgage and the Notes, upon reasonable written notice from Borrower, and upon payment in full of the Loans at par, including, without limitation, all outstanding principal, accrued and unpaid interest, any Additional Interest and any and all other Indebtedness, at no cost or expense to Borrower (other than Administrative Agent’s reasonable out-of-pocket attorneys’ fees and disbursements), to such Person as Borrower shall designate, without recourse and without representation or warranty, other than representations (i) that Administrative Agent, as administrative agent for the Lenders, is the legal holder of the Mortgage and has the authority to effect such assignment and that such Lender is the legal holder of the Notes it is assigning and has the authority to effect such assignment and (ii) as to the outstanding principal balance of the Loans at the time of such assignment.  In connection therewith, in the event any of the Lenders is unable to deliver any of its original Notes, such Lender shall deliver a lost note affidavit and indemnity in respect thereof in a form reasonably acceptable to such Lender and the assignee.

ARTICLE 13

RECOURSE

Section 13.1        Recourse.

This Agreement and the other Loan Documents are valid and binding full recourse obligations of Borrower and shall be non-recourse to the Sole Member and to Guarantor and to the partners, officers, directors, trustees, shareholders and employees of Borrower, Sole Member and Guarantor, except that Guarantor (but not its partners, officers, directors, trustees, shareholders or employees) shall remain liable under the Guaranty, the Environmental Indemnity, and, to the extent delivered in accordance with Section 9.15(4) hereof, the guaranty of interest contemplated under such Section 9.15(4), to Administrative Agent and the Lenders pursuant to the terms thereof.

ARTICLE 14

ADMINISTRATIVE AGENT

Section 14.1        Appointment.

Each of the Lenders hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

Section 14.2        Capacity as Lender.

The bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or Affiliate thereof as if it were not Administrative Agent hereunder.

Section 14.3        Duties and Obligations.

Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement or the other Loan Documents), and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its subsidiaries or Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement or the other Loan Documents) or in the absence of its own gross negligence or willful misconduct.  Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until written notice thereof is given to Administrative Agent by Borrower or a Lender, and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in this Agreement, other than to confirm receipt of items expressly required to be delivered to Administrative Agent, (vi) the value, sufficiency, creation, perfection or priority of any lien on the Mortgaged Property, or (vii) the financial condition of Borrower or Guarantor.

Section 14.4        Reliance.

Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 14.5        Sub-Agents.

Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Administrative Agent.  Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 14.6        Resignation.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, Administrative Agent may resign at any time by notifying the Lenders and Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower (provided that no Event of Default then exists), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, including, without limitation, Section 12.23(2)(e), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After Administrative Agent’s resignation hereunder, the provisions of this Article and Section 12.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 14.7        Independent Credit Analysis.

Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder or thereunder.

Section 14.8        Lender Actions Against Collateral.

Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to Borrower’s obligations under this Agreement or any other Loan Document, against Borrower, Guarantor or any other obligor under this Agreement or the other Loan Documents or against any of the Mortgaged Property (including, without limitation, set-off rights against Borrower) without the consent of the Required Lenders.  With respect to any action by Administrative Agent to enforce the rights and remedies of Administrative Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Administrative Agent to the extent necessary to enforce the rights and remedies of Administrative Agent for the benefit of the Lenders under the Mortgage in accordance with the provisions hereof.  Each Lender agrees to indemnify each of the other Lenders for any loss or damage suffered or cost incurred by such other Lender (including without limitation, attorneys fees and expenses and other costs of defense) as a result of the breach of this Section 14.8 by such Lender.

Section 14.9        Lender Reply Period.

All communications from Administrative Agent to Lenders requesting Lenders’ determination, consent or approval, in each case to the extent required under the terms of this Agreement, (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such determination, consent or approval is requested, (iii) shall include a legend substantially as follows, printed in capital letters or boldface type:

“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE.  FAILURE TO RESPOND WITHIN FIVE (5) DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE MATTER DESCRIBED ABOVE.”

and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof.  Each Lender shall reply promptly to any such request, but in any event within five (5) days after the delivery of such request by Administrative Agent (the “Lender Reply Period”).  Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination.  With respect to decisions requiring the approval of the Required Lenders or all Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Required Lenders or all of the Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

Section 14.10    Foreclosure.

In the event that all or any portion of the Mortgaged Property is acquired by Administrative Agent as the result of a foreclosure or acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Indebtedness, title to any such Mortgaged Property or any portion thereof shall be held in the name of Administrative Agent or a subsidiary or other designee of Administrative Agent, as nominee for the benefit of the Lenders, or in an entity co-owned by the Lenders as determined by Administrative Agent.  Administrative Agent shall prepare a recommended course of action for such Mortgaged Property (the “Post-Foreclosure Plan”) and submit it to the Lenders for approval by the Required Lenders.  In the event that Administrative Agent does not obtain the approval of the Required Lenders to such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Administrative Agent, and Administrative Agent shall submit any and all such additional Post-Foreclosure Plan(s) to the Lenders for evaluation and the approval by the Required Lenders.  In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Mortgaged Property acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Mortgaged Property, and the collecting of rents and other sums from such Mortgaged Property and paying the expenses of such Mortgaged Property.  Upon demand therefor from time to time, each Lender will contribute its ratable share (based on their respective Commitments immediately prior to the termination thereof) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Mortgaged Property.  In addition, Administrative Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Mortgaged Property, and each of the Lenders shall promptly contribute its ratable share (based on their respective Commitments immediately prior to the termination thereof) of any operating loss for the Mortgaged Property, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan.  To the extent there is net operating income from such Mortgaged Property, Administrative Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders.  All such distributions shall be made to the Lenders in proportion to their respective Commitments immediately prior to the termination thereof.  The Lenders acknowledge that if title to any Mortgaged Property is obtained by Administrative Agent or its subsidiary or designee, or an entity co-owned by the Lenders, such Mortgaged Property will not be held as a permanent investment but will be disposed of as soon as practicable and within a time period consistent with the regulations applicable to national banks for owning real estate.  Administrative Agent shall undertake to sell such Mortgaged Property at such price and upon such terms and conditions as the Required Lenders shall reasonably determine to be most advantageous.  Any purchase money mortgage or deed of trust taken in connection with the disposition of such Mortgaged Property in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee.  In such case, Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of the Lenders in the same, which agreement shall be in all material respects similar to the rights of the Lenders with respect to the Mortgaged Property.  Lenders agree not to unreasonably withhold or delay their approval of a Post-Foreclosure Plan or any third party offer to purchase the Mortgaged Property.

Section 14.11    Defaulting Lender.

Notwithstanding any provision of this Agreement to the contrary, if a Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender;

(a)                Suspension of Voting Rights.  Such Defaulting Lender shall not have the right to vote on any issue on which any vote or approval is required by any Lender hereunder and the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder.

(b)               Turn Over of Payments.  All amounts payable hereunder to the Defaulting Lender in respect of the Indebtedness (whether on account of principal, interest, fees or otherwise, including, without limitation, interest payments from interest reserve allocations to the Defaulting Lender and any amounts that would otherwise be payable to the Defaulting Lender pursuant to Section 2.13, but excluding Section 2.14(2)) shall be paid to Administrative Agent, retained in a segregate account and, subject to any applicable requirements of law, be applied as follows: (i) first, to the payment of any amounts owing by the Defaulting Lender to Administrative Agent hereunder, (ii) second, to the funding of any Borrowing in respect of which the Defaulting Lender has failed to fund its portion as required by this Agreement, as determined by Administrative Agent, (iii) third, to the payment of any amounts owing by the Defaulting Lender to the Non-Defaulting Lenders hereunder, including, without limitation, for any Special Advance under subsection (c) of this Section 14.11, and (iv) fourth, to the Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans and (y) made at a time when the conditions set forth in Schedule 2.1 are satisfied, such payment shall be applied solely to repay the Loans of all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to the Defaulting Lender.

(c)                Special Advances.  If a Lender fails to fund its portion of any Borrowing, in whole or part, within three (3) Business Days after the date required hereunder and Administrative Agent shall not have funded the Defaulting Lender’s portion of the Borrowing under Section 2.2(2), Administrative Agent shall so notify the Lenders, and within three (3) Business Days after delivery of such notice, the Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such Non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower.  In such event, the Defaulting Lender and Borrower severally agree to pay to Administrative Agent for payment to the Non-Defaulting Lenders making the Special Advance, forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of the Defaulting Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to ABR Loans.

(d)               Option to Purchase Future Commitment.  The Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), the Defaulting Lender’s Commitment to fund future Loans (the “Future Commitment”).  Upon any such purchase of the Defaulting Lender’s Future Commitment, the Defaulting Lender’s share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest and the Non-Defaulting Lenders acquiring such rights shall be obligated to fund the Defaulting Lender’s Future Commitment in accordance with the terms of this Agreement.  Any purchase of a Defaulting Lender’s Future Commitment shall not affect such Defaulting Lenders rights and obligations with respect to its Commitment regarding Loans previously advanced by such Defaulting Lender.

(e)                Replacement of Defaulting Lender.

(i)                 By Required Lenders.  The Required Lenders may, upon notice to the Defaulting Lender and Administrative Agent, require the Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.23) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Defaulting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and (ii) Administrative Agent shall have received payment of any amounts owing by such Defaulting Lender to Administrative Agent or the other Lenders under this Agreement.  The Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender.
(ii)               By Borrower.  If the Lender has become a Defaulting Lender due to a failure to fund its Loans hereunder, Borrower may at its option replace Defaulting Lender under Section 2.14(2).

(f)                Indemnification.  Each Defaulting Lender shall indemnify Administrative Agent, each Non-Defaulting Lender and Borrower from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatever which may be imposed on, incurred by or asserted against Administrative Agent, any Non-Defaulting Lender or Borrower with respect to the Loan Documents in any way relating to or arising out of such Lender’s status as a Defaulting Lender.  The obligations of the Defaulting Lender under this clause (f) shall survive the payment of the Indebtedness, the termination of this Agreement and the Defaulting Lender’s reversion to a Non-Defaulting Lender under subsection (g) of this Section 14.11.

(g)               Ceasing to be a Defaulting Lender.  A Lender shall cease to be Defaulting Lender only upon (i) the payment of all amounts due and payable by Defaulting Lender to Administrative Agent or any other Lender under this Agreement; (ii) the payment of any damages suffered by Borrower as a result of such Defaulting Lender’s default hereunder (including, without limitation, interest at the Prime Rate plus 3% on any portion of draw requests funded by Borrower with equity); (iii) the confirmation by the Lender to Administrative Agent and Borrower in writing that the Lender will comply with all of its funding obligations under this Agreement; and (iv) the circumstances described in clause (d) of the definition of “Defaulting Lender” do not exist.  An assignment by a Lender of its rights and obligations under this Agreement shall not in and of itself cause the Lender to cease to be a Defaulting Lender.

Section 14.12    Borrower’s Rights.

Except for the provisions of this Article 14 which expressly grant Borrower any rights, the provisions of this Article 14 are solely for the benefit of Administrative Agent and the Lenders, and Borrower shall not have any rights to rely on, enforce or consent to any waiver, modification or amendment of, any of the provisions hereof; provided, however, that Borrower (a) acknowledges and agrees to the limitations set forth in Section 12.2(1) on Administrative Agent’s ability to act unilaterally with respect to this Agreement or the other Loan Documents, and (b) agrees that Administrative Agent’s inability to deliver any consent to, or approval of, an action requested by Borrower due to lack of appropriate Lender consent where Lender consent is required in accordance with the provisions of Section 12.2(1) shall not constitute an unreasonable withholding or delay by Administrative Agent in the giving of such consent or approval.  Notwithstanding the foregoing, Borrower shall be entitled to rely on consents and approvals executed by Administrative Agent without investigation as to the existence of proper Lender authorization.

Section 14.13    Indemnification by the Lenders.

The Lenders agree to indemnify Administrative Agent (to the extent not reimbursed under Section 12.5, but without limiting the obligations of Borrower under Section 12.5) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Borrower is obligated to pay under Section 12.5, but excluding, unless a Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the day and year first above written.

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Joan Matera
		Name: Title:	Joan Matera Executive Director

[Signature page for Loan Agreement continued]

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Joan Matera
		Name: Title:	Joan Matera Executive Director

[Signature page for Loan Agreement continued]

LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Jeffrey L. Cirillo
		Name: Title:	Jeffrey L. Cirillo Director

Address for Notices:

1901 Harrison Street, 2nd Floor Oakland, CA 94612 Attention: Commercial Mortgage Servicing Telecopy: 866-359-5352

LENDER:                                                                                        LANDESBANK BADEN-WURTTEMBERG, NEW
                                                                                                          YORK Branch

                                                                                                             By:   /s/ Andrew Fleming
                                                                                                                     Name: Andrew Fleming
                                                                                                                     Title:   Assistant Vice President
                                                                                                                                 Real Estate Finance Group

                                                                                                             By:   /s/ Lisa Komm
                                                                                                                    Name: Lisa Komm
                                                                                                                    Title:   Vice President
                                                                                                                                Real Estate Finance

Address for Notices:

Landesbank Baden-Württemberg, New York Branch
280 Park Avenue, 31st Floor, West Building
New York, NY 10017
Attention:	Lisa Komm
Telecopy:	212-584-1769
Email:	Lisa.Komm@LBBWUR.com
Phone:	212-584-1761

With copy to:
Landesbank Baden-Württemberg
AM Hauptbahnhof 2
70173 Stuttgart, Germany
Attention:	Sonja Bredow
Phone:	+49 (711) 127-74477
Email:	Sonja.Bredow@LBBW.de

[Signature page for Loan Agreement continued]
BORROWER:
731 RETAIL ONE LLC, a Delaware limited liability company,
	By:	731 Commercial LLC, a Delaware limited liability company its sole member
		By:	731 Commercial Holding LLC, a Delaware limited liability company, its sole member
			By:	Alexander’s Inc., a Delaware corporation, its sole member

				By:	/s/ Alan J. Rice
					Name:	Alan J. Rice
					Title:	Secretary

731 COMMERCIAL LLC, a Delaware limited liability company,
By:	731 Commercial Holding LLC, a Delaware limited liability company its sole member
	By:	Alexander’s Inc., a Delaware corporation, its sole member

		By:	/s/ Alan J. Rice
			Name:	Alan J. Rice
			Title:	Secretary

EXHIBIT A

LEGAL DESCRIPTION OF PROJECT

Parcel No. 1 (Lot #1001):

THE Condominium Unit (the “Unit”) in the premises known as Beacon Court Condominium and by the Street Number 151 East 58th Street, Borough of Manhattan, City, County and State of New York, said Unit being designated and described as “Retail Unit 1” in the Declaration (the “Declaration”) establishing a plan for condominium ownership of said premises under Article 9-B of the Real Property Law of the State of New York (the “Condominium Act”), dated December 4, 2003 and recorded in the New York County Office of the Register of the City of New York (the “City Register’s Office”) on February 3, 2004 under CRFN 2004000064392 as Amended by Amended and Restated Declaration recorded 3/9/2005 under CRFN 2005000139245 and also designated as Tax Lot 1001 in Block 1313 of Section 5 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of said Building, certified by Peter Claman, Registered Architect on January 29, 2004 and filed in the Real Property Assessment Department of the City of New York on January 30, 2004, as Condominium Plan No. 1350 also filed in the City Register’s Office on February 3, 2004 under CRFN 2004000064393.

TOGETHER with an undivided 12.5492% percentage interest in the General Common Elements (as such terms is defined in the Declaration).

THE premises within which the Unit is located is more particularly described as:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of East 59th Street and the westerly side of Third Avenue;

RUNNING THENCE southerly along the westerly side of Third Avenue, 200 feet 10 inches to the northerly side of East 58th Street;

THENCE westerly along the northerly side of East 58th Street, 420 feet to the easterly side of Lexington Avenue;

THENCE northerly along the easterly side of Lexington Avenue, 200 feet 10 inches to the southerly side of East 59th Street;

THENCE easterly along the southerly side of East 59th Street, 420 feet to the point or place of BEGINNING.

TOGETHER with the benefits and SUBJECT to the burdens of the Easements set forth in the Deed made by Seven Thirty One Limited Partnership to 59th Street Corporation, dated as of August 1, 2001 and recorded on August 8, 2001 in Reel 3339 Page 1100.

Parcel No. 2 (Lot #1209):

THE Condominium Unit (the “Unit”) in the premises known as Beacon Court Condominium and by the Street Number 151 East 58th Street, Borough of Manhattan, City, County and State of New York, said Unit being designated and described as “Retail Unit 2” in the Declaration (the “Declaration”) establishing a plan for condominium ownership of said premises under Article 943 of the Real Property Law of the State of New York (the “Condominium Act”), dated December 4, 2003 and recorded in the New York County Office of the Register of the City of New York (the “City Register’s Office”) on February 3, 2004 under CRFN 2004000064392 as Amended by Amended and Restated Declaration recorded 3/9/2005 under CRFN 2005000139245 and also designated as Tax Lot 1209 in Block 1313 of Section 5 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of said Building, certified by Peter Claman, Registered Architect on January 29, 2004 and filed in the Real Property Assessment Department of the City of New York on January 30, 2004, as Condominium Plan No. 1350 also filed in the City Register’s Office on February 3, 2004 under CRFN 2004000064393.

TOGETHER with an undivided 0.7402% percentage interest in the General Common Elements (as such terms is defined in the Declaration).

THE premises within which the Unit is located is more particularly described as:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of East 59th Street and the westerly side of Third Avenue;

RUNNING THENCE southerly along the westerly side of Third Avenue, 200 feet 10 inches to the northerly side of East 58th Street;

THENCE westerly along the northerly side of East 58th Street, 420 feet to the easterly side of Lexington Avenue;

THENCE northerly along the easterly side of Lexington Avenue, 200 feet 10 inches to the southerly side of East 59th Street;

THENCE easterly along the southerly side of East 59th Street, 420 feet to the point or place of BEGINNING.

TOGETHER with the benefits and SUBJECT to the burdens of the Easements set forth in the Deed made by Seven Thirty One Limited Partnership to 59th Street Corporation, dated as of August 1, 2001 and recorded on August 8, 2001 in Reel 3339 Page 1100.

EXHIBIT B

[Form of Note]

PROMISSORY NOTE

$116,666,666.66                                                                                                                                                                                                                                                                                                                                                                                                                                  August 5, 2015
                                                                                                                        New York, New York

FOR VALUE RECEIVED, 731 RETAIL ONE LLC, a Delaware limited liability company, and 731 COMMERCIAL LLC, a Delaware limited liability company (jointly, severally and collectively, the “Borrower”), hereby promise to pay to WELLS FARGO BANK, N.A. (the “Lender”), the principal sum of One Hundred Sixteen Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six and 66/100 ($116,666,666.66) Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

This Note is one of the Notes referred to in the Loan Agreement dated as of August 5, 2015 (as modified, supplemented, extended and in effect from time to time, the “Agreement”) among Borrower, the lenders party thereto (including the Lender), JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other parties, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Sections 12.9 and 12.23 of the Agreement, this Note may not be assigned by the Lender to any other Person.

This Note, together with the other Notes, amends and restates in their entirety the terms and provisions of the promissory notes secured by the mortgages which were consolidated, modified and extended pursuant to the Consolidation Agreement (the “Prior Notes”). This Note, together with the other Notes, is given in substitution for and shall constitute the restatement of and is intended to evidence the same indebtedness as the Prior Notes. It is expressly understood and agreed that in the event of any conflict between the terms of this Note and the Prior Notes, the terms of this Note shall control.

[Signature Page to Promissory Note – Wells Fargo Bank, N.A.]

This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

BORROWER:

731 RETAIL ONE LLC,
a Delaware limited liability company,

By:   731 Commercial LLC,
a Delaware limited liability company
its sole member

By:   731 Commercial Holding LLC,
a Delaware limited liability company,
its sole member

By:   Alexander’s Inc.,
a Delaware corporation,
its sole member

By:   /s/ Alan J. Rice                e
Name: Alan J. Rice
Title:

731 COMMERCIAL LLC,

a Delaware limited liability company,

By:   731 Commercial Holding LLC,
a Delaware limited liability company,
its sole member

By:   Alexander’s Inc.,
a Delaware corporation,
its sole member

By:   /s/ Alan J. Rice
Name: Alan J. Rice
Title:

PROMISSORY NOTE

$116,666,666.67                                                                                                                                                                                                                                                                                                                                                                                                                                  August 5, 2015
                                                                                                                        New York, New York

FOR VALUE RECEIVED, 731 RETAIL ONE LLC, a Delaware limited liability company, and 731 COMMERCIAL LLC, a Delaware limited liability company (jointly, severally and collectively, the “Borrower”), hereby promise to pay to LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH (the “Lender”), the principal sum of One Hundred Sixteen Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six and 67/100 ($116,666,666.66) Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

This Note is one of the Notes referred to in the Loan Agreement dated as of August 5, 2015 (as modified, supplemented, extended and in effect from time to time, the “Agreement”) among Borrower, the lenders party thereto (including the Lender), JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other parties, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Sections 12.9 and 12.23 of the Agreement, this Note may not be assigned by the Lender to any other Person.

This Note, together with the other Notes, amends and restates in their entirety the terms and provisions of the promissory notes secured by the mortgages which were consolidated, modified and extended pursuant to the Consolidation Agreement (the “Prior Notes”). This Note, together with the other Notes, is given in substitution for and shall constitute the restatement of and is intended to evidence the same indebtedness as the Prior Notes. It is expressly understood and agreed that in the event of any conflict between the terms of this Note and the Prior Notes, the terms of this Note shall control.

[Signature Page to Promissory Note – Landesbank Baden – Württemberg, New York Branch]

This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

BORROWER:

731 RETAIL ONE LLC,
a Delaware limited liability company,

By:   731 Commercial LLC,
a Delaware limited liability company
its sole member

By:   731 Commercial Holding LLC,
a Delaware limited liability company,
its sole member

By:   Alexander’s Inc.,
a Delaware corporation,
its sole member

By:   /s/ Alan J. Rice                  e
Name: Alan J. Rice
Title:

731 COMMERCIAL LLC,

a Delaware limited liability company,

By:   731 Commercial Holding LLC,
a Delaware limited liability company,
its sole member

By:   Alexander’s Inc.,
a Delaware corporation,
its sole member

By:   /s/ Alan J. Rice                 e
Name: Alan J. Rice
Title:

PROMISSORY NOTE

$116,666,666.67                                                                                                                                                                                                                                                                                                                                                                                                                                  August 5, 2015
                                                                                                                        New York, New York

FOR VALUE RECEIVED, 731 RETAIL ONE LLC, a Delaware limited liability company, and 731 COMMERCIAL LLC, a Delaware limited liability company (jointly, severally and collectively, the “Borrower”), hereby promise to pay to JPMORGAN CHASE BANK, N.A. (the “Lender”), the principal sum of One Hundred Sixteen Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six and 67/100 ($116,666,666.67) Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

This Note is one of the Notes referred to in the Loan Agreement dated as of August 5, 2015 (as modified, supplemented, extended and in effect from time to time, the “Agreement”) among Borrower, the lenders party thereto (including the Lender), JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other parties, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Sections 12.9 and 12.23 of the Agreement, this Note may not be assigned by the Lender to any other Person.

This Note, together with the other Notes, amends and restates in their entirety the terms and provisions of the promissory notes secured by the mortgages which were consolidated, modified and extended pursuant to the Consolidation Agreement (the “Prior Notes”). This Note, together with the other Notes, is given in substitution for and shall constitute the restatement of and is intended to evidence the same indebtedness as the Prior Notes. It is expressly understood and agreed that in the event of any conflict between the terms of this Note and the Prior Notes, the terms of this Note shall control.

[Signature Page to Promissory Note – JPMorgan Chase Bank, N.A.]

This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

BORROWER:

731 RETAIL ONE LLC,
a Delaware limited liability company,

By:   731 Commercial LLC,
a Delaware limited liability company
its sole member

By:   731 Commercial Holding LLC,
a Delaware limited liability company,
its sole member

By:   Alexander’s Inc.,
a Delaware corporation,
its sole member

By:   /s/ Alan J. Rice                  e

Name: Alan J. Rice

Title:

731 COMMERCIAL LLC,

a Delaware limited liability company,

By:   731 Commercial Holding LLC,
a Delaware limited liability company,
its sole member

By:   Alexander’s Inc.,
a Delaware corporation,
its sole member

By:   /s/ Alan J. Rice                e
Name: Alan J. Rice
Title:

EXHIBIT C
[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION1

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________
2.	Assignee:	______________________________
3.	Borrower:	731 Retail One LLC and 731 Commercial LLC
4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as Administrative agent under the Loan Agreement
5.	Loan Agreement:	Loan Agreement dated as of August 5, 2015 among 731 Retail One

1 The Assignor’s right to enter into this Assignment and Assumption may be subject to the terms of a letter agreement from the Assignor to Administrative Agent and Borrower.

                                                                      LLC and 731 Commercial LLC, the Lenders parties thereto,

                                                                      JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other parties

6.         Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for the Assignor	Amount of Commitment/Loans Assigned	Commitment Percentage of Assigned Commitment/Loans
	$	$	%

Effective Date: _______________ ____, 20____ [TO BE INSERTED BY ADMINISTRATIVE AGENT

AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE

REGISTER THEREFOR.]

     The Assignee agrees to deliver to Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, Guarantor, and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR] By: __________________________ Name: Title:

ASSIGNEE

[NAME OF ASSIGNEE] By: ____________________________ Name Title:

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                                                           Address for Notices:

                                                           ____________________________________

                                                           ____________________________________

                                                           ____________________________________

                                                          Attention:           ________________________

                                                          Telecopy:           ________________________

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[Include if and to the extent applicable:]

Consented to:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

731 RETAIL ONE LLC,
a Delaware limited liability company

By:
Name:
Title:

731 COMMERCIAL LLC,
a Delaware limited liability company

By:
Name:
Title:

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

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3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT D
[Form of Subordination,
Non-Disturbance and Attornment Agreement]

_______________________________________________________________________________________________________________________________________________________________________________________________

_____________________________________________________________________________________________

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent for the benefit of the Lenders

- and -

[TENANT]

_____________________________________________________________________________________________

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

_____________________________________________________________________________________________

Dated:                         ___________, 2015

Location:                     731 Lexington Avenue
New York, New York 10022

_____________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________________________________________________________

SUBORDINATION, NON-DISTURBANCE
   AND ATTORNMENT AGREEMENT
(Lease)

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made as of ________ __, 2015 between [__________], a _______________ having an office at ________________ (together with its successors and assigns, the “Tenant”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, having an office at 270 Park Avenue, 45th floor, New York, New York 10017-2507 (together with its successors and assigns, “Administrative Agent”), as Administrative Agent for the benefit of the Lenders (each a “Lender” and collectively, together with each of their successors and assigns, the “Lenders”) under that certain Loan Agreement hereinafter defined.

W I T N E S S E T H:

WHEREAS, 731 Commercial LLC, a Delaware limited liability company (the “Landlord”), is the owner of certain real property located in the County, City and State of New York, known as 731 Lexington Avenue, New York, New York 10022 (the “Premises”);

WHEREAS, the Premises is or is to be encumbered by one or more mortgages or other similar security agreements (collectively, the “Mortgage”) in favor of or to be assigned to Administrative Agent for the benefit of the Lenders pursuant to the terms of a certain loan agreement to be entered into by and between Landlord, Administrative Agent and the Lenders party thereto (the “Loan Agreement”); and

WHEREAS, the Tenant is the holder of a leasehold estate in a portion of the Premises under and pursuant to the provisions of a certain lease dated __________ with Landlord [as modified, amended, extended, assigned or assumed as follows: ____________________ ________________________________________ (collectively, the “Lease”); and

WHEREAS, the Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and the Administrative Agent, on behalf of the Lenders, has agreed to grant non-disturbance to the Tenant under the Lease on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of Ten ($10) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, the Administrative Agent, on behalf of the Lenders, and the Tenant hereby covenant and agree as follows:

1.                   The Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of the Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and all of the terms, covenants and provisions thereof and to the lien thereof and to any and all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof, and to any and all sums secured thereby, with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.                   The Administrative Agent, on behalf of the Lenders, agrees that if any action or proceeding is commenced by the Administrative Agent, either by itself or on behalf of the Lenders, to foreclose the Mortgage or to sell the Premises, the Tenant shall not be named as a party in any such action nor shall the Tenant be named a party in connection with any sale of the Premises, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale (i) the term of the Lease shall have commenced pursuant to the provisions thereof, (ii) the Tenant shall be in possession of the premises demised under the Lease, (iii) the Lease shall be in full force and effect, and (iv) the Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on the part of the Tenant to be observed or performed thereunder or hereunder, unless applicable law requires the Tenant to be made a party thereto as a condition to proceeding against the Landlord or protecting such

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rights and remedies. In the latter case, the Administrative Agent, either by itself or on behalf of the Lenders, may join the Tenant as a defendant in such action only for such purposes and not to terminate the Lease.

3.                   The Tenant agrees that if the Administrative Agent, the Lenders, or any successors in interest to the Administrative Agent or the Lenders shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Administrative Agent, as agent for the Lenders, and the Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event the Tenant agrees to attorn to the Administrative Agent, as agent for the Lenders, and the Administrative Agent, on behalf of the Lenders, agrees to accept such attornment, provided, however, that the provisions of the Mortgage shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and the neither the Administrative Agent nor the Lenders shall be:

(i)                  obligated to complete any construction work required to be done by the Landlord pursuant to the provisions of the Lease or to reimburse the Tenant for any construction work done by the Tenant;

(ii)                 liable for any accrued obligation of the Landlord, or for any act or omission of the Landlord, whether prior to or after such foreclosure or sale;

(iii)                liable under any indemnity provision of whatever nature contained in the Lease, including, but not limited to, any environmental indemnification;

(iv)               required to make any repairs to the Premises and/or to the premises demised under the Lease as a result of fire or other casualty or by reason of condemnation;

(v)                 required to make any capital improvements to the Premises and/or to the premises demised under the Lease which the Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease;

(vi)               subject to any offsets, claims or counterclaims which shall have accrued to the Tenant against the Landlord prior to the date on which the Administrative Agent, either for itself or on behalf of the Lenders, or its successor in interest shall become the owner of the Premises; nor

(vii)              liable for any security deposit or other monies not actually received by the Administrative Agent.

4.                   The Tenant shall not, without the prior written consent of the Administrative Agent (i) enter into any agreement amending, modifying or terminating the Lease, (ii) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due date thereof, (iii) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (iv) assign the Lease or sublet the premises demised under the Lease or any part thereof; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without the prior written consent of the Administrative Agent shall not be binding on the Administrative Agent or the Lenders.

5.                   The Tenant hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof:

(i)                   the Tenant is the owner and holder of the tenant’s interest under the Lease,

(ii)                 a true and complete copy of the Lease has been delivered to Landlord and the Lease has not been modified or amended,

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(iii)                the Lease is in full force and effect and the term thereof commenced on ______________________________, pursuant to the provisions thereof,

(iv)               the premises demised under the Lease have been completed and the Tenant has taken possession of the same on a rent paying basis,

(v)                 neither the Tenant nor the Landlord is in default under any of the terms, covenants or provisions of the Lease and the Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default by the Tenant or the Landlord under the Lease,

(vi)               neither the Tenant nor the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease,

(vii)              all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, and

(viii)            there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease.

6.                   The Tenant shall notify the Administrative Agent of any default by the Landlord under the Lease or any other circumstance which would entitle the Tenant to cancel or terminate the Lease or abate the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation, termination or abatement thereof shall be effective unless the Administrative Agent shall have received notice of the default or other circumstance giving rise to such cancellation, termination or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default or remedy such circumstance, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and to thereafter diligently pursue any action necessary to cure such default or remedy such circumstance, as the case may be.

7.                   Anything herein or in the Lease to the contrary notwithstanding, in the event that the Administrative Agent, either for itself or on behalf of the Lenders, shall acquire title to the Premises, or shall otherwise become liable for any obligations of the Landlord under the Lease, neither the Administrative Agent nor the Lenders shall have any obligation, or shall incur any liability, beyond the Administrative Agent’s then interest, if any, in the Premises and the Tenant shall look exclusively to such interest of the Administrative Agent, if any, in the Premises for the payment and discharge of any obligations imposed upon the Administrative Agent or the Lenders hereunder or under the Lease and the Administrative Agent and the Lenders are hereby released or relieved of any other liability hereunder and under the Lease. The Tenant agrees that with respect to any money judgment which may be obtained or secured by the Tenant against the Administrative Agent or the Lenders, the Tenant shall look solely to the estate or interest owned by the Administrative Agent and the Lenders in the Premises and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Administrative Agent or the Lenders.

8.                   Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

If to the Administrative Agent:

JPMorgan Chase Bank, National Association, as Administrative Agent
Real Estate Banking
270 Park Avenue 45th Floor
New York, New York 10017
Attention: Joan Matera

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With a copy to:

JPMorgan Chase Bank, National Association
Legal Department
4 New York Plaza
New York, New York 10004
Attention: Lanre Williams, Esq.

and

Emmet, Marvin & Martin, LLP
120 Broadway 32nd Floor
New York, New York 10271
Attention: John P. Uehlinger, Esq.

If to the Tenant:

Attention:

With a copy to:

Attention:

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked “With a copy to” hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Tenant or the Administrative Agent. Each party may designate a change of address by notice given, as hereinabove provided, to the other party, at least fifteen (15) days prior to the date such change of address is to become effective.

9.                   This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, the Lenders, and the Tenant and their respective successors and assigns.

10.                The term “Administrative Agent” as used herein shall include the successors and assigns of the Administrative Agent and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Lenders” as used herein shall mean and include the present Lenders under the Loan Agreement and any such Lender’s successors and assigns. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease. The term “Premises” as used herein shall mean the Premises, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

11.                This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

12.                This Agreement shall be governed by and construed under the laws of the State in which the Premises are located.

[No further text – signature page follows]

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IN WITNESS WHEREOF,the Administrative Agent and the Tenant have duly executed this Subordination, Non-
Disturbance and Attornment Agreement as of the date first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:
      Name:
      Title:

[TENANT],
a

By:
      Name:
      Title:

                                                                     6

STATE OF NEW YORK       )
                                                  ) ss.:
COUNTY OF NEW YORK   )

On the _____ day of __________ in the year 2015 before me, the undersigned, a notary public in and for said State, personally appeared ____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK         )
                                                    ) ss.:
COUNTY OF NEW YORK     )

On the _____ day of __________ in the year 2015 before me, the undersigned, a notary public in and for said State, personally appeared ____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT E
[Form of Tenant Notice Letter]

731 Retail one LLC
____________________
____________________
____________________

TENANT NOTICE LETTER

August , 2015

[Tenant Name]
[Tenant Address]
[City], [State] [Zip Code]

Re:       Payment Direction Letter for Retail Unit 1 of the Beacon Court Condominium,
731 Lexington Avenue New York, New York (the “Property”)

Dear Tenant:

731 Retail One LLC, a Delaware limited liability company (“Borrower”), the owner of the Property, has mortgaged the Property to JPMorgan Chase Bank, N.A., as agent for itself and certain other lenders (together with its successors and assigns, “Administrative Agent”) and has agreed that all rents due for the Property will be paid directly to a bank selected by Borrower and approved by Administrative Agent. Therefore, from and after the date hereof, all rent to be paid by you under the Lease between Borrower and you (the “Lease”) should continue to be sent directly to the following address:

All checks should continue to be made payable to “731 Retail One LLC”. The Federal Tax Identification #_____________________ for payment purposes remains the same. (See copy of W-9 Form1 attached.)

or by Wire/ACH transfer to:

Bank:
ABA No.:
Account No.:
Account Name:

1 [IF APPLICABLE:] The entity name listed on Line 2 is the legal owner of the property and the name of the entity on your lease. However, this entity is a disregarded entity for tax purposes and does not file its own tax return. The entity listed on Line 2 is owned 100% by [__________ __________] (“[____________________]”). Since the entity on Line 2 is a disregarded entity for tax purposes, in order to correctly complete this W-9, the IRS requires us to report [__________] on Line 1 as the owner, disclose the [        ]federal employee tax identification number and [__________]’s status as a partnership.

Tenant Notice Letter

Retail Unit 1 of the Beacon Court Condominium

These payment instructions cannot be withdrawn or modified without the prior written consent of Administrative Agent or its agent (“Servicer”), or pursuant to a joint written instruction from Borrower and Administrative Agent or Servicer. All rent payments must be delivered in accordance with this letter no later than the day on which such amounts are due under the Lease.

If you have any questions concerning this letter, please contact _______________ of Borrower at (___) _______________ ext. ___ or _______________ of Administrative Agent at _______________ or of Servicer at_______________. We appreciate your cooperation in this matter.

731 RETAIL ONE LLC,

a Delaware limited liability company,

By:       731 Commercial LLC,
             a Delaware limited liability company

             its sole member

By:  731 Commercial Holding LLC,
a Delaware limited liability company,

        its sole member

By:  Alexander’s Inc.,

        a Delaware corporation,

        its sole member

By:
Name:
Title:

731 COMMERCIAL LLC
____________________
____________________
____________________

TENANT NOTICE LETTER

  August , 2015

[Tenant Name]
[Tenant Address]
[City], [State] [Zip Code]

Re:       Payment Direction Letter for Retail Unit 2 of the Beacon Court Condominium,
731 Lexington Avenue, New York, New York (the “Property")

Dear Tenant:

731 Commercial LLC, a Delaware limited liability company (“Borrower”), the owner of the Property, has mortgaged the Property to JPMorgan Chase Bank, N.A., as agent for itself and certain other lenders (together with its successors and assigns, “Administrative Agent”) and has agreed that all rents due for the Property will be paid directly to a bank selected by Borrower and approved by Administrative Agent. Therefore, from and after the date hereof, all rent to be paid by you under the Lease between Borrower and you (the “Lease”) should continue to be sent directly to the following address:

All checks should continue to be made payable to “731 Commercial LLC”. The Federal Tax Identification #____________________ for payment purposes remains the same. (See copy of W-9 Form1 attached.)

or by Wire/ACH transfer to:

Bank:
ABA No.:
Account No.:
Account Name:

1 [IF APPLICABLE:] The entity name listed on Line 2 is the legal owner of the property and the name of the entity on your lease. However, this entity is a disregarded entity for tax purposes and does not file its own tax return. The entity listed on Line 2 is owned 100% by [__________ __________] (“[_______________]”). Since the entity on Line 2 is a disregarded entity for tax purposes, in order to correctly complete this W-9, the IRS requires us to report [__________] on Line 1 as the owner, disclose the [__________] federal employee tax identification number and [__________]’s status as a partnership.

Tenant Notice Letter

Retail Unit 2 of the Beacon Court Condominium

These payment instructions cannot be withdrawn or modified without the prior written consent of Administrative Agent or its agent (“Servicer”), or pursuant to a joint written instruction from Borrower and Administrative Agent or Servicer. All rent payments must be delivered in accordance with this letter no later than the day on which such amounts are due under the Lease.

If you have any questions concerning this letter, please contact ____________________ of Borrower at (___) __________ ext. _____ or ____________________ of Administrative Agent at____________________ of Servicer at ____________________ We appreciate your cooperation in this matter.

731 COMMERCIAL LLC,
a Delaware limited liability company,

By:       731 Commercial Holding LLC,
              a Delaware limited liability company,

              its sole member

By:  Alexander’s Inc.,
a Delaware corporation,

        its sole member

By:
Name:
Title:

EXHIBIT F
[Form of Termination Letter]

Date: _______________

JPMorgan Chase Bank, N.A., as Administrative Agent
270 Park Avenue, 45th Floor
New York, New York 10017
Attention: Joan Matera, Executive Director

Re:       Loan Agreement (the “Loan Agreement”) among JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), the lenders party thereto (the “Lenders”), 731 Retail One LLC and 731 Commercial LLC (collectively, the “Borrower”), and certain other parties, secured by a first mortgage on premises known as Retail Unit 1 and Retail Unit 2 at the Beacon Court Condominium at 731 Lexington Avenue, New York, New York (the “Premises”)

Ladies/Gentlemen:

Reference is hereby made to that certain ____________________ (the “Agreement”), dated ____________________ between the Borrower and the undersigned.

In consideration of the Lenders making the loans to the Borrower contemplated by the Loan Agreement, the undersigned agrees that upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Agent may, upon notice to the undersigned, terminate the Agreement without any liability or obligation on the part of the Agent or the Lenders, such termination to be effective upon our receipt of such notice.

We agree that our only recourse for any loss, cost, fee or expense due us, and any damages claimed by us, or arising by reason of such termination, shall be against Borrower. We agree to indemnify and hold harmless the Agent and the Lenders for any loss, liability or claim arising against or incurred by the Agent or any of the Lenders by reason of our failure to comply with any of the terms of this letter.

This letter shall be construed under and in accordance with the laws of the State of New York and shall run to the benefit of the Agent and the Lenders and their respective successors and assigns. The undersigned hereby waives any right it may have to a trial by jury in connection with any claims or proceedings arising under this letter.

Very truly yours,

By: ______________________

      Name
      Title:

EXHIBIT G
[Form of Hedge Agreement Pledge]

FORM OF INTEREST RATE PROTECTION PRODUCT
ASSIGNMENT AND SECURITY AGREEMENT

This INTEREST RATE PROTECTION PRODUCT ASSIGNMENT AND SECURITY AGREEMENT (hereinafter referred to as this “Agreement”), dated as of _______________, 201_, is made by 731 RETAIL ONE LLC, a Delaware limited liability company having an address c/o Alexanders, Inc., 210 Route 4 East, Paramus, New Jersey 07652 and 731 COMMERCIAL LLC, a Delaware limited liability company having an address c/o Alexanders, Inc., 210 Route 4 East, Paramus, New Jersey 07652 (“Borrower”), to JPMORGAN CHASE BANK. N.A., a national banking association, as administrative agent for the benefit of the Lenders under that certain Loan Agreement hereinafter defined (together with its successors and/or assigns, “Administrative Agent”).

WITNESSETH:

WHEREAS, Borrower has requested that the Lenders make, and Lenders have made, a certain loan in the original principal amount of $350,000,000.00 (the “Loan”), pursuant to a certain Loan Agreement dated as of August 5, 2015, by and among Borrower, Administrative Agent and the Lenders and Lead Arrangers party thereto (as the same may hereinafter be amended, modified or extended, the “Loan Agreement”), evidenced by certain promissory notes dated of such date (as the same may hereinafter be amended, modified or extended, the “Notes”) and secured by certain mortgages which have been consolidated, modified and extended by a certain Consolidation, Modification and Extension Agreement dated of such date (as the foregoing may hereinafter be amended, modified or extended, collectively, the “Mortgage”) encumbering the condominium units known as Retail Unit 1 and Retail Unit 2 of the Beacon Court Condominium, 731 Lexington Avenue, New York, New York 10022 (the “Premises”) (the Notes, the Loan Agreement, the Mortgage, and all of the other documents executed and/or delivered by Borrower or Guarantor in connection with the Loan, as the same may hereinafter be amended, modified or extended, being herein referred to as the “Loan Documents”).

WHEREAS, Borrower has arranged or may arrange for the acquisition of an interest rate derivative, cap, swap and/or collar (the “Interest Rate Protection”) pursuant to certain documents attached or to be attached as Exhibit “A” to this Agreement (collectively, the “Swap Documents”);

WHEREAS, Administrative Agent has required, as a condition of the Lenders making the Loan, that the Interest Rate Protection and the Swap Documents be assigned to Administrative Agent, for itself and for the benefit of the Lenders, as additional collateral security for the Notes and the loan evidenced thereby, upon and subject to the terms and conditions set forth in this Agreement; and

WHEREAS, any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Administrative Agent, on behalf of the Lenders, agree as follows:

1.                   Incorporation of Recitals; Interpretation; Reference Materials.

1.1.              Incorporation of Recitals. The recitals set forth above are, by this reference, incorporated into and deemed a part of this Agreement.

1.2.              Interpretation. Words importing any gender include all genders. The singular form of any word used in this Agreement shall include the plural, and vice versa, unless the context otherwise requires. Words importing persons include natural persons, firms, associations, partnerships and corporations. The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement or any statement or supplement or exhibit hereto.

1.3.              Reference Materials. Sections mentioned by number only are the respective sections of this Agreement so numbered. Reference to “this section” or “this subsection” shall refer to the particular section or subsection in which such reference appears. Any captions, titles or headings preceding the text of any section and any table of contents or index attached to this Agreement are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

2.                   Collateral and Obligations; Further Assurances.

2.1.              Security Interest in Collateral. To further secure Borrower’s obligations under the Loan Agreement, the Mortgage and the Notes (the “Obligations”), Borrower hereby assigns, pledges and grants a security interest to Administrative Agent, for the benefit of the Lenders, in and to all of Borrower’s right, title and interest in and to the following (collectively, the “Collateral”):

(a)                 the Interest Rate Protection and the Swap Documents;

(b)                 any and all moneys (collectively, “Payments”) payable to Borrower, from time to time, pursuant to the Swap Documents by the counterparty under the Swap Documents (the “Counterparty”);

(c)                 all rights of Borrower under any of the foregoing, including all rights of Borrower to the Payments, contract rights and general intangibles now existing or hereafter arising with respect to any or all of the foregoing;

(d)                 all rights, liens and security interests or guarantees now existing or hereafter granted by the Counterparty or any other person to secure or guaranty payment of the Payments due pursuant to the Swap Documents;

(e)                 all documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether now existing or hereafter arising;

(f)                  all extensions, renewals and replacements of the foregoing, including, without limitation, any similar hedge product delivered in substitution for or replacement of the Interest Rate Protection; and

(g)                 all cash and non-cash proceeds and products of any of the foregoing, including, without limitation, interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the other Collateral.

3.                   Delivery of Swap Documents.

3.1.              Execution and Delivery of Swap Documents. Promptly after Borrower has executed and delivered the Swap Documents to the Counterparty, Borrower shall deliver to Administrative Agent fully-executed copies of such Swap Documents to be held by Administrative Agent so long as the Notes remains outstanding. True, complete and correct copies of the Swap Documents and all amendments thereto, fully executed by all parties, shall be attached hereto as Exhibit “A”. Borrower hereby represents and warrants to Administrative Agent and the Lenders that there is no additional security for or any other arrangements or agreements relating to the Swap Documents.

3.2.              Obligations Remain Absolute. Nothing contained herein shall relieve Borrower of its primary obligation to pay all amounts due in respect of its obligations under the Loan Agreement, the Notes, the Mortgage and the other Loan Documents (as defined in the Loan Agreement).

4.                   Representations and Warranties.

4.1.              Representations and Warranties of Borrower. Borrower represents and warrants to Administrative Agent and the Lenders that, as of the date hereof:

(i)                   it has all requisite power and authority to enter into this Agreement and to carry out its obligations under this Agreement; the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Borrower; this Agreement has been duly executed and delivered by it and is the valid and binding obligation of Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights;

(ii)                 neither the execution nor delivery of this Agreement nor the performance by Borrower of its obligations under this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (a) conflict with any of the Borrower’s organizational documents of Borrower; (b) conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract, agreement, promissory note, lease, indenture, instrument or license to which Borrower is a party or by which Borrower’s assets or properties may be bound or affected; (c) violate or conflict with and federal, state or local law, statute, ordinance, rule, regulation, order, judgment, decree or arbitration award which is either applicable to, binding upon or enforceable against Borrower; (d) result in or require the creation or imposition of any liens, security interests, options or other charges or encumbrances (“Liens”) upon or with respect to the Collateral other than the Liens created hereby; or (e) require the consent, approval, order or authorization of, or the registration, declaration or filing with, any federal, state or local government entity; and

(iii)                it is the legal and beneficial owner of, and has good and marketable title to (and full right and authority to assign), the Collateral, free and clear of all liens, subject to Permitted Encumbrances.

5.                   Maintenance; Administration of Swap.

5.1.              Compliance with Loan Documents. Borrower agrees to comply with the provisions of the Loan Documents relating to obtaining and maintaining at all applicable times the Interest Rate Protection satisfying the requirements of the Loan Documents.

5.2.              Event of Default. Upon the occurrence and during the continuance of any “Event of Default” under the Loan Agreement, Administrative Agent shall have and may exercise the same rights, powers, and remedies with respect to the Collateral that Borrower may exercise, which rights, powers, and remedies are incorporated herein by this reference for all purposes. In furtherance and not in limitation of the foregoing, upon the occurrence and the continuance of an Event of Default, Administrative Agent shall have all rights, remedies and recourses with respect to the Collateral granted in the Loan Documents and any other instrument executed in connection therewith, or existing at common law or equity (including specifically those granted by the Uniform Commercial Code (the “Code”), the right of offset, the right to sell the Collateral at public or private sale, and the right to receive distributions to Borrower, and such rights and remedies (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively or concurrently against Borrower and any other party obligated under the Obligations, or against the Collateral, or any other security for the Obligations, at the sole discretion of Administrative Agent, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (iv) are intended to be and shall be, nonexclusive.

                           If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Borrower shall remain liable for any deficiency.

                           Upon the occurrence and during the continuation of any “Event of Default” under the Loan Agreement, in case of any sale by Administrative Agent of any of the Collateral, which may be elected at the option and in the complete discretion of Administrative Agent, the Collateral so sold may be retained by Administrative Agent until the selling price is paid by the purchaser, but Administrative Agent shall not incur any liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, such Collateral so sold may be again similarly sold. After deducting all reasonable out-of-pocket costs and expenses of every kind (including, without limitation, the reasonable attorneys’ fees and legal expenses incurred by Administrative Agent), Administrative Agent shall apply the residue of the proceeds of any sale or sales in accordance with the Loan Agreement.

6.                   Miscellaneous Provisions.

6.1.              Termination. This Agreement shall terminate upon the later to occur of (a) the Maturity Date (as defined in the Loan Agreement), (b) the termination of the Swap Documents in accordance with their terms or in accordance with the terms of the Loan Agreement, and (c) the date which is ninety-one (91) days after the date on which all amounts due under the Loan Documents have been paid in full, provided that during such ninety-one (91) day period no Act of Bankruptcy (as defined below) shall have occurred. As used herein, “Act of Bankruptcy” shall mean the filing of a petition in bankruptcy or other commencement of a bankruptcy or similar proceeding by or against Borrower under any applicable bankruptcy, insolvency, reorganization or similar law now in effect or any such proceeding by or against Borrower under any applicable bankruptcy, insolvency, reorganization or similar law in effect after the date of this Agreement. Upon termination of this Agreement, all Collateral shall be reassigned to Borrower without recourse, representation or warranty.

6.2.              Attorney-In-Fact. Without limiting any rights or powers granted by this Agreement to Administrative Agent, upon the occurrence and during the continuance of any “Event of Default” under the Loan Documents, Administrative Agent is hereby appointed the attorney-in-fact of Borrower for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, following the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of Borrower representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

6.3.              Further Assurances. At any time and from time to time, Borrower shall promptly execute and deliver to Administrative Agent all further instruments and documents, and take all further action, that may be reasonably necessary as Administrative Agent may request, in order to carry out the intent and purposes of this Agreement or to enable Administrative Agent to exercise and enforce their respective rights and remedies under this Agreement, provided that the foregoing shall be at no cost or expense to Borrower (other than to a de minimis degree) and shall not result in any increase in Borrower’s liabilities or obligations, or any decrease in Borrower’s rights, under this Mortgage and the other Loan Documents.

6.4.              Expenses. Borrower agrees to pay to Administrative Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the preservation of rights under or enforcement of any of the provisions of this Agreement or, following the occurrence and during the continuance of an Event of Default, performance by Administrative Agent of any obligations of Borrower in respect of the Collateral which Borrower has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in Collateral and defending or asserting rights and claims of Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Obligations secured hereby.

6.5.              No Deemed Waiver. No failure on the part of Administrative Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Administrative Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                                                                     - 4 -

6.6.              Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties to this Agreement with respect to the subject matter of this Agreement. This Agreement may not be amended, changed, waived or modified except by a writing executed by each party hereto.

6.7.              Successors and Assigns. This Agreement shall inure to the benefit of, and be enforceable by, Borrower, Administrative Agent and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other person any legal or equitable rights under this Agreement.

6.8.              Amendment. Borrower and Administrative Agent agree that this Agreement may be amended only by an instrument in writing executed by their duly authorized representatives.

6.9.              Notices. All notices, directions, certificates or other communications hereunder shall be given in the same manner as provided for in Section 12.1 of the Loan Agreement.

6.10.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including the provisions there of regarding conflicts of laws. Unless otherwise defined in this Agreement, terms used in this Agreement that are defined in the Code shall have the meaning given those terms in the Code.

6.11.           Severability. If any term or the provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

6.12.           No Assumption by Administrative Agent. Nothing herein is intended to constitute an assumption by Administrative Agent of any obligations of the Borrower under the Interest Rate Protection or the Swap Documents, including but not limited the obligation of the Borrower to make any payments to any party thereunder or with respect thereto.

6.13.           Multiple Counterparts. This Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

[No Further Text – Signature Page Follows]

IN WITNESS WHEREOF, this Interest Rate Protection Product Assignment and Security Agreement has been executed and delivered as of the day and year first written above.

731 RETAIL ONE LLC,
a Delaware limited liability company,

By:      731 Commercial LLC,
            a Delaware limited liability company

            its sole member

     By:  731 Commercial Holding LLC,
     a Delaware limited liability company,

            its sole member

     By: Alexander’s Inc.,
    a Delaware corporation,

           its sole member

    By:
    Name:
    Title:

731 COMMERCIAL LLC,
a Delaware limited liability company,

By:      731 Commercial Holding LLC,
            a Delaware limited liability company,

            its sole member

By:  Alexander’s Inc.,
a Delaware corporation,

       its sole member

By:
Name:
Title:

Exhibit A

Swap Documents

[To Be Annexed]

EXHIBIT H
[Form of Interest Election Request]

INTEREST ELECTION REQUEST

731 Retail One LLC and 731 Commercial LLC (collectively “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent (“Agent”), the lenders party thereto and certain other parties executed and delivered that certain Loan Agreement dated as of August 5, 2015 (as amended or modified from time to time, the “Loan Agreement”). All terms used and not otherwise defined in this notice are used as defined in the Loan Agreement.

Borrower notifies Agent that Borrower is exercising an interest election under the Loan Agreement.

1.                  Current Borrowings:

            ABR Borrowing of $__________

            Eurodollar Borrowings of:

Amount	End of Interest Period
$
$
$
$
$
$

2.                  Proposed election of Eurodollar Borrowings:

Amount	Effective Date of Interest Election	Interest Period
$
$
$
$
$
$

Borrower represents that the interest election(s) and Interest Period(s) selected above comply with all provisions of the Loan Agreement and that no Event of Default has occurred and is continuing.

Date: _______________, 201__

BORROWER:

731 RETAIL ONE LLC,
a Delaware limited liability company

By:
           Name:
           Title:

731 COMMERCIAL LLC,
a Delaware limited liability company

By:
           Name:
           Title:

2

EXHIBIT I

                                                               [Form of Restricted Collateral Letter]

RESTRICTED COLLATERAL LETTER

_______________, 201__

JPMorgan Chase Bank, N.A,
as Administrative Agent
270 Park Avenue, 45th Floor
New York, New York 10017
Attention: Joan Matera, Executive Director

Re:       Loan Agreement dated as of August 5, 2015 among 731 Retail One LLC and 731 Commercial LLC (collectively “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A., asAdministrative Agent, and certain other parties

Gentlemen and Ladies:

Reference is hereby made to the above-referenced Loan Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

This notice is being delivered to you pursuant to the definition of “Restricted Collateral” set forth in Section 1.1 of the Loan Agreement. Borrower hereby gives notice to Administrative Agent of Borrower’s election to irrevocably designate as “Restricted Collateral” [insert Restricted Collateral amount:] $__________ of [insert appropriate reference(s):] [the amount currently held by Administrative Agent as Additional Collateral pursuant to the terms of Section 3.2(a)(viii) of the Loan Agreement] [the amount currently held by Administrative Agent as Additional Collateral pursuant to the terms of Section 4.4 of the Loan Agreement] [the amount currently on deposit in the Excess Cash Flow Account].

Very truly yours,

731 RETAIL ONE LLC,
a Delaware limited liability company

By:     _______________________
           Name:
           Title:

731 COMMERCIAL LLC,
a Delaware limited liability company

By:     _______________________
           Name:
           Title:

Exhibit J

LEASE

between

731 RETAIL ONE LLC,

Landlord,

and

[TENANT ENTITY],

Tenant.

731 Lexington Avenue
New York, New York

as of _______________, 2015

TABLE OF CONTENTS

                         Article/Section                                                                                                  Page

                        Article 1 DEMISE, TERM, FIXED RENT …………………........…………………1

                       1.6.           Certain Definitions……………………………………......……..…3

                        Article 2 ESCALATION RENT……………………………………………………..5

                       2.6.          Tax Payment…………………………….………….....…………..12

i

Article 11 UNAVOIDABLE DELAYS AND INTERRUPTION OF SERVICE 42

15.6....Tenant’s Obligation to Comply with Landlord’s Fire and Casualty

30.18.. Specially Designated Nationals; Blocked Persons; Embargoed

v

DEFINED TERMS

Term                                                                                                                                          Page

Access Party.................................................................................................................................. 41

Affiliate........................................................................................................................................... 3

Alteration Rules............................................................................................................................. 23

Alterations..................................................................................................................................... 32

Alterations Notice......................................................................................................................... 33

Amortized Transfer Expenses....................................................................................................... 64

Annual Statement.......................................................................................................................... 18

Applicable Breakpoint................................................................................................................... 14

Applicable Rate............................................................................................................................... 3

Assessed Valuation....................................................................................................................... 11

Assignment Requirements............................................................................................................. 65

Bank Rating................................................................................................................................... 89

Bankruptcy Code.......................................................................................................................... 68

Base Electrical Capacity................................................................................................................ 31

Base Rate......................................................................................................................................... 3

Base Sales Period.......................................................................................................................... 17

Basic Alteration............................................................................................................................. 33

Basic Sublease Provisions.............................................................................................................. 63

Bloomberg Competitor.................................................................................................................. 22

Bloomberg Lease........................................................................................................................... 22

Bloomberg Provisions.................................................................................................................... 22

Brokers.......................................................................................................................................... 79

Building........................................................................................................................................... 1

Building Change............................................................................................................................ 36

Building Hours.............................................................................................................................. 28

Building Rules............................................................................................................................... 23

Building Standard......................................................................................................................... 20

Building Systems........................................................................................................................... 28

Business Days.................................................................................................................................. 3

CAM Expense Payment.................................................................................................................. 7

CAM Expense Statement................................................................................................................ 7

CAM Expense Year........................................................................................................................ 7

Casualty Statement........................................................................................................................ 56

Claim............................................................................................................................................. 81

Closing Period............................................................................................................................... 17

Closure Termination...................................................................................................................... 26

Commencement Date...................................................................................................................... 1

Common Loading Dock................................................................................................................ 27

Compliance Challenge................................................................................................................... 44

Condominium Board..................................................................................................................... 46

Condominium Declaration............................................................................................................ 46

Condominium Unit.......................................................................................................................... 3

Consumer Price Index..................................................................................................................... 4

Control............................................................................................................................................. 4

Deficiency..................................................................................................................................... 73

Embargoed Person......................................................................................................................... 88

Event of Default............................................................................................................................ 67

Excluded Amounts........................................................................................................................ 11

Excluded Uses............................................................................................................................... 22

Expedited Arbitration Proceeding................................................................................................ 83

Expiration Date............................................................................................................................... 1

Extended Closing Period.............................................................................................................. 25

Fifth Rental Period.......................................................................................................................... 2

First Rental Period........................................................................................................................... 2

Fixed Expiration Date..................................................................................................................... 1

Fixed Rent....................................................................................................................................... 2

Force Majeure................................................................................................................................ 25

Fourth Rental Period....................................................................................................................... 2

Governmental Authority............................................................................................................... 44

Gross Sales.................................................................................................................................... 14

Guarantor....................................................................................................................................... 68

Guaranty........................................................................................................................................ 68

Holidays.......................................................................................................................................... 4

HVAC........................................................................................................................................... 28

Indemnitee..................................................................................................................................... 81

Indemnitor..................................................................................................................................... 81

Initial Alterations........................................................................................................................... 32

Initial Tenant................................................................................................................................... 4

Insolvency Events......................................................................................................................... 71

Landlord.......................................................................................................................................... 1

Landlord Liability Claim............................................................................................................... 80

Landlord Parties............................................................................................................................ 80

Landlord’s Property Policy........................................................................................................... 53

Lessor............................................................................................................................................ 46

Letter of Credit............................................................................................................................. 89

List................................................................................................................................................. 87

Minor Alteration............................................................................................................................ 33

Minor Alterations Threshold......................................................................................................... 33

Monthly CAM Expense Payment Amount..................................................................................... 8

Monthly Statement........................................................................................................................ 17

Mortgage....................................................................................................................................... 47

Mortgagee...................................................................................................................................... 47

Nondisturbance Agreement........................................................................................................... 47

OFAC............................................................................................................................................ 87

Percentage Rent Rate.................................................................................................................... 16

Permitted Party.............................................................................................................................. 59

Permitted Use................................................................................................................................ 20

Person.............................................................................................................................................. 4

Predecessor Tenant........................................................................................................................ 69

Premises........................................................................................................................................... 1

Proposed Transfer Terms............................................................................................................... 61

Prospective CAM Expense Statement............................................................................................ 8

Qualified Alteration...................................................................................................................... 37

Real Property................................................................................................................................... 1

Recapture Date.............................................................................................................................. 61

Recapture Procedure..................................................................................................................... 60

Recapture Termination ................................................................................................................. 61

Recapture Termination Notice....................................................................................................... 61

Rent Commencement Date............................................................................................................. 2

Rental.............................................................................................................................................. 2

Requirements................................................................................................................................. 44

Reserved Areas.............................................................................................................................. 41

Restricted Area.............................................................................................................................. 20

Retail Common Areas..................................................................................................................... 4

Retail Space..................................................................................................................................... 1

Retail Standard................................................................................................................................ 4

Retail Unit....................................................................................................................................... 4

Rules.............................................................................................................................................. 23

Sales Year...................................................................................................................................... 16

Second Rental Period...................................................................................................................... 2

Settlement...................................................................................................................................... 82

Specialty Alterations..................................................................................................................... 32

Storage Space.................................................................................................................................. 1

Storefront...................................................................................................................................... 33

Substantial Completion................................................................................................................. 33

Successor....................................................................................................................................... 47

Successor Limitation Items........................................................................................................... 49

Superior Lease............................................................................................................................... 47

Tax Payment.................................................................................................................................. 12

Tax Payment Commencement Date.............................................................................................. 12

Tax Statement................................................................................................................................ 12

Tax Year........................................................................................................................................ 12

Taxes.............................................................................................................................................. 11

Tenant.............................................................................................................................................. 1

Tenant Liability Claim................................................................................................................... 79

Tenant Obligor............................................................................................................................... 71

Tenant Parties................................................................................................................................ 80

Tenant Use Areas............................................................................................................................ 4

Tenant’s CAM Expense Share........................................................................................................ 7

Tenant’s Liability Policy................................................................................................................ 52

Tenant’s Property.......................................................................................................................... 33

Tenant’s Property Policy............................................................................................................... 52

Tenant’s Sign................................................................................................................................. 23

Tenant’s Tax Share........................................................................................................................ 12

Term................................................................................................................................................. 1

Third Rental Period......................................................................................................................... 2

Transfer.......................................................................................................................................... 59

Transfer Date................................................................................................................................. 60

Transfer Expenses.......................................................................................................................... 64

Transfer Inflow.............................................................................................................................. 64

Transfer Notice.............................................................................................................................. 60

Transfer Outflow........................................................................................................................... 64

Transfer Profit............................................................................................................................... 64

Transferee...................................................................................................................................... 61

Trash Dumpster............................................................................................................................. 27

Unavoidable Delays...................................................................................................................... 43

Utility Company.............................................................................................................................. 5

Work Access.................................................................................................................................. 41

EXHIBITS

Exhibit “A” – Premises

Exhibit “4.2(A)” – Excluded Uses

Exhibit “4.2(B)” – Bloomberg Limitations

Exhibit “4.4” – Signage Criteria

Exhibit “4.4(A)” – Tenant’s Signs

Exhibit “1.6(H)” – Holidays

Exhibit “4.6” – Locations of the Common Loading Dock, Freight Elevator and Trash Dumpster

Exhibit “14.9” – Mortgages and Superior Leases

Exhibit “31.1” – Form of Letter of Credit

x

THIS LEASE, dated as of the _____ day of __________, 2015, by and between 731 RETAIL ONE LLC, a Delaware limited liability company, having an address c/o Alexander’s, Inc., 888 Seventh Avenue, New York, NY 10019, as landlord, and [TENANT ENTITY], a ____________________, having an address at ____________________, as tenant (the Person that holds the interest of the landlord hereunder at any particular time being referred to herein as “Landlord”; subject to Section 18.1(D) hereof, the Person that holds the interest of the tenant hereunder at any particular time being referred to herein as “Tenant”).

WITNESSETH:

WHEREAS, Landlord wishes to demise and let unto Tenant, and Tenant wishes to hire and take from Landlord, on the terms and subject to the conditions set forth herein, the premises as shown on Exhibit “A” attached hereto and made a part hereof, consisting of (i) approximately _____ square feet of usable area on the ground floor (the “Retail Space”), and (ii) approximately _____ square feet of usable area on lower level 3 (the “Storage Space”), in each case of the building that is known by the street address of 731 Lexington Avenue, New York, New York (the Retail Space and the Storage Space being collectively referred to herein as the “Premises”; such building being referred to herein as the “Building”; the Building, together with the plot of land on which the Building is constructed, being collectively referred to herein as the “Real Property”).

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, Landlord and Tenant hereby agree as follows:

Article 1
DEMISE, TERM, FIXED RENT

1.1.            Demise.

Subject to the terms hereof, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the term to commence on the Commencement Date and to end on the last day of the calendar month during which occurs the day immediately preceding the date that is _____ (___) years after the Rent Commencement Date (the “Fixed Expiration Date”; the Fixed Expiration Date, or such earlier date that the term of this Lease terminates pursuant to the terms hereof or pursuant to law, being referred to herein as the “Expiration Date”; the term commencing on the Commencement Date and ending on the Expiration Date being referred to herein as the “Term”).

1.2.            Commencement Date.

(A)             The term of this Lease shall commence on the date that Landlord delivers possession of the Premises to Tenant in the condition required hereunder (such date that Landlord delivers possession of the Premises to Tenant being referred to herein as the “Commencement Date”).

 1

(B)              The term “Rental” shall mean, collectively, the Fixed Rent, the CAM Expense Payment, the Tax Payment, the Percentage Rent and the additional rent payable by Tenant to Landlord hereunder.

1.3.            Rent Commencement Date.

The term “Rent Commencement Date” shall mean the earlier to occur of (x) the __________ (___) day after the Commencement Date, and (y) the date that Tenant first occupies the Premises for the conduct of business.

1.4.            Fixed Rent.

(A)             The annual fixed rent for the Premises (the annual fixed rent payable hereunder for the Premises at any particular time being referred to herein as the “Fixed Rent”) shall be:

(1)             With respect to the Retail Space:

(a)                ______________________________ Dollars ($__________.00) ($__________.00 per month) for the period commencing on the Rent Commencement Date and ending on the day immediately preceding the first (1st) anniversary of the Rent Commencement Date (the “First Rental Period”);

(b)               ______________________________ Dollars ($__________.00) ($__________.00 per month) for the period commencing on the first (1st) anniversary of the Rent Commencement Date and ending on the day immediately preceding the second (2nd) anniversary of the Rent Commencement Date (the “Second Rental Period”);

(c)                ______________________________ Dollars ($__________) ($__________per month) for the period commencing on the second (2nd) anniversary of the Rent Commencement Date and ending on the day immediately preceding the third (3rd) anniversary of the Rent Commencement Date (the “Third Rental Period”);

(d)               ______________________________ Dollars ($__________) ($__________per month) for the period commencing on the third (3rd) anniversary of the Rent Commencement Date and ending on the day immediately preceding the fourth (4th) anniversary of the Rent Commencement Date (the “Fourth Rental Period”);

(e)                ______________________________ Dollars ($__________) ($__________per month) for the period commencing on the fourth (4th) anniversary of the Rent Commencement Date and ending on the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date (the “Fifth Rental Period”); [INSERT ADDITIONAL RENTAL PERIODS

(B)              Notwithstanding anything to the contrary stated herein, if the Tenant does not open for business in the Premises on or before the date which is one hundred twenty (120)

2

days after the Commencement Date, which one hundred twenty day period shall be extended by the number of days in any period of Force Majeure, then the Fixed Rent payable hereunder shall be one and one half times the Fixed Rent payable pursuant to this Section 1.4.

1.5.            Payments of Fixed Rent.

(A)             Tenant shall pay the Fixed Rent in lawful money of the United States of America that is legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments, in advance, on the first (1st) day of each calendar month during the Term commencing on the Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate from time to time on at least thirty (30) days of advance notice to Tenant, without any set-off, offset, abatement or deduction whatsoever (except to the extent otherwise expressly set forth herein).

(B)              If the Rent Commencement Date is not the first (1st) day of a calendar month, then (x) the Fixed Rent due hereunder for the calendar month during which the Rent Commencement Date occurs shall be adjusted appropriately based on the number of days in such calendar month, and (y) Tenant shall pay to Landlord such amount (adjusted as aforesaid for such calendar month) on the Rent Commencement Date. If the Expiration Date is not the last day of a calendar month, then the Fixed Rent due hereunder for the calendar month during which the Expiration Date occurs shall be adjusted appropriately based on the number of days in such calendar month.

1.6.            Certain Definitions.

(A)             The term “Affiliate” shall mean a Person that (1) Controls, (2) is under the Control of, or (3) is under common Control with, the Person in question.

(B)              The term “Applicable Rate” shall mean, at any particular time, the lesser of (x) four hundred (400) basis points above the Base Rate at such time, and (y) the maximum rate permitted by applicable law at such time.

(C)              The term “Base Rate” shall mean the rate of interest announced publicly from time to time by JP Morgan Chase Bank, or its successor, as its “prime lending rate” (or such other term as may be used by JP Morgan Chase Bank (or its successor), from time to time, for the rate presently referred to as its “prime lending rate”).

(D)             The term “Business Days” shall mean all days, excluding Saturdays, Sundays and Holidays.

(E)              The term “Condominium Unit” shall mean the condominium unit or units containing the Premises pursuant to the Condominium Declaration as the same may be modified from time to time; provided, however, that no modifications shall be made to the Condominium Declaration that have an adverse and material effect on Tenant’s use and occupancy of the Premises.

(F)               The term “Consumer Price Index” shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States

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Department of Labor, All Items (1982-84 = 100), seasonally adjusted, for the most specific area that includes the location of the Building, or any successor index thereto. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, then the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau does not publish such conversion factor, formula or table, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, then Landlord and Tenant shall use diligent efforts, in good faith, to agree upon a substitute index for the Consumer Price Index. Either party shall have the right to submit the issue of the designation of such substitute index to an Expedited Arbitration Proceeding.

(G)             The term “Control” shall mean direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or by contract.

(H)             The term “Holidays” shall mean all days observed as legal holidays by either (x) the State of New York, or (y) the United States of America.

(I)                The term “Initial Tenant” shall mean [TENANT ENTITY], or a Person that succeeds to [TENANT ENTITY] as the tenant hereunder pursuant to Section 18.7 hereof.

(J)                The term “Person” shall mean any natural person or persons or any legal form of association, including, without limitation, a partnership, a limited partnership, a corporation, and a limited liability company.

(K)             The term “Retail Common Areas” shall mean the Tenant Use Areas and all other common areas or common elements of the Building and the Land that are appurtenant to the Retail Unit.

(L)              The term “Retail Standard” shall mean the standards (including, without limitation, quality, style and fabrication), as of the date hereof, maintained in a luxury manner similar to first class retailers that are then located in midtown Manhattan on Fifth Avenue from the north side of 57th Street to the south side of 50th Street.

(M)            The term “Retail Unit” shall mean the portions of the Building (including the Premises) dedicated to retail usage or defined from time to time as a portion of the retail unit as set forth in the Condominium Declaration.

(N)             The term “Tenant Use Areas” shall mean (i) the Common Loading Dock, the Freight Elevator, the Trash Dumpster and the corridors of the Building designated by Landlord and/or the Condominium Board for Tenant’s non-exclusive use connecting the Common Loading Dock and the Trash Dumpster to each other and to the Premises and (ii) the sidewalks adjacent to the Retail Unit.

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(O)             The term “Utility Company” shall mean, collectively, the local electrical energy distribution company and the competitive energy provider with which Landlord has made arrangements to obtain electric service for the Building.

Article 2
ESCALATION RENT

2.1.            CAM Definitions.

(A)             “CAM Expenses” shall mean all reasonable costs and expenses of every kind and nature paid or incurred by Landlord in connection with:

(1)             the ownership, management (including any commercially reasonable fees payable to any Person performing the duties of a managing agent with respect to the Condominium Unit), security, operation, replacement, maintenance, repair, redecorating, refurbishing, conforming with Requirements, providing of services and all other direct costs and expenses of every kind and nature, actually incurred, foreseeable or unforeseeable, required or desired, suggested or recommended for the ownership, operation, maintenance or otherwise with respect to the Retail Common Areas in a manner reasonably deemed appropriate by Landlord, including, but not limited to, all common charges payable by Landlord to the Condominium Board with respect to the Retail Common Areas as authorized by the Condominium Declaration; and

(2)              the maintenance of all insurance carried by and in the discretion of Landlord, the Condominium Board or their designees covering the Building, the Retail Common Areas and/or the Condominium Unit and the Retail Unit, provided that in Landlord’s reasonable judgment such insurance is then being customarily carried by prudent landlords of non-institutional first class mixed use office and retail buildings in midtown Manhattan, New York, provided, however, that to the extent any such insurance is not limited to the Retail Unit and the Retail Common Areas, then only the Retail Unit’s and Retail Common Area’s pro-rata share of such insurance shall be included in CAM Expenses.

In addition, CAM Expenses shall include fifteen percent (15%) of all costs set forth in the foregoing clauses (i) and (ii), to cover Landlord’s administrative and overhead costs.

(B)              CAM Expenses shall exclude:

(1)             Taxes,

(2)              Excluded Amounts,

(3)              subject to Section 2.2(C) hereof, payments of interest and/or principal in respect of debt that is secured by Mortgages,

(4)             expenses that relate to leasing space in the Building (including, without limitation, permit, license and inspection fees), legal fees and disbursements, the cost of rent concessions, advertising expenses, leasing commissions and the cost of lease buy-outs, take over leases, subleases, assignments),

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(5)              the cost of any improvements to the Real Property that are required to be capitalized by generally accepted accounting principles, consistently applied (except as otherwise provided in Section 2.2(F) hereof), and the cost of any leases and other related expenses incurred in leasing mechanical systems, elevators, or other equipment ordinarily considered to be of a capital nature,

(6)               depreciation expense (subject, however, to Section 2.2(C) hereof),

(7)             the cost of electricity and other utilities furnished to the portions of the Building that Landlord has leased or that Landlord is offering for lease (other than the electricity and utilities required to operate the Building Systems or the Common Areas, including the exterior of the Building),

(8)             salaries and the cost of benefits in either case for personnel above the grade of building manager,

(9)                rent paid or payable under Superior Leases (other than in the nature of additional rent consisting of Taxes or CAM Expenses),

(10)                subject to Section 2.2 hereof, any expense for which Landlord is otherwise compensated for any service provided exclusively to a single tenant in the Building (other than by virtue of other tenants in the Building making payments to Landlord for Operating Expenses or operating expenses as escalation rental),

(11)             legal fees and disbursements that are paid or incurred in connection with the negotiation of, or disputes arising out of, any lease for space in the Building,

(12)              advertising and promotional costs that are paid or incurred for the Building,

(13)            any fee or expenditure that is paid or payable to any Affiliate of Landlord to the extent that such fee or expenditure exceeds the amount that would be reasonably expected to be paid in the absence of such relationship,

(14)             interest, penalties and late charges that in either case are paid or incurred as a result of late payments made by Landlord, unless Tenant has failed to make corresponding payments to Landlord in a timely fashion,;

(15)             costs associated with the operation of the business of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Condominium Unit, the Condominium or the Building;

(16)               costs of acquiring sculptures, paintings, fountains or other objects of art located within or outside the Building, except to the extent that applicable Requirements require the installation of any such items in the public portions of the Building;

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(17)             costs incurred in connection with the original construction of the Building or costs of correcting the original design or construction defects of the Building or the common areas of the Building;

(18)              any costs, fines or penalties incurred due to violations by Landlord of any Requirement and the defense of same (provided that Tenant did not cause any such violation);

(19)               costs of selling, syndicating, financing, mortgaging, hypothecating or ground leasing Landlord’s interest in the Condominium Unit or the Building;

(20)               auditor’s fees;

(21)             repairs and other work occasioned by fire or other casualty against which Landlord is insured or insurable; and

(22)             to the extent that any employee of Landlord performs work or services other than for the Building, the reasonably allocated portion of his compensation with respect to work not performed in connection with the Building.

(C)              The term “CAM Expense Payment” shall mean, with respect to any CAM Expense Year, the product obtained by multiplying (i) the CAM Expenses for such CAM Expense Year, by (ii) Tenant’s CAM Expense Share.

(D)             The term “CAM Expense Statement” shall mean a statement that shows the CAM Expense Payment for a particular CAM Expense Year.

(E)              The term “CAM Expense Year” shall mean each calendar year during the Term.

(F)               The term “Tenant’s CAM Expense Share” shall mean, subject to the terms hereof, two and thirty-six hundredths percent (2.36%).

2.2.            Calculation of CAM Expenses.

(A)             If the entire usable area of the Building that is used for retail purposes is not occupied by Persons conducting business therein for the entire CAM Expense Year, then, for purposes of calculating the CAM Expense Payment, Landlord shall have the right to increase CAM Expenses by the amount that Landlord would have included in CAM Expenses if the entire usable area of the Building that is used for retail purposes was occupied by Persons conducting business therein for the entire CAM Expense Year. If (i) for any particular period, Landlord performs a particular service or a particular level of service for the benefit of Tenant in operating the portion of the Building that is used for retail purposes, (ii) Tenant does not otherwise pay to Landlord additional rent for the costs incurred by Landlord in performing such service or such level of service, (iii) Landlord includes the cost of performing such service or such level of service in CAM Expenses for purposes of calculating the CAM Expense Payment for the applicable CAM Expense Year, and (iv) Landlord does not perform such service or such level of service for the benefit of all of the other portions of the Building that are used for retail purposes and that are occupied by Persons conducting business therein for the applicable period, then, for

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purposes of calculating the CAM Expense Payment, Landlord shall have the right to increase CAM Expenses by the amount that Landlord would have included in CAM Expenses if Landlord performed such service or such level of service for the entire usable area of the Building that is used for retail purposes and that is occupied by Persons conducting business therein for the applicable period.

(B)              If (i) Landlord includes an expense in CAM Expenses for a particular CAM Expense Year, and (ii) Landlord receives insurance proceeds as reimbursement for such expense in a subsequent CAM Expense Year, then Landlord shall deduct such insurance proceeds from CAM Expenses in the CAM Expense Year during which Landlord receives such insurance proceeds (without making a corresponding reduction in the CAM Expenses for the CAM Expense Year during which Landlord incurred such expense).

(C)              If (i) Landlord makes an improvement to the portion of the Real Property that is used for retail purposes in connection with the maintenance, repair, management or operation thereof, (ii) generally accepted accounting principles require Landlord to capitalize the cost of such improvement, and (iii) such improvement is made (a) to comply with a Requirement (regardless of whether such Requirement is valid or mandatory), (b) in lieu of a repair, or (c) for the purpose of saving or reducing CAM Expenses (such as, for example, an improvement that reduces labor costs), then Landlord shall have the right to include in CAM Expenses for each CAM Expense Year the amount that amortizes the cost of such improvement, together with interest thereon calculated at the Base Rate, in equal annual installments over the useful life of such improvement as reasonably estimated by Landlord (until the cost of such improvement is amortized fully); provided, however, that for any such improvement that Landlord makes for the purpose of saving or reducing CAM Expenses (and that Landlord does not make to comply with a Requirement or in lieu of a repair), the aforesaid amount that Landlord includes in CAM Expenses for any particular CAM Expense Year shall not exceed the amount of the reduction in other CAM Expenses for such CAM Expense Year that derives from such improvement.

2.3.            CAM Expense Payment.

(A)             Tenant shall pay the CAM Expense Payment to Landlord in accordance with the terms of this Section 2.3.

(B)              Landlord shall have the right to give a reasonably detailed statement to Tenant from time to time pursuant to which Landlord sets forth Landlord’s good faith estimate of the CAM Expenses and the CAM Expense Payment for a particular CAM Expense Year (any such statement that Landlord gives to Tenant being referred to herein as a “Prospective CAM Expense Statement”; one-twelfth (1/12th) of the CAM Expense Payment shown on a Prospective CAM Expense Statement being referred to herein as the “Monthly CAM Expense Payment Amount”). If Landlord gives to Tenant a Prospective CAM Expense Statement (or Landlord is deemed to have given to Tenant a Prospective CAM Expense Statement pursuant to Section 2.3(C) hereof), then Tenant shall pay to Landlord, as additional rent, on account of the CAM Expense Payment due hereunder for such CAM Expense Year, the Monthly CAM Expense Payment Amount, on the first (1st) day of each subsequent calendar month for the remainder of such CAM Expense Year, in the same manner as the monthly installments of the Fixed Rent hereunder (it being understood that Tenant shall not be required to commence such payments of

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the Monthly CAM Expense Payment Amount before the first (1st) day of the CAM Expense Year to which relates the applicable Monthly CAM Expense Payment Amount). If Landlord gives (or is deemed to have given) to Tenant a Prospective CAM Expense Statement after the first (1st) day of the applicable CAM Expense Year, then Tenant shall also pay to Landlord, within thirty (30) days after the date that Landlord gives the Prospective CAM Expense Statement to Tenant, an amount equal to the excess of (I) the product obtained by multiplying (x) the Monthly CAM Expense Payment Amount, by (y) the number of calendar months that have theretofore elapsed during such CAM Expense Year, over (II) the aggregate amount theretofore paid by Tenant to Landlord on account of the CAM Expense Payment for such CAM Expense Year. If Landlord gives (or is deemed to have given) to Tenant a Prospective CAM Expense Statement for a particular CAM Expense Year, then Landlord shall also provide to Tenant, within a reasonable time after the last day of such CAM Expense Year, a CAM Expense Statement for such CAM Expense Year.

(C)              Tenant shall pay to Landlord an amount equal to the excess (if any) of (i) the CAM Expense Payment as reflected on a CAM Expense Statement that Landlord gives to Tenant, over (ii) the aggregate amount that Tenant has theretofore paid to Landlord on account of the CAM Expense Payment (if any) as contemplated by Section 2.3(B) hereof, within thirty (30) days after the date that Landlord gives such CAM Expense Statement to Tenant. Tenant shall have the right to credit against the Rental thereafter coming due hereunder an amount equal to the excess (if any) of (i) the aggregate amount that Tenant has theretofore paid to Landlord on account of the CAM Expense Payment as contemplated by Section 2.3(B) hereof, over (ii) the CAM Expense Payment as reflected on such CAM Expense Statement; provided, however, that if the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (it being understood that Landlord’s obligation to make such payment to Tenant shall survive the Expiration Date). If Landlord gives Tenant a CAM Expense Statement, then, unless Landlord otherwise specifies in such CAM Expense Statement, Landlord shall be deemed to have given to Tenant a Prospective CAM Expense Statement, for the CAM Expense Year immediately succeeding the CAM Expense Year that is covered by such CAM Expense Statement, that reflects a CAM Expense Payment for such immediately succeeding CAM Expense Year in an amount equal to the CAM Expense Payment for such CAM Expense Year that is covered by such CAM Expense Statement.

(D)             If the Rent Commencement Date occurs later than the first (1st) day of an CAM Expense Year, then the CAM Expense Payment for the CAM Expense Year during which the Rent Commencement Date occurs shall be an amount equal to the product obtained by multiplying (X) the CAM Expense Payment that would have been due hereunder if the Rent Commencement Date was the first (1st) day of such CAM Expense Year, by (Y) a fraction, the numerator of which is the number of days in the period beginning on the Rent Commencement Date and ending on the last day of such CAM Expense Year, and the denominator of which is three hundred sixty-five (365) (or three hundred sixty-six (366), if such CAM Expense Year is a leap year).

(E)              If the Expiration Date is not the last day of a CAM Expense Year, then the CAM Expense Payment for the CAM Expense Year during which the Expiration Date occurs shall be an amount equal to the product obtained by multiplying (X) the CAM Expense Payment

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that would have been due hereunder if the Expiration Date was the last day of such CAM Expense Year, by (Y) a fraction, the numerator of which is the number of days in the period beginning on the first (1st) day of such calendar year and ending on the Expiration Date, and the denominator of which is three hundred sixty-five (365) (or three hundred sixty-six (366), if such CAM Expense Year is a leap year).

(F)               Landlord’s failure to give Tenant a CAM Expense Statement or a Prospective CAM Expense Statement for any CAM Expense Year shall not impair Landlord’s right to give Tenant a CAM Expense Statement or a Prospective CAM Expense Statement for any other CAM Expense Year. CAM Expense Statements shall be in sufficient detail to enable Tenant and Tenant’s accountants to determine the accuracy of Landlord’s calculations.

2.4.            Auditing of CAM Expense Statements.

(A)             Any CAM Expense Statement that Landlord gives to Tenant shall be binding upon Tenant conclusively unless, within one hundred eighty (180) days after the date that Landlord gives Tenant such CAM Expense Statement, Tenant gives a notice to Landlord objecting to such CAM Expense Statement. Tenant’s right to give such notice (and conduct the audit contemplated by this Section 2.4(A)) shall survive the Expiration Date (to the extent that the Expiration Date occurs earlier than the one hundred eightieth (180th) day after the date that Landlord gives the applicable CAM Expense Statement to Tenant). If Tenant gives such notice to Landlord, then, subject to the terms of this Section 2.4(A), Tenant may examine and audit Landlord’s books and records relating to such CAM Expense Statement and to the CAM Expense Statements for the previous years to the extent required to conduct Tenant’s audit to determine the accuracy thereof. Tenant may perform such examination on reasonable advance notice to Landlord, at reasonable times, in Landlord’s office or, at Landlord’s option, at the office of Landlord’s managing agent or accountants. Tenant, in performing such examination, shall have the right to be accompanied by an independent certified public accountant licensed in New York that is reasonably acceptable to Landlord; provided, however, that Tenant shall not be entitled to be so accompanied by any certified public accountant unless Tenant and such certified public accountant certify to Landlord in a written instrument that is reasonably satisfactory to Landlord that the compensation being paid by Tenant to such certified public accountant is not conditioned or otherwise contingent (in whole or in part) on the extent of any reduction in the CAM Expense Payment that derives from such examination. Tenant shall not have the right to conduct any such audit unless Tenant delivers to Landlord a statement, in a form reasonably designated by Landlord, signed by Tenant and Tenant’s certified public accountant to which such books and records are proposed to be disclosed, pursuant to which Tenant and such certified public accountants agree to maintain the information obtained from such examination in confidence, except that Tenant shall have the right to disclose such information (i) to the extent required by law (including, without limitation, state or federal securities laws or the rules of any organized stock exchange), (ii) to Tenant’s lenders, investors and consultants to the extent that, in each case, such Person has good reason to gain access to such confidential information, (iii) to prospective bona fide purchasers of Tenant’s business, (iv) to the extent such information is otherwise available to the general public and (v) to the extent reasonably required in connection with Tenant’s enforcement of its rights hereunder.

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(B)              If it is determined ultimately that (i) Landlord, in a CAM Expense Statement, overstated the CAM Expense Payment, and (ii) Tenant overpaid the CAM Expense Payment for a particular CAM Expense Year, then Tenant shall be entitled to credit the amount of such overpayment of the CAM Expense Payment against the Rental thereafter coming due hereunder. If (x) Tenant is entitled to a credit against Rental pursuant to this Section 2.4(B), and (y) the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (and Landlord’s obligation to make such payment shall survive the Expiration Date).

(C)              Nothing contained in this Section 2.4 shall constitute an extension of the date by which Tenant is required to pay the CAM Expense Payment to Landlord hereunder.

2.5.            Tax Definitions.

(A)             The term “Assessed Valuation” shall mean the amount for which the Condominium Unit is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of The City of New York, in either case for the purpose of calculating all or any portion of the Taxes.

(B)              The term “Excluded Amounts” shall mean (w) any taxes imposed on Landlord’s income, (x) franchise, revenues, receipts, corporate, partnership, real estate transfer taxes or realty gains taxes, estate or inheritance taxes imposed on Landlord, (y) any other similar taxes imposed on Landlord and (z) penalties, interest and other charges imposed for late payment of Taxes.

(C)              The term “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments that in each case are imposed upon the Condominium Unit (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Condominium Unit, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Condominium Unit, and (iii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Condominium Unit, including without limitation, any Business Improvement District taxes and assessments and fees and assessments that are levied based on the use of water or energy by Landlord and/or the Condominium Unit) without taking into account (a) any discount that Landlord receives by virtue of any early payment of Taxes, (b) any Excluded Amounts, or (c) any exemption or deferral of Taxes to which the Condominium Unit or Premises are entitled under Section 421-a of the Real Property Tax Law that derive from the construction of a portion of the Building as a multiple dwelling (as such term is defined in Section 421-a(1)(c) of the Real Property Tax Law); provided, however, that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax), is imposed upon the Condominium Unit, the owner thereof, or the occupancy, rents or income derived therefrom, in sole and direct substitution for any of the Taxes, then such other tax or assessment to the extent substituted shall be included in Taxes for purposes hereof (computed as if the Condominium Unit were Landlord’s sole asset and the income therefrom was Landlord’s sole income).

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(D)             The term “Tax Payment” shall mean, with respect to any Tax Year, the product obtained by multiplying (i) Taxes for such Tax Year, by (ii) Tenant’s Tax Share.

(E)              The term “Tax Statement” shall mean a statement that shows the Tax Payment for a particular Tax Year.

(F)               The term “Tax Year” shall mean the period from July 1 through June 30 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing Taxes as its fiscal year for real estate tax purposes).

(G)             The term “Tenant’s Tax Share” shall mean, subject to the terms hereof, ______________________________ percent (_____%); provided however, in the event the Condominium Unit shall be modified after the date hereof, Tenant’s Tax Share shall be equitably adjusted so that Tenant shall be obligated to pay a portion of the Taxes payable with respect to the Condominium Unit as so modified as is comparable to the proportion of the Taxes payable by Tenant with respect to the Condominium Unit as presently constituted.

2.6.            Tax Payment.

(A)             Subject to the provisions of this Section 2.6, Tenant shall pay to Landlord, as additional rent, the Tax Payment.

(B)              Subject to the provisions of this Section 2.6, Tenant shall pay to Landlord the Tax Payment for a particular Tax Year within twenty (20) days after receipt of Landlord’s Tax Statement. If Tenant’s obligation to make the Tax Payment hereunder commences on a date that is not the date that the applicable Governmental Authority requires Landlord to make a corresponding payment of Taxes, then Tenant shall pay to Landlord, on such date that Tenant’s obligation to make the Tax Payment hereunder commences, the installment of the Tax Payment due hereunder for the corresponding period, which installment shall be apportioned appropriately.

(C)              The term “Tax Payment Commencement Date” shall mean the Rent Commencement Date. If the Tax Payment Commencement Date occurs later than the first (1st) day of a Tax Year, then the Tax Payment for the Tax Year during which the Tax Payment Commencement Date occurs shall be an amount equal to the product obtained by multiplying (X) the Tax Payment that would have been due hereunder if the Tax Payment Commencement Date was the first (1st) day of such Tax Year, by (Y) a fraction, the numerator of which is the number of days in the period beginning on the Tax Payment Commencement Date and ending on the last day of such Tax Year, and the denominator of which is three hundred sixty-five (365) (or three hundred sixty-six (366), if such Tax Year includes the month of February in a leap year).

(D)             If the Expiration Date is not the last day of a Tax Year, then the Tax Payment for the Tax Year during which the Expiration Date occurs shall be an amount equal to the product obtained by multiplying (X) the Tax Payment that would have been due hereunder if the Expiration Date was the last day of such Tax Year, by (Y) a fraction, the numerator of which is the number of days in the period beginning on the first (1st) day of such Tax Year and ending on the Expiration Date, and the denominator of which is three hundred sixty-five (365) (or three hundred sixty-six (366), if such Tax Year includes the month of February in a leap year).

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(E)              The Tax Payment shall be computed initially on the basis of the Assessed Valuation in effect on the date that Landlord gives the applicable Tax Statement to Tenant (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal to reduce the Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section 2.7 hereof.

(F)               Tenant shall pay the Tax Payment regardless of whether Tenant is exempt, in whole or part, from the payment of any Taxes by reason of Tenant’s diplomatic status or otherwise.

(G)             If Taxes are required to be paid on any date or dates other than as presently required by the Governmental Authority imposing Taxes, then the due date of the installments of the Tax Payment shall be adjusted so that each such installment is due from Tenant to Landlord twenty (20) days prior to the date that the corresponding payment is due to the Governmental Authority.

(H)             Landlord’s failure to give to Tenant a Tax Statement for any Tax Year shall not impair Landlord’s right to give to Tenant a Tax Statement for any other Tax Year.

(I)                Landlord shall give to Tenant a copy of the relevant tax bill for each Tax Year (to the extent that the applicable Governmental Authority has issued such tax bill to Landlord) when it delivers Tenant’s Tax Statement.

2.7.            Tax Reduction Proceedings.

(A)             Landlord (and not Tenant) shall be eligible to institute proceedings to reduce the Assessed Valuation.

(B)              If, after a Tax Statement has been sent to Tenant, an Assessed Valuation that Landlord used to compute the Tax Payment for a Tax Year is reduced, and, as a result thereof, a refund of Taxes is actually received by, or credited to, Landlord, then Landlord, promptly after Landlord’s receipt of such refund (or such refund is credited to Landlord, as the case may be), shall send to Tenant a Tax Statement adjusting the Taxes for such Tax Year and setting forth, based on such adjustment, the portion of such refund for which Tenant is entitled a credit as set forth in this Section 2.7(B). Landlord shall credit the portion of such refund to which Tenant is entitled against the Fixed Rent thereafter coming due hereunder. The portion of such refund to which Tenant is entitled shall be limited to the portion of the Taxes, if any, that Tenant had theretofore paid to Landlord on account of the Tax Payment for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced. The Tax Payment paid by Tenant for such Tax Year (after taking into account such refund) shall be an amount equal to the Tax Payment that Tenant would have paid hereunder if the Assessed Valuation used in computing Taxes for such Tax Year had reflected initially the aforesaid reduction thereof that yielded such refund. If (x) Tenant is entitled to a credit against Rental pursuant to this Section 2.7(B), and (y) the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (and Landlord’s obligation to make such payment shall survive the Expiration Date). If (i) Landlord receives such refund (or a credit

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therefor) after the Expiration Date, and (ii) Tenant is entitled to a portion thereof as contemplated by this Section 2.7(B), then Landlord shall pay to Tenant an amount equal to Tenant’s share of such refund (or such credit) within thirty (30) days after the date that such refund is paid to Landlord (or such refund is credited to Landlord, as the case may be) (and Landlord’s obligation to make such payment shall survive the Expiration Date).

Article 3
PERCENTAGE RENT

3.1.            Certain Definitions.

(A)             The term “Applicable Breakpoint” shall mean, with respect to a Sales Year, ______________________________ Dollars ($__________).

(B)              The term “Gross Sales” shall mean all gross receipts, computed in accordance with generally accepted accounting principles, consistently applied, that are derived from the operation of a Permitted Party’s business at the Premises for the applicable Sales Year in question, including, without limitation:

(1)             the proceeds of sales for all goods, wares and merchandise sold, and services performed, in either case by a Permitted Party, from the business conducted at, upon or from the Premises by a Permitted Party,

(2)              the proceeds of sales for which the applicable Permitted Party makes delivery or performance at or from the Premises (regardless of the location at which such sales originate),

(3)              the proceeds of sales that are made, and orders that are received, in either case in or at the Premises (regardless of whether delivery or performance is made at or from the Premises),

(4)             the proceeds of sales (other than to Tenant’s employees) that are made by mechanical or vending devices that are located at the Premises,

(5)              the proceeds of sales originating from whatever source but for which a Permitted Party in the normal and customary course of such Permitted Party’s operations credits or attributes to such Permitted Party’s business conducted in the Premises, and

(6)               the proceeds of any business interruption insurance carried by a Permitted Party in respect of such Permitted Party’s business at the Premises;

provided, however, that Gross Sales shall not include:

(a)                the amount of any local, county, state or federal sales, luxury or excise tax on such sales that are collected by the Permitted Party (to the extent that such tax is added to the selling price (or absorbed therein) and paid to the taxing authority by the Permitted Party),

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(b)               the proceeds of sales that are made at a discount to employees, or to non-profit, charitable or religious organizations,

(c)                the proceeds of any sale (cash or credit) to the extent that such proceeds are thereafter refunded to the purchaser,

(d)               the proceeds of any sales of the Permitted Party’s trade fixtures,

(e)                interest, service or finance charges on credit sales (other than layaways) that derive from the Premises and that accrue after the applicable Permitted Party sells the applicable receivable to a third party that is not an Affiliate of a Permitted Party,

(f)                direct expenses of credit card sales that are paid by the applicable Permitted Party to the issuers of such credit cards (other than issuers who are Affiliates of a Permitted Party),

(g)               insurance proceeds (other than proceeds of business interruption insurance),

(h)               amounts that the applicable Permitted Party collects for delivery charges and delivery fees, to the extent that such amounts are paid by the applicable Permitted Party to third parties that are not Affiliates of a Permitted Party,

(i)                 any penalties or other charges charged by a Permitted Party for returned checks,

(j)                 receipts from vending machines and pay telephones, to the extent that such vending machines and pay telephones are installed in the Premises only for the convenience of customers or employees and constitute only an incidental use of the Premises,

(k)               transfers of merchandise by Tenant for the Premises to another place of business owned or operated by Tenant,

(l)                 delivery charges and delivery fees paid to third parties,

(m)             any penalties charged by Tenant for returned checks,

(n)               the proceeds of any sale of fixtures and equipment that do not occur in the ordinary course of Tenant’s business or after Tenant’s use thereof,

(o)               the proceeds of sales of gift certificates or other similar vouchers in either case prior to the time that such certificates or vouchers have been converted into a sale by redemption at the Premises,

(p)               bad debts,

(q)               the amount of any special discount to the customer for damaged or defective merchandise,

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(r)                 receipts from customers for fittings and alterations (to the extent that such services are provided only for the convenience of customers and such services constitute only an incidental use of the Premises),

(s)                interest, service and other charges imposed by Tenant and paid by Tenant’s customers for extension of credit on sales by Tenant where such charges are not included in the sales price of the merchandise,

(t)                 the bulk sale or wholesale transfer of Tenant’s inventory not in the ordinary course of business,

(u)               the transfer or exchange of merchandise between the Premises and any other store(s) of Tenant or any affiliate of Tenant,

(v)               amounts collected by Tenant on account of claims against transportation companies and carriers; and

(x)             internet or catalogue sales in either case to the extent that (i) payment for the items purchased does not occur at the Premises and (ii) any such sale is properly accounted for in the ordinary course of business as having occurred at a location other than the Premises.

(C)              “Percentage Rent Rate” shall mean eight percent (8%).

(D)             The term “Sales Year” shall mean each period of one (1) year beginning on each January 1 and ending on each December 31 that occurs during the Term; provided, however, that (x) if the Rent Commencement Date is not January 1, then the first Sales Year shall be the period commencing on the Rent Commencement Date and ending on December 31 of the calendar year during which the Rent Commencement Date occurs, and (y) if the Expiration Date is not December 31, then the last Sales Year shall be the period commencing on January 1 of the calendar year during which the Expiration Date occurs and ending on the Expiration Date.

3.2.            Calculation of Percentage Rent.

(A)             Subject to the terms of this Article 3, Tenant shall pay to Landlord, as additional rent, an annual amount equal to the product obtained by multiplying (i) the Percentage Rent Rate, by (ii) the excess of (X) the Gross Sales for each Sales Year, over (Y) the Applicable Breakpoint.

(B)              If (i) any Sales Year includes less than twelve (12) full calendar months, (ii) during any Sales Year, Tenant is entitled to an abatement or reduction in Fixed Rent pursuant to the provisions hereof, or (iii) during any Sales Year, Tenant does not occupy the Premises for the conduct of business by reason of the occurrence of a fire or other casualty, then the Applicable Breakpoint for such Sales Year shall be reduced appropriately.

(C)              The Gross Sales for any period during which the applicable Permitted Party is not open for business for retail trade for any reason other than as permitted hereunder

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(any such period being referred to herein as a “Closing Period”) shall be deemed to be an amount equal to the product obtained by multiplying (x) the Gross Sales for the portion of the Sales Year immediately preceding the Sales Year during which the Closing Period occurs that corresponds to the calendar days comprising the Closing Period (such portion of such immediately preceding Sales Year being referred to herein as the “Base Sales Period”), by (y) the sum of (i) one (1), and (ii) the percentage increase (if any) in Gross Sales that occurred from the calendar month immediately succeeding the Base Sales Period to the calendar month immediately succeeding the Closing Period; provided, however, that if the Sales Year during which the Closing Period occurs is the first (1st) Sales Year, then the monthly amount of Gross Sales for the Closing Period shall be deemed to be the average of the monthly amount of Gross Sales for the period of three (3) months immediately succeeding the last day of the Closing Period. Nothing contained in this Section 3.2(C) limits Landlord’s rights against Tenant at law, in equity or as otherwise set forth herein if Tenant (or another Permitted Party) closes its business in the Premises to retail trade in violation of the provisions of this Lease.

3.3.            Payment of Percentage Rent.

(A)             Within twenty (20) days after the last day of any calendar month that occurs during a Sales Year (other than the calendar month that ends on December 31), Tenant shall submit to Landlord a statement (the “Monthly Statement”), in the form of the Annual Statement, except that (i) each Monthly Statement shall contain a statement of Gross Sales for the applicable calendar month, and shaft contain the cumulative Gross Sales to date for the applicable Sales Year, and (ii) each Monthly Statement may be signed by an officer of Tenant and shall not be required to be certified. Tenant shall not be required to make any payments in respect of Percentage Rent for a particular Sales Year until Gross Sales for such Sales Year shall have exceeded the Applicable Breakpoint.

(B)              Tenant shall submit to Landlord on or before the sixtieth (60th) day after the last day of each Sales Year (including, without limitation, the last Sales Year, as to which Tenant’s obligation shall survive the termination of this Lease) a statement (the “Annual Statement”), signed and certified as being true and correct by a corporate officer of Tenant (or the other applicable Permitted Party), showing in reasonable detail Gross Sales during the preceding Sales Year, an itemization of all permissible exclusions therefrom, and a calculation of the Percentage Rent payable with respect to the Sales Year in question based upon such Gross Sales. Each Annual Statement shall also be duly certified to be true and correct in compliance with the definition of Gross Sales and in accordance with generally accepted accounting principles, consistently applied, by a certified public accountant from one of the “big-4” firms of certified public accountants (or their successors), or, at Tenant’s option, by a certified public accountant from a reputable firm of certified public accountants that is reasonably acceptable to Landlord.

(C)              If an Annual Statement indicates that Percentage Rent is payable for the applicable Sales Year, then such Annual Statement shall be accompanied by an amount equal to the excess of (I) the amount of Percentage Rent payable as shown thereon, over (II) the amount, if any, previously paid by Tenant on account of Percentage Rent for such Sales Year.

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3.4.            Books and Records.

(A)             Tenant shall (or shall cause the applicable Permitted Party to) prepare, and keep for a period of not less than three (3) years following the end of each Sales Year during the Term, true and accurate books of account and records, conforming to generally accepted accounting principles, consistently applied, of all transactions from which Gross Sales are derived.

(B)              Subject to the terms of this Section 3.4, Landlord, at its expense, shall have the right, upon reasonable prior notice to Tenant, to cause a complete audit of any Annual Statement (and the corresponding books and records of the applicable Permitted Party) to be performed by an independent certified public accountant that Landlord designates reasonably. Tenant shall make all such books and records available for examination at the office where such books and records are regularly maintained (and if such books and records are not regularly maintained in the city where the Building is located, then Tenant shall provide true, complete and correct copies of such books and records in such city where the Building is located). Landlord shall keep confidential the information that Landlord obtains from such audit, except that Landlord shall have the right to disclose such information (i) to the extent required by law (including, without limitation, state or federal securities laws or the rules of any organized stock exchange), (ii) to Landlord’s lenders, investors and consultants that, in each case, have good reason to gain access to such infonnation, (iii) to prospective purchasers and Lessors, (iv) to the extent such information is otherwise available to the general public, and (v) to the extent reasonably required in connection with Landlord’s enforcement of Landlord’s rights hereunder.

(C)              Landlord shall provide to Tenant the results of any audit that is performed at the request of Landlord as contemplated by Section 3.4(B) hereof, and such results shall be binding conclusively upon Tenant unless, within forty-five (45) days after Tenant receives the written report of the audit performed by Landlord’s accountants, Tenant notifies Landlord that Tenant disputes the results of such audit. If (i) Tenant notifies Landlord within such period of forty-five (45) days that Tenant disputes the results of Landlord’s audit, and (ii) Landlord and Tenant fail to resolve such dispute within forty-five (45) days after the date that Tenant gives such notice to Landlord, then either party shall have the right to submit the dispute to an Expedited Arbitration Proceeding.

(D)             If Landlord exercises Landlord’s right to audit the books and records of Tenant or the other applicable Permitted Party as contemplated by this Section 3.4, then Tenant shall pay Landlord within thirty (30) days after the Percentage Rent for the applicable Sales Year is determined as provided in this Section 3.4, an amount equal to the excess of (I) the Percentage Rent for the applicable Sales Year that is due to Landlord as so determined, over (II) the Percentage Rent (if any) that Tenant has theretofore paid to Landlord for the applicable Sales Year. Subject to the terms of this Section 3.4(D), if such determination indicates that Tenant understated Gross Sales by three percent (3%) or less, then the payments to be made to Landlord for Percentage Rent as a result of such understatement shall bear interest at the Base Rate (calculated from the date that such Percentage Rent was first due and payable to Landlord hereunder). If such determination indicates that Tenant understated Gross Sales by more than three percent (3%), then (x) the aforesaid interest shall be calculated at the Applicable Rate, and (y) Tenant shall pay the reasonable fees and disbursements of the accountant engaged by

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Landlord to perform such audit, within thirty (30) days after the date that Landlord submits to Tenant an invoice therefor. Nothing contained herein constitutes a waiver of Landlord’s rights against Tenant to the extent deriving from an Event of Default.

(E)              If there arise differences or disputes between Landlord and Tenant concerning Gross Sales, then Tenant shall preserve the applicable books and records (including all supporting data and any other records from which Gross Sales may be tested or determined) until a final resolution or final determination of such dispute or difference.

3.5.            Restricted Area.

(A)             During the Term, no Permitted Party shall operate within the Restricted Area any other store under the same trade name as used in the Premises (other than in the Premises) that competes with the business that such Permitted Party is conducting in the Premises hereunder. In the event that a Permitted Party shall operate within the Restricted Area any other store under the same trade name as used in the Premises that competes with the business that such Permitted party is conducting in the Premises hereunder, in addition to any and all other remedies available to Landlord on account thereof, Gross Sales for purposes of this Lease (i) shall include the Gross Sales that such Permitted Party (or such Affiliate) derives from such other competing business (it being understood that the parties shall determine such Gross Sales from such other business in the same manner as provided herein for Gross Sales that derive from the Premises), and (ii) if at such time such Permitted Party shall not be operating a business in the Premises for the conduct of retail sales to public in accordance herewith, the Gross Sales derived from the Premises shall be deemed to be Gross Sales equal to the average of the Gross Sales for the three (3) Sales Years preceding the date upon which such Permitted Party ceased operating a business in the Premises, and if there were less than three (3) Sales Years prior to such date upon which such Permitted Party ceased operating such a business, then (x) if there were two (2) such Sales Years, the average of the Gross Sales for such two (2) Sales Years and (y) if there is only one (1) such Sales Year, the Gross Sales of such Sales Year, provided that if the Premises have never been opened for the conduct of retail sales to the public, the Gross Sales derived from the Premises shall be deemed to be Gross Sales equal to Ten Million and 00/100 Dollars ($10,000,000.00).

(B)              The term “Restricted Area” shall mean the portion of the Borough of Manhattan that is located (w) west of Third Avenue (it being agreed that any business having a place of business along either the easterly boundary of Third Avenue shall be deemed to be located within the Restricted Area if either the storefront or entrance of such business is located on Third Avenue, or such business has a presence on Third Avenue sufficient that a reasonable person would deem such business to be located “on” Third Avenue, (x) south of East 65th Street (it being agreed that any business having a place of business on the northerly boundary of East 65th Street shall be deemed to be located within the Restricted Area if either the storefront or entrance of such business is located on East 65th Street or such business has a presence on East 65th Street sufficient that a reasonable person would deem such business to be located “on” East 65th Street), (y) east of Lexington Avenue (it being agreed that any business having a place of business on the westerly boundary of Lexington Avenue shall be deemed to be located within the Restricted Area if either the storefront or entrance of such business is located on Lexington Avenue or such business has a presence on Lexington Avenue sufficient that a reasonable person

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would deem such business to be located “on” Lexington Avenue),and (z) north of East 55th Street (it being agreed that any business having a place of business along the southerly boundary of East 55th Street shall be deemed to be located within the Restricted Area if either the storefront or entrance of such business is on East 55th Street or such business has a presence on East 55th Street sufficient that a reasonable person would deem such business to be located “on” East 55th Street).

Article 4
USE

4.1.            Permitted Use.

Subject to Section 4.2 hereof, Tenant shall use and occupy (i) the Retail Space for the operation of a typical _______________ store, including, without limitation the retail sale of [DESCRIBE] and any other branded products and such other items as are sold in other _______________ stores around the world, and (ii) the Storage Space, for storage purposes only related to the store being operated in the Retail Space, and, in each case, for no other purpose (the use described in this sentence being referred to herein as the “Permitted Use”). Tenant shall use and occupy the Premises during the Term for the Permitted Use in a high grade and reputable manner which shall not adversely affect the first class reputation of the Building (such standards, at any particular time, being referred to herein collectively as the “Building Standard”). Tenant’s advertising for the business that Tenant conducts in the Premises shall not detract from the character and reputation of the Building as a first-class mixed use commercial, office and residential tower and shall conform to the Building Standard.

4.2.            Limitations.

(A)             Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used:

(1)             to conduct or permit any fire, auction, going-out-of- business or bankruptcy sale,

(2)              to engage in any unethical method of business operation,

(3)              to sell or display for sale any pornographic or obscene material,

(4)             to sell tickets for lotteries, games of chance or otherwise permit the Premises to be used for gambling,

(5)              to sell home goods,

(6)               to distribute or permit to be distributed handbills or other matter to persons or customers outside the Premises,

(7)             for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with Tenant’s own business and/or activities,

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(8)             as a check cashing or money wiring service conducted on an off-the-street retail basis (except that nothing contained in this clause 4.2(A)(8) precludes Tenant from providing check cashing or money wiring services that are customarily offered by commercial banks),

(9)                by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing,

(10)                as a café, restaurant or bar, confectionery, or for the sale of soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption or sale of food or beverages in any manner whatsoever, whether for “on” or “off’ premises consumption (except that nothing contained in this clause 4.2(A)(10) precludes Tenant from using a portion of the Premises as a pantry and/or lunchroom for use by Tenant’s officers and employees, and not for use by the general public),

(11)             as a grocery store, supermarket, butcher shop, meat, fresh produce or seafood shop, drugstore, bakery or liquor store,

(12)              as an employment agency, executive search firm or similar enterprise, labor union, school or vocational training center (except for the training of employees of Tenant),

(13)            as a drugstore, bakery or liquor store or solely as a seafood shop,

(14)             as a barber shop or beauty salon,

(15)             as a radio, television or interne studio,

(16)               for a banking, trust company, depository, guarantee or safe deposit business,

(17)             as a savings bank, a savings and loan association, or as a loan company,

(18)              as a stockbroker’s or dealer’s office or for the underwriting or sale of securities,

(19)               as a discount retailer (such as Target, Marshall’s, Wal-Mart, K-Mart, Conway, Jack’s 99 Cent Stores, Odd-Job Trading, or Sally Beauty) or a discount jewelry store, or

(20)               for a use which conflicts with rights theretofore granted by Landlord to any other tenant in the Building (such conflicting uses being collectively referred to as the “Excluded Uses”). Landlord shall advise Tenant, promptly after Tenant’s request from time to time, of whether Landlord has granted rights to any other tenant in the Building. Landlord agrees that Landlord shall not grant any rights to any other tenant in the Condominium Unit which would cause any component of the Permitted Use to become an Excluded Use. The Excluded Uses as of the date of this Lease are set forth on Exhibit “4.2(A)” attached hereto.

(B)              Tenant shall not permit the Premises to be occupied by any Person which would cause the landlord under the Agreement of Lease (as heretofore amended, the “Bloomberg

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Lease”), dated as of April 30, 2001, between Seven Thirty One Limited Partnership, as landlord, and Bloomberg, L.P., as tenant, to be in default of the Bloomberg Provisions. As used herein, the term “Bloomberg Provisions” shall mean the provisions of the Bloomberg Lease annexed hereto and made a part hereof as Exhibit “4.2(B)” . Landlord represents that the Bloomberg Provisions as annexed hereto are a true and complete copy of the applicable provisions contained in the Bloomberg Lease. Tenant shall have the right from time to time during the Term to request a then current list of Bloomberg Competitors, which Landlord shall provide to Tenant within ten (10) days after the date of such request. As used herein, the term “Bloomberg Competitor” shall mean a Person who is a Competitor (as such term is defined in the Bloomberg Lease and set forth in the Bloomberg Provisions).

(C)        Tenant shall not use (or permit to be used) the sidewalks or other space outside the Premises for any display, sale or similar undertaking or storage, or use (or permit to be used) any loudspeaker, phonograph or other sound system or advertising device which may be heard outside the Premises.

(D)        Tenant acknowledges that the Building is to be operated by the Condominium Board as a first-class mixed use commercial, office and residential tower in an upscale Manhattan neighborhood and, subject to the terms of this Lease, shall operate its business at the Premises in a manner consistent therewith.

(E)        Tenant acknowledges that Landlord may suffer irreparable harm by reason of a breach or threatened breach of the provisions of this Section 4.2 and, accordingly, Landlord, in addition to any other remedy that Landlord has under this Lease or that is permitted by law, shall be entitled to enjoin the action, activity or inaction that gives rise to, or may give rise to, such breach or threatened breach by Tenant.

4.3.            Rules.

Subject to the terms of this Section 4.3, Tenant shall comply with, and Tenant shall cause any other Person claiming by, through or under Tenant to comply with, (i) the rules relating to the operation of the Building (the “Building Rules”) as of the date hereof, (ii) the rules relating to the performance of Alterations (the “Alteration Rules”) as of the date hereof, and (iii) other reasonable rules that Landlord hereafter adopts from time to time on reasonable advance notice to Tenant, including, without limitation, rules that govern the performance of Alterations (the Building Rules, the Alteration Rules and such other reasonable rules, being collectively referred to herein as the “Rules”). Nothing contained in this Lease shall be construed to impose upon Landlord any obligation to enforce the Rules or the terms of any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation thereof by any other tenant. Landlord shall not enforce any Rule against Tenant that Landlord is not then enforcing against all other retail tenants in the Retail Unit. If a conflict or inconsistency exists between the Rules and the provisions of the remaining portion of this Lease, then the provisions of the remaining portion of this Lease shall control.

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4.4.            Tenant’s Signs.

(A)             Subject to the terms of this Section 4.4, Tenant shall have the right to erect and maintain two (2) exterior signs, one (1) affixed to the northern side of the canopy which constitutes a portion of the Storefront and one (1) affixed to the southern side of the canopy which constitutes a portion of the Storefront, which signs identify Tenant as an occupant of the Premises (and for no other purpose) at the locations described in, and in accordance with the specifications described in, Exhibit “4.4(A)” attached hereto and made a part hereof (any such signs erected by Tenant being collectively referred to herein as “Tenant’s Sign”), and which signs shall be subject to Landlord’s approval. During the Term, Tenant shall have the right to modify or replace Tenant’s Sign without Landlord’s consent as long as the proposed modification or replacement of Tenant’s Sign is (i) substantially the same size and dimensions and attaches to the Building in substantially the same manner as Tenant’s Sign (provided same shall have been previously approved by Landlord) and is consistent with the requirements of Exhibit “4.4” attached hereto, (ii) composed of substantially similar or higher quality materials and mechanical components as Tenant’s Sign (provided same shall have been previously approved by Landlord) and (iii) comprised of a design which is consistent with the Tenant’s standard stores then operating throughout Manhattan. Notwithstanding anything to the contrary contained herein, if a proposed modification or replacement of Tenant’s Sign does not meet the criteria set forth in subsections (i), (ii) or (iii) above, such modification or replacement shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Tenant’s installation of Tenant’s Sign shall be deemed an Alteration and shall be performed at Tenant’s cost in accordance with the provisions set forth in Article 8 hereof. Provided that as long as Initial Tenant shall be Tenant hereunder, Landlord agrees not to withhold its approval of the design of any sign which is used by Tenant in Tenant’s other stores substantially similar to any of the signs shown on Exhibit “4.4(A)”. Tenant, at Tenant’s expense, shall maintain and repair any Tenant’s Sign that Tenant erects pursuant to this Section 4.4 in accordance with customary standards for first-class buildings in the vicinity of the Building and in compliance with all applicable Requirements. Tenant, at Tenant’s expense, shall remove Tenant’s Sign promptly upon the Expiration Date and shall repair any damage caused by the installation of Tenant’s Sign or such removal.

(B)              Any window displays and marketing materials which are located within three (3) feet of the interior line of the Storefront shall be subject to Landlord’s approval; provided that as long as Initial Tenant shall be Tenant hereunder, and the Premises shall be used and occupied for the Permitted Use, Tenant may display window displays and marketing materials without Landlord’s approval if such displays and materials are consistent with the display criteria described on Exhibit “4.4” and with the display criteria used by Tenant in Tenant’s other stores in the United States operating under the same tradename as Tenant is operating in the Premises, and shall: (i) comply with all applicable Requirements, (ii) be professionally designed, constructed and displayed, (iii) not be illuminated, or contain any elements which are flashing, blinking, rotating, animated or audible and (iv) shall not contain a wall in front of the entire bay. In addition to the foregoing window displays and marketing materials permitted within the Premises, Tenant shall have the right to place similar materials, subject to all of the foregoing provisions and restrictions of this Section 4.4(B), in the interior glass-line of the windows located on the second (2nd) floor of the Building immediately above and co extensive with the windows constituting a portion of the Storefront of the Premises.

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(C)              Tenant shall not install or otherwise display in the windows of the Premises (x) any signs that are, or have the appearance of being, temporary in nature, or (y) any signs that promote a liquidation sale or a sale in contemplation of ceasing business operations. Tenant shall not have the right to affix any signs to the interior or exterior of the window glass in the Premises, except that Tenant may affix to the interior of the window glass customary signs that indicate Tenant’s acceptance of credit cards and Tenant’s hours of operation, provided that in all events such signs comply with all applicable Requirements and are consistent with first class installations of retailers in comparable buildings in the vicinity of the Building.

4.5.            Retail Use.

(A)             Tenant shall store in the Premises only the merchandise that Tenant sells on a retail basis at the Premises. Tenant shall not permit its customers to form lines that extend outside of the Premises. Tenant shall maintain the appearance of the Premises, including, without limitation, the display of the merchandise being sold therein, in conformity with the standards ordinarily employed in first-class retail stores. Tenant shall not use any system that directs light, sound or odors outside of the Premises for purposes of advertising or promotion. Tenant shall not distribute, place or install outside of the Premises (but otherwise on the Real Property) any handbills, placards, signs or other similar materials. Tenant shall not have the right to prop open the doors or windows of the Premises. Tenant shall not have the right to install any awnings or other similar devices on the exterior of the storefront of the Premises. Tenant shall not have any right to use the sidewalk that is adjacent to the Premises for any purpose other than ordinary ingress and egress.

(B)              Subject to the terms of this Section 4.4, during the period commencing on the Rent Commencement Date and ending on the day immediately prior to the first (1st) anniversary of the Rent Commencement Date, Tenant shall cause the entire Premises (in its entirety) to be open for retail trade with the general public every day, seven (7) days per week, at least eight (8) hours per day. Nothing contained in this Section 4.5(B) limits Tenant’s right to cause the Premises to be open for retail trade with the general public during other periods. At all times during the Term that the Premises shall be open for retail trade with the general public, then, Tenant shall have the right to cause the Premises to be closed for business with the general public (i) for no more than three (3) Business Days during any particular calendar year for the purpose of Tenant’s taking inventory, (ii) for no more than one hundred twenty (120) Business Days in the aggregate (after the date upon which Tenant shall initially open the Premises for the conduct of business) during any particular period of five (5) years for the purpose of performing Alterations in the Premises in accordance with the provisions of Article 8 hereof (as such one hundred twenty (120) Business Day period may be extended by delays caused by Landlord or Governmental Authorities), or (iii) during the period that Tenant cannot be reasonably expected to conduct business in the Premises because of fire or other casualty or condemnation or because of any cause beyond Tenant’s reasonable control, including, strikes, labor troubles or the occurrence of an act of God, war, terrorist act, utility failure (“Force Majeure”), provided that Tenant’s insolvency or financial condition shall in no circumstances be the basis of any claim of Force Majeure on the part of Tenant (the period during which Tenant closes its business in the Premises to retail trade pursuant to clause (ii) or clause (iii) of this sentence being referred to herein as an “Extended Closing Period”). During any Extended Closing Period, Tenant, at Tenant’s cost and expense, shall maintain the Premises so that at all times the Premises shall

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appear clean and orderly as viewed from the street outside the Building (and shall cause the Premises to be lighted in substantially the same manner as if such Premises was open for the conduct of retail trade in accordance with this Section 4.5(B)); provided, however, that if Tenant is performing Alterations during an Extended Closing Period or the Extended Closing Period is by reason of a fire or other casualty or condemnation, then Tenant shall block the applicable portion of the Premises from view from the street outside the Building by placement of a screen or other decorative device in the interior of such applicable portion of the Premises, the location and design of which is approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(C)

(1)             If at any time Landlord shall reasonably believe that Tenant has ceased retail operations in all or a substantial portion of the Premises with respect to which Tenant has not theretofore delivered a Closure Notice, Landlord shall have the right to deliver a notice to Tenant indicating that Landlord believes that Tenant has ceased retail operations in the Premises. Within fifteen (15) days after such notice has been given or deemed given pursuant to Article 26 hereof, (a) Tenant shall deliver a notice to Landlord stating the Tenant does not intend to cease retail operations in the Premises, and (b) Tenant shall resume retail operations in the entire Premises within such fifteen (15) day period. Notwithstanding anything to the contrary contained herein, Tenant shall not be deemed to be “closed” for purposes this Section 4.5(C) merely as a result of Tenant’s closure of the Premises (x) to perform Alterations or inventory to the extent permitted under Section 4.5(B) hereof or (y) following a casualty affecting the Premises (unless Tenant fails to use commercially reasonable efforts to re-open for retail trade with the general public within twelve (12) months following such casualty).

(2)              If Tenant fails to so resume retail operations in the entire Premises, then Landlord shall have the right to terminate this Lease (a “Closure Termination”) at any time by giving notice thereof to Tenant unless Tenant has re-opened retail operations at the Premises. If Landlord exercises Landlord’s right to consummate a Closure Termination, then the Term shall expire and terminate on a date specified by Landlord, and Tenant, on such date, shall deliver exclusive possession of the Premises to Landlord in accordance with the provisions of Article 23 hereof. Upon the termination of this Lease under the conditions provided for in this Section 4.5, the Fixed Rent, the Tax Payment and the CAM Charge shall be apportioned and any prepaid portion of Fixed Rent, the Tax Payment and the CAM Charge for any period after such date shall be refunded by Landlord to Tenant.

(D)             Tenant, at its sole cost and expense, shall keep, maintain, repair, replace, renew and restore (as used in this Section 4.5(D), “maintain”) the Premises, the doors of the Premises, and its inventory and every part thereof in a condition and appearance consistent with the operation of the Permitted Use consistent with the Building Standard, including, without limitation, floor coverings, interior walls, furniture and furnishings, appliances, ceilings, doors, door frames, windows, window sashes, window casements and frames, entrances, exits, signs, locks and closing devices.

(E)              Tenant shall not suffer, permit, install or operate in or about the Premises any pay phone, coin-operated vending machine or other devices for the sale of goods, wares,

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merchandise, food and beverages, including, but not limited to, pay lockers, pay toilets, scales, amusement devices and machines, electronic games and machines for Tenant’s sale of beverages, food, candy, gum, cigarettes or other commodities or edibles.

(F)               Tenant shall perform, at its sole cost and expense, any and all maintenance reasonably necessary or desirable in order to keep the floors of all “wet” areas of the Premises in a waterproof condition and inspect all floor tiles in the Premises on a monthly basis. Tenant shall promptly replace any broken or cracked tiles and cause all grout and seams to remain closed

(G)

(1)             Tenant shall not make or cause or permit to be made any music that violates the noise levels, as defined in Section §24-231 (Commercial music) of the Noise Code of the City of New York (the “NYC Noise Code”), in any spaces adjacent to the Premises, whether such adjacent spaces are commercial, residential, retail or adjacent base building space. If Tenant intends to broadcast music within the Premises, Tenant shall submit to Landlord acoustic information showing the anticipated sound and music level within the Premises, together with any proposed acoustic treatments, in order to achieve Compliance with the sound level limits described in the NYC Noise Code in horizontally or vertically adjacent tenant or base building spaces. Tenant shall also not make or cause or permit to be made any vibrations or impacts that are perceptible as vibration or audible as structure-borne noise in horizontally or vertically adjacent tenant or building spaces.

(2)              The relevant provisions of Section §24-231 of the Noise Code are as follows: (a) No person shall make or cause or permit to be made or caused any music originating from or in connection with the operation of any commercial establishment or enterprise when the level of sound attributable to such music, as measured inside any receiving property dwelling unit: (1) is in excess of 42 dB(A) as measured with a sound level meter; or (2) is in excess of 45 dB in any one-third octave band having a center frequency between 63 hertz and 500 hertz (ANSI bands numbers 18 through 27, Inclusive), in accordance with American National Standards Institute standard S1.6-1984; or (3) causes a 6 dB(C) or more increase in the total sound level above the ambient sound level as measured in decibels in the “C” weighting network provided that the ambient sound level is in excess of 62 dB(C).

4.6.            Common Loading Dock, Freight Elevator and Trash Dumpster.

Subject to the terms of this Section 4.6 hereof, Tenant shall have the right in common with other occupants of the Building to use the portions of the loading docks (collectively, the “Common Loading Dock”) of the Building indicated on Exhibit “4.6” attached hereto, the freight elevators (collectively, the “Freight Elevator”) indicated on Exhibit “4.6” attached hereto, and the trash dumpster or trash storage area indicated on Exhibit “4.6” attached hereto or a reasonably similar trash dumpster or storage area designated by Landlord (in either case, the “Trash Dumpster”), in each case, on all Business Days at times approved by Landlord or Landlord’s designee. Tenant shall use the Tenant Use Areas solely for the purpose of receiving and dispatching merchandise (if applicable), equipment and rubbish in accordance with the Rules and applicable Requirements. Tenant shall be solely responsible for securing any of Tenant’s

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Property located at the Tenant Use Areas and for monitoring access to the Premises from the Tenant Use Areas and Landlord shall not have liability whatsoever with respect thereto. Tenant shall reimburse Landlord, as additional rent hereunder, an amount equal to any amounts charged to Landlord in connection with Tenant’s use of the Common Loading Dock, Freight Elevator or Trash Dumpster, within thirty (30) days of Landlord’s demand therefor to the extent that such amounts are not otherwise payable to Landlord pursuant to Article 2 hereof and are charged by the Condominium Board to the condominium unit owners of the Building based upon usage of such services.

4.7.            Wireless Internet Service.

Tenant shall not solicit other occupants of the Building to use wireless Internet service that emanates from the Premises. Tenant shall not permit the signals of Tenant’s wireless Internet service (if any) to emanate beyond the Premises or otherwise interfere in any material respect with any Building Systems.

Article 5
LIMITED SERVICES

5.1.            Certain Definitions.

(A)             The term “Building Hours” shall mean the period from 8:00 AM to 6:00 PM on Business Days and the period from 9:00 AM to 1:00 PM on Saturdays that are not Holidays.

(B)              The term. “Building Systems” shall mean the service systems of the Building, including, without limitation, the mechanical, gas, steam, electrical, sanitary, HVAC, elevator, plumbing, and life-safety systems of the Building (it being understood that the Building Systems shall not include any systems that Tenant installs in the Premises as an Alteration).

(C)              The term “HVAC” shall mean heat, ventilation and air-conditioning.

5.2.            Cleaning.

(A)             Tenant, at Tenant’s expense, shall cause the Premises, all glass surfaces (interior and exterior), and all fixtures, furnishings and property of Tenant to be cleaned daily, shall not at any time sweep any refuse, rubbish or dirt into the gutters or streets of the Building and Tenant, at Tenant’s expense, shall exterminate the portions of the Premises that Tenant uses for the storage, preparation, service or consumption of food against infestation by insects and veHnin regularly, and in addition, whenever there is evidence of infestation and whenever Landlord, in its reasonable discretion, deems the same necessary or desirable. Tenant shall engage Persons to perform such exterminating that are approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Tenant shall cause such Persons to perform such exterminating in a manner that is reasonably satisfactory to Landlord.

(B)              Tenant, at Tenant’s expense, shall clean daily all portions of the Premises used for the storage, preparation, service or consumption of food or beverages. Tenant shall not have the right to perform any cleaning services in the Premises using any Person other than the

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cleaning contractor that Landlord has engaged from time to time to perform cleaning services in the Building for Landlord; provided, however, that (x) Landlord shall not have the right to require Tenant to use such cleaning contractor unless the rates that such cleaning contractor agrees to charge Tenant for such additional cleaning services are commercially reasonable, and (y) subject to Section 5.9 hereof, Tenant shall have the right to use Tenant’s own employees for such additional cleaning services. If such cleaning contractor does not agree to charge Tenant for such additional cleaning services at commercially reasonable rates, then Tenant may employ to perform such additional cleaning services another cleaning contractor that Landlord approves, which approval Landlord shall not unreasonably withhold, condition or delay.

(C)              Tenant shall comply with any refuse disposal program (including, without limitation, any waste recycling program) that Landlord imposes reasonably or that is required by Requirements.

(D)             Tenant shall not clean any window in the Premises, nor require, permit, suffer or allow any window in the Premises to be cleaned, in either case from the outside in violation of Section 202 of the New York Labor Law, any other Requirement, or the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

5.3.            Condenser Water.

Tenant, at Tenant’s sole cost and expense, may tap into the condenser water pipes of the Building to obtain condenser water for its HVAC System through valved outlets to the Premises at the locations designated by Landlord (it being agreed that such valved outlets shall be deemed to be a portion of the Building Systems). Subject to the terms of this Section 5.3, Tenant shall have the right to access the Building’s condenser water system for purposes of pumping (at Tenant’s sole cost and expense) condenser water to Tenant’s HVAC system, at such times and in such quantities as Tenant shall request (subject, however, to the permitted capacity of such system). Any installations required to connect Tenant’s HVAC system to the condenser water pipes shall be made by Tenant and shall constitute an Alteration. Tenant shall pay Landlord, from time to time, for the supply of condenser water, within thirty (30) days after rendition of a bill therefor, an annual charge equal to the sum of (x) one hundred five percent (105%) of Landlord’s actual cost to obtain (from the Condominium Board or otherwise) or reasonable actual cost to produce such condenser water as is used by Tenant and which cost is customarily charged to other retail tenants in the Building using the same system and (y) an amount equal to any tax imposed by any Governmental Authority on the amount set forth in clause (x) of this sentence. Tenant’s use of condenser water shall not exceed eight (8) tons of condenser water, and, upon Tenant’s payment to Landlord of the fee described in this Section 5.3, and subject to the express provisions of this Lease(including, without limitation, Landlord’s maintenance and repair requirements), Landlord shall make such condenser water available to Tenant during the Term on a 24 hours per day, seven days per week basis, based on the Building’s heating and cooling seasons, provided that Tenant shall install and use its own VFD pumps to utilize such condenser water for Tenant’s HVAC system. Tenant expressly acknowledges that the Building condenser water pumps and fans may not be operating on a 24 hours per day, seven days per week basis and that Tenant’s HVAC System, shall be designed and operated based on the foregoing acknowledgment.

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5.4.            Sprinkler.

Tenant shall maintain the sprinkler system that Tenant installs at the Premises as part of the Initial Alterations in accordance with applicable Requirements. With respect to such sprinkler system installed by Tenant as part of the Initial Alterations, Tenant’s completed design documents, including all hydraulic calculations, shall be submitted to the Factory Mutual Insurance Company, or such other Person reasonably designated by Landlord from time to time, for their review and approval prior to commencement of such installations. If any modifications to the base building fire protection capacities are required to accommodate Tenant’s specific occupancy requirements, then Tenant’s completed design documents, including all hydraulic calculations for such modifications, shall be submitted to the Factory Mutual Insurance Company, or to such other Person reasonably designated by Landlord from time to time, for their review and approval prior to commencement of installations, and shall be made by Landlord at Tenant’s sole cost and expense. Landlord agrees to not unreasonably withhold, condition or delay its approval with respect to any matters in this Section 5.4. Subject to Unavoidable Delays, at Landlord’s cost, Landlord shall provide Tenant at all times following the Commencement Date with a connection to the sprinkler main and a shut-off valve inside the Premises.

5.5.            Water.

Landlord shall provide to the Premises (a) cold water for ordinary drinking, cleaning and lavatory purposes and (b) hot water solely for the purpose of servicing the perimeter heating system in the Premises. If Tenant requires, uses or consumes water for any purpose in excess of ordinary drinking, cleaning, or lavatory purposes, Landlord may install water meters and thereby measure Tenant’s water usage. In such event (i) Tenant shall pay Landlord for the actual cost of the meters and Landlord’s out-of-pocket, reasonable costs in connection with the installation thereof and the reading thereof from time to time, and through the duration of Tenant’s occupancy Tenant shall keep said meters and equipment in good working order and repair at Tenant’s own cost and expense; (ii) Tenant shall pay for the actual costs of the water used by Tenant as measured on said meters, which costs shall be allocated to Tenant based upon the proportion of water used by Tenant to the total amount of water used from the Building System supplying water to Tenant, it being agreed that upon Tenant’s default in making such payment to Landlord within thirty (30) days after demand therefor by Landlord, Landlord may pay such charges and collect the same from Tenant; and (iii) Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the Real Property pursuant to any Requirement made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant’s consumption and shall be payable by Tenant as additional rent within thirty (30) days after demand by Landlord.

5.6.            Ventilation.

Tenant may tap into the Building Systems, in the locations designated by Landlord in Landlord’s sole discretion, to gain access to fresh air and to dispose of spent air. Landlord shall

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have no obligation to provide ventilation beyond the level of ventilation required for the mere general “retail” use of the Premises (as opposed to Tenant’s particular use or manner of use).

5.7.            Rubbish Removal.

Landlord shall cause the rubbish to be removed from the Trash Dumpster such that Tenant shall be able to adequately dispose of the rubbish generated by Tenant in connection with the operation of Tenant’s business at the Premises, and Tenant shall pay to Landlord, as additional rent hereunder, an amount equal to the actual out-of-pocket costs incurred by Landlord or the Condominium Board, as the case may be; related to such rubbish removal based upon a reasonable system of measuring Tenant’s usage of such Trash Dumpster; it being agreed that (i) any system of measuring Tenant’s usage of the Trash Dumpster adopted by the Condominium Board shall be deemed to be reasonable for purposes hereof and (ii) any Person with whom Landlord or the Condominium Board (or either’s managing agent) contracts to provide rubbish removal services shall charge commercially competitive rates as of the date that any such contract is entered into. Tenant shall place and store Tenant’s rubbish in rubber or plastic airtight containers which shall be washed and cleaned daily and shall be kept in a self-contained, refrigerated and drained area in the Trash Dumpster set aside for the storage of garbage and refuse so as to prevent any fumes, odors or fluids from emanating from the Premises. All such rubbish containers shall be removed from the Premises on a daily basis and deposited in the Trash Dumpster using a method approved by Landlord, provided that Landlord, at Landlord’s sole option, may remove such rubbish containers from the Premises, at Tenant’s sole cost and expense.

5.8.            No Other Services.

Landlord shall not be required to provide any services to support Tenant’s use and occupancy of the Premises, except to the extent expressly set forth herein.

5.9.            Labor Harmony.

If (i) Tenant employs, or permits the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, (ii) such employment interferes or causes any conflict with other contractors, mechanics or laborers engaged in the maintenance, repair, management or operation of the Retail Unit or the Building, by Landlord, Tenant or others, or of any adjacent property owned by Landlord or managed by Landlord’s managing agent of the Condominium Unit, and (iii) Landlord gives Tenant notice thereof (which notice may be given verbally to the person employed by Tenant with whom Landlord’s representative ordinarily discusses matters relating to the Premises), then Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately and shall take such other action as may be reasonably necessary to resolve such conflict.

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Article 6
ELECTRICITY

6.1.            Capacity.

Tenant, during the Term, shall use electricity in the Premises only in such manner that complies with the requirements of the Utility Company. Tenant shall not permit the demand for electricity in the Premises to exceed the electrical capacity existing in the Premises on the Commencement Date (the “Base Electrical Capacity”).

6.2.            Electricity for the Building.

Landlord shall arrange with the Utility Company to provide electricity for the Building Systems and the common areas of the Building. Landlord shall not be liable to Tenant for any failure or defect in the supply or character of electricity furnished to the Building, except to the extent that such failure or defect results from the negligence or willful misconduct of Landlord, its agents, contractors or employees. Landlord shall not be required to make any installations in the Premises to distribute electricity within the Premises. Landlord shall not be required to maintain or repair during the Term any installations that exist in the Premises on the Commencement Date that distribute electricity within the Premises.

6.3.            Direct Metering.

Landlord shall have no obligation to provide electricity to the Premises. Tenant shall obtain electric current for the Premises by contracting therefor directly with the utility company that serves the Building. Tenant shall have the right to use the electrical facilities that then exist in the Building to obtain such direct electric service (without Landlord having any liability or obligation to Tenant in connection therewith). Nothing contained in this Section 6.3 permits Tenant to use electrical capacity in the Building that exceeds the Base Electrical Capacity.

Article 7
INITIAL CONDITION OF THE PREMISES

7.1.            Condition of Premises.

Subject to Section 9.1 hereof, (a) Tenant shall accept possession of the Premises in the condition that exists on the Commencement Date “as is,” and (b) Landlord shall have no obligation to perform any work or make any installations in order to prepare the Building or the Premises for Tenant’s occupancy. Except as expressly set forth herein, Landlord has made no representations or promises with respect to the Building, the Real Property or the Premises.

Article 8
ALTERATIONS

8.1.            General.

(A)             Except as otherwise provided in this Article 8, Tenant shall not make any Alterations without Landlord’s prior consent.

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(B)              The term “Alterations” shall mean alterations, installations, improvements, additions or other physical changes (other than decorations) in each case in or to the Premises that are made by or on behalf of Tenant or any other Person claiming by, through or under Tenant; provided, however, that Alterations shall not include Landlord’s Work.

(C)              The term “Initial Alterations” shall mean the Alterations to prepare the Premises for Tenant’s initial occupancy.

(D)             The term “Specialty Alterations” shall mean Alterations that (i) perforate a floor slab in the Premises, (ii) require the reinforcement of a floor slab in the Premises, (iii) consist of the installation of a raised flooring system, (iv) consist of the installation of a vault or other similar device or system that is intended to secure the Premises or a portion thereof in a manner that exceeds the level of security that a reasonable Person uses for ordinary retail space, or (v) involve material plumbing connections (such as sinks, bathrooms and pantries).

(E)              The term “Substantial Completion” or words of similar import shall mean that the applicable work has been substantially completed in accordance with the applicable plans and specifications, if any, it being agreed that such work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction or demolition, mechanical adjustment or decorative items remain to be performed.

(F)               The term “Tenant’s Property” shall mean Tenant’s personal property (other than attached fixtures), including, without limitation, Tenant’s movable fixtures, movable partitions, telephone equipment, furniture, furnishings and decorations.

8.2.            Basic Alterations and Minor Alterations.

(A)             Subject to the provisions of this Section 8.2, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Alteration, provided that such Alteration (i) does not affect or alter the storefront of the Premises, including, without limitation, the windows and doors comprising a component of such storefront and any canopy attached thereto (the “Storefront”), (ii) is not located within five (5) feet of the interior line of the Storefront, (iii) does not adversely affect any part of the Building other than the Premises, (iv) does not require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building other than the Premises, (v) does not affect the proper functioning of any Building System, (vi) does not reduce the value or utility of the Building, (vii) does not affect the structure of the Building, (viii) does not impede Landlord’s access to Reserved Areas in any material respect, (ix) does not violate or render invalid the certificate of occupancy for the Building or any part thereof, (x) uses materials at or above the quality of Building standard materials, (xi) complies with all applicable Requirements, and (xii) conforms to the Retail Standard (any Alteration that satisfies the requirements described in clauses (i) through (xii) above being referred to herein as a “Basic Alteration”).

(B)              If Tenant is the Initial Tenant, Tenant shall not be required to obtain Landlord’s prior consent to a particular Basic Alteration if the sum of (i) the “hard” construction cost of such Basic Alteration, and (ii) the “hard” construction cost of any other Basic Alterations performed during the immediately preceding period of twelve (12) months without Landlord’s

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consent as contemplated by this Section 8.2, does not exceed the Minor Alterations Threshold (any such Basic Alteration for which Landlord’s prior approval is not required being referred to herein as a “Minor Alteration”). The term “Minor Alterations Threshold” shall mean Fifty Thousand Dollars ($50,000). Nothing contained in this Section 8.2(B) limits Tenant’s liability to Landlord if (i) Tenant performs an Alteration without Landlord’s consent, and (ii) it is determined ultimately that such Alteration does not constitute a Minor Alteration.

8.3.            Approval Process.

(A)             Tenant shall not perform any Alteration unless Tenant first gives to Landlord a notice thereof (an “Alterations Notice”) that (i) refers specifically to this Section 8.3, (ii) includes six (6) copies of the plans and specifications for the proposed Alteration (including, without limitation, layout, architectural, mechanical and structural drawings, to the extent applicable) in CADD format that contain sufficient detail for Landlord and Landlord’s consultants to reasonably assess the proposed Alteration, (iii) indicates whether Tenant considers the proposed Alterations to constitute a Basic Alteration, (iv) indicates whether Tenant considers the proposed Alteration to constitute a Minor Alteration and whether Tenant intends to perform the proposed Alteration without Landlord’s consent as contemplated by this Article 8, and (v) includes with such notice a bona fide estimate issued by a reputable and independent construction company of the “hard” construction cost of performing the proposed Alteration (if Tenant considers the proposed Alteration to constitute a Minor Alteration and plans to perform such Alteration without Landlord’s consent).

(B)              Landlord shall have the right to object to a proposed Alteration only by giving notice thereof to Tenant, and setting forth in such notice a statement in reasonable detail of the grounds for Landlord’s objections.

(C)              In no event shall Landlord’s consent or approval be given or deemed given (whether such consent is express or implied) with respect to any Alteration that is otherwise not in conformity with the terms of this Lease or Requirements (it being understood that the provisions of this Lease or Requirements, as applicable, shall govern and supersede any such item(s)). Landlord shall have the right to (a) disapprove any plans and specifications for a particular Alteration in part, (b) reserve Landlord’s approval of items shown on such plans and specifications pending Landlord’s review of other plans and specifications, and (c) condition Landlord’s approval of such plans and specifications upon Tenant’s making revisions to the plans and specifications or supplying additional information.

(D)             Tenant acknowledges that (i) the review of plans or specifications for an Alteration by or on behalf of Landlord, or (ii) the preparation of plans or specifications for an Alteration by Landlord’s architect or engineer (or any architect or engineer designated by Landlord), is solely for Landlord’s benefit, and, accordingly, Landlord makes no representation or warranty that such plans or specifications comply with any Requirements or are otherwise adequate or correct.

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8.4.            Performance of Alterations.

(A)             Tenant, at Tenant’s expense, prior to the performance of any Alteration, shall obtain all permits, approvals and certificates required by any Governmental Authorities in connection therewith. Landlord shall have the right to require Tenant to make all filings with Governmental Authorities to obtain such permits, approvals and certificates using an expeditor designated reasonably by Landlord (provided that the charges imposed by such expeditor are commercially reasonable). Upon the request of Tenant, Landlord shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the applicable Requirement requires Landlord to join in such application) and shall otherwise cooperate with Tenant in connection therewith. Tenant shall reimburse Landlord for any costs, including, without limitation, reasonable attorneys’ fees and disbursements, that Landlord incurs in so joining in such applications and cooperating with Tenant, within thirty (30) days after the date that Landlord gives to Tenant an invoice therefor from time to time.

(B)              Prior to performing any Alteration, Tenant shall also furnish to Landlord duplicate original policies of, or, at Tenant’s option, certificates of, (1) worker’s compensation insurance in amounts not less than the statutory limits (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alteration), and (2) commercial general liability insurance (including property damage and bodily injury coverage), in each case in customary form, and in amounts that are not less than Five Million Dollars ($5,000,000) with respect to general contractors and One Million Dollars ($1,000,000) with respect to subcontractors, naming the Landlord Parties as additional insureds.

(C)              Upon completion of each Alteration, Tenant, at Tenant’s expense, shall (1) obtain certificates of final approval for each Alteration to the extent required by any Governmental Authority, (2) furnish Landlord with copies of such certificates, and (3) give to Landlord copies of the “as-built” plans and specifications for such Alterations in CADD format (or, if the applicable Alteration constitutes a Minor Alteration, appropriate record drawings or shop drawings therefor).

(D)             All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord (to the extent such approval of Landlord is required under this Article 8), all Requirements and the Rules. All materials and equipment incorporated in the Premises as a result of any Alterations shall be first-quality.

8.5.            Financial Integrity.

(A)

(1)       Tenant shall not permit any materials or equipment that are incorporated as fixtures into the Premises in connection with any Alterations to be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement.

(2)               Tenant shall not make any Alteration at a cost for labor and materials (as reasonably estimated by Landlord’s architect, engineer or contractor) in excess of Fifty Thousand Dollars ($50,000), either individually or in the aggregate with any other Alterations constructed

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in any particular period of twelve (12) consecutive months, prior to Tenant’s delivering to Landlord a performance bond and a payment bond that covers Tenant’s obligation to pay the applicable contractor and the applicable contractor’s obligation to pay its subcontractors (in either case issued by a surety company and in form reasonably satisfactory to Landlord), each in an amount equal to one hundred percent (100%) of such estimated cost.

(3)       Tenant shall discharge any mechanic’s lien filed against the Real Property for work claimed to have been done for, or for materials claimed to have been furnished to, Tenant (or any Person claiming by, through or under Tenant) within thirty (30) days after Tenant has received notice thereof, at Tenant’s expense, by payment or filing the bond required by law. The provisions of this Section 8.5(A)(3) shall survive the expiration or earlier termination of this Lease.

(B)              Subject to the terms of this Section 8.5(B), within forty-five (45) days after the Substantial Completion of any Alterations, Tenant shall deliver to Landlord: (i) general releases and waivers of lien from all contractors, subcontractors, materialmen, architects, engineers and other Persons who may file a lien against the Real Property in connection with such Alterations, (ii) a certificate from Tenant’s independent licensed architect certifying that, in his or her opinion, the Alterations have been completed in accordance with the final detailed plans and specifications for such Alterations as approved by Landlord (to the extent Landlord’s approval was required under this Article 8), and (iii) a certificate from Tenant’s independent licensed architect or Tenant’s general contractor certifying that all contractors, subcontractors, materialmen, architects, engineers and other Persons who may file a lien against the Real Property in connection with the Alterations have been paid in full. Tenant shall not be required to deliver to Landlord any general release or waiver of lien if Tenant is disputing in good faith the payment which would otherwise entitle Tenant to such release or waiver, provided that (x) Tenant keeps Landlord advised in a timely fashion of the status of such dispute and the basis therefor, and (y) Tenant delivers to Landlord the general release or waiver of lien promptly after the date that the dispute is settled. Nothing contained in this Section 8.5(B), however, shall relieve Tenant from complying with the provisions of Section 8.5(A)(3) hereof.

8.6.            Effect on Building.

If (i) solely as a result of any Alterations, any alterations, installations, improvements, additions or other physical changes are required to be performed in or made to any portion of the Building other than the Premises in order to comply with any Requirements (any such alterations, installations, improvements, additions or changes being referred to herein as a “Building Change”), and (ii) such Building Change would not otherwise have had to be performed or made pursuant to applicable Requirements at such time, then (x) Landlord may perform such Building Change, and (y) Tenant shall pay to Landlord the reasonable costs thereof, as additional rent, within thirty (30) days after Landlord gives to Tenant an invoice therefor.

8.7.            Time for Performance of Alterations.

If the performance of any Alteration by or on behalf of Tenant, or any other Person claiming by, through or under Tenant, interferes with or interrupts the maintenance, repair,

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management or operation of the Building in any material respect or interferes with or interrupts the use and occupancy of the Building by other tenants (if any) in the Building in any material respect, then Landlord shall have the right to require Tenant to perform such Alteration at other times that Landlord reasonably designates from time to time.

8.8.            Removal of Alterations and Tenant’s Property.

(A)             On or prior to the Expiration Date, Tenant, at Tenant’s expense, shall remove Tenant’s Property from the Premises, and, at Tenant’s option, Tenant also may remove, at Tenant’s expense, all Alterations made by or on behalf of Tenant or any other Person claiming by, through or under Tenant; provided, however, in any case, that Tenant shall repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal. Landlord, upon notice to Tenant given at least thirty (30) days prior to the Expiration Date, may require Tenant to remove any Specialty Alterations from the Premises, and to repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal; provided, however, that Landlord shall not have the right to require Tenant to remove any Qualified Alterations. If (x) the Expiration Date is not the Fixed Expiration Date, and (y) Landlord gives a notice to Tenant on or prior to the thirtieth (30th) day after the Expiration Date to the effect that Landlord does not wish to retain a particular Specialty Alteration, then Tenant shall pay to Landlord the reasonable costs incurred by Landlord in so removing such Specialty Alterations, and in so repairing and restoring any such damage to the Building or the Premises, within thirty (30) days after Landlord submits to Tenant an invoice therefor; provided, however, that Landlord shall not have the right to give any such notice to Tenant in respect of Qualified Alterations. Any Alterations that remain in the Premises after the Expiration Date shall be deemed to be the property of Landlord (with the understanding, however, that Tenant shall remain liable to Landlord for any default of Tenant in respect of Tenant’s obligations under this Section 8.8(A)).

(1)             Prior to Tenant’s performance of a Specialty Alteration, Tenant shall have the right to request (simultaneously with Tenant’s submission to Landlord of plans and specifications for such Specialty Alteration) that Landlord designate that Tenant shall not be required to remove (or pay the cost to remove) such Specialty Alteration upon the expiration or earlier termination of the Term. Landlord shall have the right to approve or deny any such request in Landlord’s sole discretion. If (i) Tenant makes any such request, and (ii) Landlord either approves such request, or fails to respond to Tenant’s aforesaid request on or prior to the fifteenth (15th) Business Day after the date that Tenant gives such request to Landlord, then Landlord shall not have the right to require Tenant to remove (or pay the cost to remove) such Specialty Alteration upon the expiration or earlier termination of the Term (any such Specialty Alteration which Tenant shall not be required to remove (or to pay the cost of removal) as aforesaid being referred to herein as a “Qualified Alteration”).

8.9.            Contractors and Supervision.

All Alterations that require Landlord’s consent shall be performed only under the supervision of an independent licensed architect approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Subject to the provisions of this Section 8.9, Tenant shall perform all Alterations using, at Tenant’s option, either (i) contractors,

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subcontractors and mechanics that in each case are designated from time to time by Landlord, or (ii) contractors, subcontractors or mechanics that in each case are designated by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. If an Alteration affects a Building System, then (i) Tenant shall engage to perform such Alteration (or the applicable portion thereof that affects such Building System) a contractor from a list of at least three (3) contractors whose charges are commercially reasonable for the applicable trade as designated reasonably by Landlord, and (ii) Tenant shall engage an engineer whose charges are commercially reasonable designated reasonably by Landlord to design such Alteration (or the applicable portion thereof that affects such Building System). Landlord shall give Tenant notice of such contractors and such engineer designated by Landlord promptly after Tenant’s request therefor from time to time. In connection with the performance of the Initial Alterations, Landlord hereby approves the contractors, subcontractors and mechanics listed on Exhibit 8.9 attached hereto and made a part hereof.

8.10.        Landlord’s Expenses.

Tenant shall pay to Landlord, from time to time, as additional rent, the reasonable out-of-pocket costs incurred by Landlord in connection with an Alteration (including, without limitation, costs that Landlord incurs in reviewing the plans and specifications for such Alterations, and inspecting the progress of such Alterations), within thirty (30) days after Landlord gives Tenant an invoice therefor.

8.11.        Fire System.

Tenant, at Tenant’s sole cost and expense, as part of the Initial Alterations, shall install a fire protection and fire alarm system which complies with applicable Requirements within the Premises and provides for the ability to link such system to the system operated with respect to the rest of the Building (such that the status of Tenant’s fire protection and fire alarm system can be monitored from a central monitoring station for the Building). Landlord shall provide a connection to Landlord’s Class E central fire system. Tenant shall reimburse Landlord for the actual out-of-pocket costs that Landlord incurs in connection with providing such connection.

8.12.        Changes to Storefront.

Tenant shall not have the right to make any changes to or penetrations in the Storefront without obtaining Landlord’s prior consent, which consent may be withheld in Landlord’s sole discretion; it being agreed that window display changes and changes to signage, including Tenant’s Sign, made in conformance with the provisions of this Lease shall not be deemed to be changes to the Storefront for purposes of this Section 8.12. Tenant shall not have any right to install security gates on the interior or exterior of the Storefront.

8.13.        Initial Alterations.

Tenant shall complete the Initial Alterations on or before the ninetieth (90th) day following the Commencement Date. The Initial Alterations shall include a complete renovation and remodeling of the interior of the Premises. Within ninety (90) days after the date hereof, Tenant shall deliver to Landlord detailed plans and specifications for the Initial Alterations (which shall include cooling and heating load calculations, electrical panel-board schedules and

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loads and such other details as may be required by Landlord’s engineer) prepared by Tenant’s licensed architect, detailing the Initial Alterations. Tenant shall commence such renovations within ten (10) days after Landlord has approved Tenant’s plans and specifications and has turned over possession of the Premises. All such work shall be promptly commenced and thereafter continued with due diligence to the end that it shall be fully completed and the Premises opened for business in accordance with the provisions hereof not later than the Rent Commencement Date. Tenant shall perform no work in the Premises until such plans and specifications have been approved in writing by Landlord.

Article 9
REPAIRS

9.1.            Landlord’s Repairs.

Subject to the terms of this Article 9, Landlord shall maintain and repair as necessary (i) the Tenant Use Areas and Retail Common Areas, and (ii) the foundation, floor slabs, roof, exterior walls and other structural elements of the Building (excluding Storefront glass and doors) and other structural elements of the Premises and to the portions of the Building Systems that provide service to the Premises or otherwise cause such operation, maintenance and the making of such repairs and replacements to occur, in each case in conformity with the standards that are customary for first-class buildings in the vicinity of the Building. Nothing contained in this Section 9.1 shall require Landlord to maintain or repair the systems within the Premises that distribute within the Premises electricity or water.

9.2.            Tenant’s Repairs.

(A)             Subject to the terms of this Article 9, Tenant, at Tenant’s expense, shall take good care of the Premises (including, without limitation, (i) the fixtures and equipment that are installed in the Premises on the Commencement Date, (ii) the Alterations, (iii) the systems within the Premises that distribute within the Premises electricity or water, and (iv) the windows for the Premises). Tenant’s obligations under this Section 9.2(A) shall extend to the Storefront for the Premises (including, without limitation, the Storefront glass and doors). Tenant shall make all repairs to the Premises as and when needed to preserve the Premises in good condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Article 16 hereof. All repairs made by Tenant as contemplated by this Section 9.2(A) shall be in conformity with the standards that are customary for first-class buildings in the vicinity of the Building. Tenant shall perform such repairs in accordance with the terms of Article 8 hereof.

(B)              Subject to the terms of this Section 9.2(B), if (a) Landlord gives Tenant a notice that Tenant has failed to perform a repair that this Section 9.2 obligates Tenant to perform, and (b) Tenant fails to proceed with reasonable diligence to make such repair within twenty (20) days after the date that Landlord gives such notice to Tenant (or such shorter period that Landlord designates in such notice to the extent reasonably required under the circumstances to alleviate an imminent threat to persons or property) or such longer period as may be reasonably required (provided that Tenant diligently commences such repair and prosecutes such repair to completion), then (i) Landlord may make such repair, and (ii) Tenant shall pay to Landlord, as

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additional rent, the reasonable expenses thereof, with interest thereon at the Applicable Rate calculated from the date that Landlord incurs such expenses, within thirty (30) days after Landlord gives Tenant an invoice therefor. Nothing contained in this Section 9.2(B) limits the remedies that are available to Landlord after the occurrence of an Event of Default.

9.3.            Certain Limitations.

(A)             Tenant, at Tenant’s expense, shall repair in accordance with the terms set forth in Section 9.2 hereof all damage to the Premises, or to any other part of the Building or the Building Systems, in each case to the extent resulting from the carelessness, neglect or improper conduct of, or Alterations made by, Tenant or any other Person claiming by, through or under Tenant; provided, however, that Landlord shall have the right to perform any such repair to the extent that such repair affects the structure of the Building or such repair affects any Building System, in which case Tenant shall pay to Landlord an amount equal to the costs that Landlord reasonably incurs in performing such repair, on or prior to the thirtieth (30th) day after the date that Landlord gives to Tenant an invoice therefor. Nothing contained in this Section 9.3(A) limits the provisions of Section 15.3 hereof.

(B)              Landlord shall repair all damage to the Premises that results from Landlord’s carelessness, neglect or improper conduct. Nothing contained in this Section 9.3(B) limits the provisions of Section 15.3 hereof.

9.4.            Overtime.

Subject to the provisions of this Section 9.4, Landlord shall have no obligation to employ contractors or labor at overtime or premium pay rates in connection with (x) Landlord’s making repairs as contemplated by this Article 9, or (y) Landlord’s performing the work for which Landlord requires a Work Access. If the condition that Landlord is required to repair, or the work for which Landlord requires a Work Access, (i) denies Tenant from having reasonable access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) materially interferes with Tenant’s ability to conduct its business in the Premises during Tenant’s ordinary business hours, then Landlord shall employ contractors or labor at overtime or premium pay rates to the extent reasonably necessary. Landlord, at Tenant’s request, shall also perform (a) any other repair that this Article 9 requires Landlord to perform, or (b) any other work for which Landlord requires a Work Access, using contractors or labor at overtime or premium pay rates, in which case Tenant shall pay to Landlord, as additional rent, an amount equal to the reasonable costs that Landlord incurs in performing such repair or such work (using contractors or labor at overtime or premium pay rates), within thirty (30) days after the date that Landlord gives to Tenant an invoice therefor.

Article 10
ACCESS; LANDLORD’S CHANGES

10.1.        Access.

Subject to the terms of this Section 10.1, Landlord and Landlord’s agents, representatives, contractors and employees, the Condominium Board, the Condominium Board’s agents, representatives, contractors and employees and the utility companies servicing the Building may

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enter the Premises at reasonable times upon reasonable prior notice to Tenant (which notice may be given verbally to the person employed by Tenant with whom Landlord’s representative ordinarily discusses matters relating to the Premises) to (i) examine the Premises, (ii) show the Premises to prospective tenants during the last twelve (12) months of the Term, (iii) show the Premises to prospective purchasers or master lessees of Landlord’s interest in the Real Property, (iv) show the Premises to Mortgagees or Lessors (or prospective Mortgagees or Lessors), (v) gain access to Reserved Areas, or (vi) make repairs, alterations, improvements, additions or restorations that (I) Landlord is required to make pursuant to the terms of this Lease, or (II) are reasonably necessary in connection with the maintenance, repair, management or operation of the Real Property (any such party requiring such access being referred to herein as an “Access Party”; any Access Party’s entry upon the Premises to perform such repairs, alterations, improvements, additions or restorations being referred to herein as a “Work Access”). An Access Party shall not be required to give Tenant advance notice of the entry by such Access Party into the Premises as contemplated by this Section 10.1 to the extent necessary by reason of the occurrence of an emergency, but Landlord shall endeavor in good faith to do so. An Access Party, in connection with a Work Access, shall have the right to bring into the Premises, and store in the Premises in a reasonable manner for the duration of the Work Access, the materials and tools that such Access Party reasonably requires to perform the applicable repair, alteration, improvement, addition or restoration. An Access Party shall have no liability to Tenant for any loss sustained by Tenant by reason of such Access Party’s entry upon the Premises; provided, however, that subject to Section 15.3 hereof, Landlord shall remain liable to Tenant for personal injury or property damage that derives from Landlord’s negligence or wilful misconduct in connection with any such entry upon the Premises.

10.2.        Landlord’s Obligation to Minimize Interference.

Subject to Section 9.4 hereof, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Premises in connection with any Work Access.

10.3.        Reserved Areas.

The Premises shall not include (i) the demising walls of the Premises (except for the interior face thereof), (ii) the walls of the Premises that constitute the curtain wall for the Building (except for the interior face thereof), (iii) balconies, terraces and roofs that are adjacent to the Premises, and (iv) space that is used for Building Systems or other purposes associated with the operation, repair, management or maintenance of the Real Property, including, without limitation, shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, mechanical rooms, plumbing facilities, and service closets (the areas described in clauses (iii) and (iv) above being collectively referred to herein as the “Reserved Areas”).

10.4.        Ducts, Pipes and Conduits.

Landlord shall have the right to install, use and maintain ducts, pipes and conduits in and through the Premises, provided that (a) such ducts, pipes and conduits are installed in, on or adjacent to existing partitioning columns or ceilings and are enclosed by Landlord, (b) such ducts, pipes and conduits do not reduce the usable area of the Premises by more than a de minimis amount, and (c) Landlord installs such ducts, pipes and conduits in a manner that

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minimizes, to the extent reasonably practicable, any adverse effect on an Alteration theretofore performed in the Premises or on Tenant’s use of the Premises in accordance with this Lease. Landlord shall repair any damage to the Premises caused by Landlord in the exercise of its rights under this Section 10.4.

10.5.        Keys.

Tenant shall provide Landlord, from time to time, with the keys to the Premises (or with the appropriate means to access the Premises using Tenant’s electronic security systems).

10.6.        Landlord’s Changes.

(A)             Landlord, from time to time, shall have the right to change the arrangement or location of the public portions of the Building, including, without limitation, entrances, passageways, doors, corridors, stairs and toilets, provided any such change does not (a) unreasonably reduce or unreasonably interfere with Tenant’s access to the Building or the Premises, or (b) reduce the floor area of the Premises (except to a de minimis extent).

(B)              Landlord, from time to time, shall have the right to change the name, number or designation by which the Building is commonly known.

(C)

(1)             Landlord shall have the right, from time to time, to close, obstruct or darken the windows of the Premises temporarily to the extent required to comply with a Requirement (whether such Requirement is independently applicable to the Building or made applicable as a result of Landlord’s performance of repairs, maintenance, alterations, or improvements to the Building). Landlord shall have the right to close, obstruct or darken the windows of the Premises permanently to the extent required to comply with a Requirement that does not become applicable to the Building by virtue of Landlord’s action or performance of elective construction in the Building.

(2)              If, at any time, the windows of the Premises are closed, obstructed or darkened temporarily, as aforesaid, then Landlord shall perform (or cause to be performed) such repairs, maintenance, alterations or improvements, or shall comply with the applicable Requirement (or cause such Requirement to be complied with), in each case with reasonable diligence, and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, obstructed or darkened (it being understood, however, that subject to Section 9.4 hereof, Landlord shall not be required to perform such repairs, maintenance, alterations or improvements using contractors or labor at overtime or premium pay rates). Notwithstanding anything to the contrary contained herein, if Landlord closes, darkens or obstructs the windows of the Premises to comply with a Requirement in accordance with this Section 10.5(C), then (i) Landlord shall use commercially reasonable efforts to select a method for complying with such Requirement that does not arbitrarily affect the Premises, and (ii) Tenant shall have the right, in compliance with all applicable Requirements, to (a) place any signage on the exterior of the windows which have been closed, obstructed or darkened, which signage shall be substantially similar to the same permitted under this Lease immediately prior to the closing, obstruction or darkening of the windows in the Premises, and

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(b) subject to Section 4.4 hereof, place any signage on such portion of any scaffolding or sidewalk bridge (located in front of the windows of the Premises) that is coextensive with the Storefront, it being understood and agreed that any sign placed on such windows or such scaffolding or sidewalk bridge in accordance with this Section 10.6(C) shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed.

Article 11
UNAVOIDABLE DELAYS AND INTERRUPTION OF SERVICE

11.1.        Unavoidable Delays.

Subject to Article 16 hereof and Article 17 hereof, this Lease and the obligation of Tenant to pay Rental hereunder and to perform all of Tenant’s other covenants shall not be affected, impaired or excused, and Landlord shall not have any liability to Tenant, to the extent that Landlord is unable to perform Landlord’s covenants under this Lease by reason of any cause beyond Landlord’s reasonable control, including, without limitation, strikes, labor troubles, acts of terrorism or the occurrence of an act of God (“Unavoidable Delays”).

11.2.        Interruption of Services.

Landlord, from time to time, shall have the right to temporarily interrupt or curtail the level of service provided by the Building Systems to the extent reasonably necessary to accommodate the performance of repairs, additions, alterations, replacements or improvements that in Landlord’s reasonable judgment are desirable or necessary. Landlord shall use Landlord’s diligent efforts to schedule any such interruption or curtailment at times that minimizes, to the extent reasonably practicable, the effect of such interruption or curtailment on Tenant’s ability to conduct its business in the Premises during Tenant’s ordinary business hours. If such interruption or curtailment of the level of service provided by the Building Systems (i) denies Tenant from having reasonable access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) unreasonably interferes with Tenant’s ability to conduct its business in the Premises during Tenant’s ordinary business hours, then Landlord shall employ contractors or labor at overtime or premium pay rates to the extent reasonably necessary.

11.3.        Rent Credit.

Subject to the terms of this Section 11.3, if (1) (i) Landlord fails to perform Landlord’s covenants hereunder, (ii) Landlord interrupts or curtails the level of service provided by Building Systems as contemplated by Section 11.2 hereof, or (iii) Landlord performs repairs, alterations, improvements, additions or restorations in the Building, and (2) Tenant, by reason of the event described in clause (1) above, is unable to, and actually does not, for at least three (3) consecutive Business Days operate Tenant’s business in the Premises (or a portion thereof) during Tenant’s ordinary business hours, in substantially the same manner that Tenant conducted its business prior to such event, then Tenant shall be entitled to a credit to apply against the Fixed Rent and Escalation Rent thereafter coming due hereunder in an amount equal to the product obtained by multiplying (I) the quotient obtained by dividing (a) the sum of the Fixed Rent and Escalation Rent for the Premises, by (b) three hundred sixty-five (365) (or three hundred sixty-six (366) in a leap year), by (c) the number of square feet of usable area in the Premises, by (II)

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the number of square feet of usable area of the portion of the Premises which is unusable, as aforesaid, by (III) the number of days in the period commencing on (and including) the date immediately following the date that is three (3) Business Days and ending on the date that such portion of the Premises becomes usable. If (x) Tenant is entitled to a credit against Rental pursuant to this Section 11.3, and (y) the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (and Landlord’s obligation to make such payment shall survive the Expiration Date). This Section 11.3 shall not apply in respect of the occurrence of a fire or other casualty or in respect of a condemnation.

Article 12
REQUIREMENTS

12.1.        Tenant’s Obligation to Comply with Requirements.

(A)             Subject to the terms of this Article 12, Tenant, at Tenant’s expense, shall comply with all Requirements applicable to the Premises, including, without limitation, (i) Requirements that are applicable to the performance of Alterations, (ii) Requirements that become applicable by reason of Alterations having been performed, and (iii) Requirements that are applicable by reason of the specific nature or type of business operated by Tenant (or any other Person claiming by, through or under Tenant) in the Premises, provided that Landlord shall perform, at Tenant’s expense, any Alteration to the structure of the Building or to the Building Systems in either case to comply with any Requirement.

(B)              The term “Requirements” shall mean, collectively, (i) all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders of all Governmental Authorities, and of any applicable fire rating bureau, or other body exercising similar functions, and (ii) all requirements that the issuer of Landlord’s Property Policy imposes (including, without limitation, any such requirements that such issuer requires as the basis for the premium that such issuer charges Landlord for Landlord’s Property Policy).

(C)              The term “Governmental Authority” shall mean the United States of America, the State of New York, The City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

12.2.        Tenant’s Right to Contest Requirements.

Subject to the provisions of this Section 12.2, Tenant, at Tenant’s expense, may contest by appropriate proceedings prosecuted diligently and in good faith the legality or applicability of any Requirement affecting the Premises (any such proceedings instituted by Tenant being referred to herein as a “Compliance Challenge”). Tenant shall not have the right to institute a Compliance Challenge unless Tenant first gives Landlord notice thereof. Tenant shall not institute any Compliance Challenge if, by reason of Tenant’s delaying its compliance with the applicable Requirement or by reason of the Compliance Challenge, (a) Landlord (or any Landlord Party) may be imprisoned, (b) the Real Property or any part thereof may be condemned

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or vacated, or (c) the certificate of occupancy for the Premises or the Building may be suspended. If Landlord or any Landlord Party may be subject to any civil fines or penalties or other criminal penalties or if Landlord or any Landlord Party may be liable to any third party in either case by reason of Tenant’s delaying its compliance with the applicable Requirement or by reason of the Compliance Challenge, then Tenant shall furnish to Landlord a bond of a surety company reasonably satisfactory to Landlord, or a letter of credit issued for the account of Landlord by a bank reasonably satisfactory to Landlord, in either case, in form and substance reasonably satisfactory to Landlord, and in an amount equal to one hundred ten percent (110%) of the sum of (A) the cost of such compliance, (B) the criminal or civil penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord), and (C) the amount of such liability to third parties (as reasonably estimated by Landlord). If Tenant initiates any Compliance Challenge, then Tenant shall keep Landlord advised regularly as to the status of such proceedings.

12.3.        Certificate of Occupancy.

Tenant shall use the Premises only in a manner that conforms with the certificate of occupancy that is in effect at such time for the Premises and in any event only for the uses permitted herein. After the Initial Alterations are completed, Tenant shall obtain any certificate, approval, signoff or other authorization with respect to the Premises (including without limitation an occupancy certificate or certificate of occupancy with respect to the Premises) which may be required with respect to the Premises specifically from the New York City Department of Buildings to permit occupancy of the Premises for the conduct of Tenant’s business. Tenant shall not have the right to amend the certificate of occupancy for the Premises or the Building without Landlord’s prior approval.

Article 13
QUIET ENJOYMENT

13.1.        Quiet Enjoyment.

Landlord covenants that Tenant may peaceably and quietly enjoy the Premises for the Term, subject, nevertheless, to the terms and conditions of this Lease.

Article 14
SUBORDINATION

14.1.        Subordination.

(A)             This Lease shall be subordinate to the lien of any Mortgage, any Superior Lease or any Condominium Declaration and to the interests of any Mortgagee, Lessor or Condominium Board irrespective of the time of recording of such Mortgage, Superior Lease or Condominium Declaration. However, from time to time, Landlord may elect that this Lease be superior to the lien of such Mortgage, and may exercise such election by giving notice thereof to Tenant, which notice must be consented to by such Mortgagee. The exercise of any of the elections provided in this Section shall not exhaust Landlord’s right to elect differently thereafter, from time to time. This clause shall be self-operative and no further instrument shall be required, provided, however, upon Landlord’s request, from time to time, Tenant shall: (a) confirm in

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writing and in recordable form that this Lease is so subordinate or so superior (as Landlord may elect) to the lien of any Mortgage, Superior Lease or Condominium Declaration and/or (b) execute a Nondisturbance Agreement making this Lease so subordinate or so superior (as Landlord may elect) to the lien of any Mortgage, Superior Lease or Condominium Declaration, in such form as may be required by an applicable Mortgagee, Lessor or Condominium Board. Notwithstanding the foregoing, this Lease shall only be subject and subordinate to the priority of any future Superior Lease or to the lien of any future Mortgage if the applicable Lessor or Mortgagee, as the case may be, executes and delivers to Tenant a Nondisturbance Agreement. Tenant shall execute and deliver promptly a Nondisturbance Agreement that a Mortgagee proposes to use and that conforms to the terms of this Article 14and is otherwise mutually acceptable to Tenant and the Mortgagee in their commercially reasonable judgment. The term “Condominium Board” shall mean, collectively or individually, the board or boards that governs the business and affairs of the condominium that is created by the Condominium Declaration.

(B)              The term “Condominium Declaration” shall mean a condominium declaration (including the by-laws made a part thereof) submitting the ownership of the fee interest in the Premises to a condominium form of ownership in accordance with Article 9-B of the Real Property Law of the State of New York, dated December 4, 2003, and recorded in the New York County Office of the Register of The City of New York, on February 3, 2004, in CRFN No. 2004000064392 (as such declaration may be amended from time to time).

(C)              The term “Lessor” shall mean a lessor under a Superior Lease.

(D)             The term “Mortgage” shall mean any trust indenture or mortgage which now or hereafter encumbers the Real Property, the Building or any Superior Lease and the leasehold interest created thereby.

(E)              The term “Mortgagee” shall mean any trustee, mortgagee or holder of a Mortgage.

(F)               The term “Nondisturbance Agreement” shall mean, subject to Section 14.2 hereof, an agreement, in recordable form, between a Lessor, a Mortgagee, or the Condominium Board, as the case may be, and Tenant, to the effect that (i) if there is a foreclosure of the Mortgage, then Mortgagee shall not name Tenant in any foreclosure action and the successor to Landlord by virtue of the foreclosure will not evict Tenant, disturb Tenant’s possession under this Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such successor to Landlord on the same terms and conditions as are contained in this Lease, (ii) if the Superior Lease is terminated, then the Lessor will not evict Tenant, disturb Tenant’s possession under the Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease, or (iii) if there is a sale of the Premises by virtue of the Condominium Board exercising a power of sale that is granted under the Condominium Declaration, then the successor to Landlord by virtue of such sale will not evict Tenant, disturb Tenant’s possession under the Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such successor on the same terms and conditions as are contained in this Lease.

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(G)             The term “Superior Lease” shall mean any lease pursuant to which Landlord now or hereafter obtains or retains its interest in the Real Property or the Building (to the extent that Landlord’s interest in the Real Property is a leasehold estate).

14.2.        Terms of Nondisturbance Agreements.

Subject to the terms of this Section 14.2, any Nondisturbance Agreement may provide that the Person that succeeds to Landlord by reason of the foreclosure of a Mortgage, the termination of a Superior Lease, or the exercise of the power of sale as set forth in the Condominium Declaration, as the case may be (any such Person being referred to herein as the “Successor”) shall not be:

(A)             liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), except to the extent that (i) such act or omission continues after the date that the Successor succeeds to Landlord’s interest in the Real Property, and (ii) such act or omission of such prior landlord is of a nature that the Successor can cure by performing a service or making a repair, or

(B)              subject to any defenses or offsets that Tenant has against any prior landlord (including, without limitation, the then defaulting landlord) (except for any offsets that are expressly permitted under this Lease), or

(C)              bound by any payment of Rental that Tenant has made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date that such payment is due (except for any CAM Expense Payments and/or Tax Payments required by this Lease), or

(D)             bound by any obligation to make any payment to or on behalf of Tenant to the extent that such obligation accrues prior to the date that the Successor succeeds to Landlord’s interest in the Real Property, or

(E)              bound by any obligation to perform any work or to make improvements to the Premises, except for:

(1)             repairs and maintenance that Landlord is required to perform pursuant to the provisions of this Lease and that first become necessary, or the need for which continues, after the date that the Successor succeeds to Landlord’s interest in the Real Property,

(2)              repairs to the Premises that become necessary by reason of a fire or other casualty that occurs from and after the date that the Successor succeeds to Landlord’s interest in the Real Property and that Landlord is required to perform pursuant to Article 16 hereof,

(3)              repairs to the Premises that become necessary by reason of a fire or other casualty that occurs prior to the date that the Successor succeeds to Landlord’s interest in the Real Property and that Landlord is required to perform pursuant to Article 16 hereof, to the extent that the Successor can make such repairs from the net proceeds of Landlord’s Property Policy that are actually made available to the Successor (with the understanding, however, that if (i) a fire or other casualty occurs prior to the date that the Successor succeeds to Landlord’s

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interest in the Real Property, (ii) Landlord is required to repair the resulting damage to the Building pursuant to Article 16 hereof, and (iii) the Successor cannot make such repairs from such net proceeds, then Tenant shall have the right to terminate this Lease by giving notice thereof to the Successor within fifteen (15) days after the date that the Successor gives Tenant notice that the Successor does not intend to perform such repairs),

(4)             repairs to the Premises as a result of a partial condemnation that occurs from and after the date that the Successor succeeds to Landlord’s interest in the Real Property and that Landlord is required to perform pursuant to Article 17 hereof, and

(5)              repairs to the Premises as a result of a partial condemnation that occurs prior to the date that the Successor succeeds to Landlord’s interest in the Real Property and that Landlord is required to perform pursuant to Article 17 hereof, to the extent that the Successor can make such repairs from the net proceeds of any condemnation award made available to the Successor (with the understanding, however, that if (i) a partial condemnation occurs prior to the date that the Successor succeeds to Landlord’s interest in the Real Property, (ii) Landlord is required to make repairs to the Building pursuant to Article 17 hereof by reason of such partial condemnation, and (iii) the Successor cannot make such repairs from such net proceeds, then Tenant shall have the right to terminate this Lease by giving notice thereof to the Successor within fifteen (15) days after the date that the Successor gives Tenant notice that the Successor does not intend to perform such repairs), or

(F)               bound by any amendment or modification of this Lease made without the consent of the Mortgagee or the Lessor, as the case may be (the aforesaid items in clause (A) through (F) above for which a Successor is not liable being referred to herein as the “Successor Limitation Items”).

Any Nondisturbance Agreement may also contain other terms and conditions that are reasonably required by the Mortgagee, the Lessor, or the Condominium Board, as the case may be that do not (i) increase Tenant’s monetary obligations under this Lease, (ii) adversely affect or diminish, to more than a de minimis extent, Tenant’s rights under this Lease, or (iii) increase, to more than a de minimis extent, Tenant’s other obligations under this Lease (other than the requirement that Tenant give notice to such Mortgagee, Lessor or Condominium Board and provide an additional cure period to such entity). A Successor that is an Affiliate of the Person that constitutes Landlord shall not have the right to include in a Nondisturbance Agreement the Successor Limitation Items, or such other terms and conditions.

14.3.        Attornment.

(A)             If, at any time prior to the Expiration Date, a Successor succeeds to Landlord’s interest in the Real Property, then Tenant, at the Successor’s election, shall attorn, from time to time, to the Successor, in either case upon the then executory terms of this Lease, for the remainder of the Term. If the Successor is not an Affiliate of the Person that constituted Landlord immediately prior to such Successor’s obtaining an interest in the Premises, then the Successor shall not have liability for the Successor Limitation Items from and after the date that Tenant so attorns to the Successor.

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(B)              The provisions of this Section 14.3 shall apply notwithstanding that, as a matter of law, this Lease terminates upon the termination of any Superior Lease or the foreclosure of a Mortgage. No further instrument shall be required to give effect to Tenant’s attorning to a Successor as contemplated by this Section 14.3. Tenant, however, upon demand of any Successor, shall execute, from time to time, instruments, in a recordable form and in a form reasonably satisfactory to the Successor, confirming the foregoing provisions of this Section 14.3. A Mortgagee, a Lessor, or the Condominium Board shall have the right to include such provisions in a Nondisturbance Agreement.

14.4.        Amendments to this Lease.

Tenant shall execute and deliver, from time to time, amendments to this Lease, promptly after Landlord’s request, to the extent that (x) such amendments are reasonably required by a Mortgagee or a Lessor that in either case is not an Affiliate of Landlord (or are reasonably required by a proposed Mortgagee or proposed Lessor that in either case is not an Affiliate of Landlord and that consummates the applicable Mortgage or the applicable Superior Lease contemporaneously with Tenant’s execution and delivery of such amendment hereof), and (y) Landlord gives to Tenant reasonable evidence to the effect that such Mortgagee or Lessor requires such amendments; provided, however, that Tenant shall not be required to agree to any such amendments to this Lease that (i) increase Tenant’s monetary obligations under this Lease, (ii) adversely affect or diminish, to more than a de minimis extent, Tenant’s rights under this Lease, or (iii) increase, to more than a de minimis extent, Tenant’s other obligations under this Lease.

14.5.        Tenant’s Estoppel Certificate.

Tenant, within fifteen (15) Business Days after Landlord’s request from time to time (but not more frequently than two (2) times in any particular period of twelve (12) months), shall deliver to Landlord a written statement executed by Tenant, in form reasonably satisfactory to Landlord, (1) stating that this Lease is then in full force and effect and has not been modified (or if this Lease is not in full force and effect, stating the reasons therefor, or if this Lease is modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, the Escalation Rent and other items of Rental have been paid, (3) stating whether, to the best knowledge of Tenant (but without having made any investigation), Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) stating any other matters reasonably requested by Landlord and related to this Lease. Tenant acknowledges that any such statement that Tenant delivers to Landlord pursuant to this Section 14.5 may be relied upon by (x) any purchaser or owner of the Real Property or any interest therein (including, without limitation, any Lessor), or (y) any Mortgagee.

14.6.        Landlord’s Estoppel Certificate.

Landlord, within fifteen (15) Business Days after Tenant’s request from time to time (but not more frequently than two (2) times in any particular period of twelve (12) months), shall deliver to Tenant a written statement executed by Landlord (i) stating that this Lease is then in full force and effect and has not been modified (or if this Lease is not in full force and effect, stating the reasons therefor, or if this Lease is modified, setting forth all modifications), (ii)

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setting forth the date to which the Fixed Rent, the Escalation Rent and any other items of Rental have been paid, (iii) stating whether, to the best knowledge of Landlord (but without having made any investigation), Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) stating any other matters reasonably requested by Tenant and related to this Lease. Landlord acknowledges that any statement delivered by Landlord to Tenant pursuant to this Section 14.6 may be relied upon by (w) any assignee of Tenant’s interest hereunder, (x) any subtenant of all or any part of the Premises, (y) any Person that acquires Control of Tenant (provided that such assignment, sublease or transfer of Control is accomplished in a manner that complies with the provisions of Article 18 hereof), or (z) any Person that extends credit to Tenant.

14.7.        Rights to Cure Landlord’s Default.

If (x) a Superior Lease or Mortgage exists, (y) the Lessor or Mortgagee is not an Affiliate of Landlord, and (z) Landlord gives Tenant notice thereof, then Tenant shall not seek to terminate this Lease by reason of Landlord’s default hereunder until Tenant has given written notice of such default to such Lessor or such Mortgagee in either case at the address that has been furnished to Tenant. If any such Lessor or Mortgagee notifies Tenant, within ten (10) Business Days after the date that such Lessor or Mortgagee receives such notice from Tenant, that such Lessor or Mortgagee intends to remedy such act or omission of Landlord, then Tenant shall not have the right to so terminate this Lease unless such Lessor or Mortgagee fails to remedy such act or omission of Landlord within a reasonable period of time after the date that such Lessor or Mortgagee gives such notice to Tenant (it being understood that such Lessor or Mortgagee shall not have any liability to Tenant for the failure of such Lessor or Mortgagee to so remedy such act or omission of Landlord during such period).

14.8.        Zoning Lot Merger Agreement.

Tenant hereby waives irrevocably any rights that Tenant may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property, including, without limitation, any rights that Tenant may have to be a party to, to contest, or to execute any Declaration of Restrictions (as such term is used in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose. Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property. In confirmation of such subordination and waiver, Tenant, from time to time, shall execute and deliver promptly any certificate or instrument that Landlord reasonably requests.

14.9.        Existing Mortgages and Existing Superior Leases.

Landlord hereby represents and warrants to Tenant that the only Mortgages and Superior Leases that exist as of the date hereof are as described in Exhibit “14.9” attached hereto and made a part hereof.

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Article 15
INSURANCE

15.1.        Tenant’s Insurance.

(A)             Tenant, at Tenant’s expense, shall obtain and keep in full force and effect (i) an insurance policy for Tenant’s Property, the interior installation existing in the Premises on the Commencement Date and the Alterations, in either case to the extent insurable under the ISO Cause of Loss – Special Form property insurance policy or its equivalent, in an amount equal to one hundred percent (100%) of the replacement cost thereof, (ii) an insurance policy for the plate glass that constitutes the windows of the Premises, to the extent insurable under the available standard forms of “all-risk” insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof (the insurance policies described in clause (i) above and this clause (ii) being collectively referred to herein as “Tenant’s Property Policy”), and (iii) a policy of commercial general liability insurance on an occurrence basis, with contractual liability coverage for insured contracts (the insurance policy described in this clause (iii) being referred to herein as “Tenant’s Liability Policy”). Tenant’s Property Policy and. Tenant’s Liability Policy shall name Tenant as the insured. Tenant’s Property Policy shall also include business interruption insurance that is sufficient in amount to pay the Fixed Rent and the CAM Expense Payment and the Tax Payment due hereunder for a period of at least one (1) year. The Landlord Parties shall be named as additional insureds on Tenant’s Liability Policy.

(B)              Tenant’s Liability Policy shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained on behalf of the additional insureds, and (b) the policy will provide at least thirty (30) days of advance written notice of cancellation to Landlord (except ten (10) days notice for nonpayment of premium). If Tenant receives any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under Tenant’s Property Policy or Tenant’s Liability Policy, then Tenant shall immediately deliver to Landlord a copy of such notice. The minimum amounts of liability under Tenant’s Liability Policy shall be Five Million Dollars ($5,000,000) per occurrence and in the annual aggregate for injury (or death) to persons and damage to property, which minimum amount Landlord may increase from time to time to the amount of insurance that in Landlord’s reasonable judgment is then being customarily required by prudent landlords of first-class buildings in the vicinity of the Building from tenants leasing space similar in size, nature and location to the Premises.

(C)              Tenant shall cause Tenant’s Liability Policy and Tenant’s Property Policy to be issued by reputable and independent insurers that are (x) permitted to do business in the State of New York, and (y) rated in Best’s Insurance Guide, or any successor thereto, as having a general policyholder rating of A- and a financial rating of at least VIII (it being understood that if such ratings are no longer issued, then such insurer’s financial integrity shall conform to the standards that constitute such ratings from Best’s Insurance Guide as of the date hereof).

(D)             Tenant has the right to satisfy Tenant’s obligation to carry Tenant’s Liability Policy with blanket or umbrella insurance policies, provided that such blanket or umbrella insurance policies (x) contain an aggregate per location endorsement that provides the required level of protection for the Premises, and (y) provide that a loss that relates to any other

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location does not impair or reduce the level of protection available for the Premises below the amount required by this Lease, provided, further however, if Tenant’s commercial general liability and umbrella/excess liability policies do not provide such per location endorsements and limits, then, notwithstanding the provisions of Section 15.1(B), the minimum amounts of liability under Tenant’s Liability Policy shall be Ten Million Dollars ($10,000,000).

15.2.        Landlord’s Insurance.

(A)             Subject to the terms of this Section 15.2, Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building, to the extent insurable on commercially reasonable terms under then available standard forms of property insurance policies providing coverage as broad as the ISO Cause of Loss – Special Form property policy, in an amount equal to one hundred percent (100%) of the replacement cost thereof or, at Landlord’s option, in such lesser amount as will avoid co insurance (such insurance being referred to herein as “Landlord’s Property Policy”).

(B)              Landlord shall have the right to provide that the coverage of Landlord’s Property Policy is subject to a reasonable deductible. Tenant shall cooperate with Landlord and Landlord’s insurance companies in the adjustment of any claims for any damage to the Building. Landlord shall not be required to carry insurance on Tenant’s Property, Alterations or the interior installation existing in the Premises on the Commencement Date. Landlord shall not be required to carry insurance against, or be responsible for, any loss suffered by Tenant due to the interruption of Tenant’s business. Landlord shall not be required to carry insurance for the windows for the Premises.

15.3.        Mutual Waiver of Subrogation.

Subject to the provisions of this Section 15.3, Landlord and Tenant shall each obtain an appropriate clause in, or endorsement on, Landlord’s Property Policy or Tenant’s Property Policy (as the case may be) pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery. Landlord and Tenant also agree that, having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, they shall not make any claim against or seek to recover from the Landlord Parties or the Tenant Parties (as the case may be) for any loss or damage to its property or the property of others resulting from fire or other hazards covered by Landlord’s Property Policy or Tenant’s Property Policy (as the case may be); provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery.

15.4.        Evidence of Insurance.

On or prior to the Commencement Date, each party shall deliver to the other party appropriate certificates of insurance required to be carried by the parties pursuant to this Article 15, including evidence of waivers of subrogation and copies of additional insured endorsements in either case as required by Section 15.3 hereof. Each party shall deliver to the other party evidence of each renewal or replacement of a policy prior to the expiration of such policy.

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15.5.        No Concurrent Insurance.

Tenant shall not obtain any property insurance (under Tenant’s Property Policy or otherwise) that covers the property that is covered by Landlord’s Property Policy.

15.6.        Tenant’s Obligation to Comply with Landlord’s Fire and Casualty Insurance.

If (i) Tenant (or any other Person claiming by, through or under Tenant) uses the Premises for any purpose other than general retail use , and (ii) the use of the Premises by Tenant (or such other Person) causes the premium for Landlord’s Property Policy to exceed the premium that would have otherwise applied therefor (and which was in effect immediately prior thereto) if Tenant (or such Person) used the Premises for general retail purposes, then Tenant shall pay to Landlord, as additional rent, an amount equal to such excess, on or prior to the thirtieth (30th) day after the date that Landlord gives to Tenant an invoice therefor. Nothing contained in this Section 15.6 expands Tenant’s rights under Article 4 hereof.

Article 16
CASUALTY

16.1.        Notice.

Tenant shall notify Landlord promptly of any fire or other casualty that occurs in the Premises, provided that Tenant shall have no liability if Tenant shall fail to so notify Landlord.

16.2.        Landlord’s Restoration Obligations.

Subject to the terms of this Section 16.2, Landlord shall repair the damage to the Premises to the extent caused by fire or other casualty, with reasonable diligence in a good and workerlike manner using building standard materials. Landlord shall not be required to restore Tenant’s Property or the Alterations. Landlord shall not be required to restore the windows for the Premises. Landlord shall not be required to commence such restoration until Tenant gives Landlord the notice described in Section 16.1 hereof (unless Landlord otherwise has received actual notice of the fire or other casualty). Landlord shall have the right to adapt the restoration of the Premises as contemplated by this Section 16.2 to comply with applicable Requirements that are then in effect. Landlord shall not be obligated to restore the Premises as provided in this Section 16.2 to the extent that this Lease terminates by reason of such fire or other casualty as provided in this Article 16.

16.3.        Tenant’s Restoration Obligations.

Subject to the terms of this Section 16.3, Tenant shall repair the damage to the Alterations and Tenant’s Property to the extent caused by fire or other casualty, with reasonable diligence. Tenant shall have the right to adapt the restoration of the Alterations and Tenant’s Property as contemplated by this Section 16.3 to comply with applicable Requirements that are then in effect. Tenant shall not be obligated to restore the Alterations and Tenant’s Property as provided in this Section 16.3 to the extent that this Lease terminates by reason of such fire or other casualty as provided in this Article 16.

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16.4.        Rent Abatement.

The Fixed Rent, the CAM Expense Payment and the Tax Payment that is otherwise due and payable hereunder shall be reduced in the proportion that the number of square feet of usable area of the part of the Premises that is not usable by Tenant (and Tenant actually does not use) by reason of such fire or other casualty bears to the total usable area of the Premises immediately prior to such fire or other casualty, for the period commencing on the date of such fire or other casualty and ending on the earlier of (i) date that Landlord Substantially Completes the restoration described in Section 16.2 hereof, or (ii) the date this Lease is terminated by either Landlord or Tenant in accordance with the provisions of this Article 16.

16.5.        Landlord’s Termination Right.

If the Building is so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition, or reconstruction of the Building is required (regardless of whether the Premises have been damaged or rendered untenantable), then Landlord may terminate this Lease by giving Tenant notice thereof on or prior to the ninetieth (90th) day after such fire or other casualty; provided, however, that if the Premises are not substantially damaged or rendered substantially untenantable by such fire or other casualty, then Landlord may not so terminate this Lease unless Landlord elects to terminate leases (including this Lease) affecting at least thirty-five percent (35%) of the usable area of the Retail Unit. Landlord also shall have the right to terminate this Lease if the owners of the condominium established by the Condominium Declaration do not make the election contemplated by Section 339-ee of the New York Real Property Law to restore the Building after a fire or other casualty (to the extent that such election is required to be made by such unit owners). If Landlord elects to terminate this Lease as aforesaid, then (I) the Term shall expire on a date set by Landlord that is not sooner than (i) the tenth (10th) day after the date that Landlord gives such notice (if all or substantially all of the Premises is rendered untenantable by such fire or other casualty), and (ii) the ninetieth (90th) day after the date that Landlord gives such notice (if less than all or substantially all of the Premises is rendered untenantable by such fire or other casualty), and (II) Tenant, on such date set by Landlord, shall vacate the Premises and surrender the Premises to Landlord in accordance with the terms of this Lease that govern Tenant’s obligations upon the expiration or earlier termination of the Term. Upon the termination of this Lease under this Section 16.5, the Rental shall be apportioned and any prepaid portion of the Rental for any period after the Expiration Date shall be refunded promptly by Landlord to Tenant (and Landlord’s obligation to make such refund shall survive the Expiration Date).

16.6.        Tenant’s Termination Right.

(A)             Landlord, within forty-five (45) days after the earlier to occur of (x) the date that Tenant gives Landlord notice of the occurrence of a fire or other casualty as contemplated by Section 16.1 hereof, and (y) the date that Landlord otherwise has actual notice of such fire or other casualty, shall give to Tenant a statement prepared by a reputable and independent contractor setting forth such contractor’s estimate in good faith as to the time required for Landlord to Substantially Complete the restoration described in Section 16.2 hereof (such statement that Landlord gives to Tenant being referred to herein as the “Casualty Statement”). If the estimated time period exceeds eighteen (18) months from the date of the

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applicable fire or other casualty, then Tenant may elect to terminate this Lease by giving notice to Landlord not later than the thirtieth (30th) day after the date that Landlord gives the Casualty Statement to Tenant.

(B)              If Tenant makes any such election to terminate this Lease pursuant to this Section 16.6, then (I) the Term shall expire on the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the Premises to Landlord on such date “as is” and otherwise in accordance with the terms of this Lease that govern Tenant’s obligations upon the expiration or earlier termination of the Term, (II) any Rental due hereunder shall be apportioned as of the date of such termination, and (III) any portion of the Rental that is then prepaid by Tenant and relates to the period after the Expiration Date shall be promptly refunded by Landlord to Tenant (with the understanding that Landlord’s obligation to make any such refund shall survive such termination of this Lease).

16.7.        Termination Rights at End of Term.

If the Premises or the Retail Unit are substantially damaged by a fire or other casualty that occurs during the period of two (2) years immediately preceding the Fixed Expiration Date, then either Landlord or Tenant may elect to terminate this Lease by notice given to the other party within thirty (30) days after such fire or other casualty occurs. If either party makes such election, then the Term shall, expire on the thirtieth (30th) day after the notice of such election is given, and, accordingly, Tenant, on or prior to such thirtieth (30th) day, shall vacate the Premises and surrender the Premises to Landlord in accordance with the provisions hereof that govern Tenant’s obligation to deliver possession of the Premises to Landlord upon the expiration of the Term. Upon the termination of this Lease under this Section 16.7, the Rental shall be apportioned and any prepaid portion of the Rental for any period after the Expiration Date shall be refunded promptly by Landlord to Tenant (and Landlord’s obligation to make such refund shall survive the Expiration Date). For purposes of this Section 16.7, the term “substantially damaged” shall mean that: (a) a fire or other casualty precludes Tenant from using or having access to more than fifty percent (50%) of the Premises for the conduct of its business, or more than fifty percent (50%) of the Retail Unit or the Building is damaged whether or not the Premises are damaged, and (b) Tenant’s inability to so use the Premises (or the applicable portion thereof) is reasonably expected to continue until at least the earlier to occur of (i) the Fixed Expiration Date, and (ii) the one hundred twentieth (120th) day after the date that such fire or other casualty occurs.

16.8.        No Other Termination Rights.

Tenant shall have no right to cancel this Lease by virtue of a fire or other casualty except to the extent specifically set forth herein. This Article 16 is intended to constitute an “express agreement to the contrary” for purposes of Section 227 of the New York Real Property Law.

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Article 17
CONDEMNATION

17.1.        Effect of Condemnation.

(A)             Subject to the provisions of Section 17.2 hereof, if the entire Real Property, the entire Building or the entire Premises is condemned or otherwise acquired by the exercise of the power of eminent domain, then this Lease shall terminate as of the date that such condemnation or acquisition is consummated.

(B)              If only a part of the Real Property and not the entire Premises is so acquired or condemned, then:

(1)             except as hereinafter provided in this Section 17.1, this Lease shall remain effective, and, from and after the date that the condemnation or acquisition is consummated, (w) the Fixed Rent shall be reduced in the proportion that the number of square feet of usable area of the part of the Premises so acquired or condemned bears to the total usable area of the Premises immediately prior to such acquisition or condemnation, and (x) Tenant’s Tax Share shall be redetermined based upon the proportion that the number of square feet of usable area of the Premises that is remaining after such acquisition or condemnation bears to the number of square feet of usable area of the Condominium Unit that is remaining after such acquisition or condemnation, and (y) Tenant’s CAM Expense Share shall be redetermined based upon the proportion that the number of square feet of usable area of the Premises remaining after such acquisition or condemnation bears to the number of square feet of usable area of the Retail Unit remaining after such acquisition or condemnation that is used for retail purposes;

(2)              if the part of the Real Property so acquired or condemned contains more than thirty percent (30%) of the total area of the Premises immediately prior to such acquisition or condemnation, then on or prior to the sixtieth (60th) day after the date that the condemnation or acquisition is consummated, Landlord shall have the right to terminate this Lease by giving notice to Tenant; provided, however, that if the Premises are unaffected by such acquisition or condemnation, then Landlord shall only have the right to so terminate this Lease if Landlord terminates leases (including this Lease) for at least thirty-five percent (35%) of the usable area of the Retail Unit (excluding any portion of the Retail Unit leased to or occupied by Landlord or Landlord’s Affiliates); and

(3)              if (a) the part of the Real Property so acquired or condemned contains more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or (b) by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, or (c) Tenant cannot reasonably conduct its business in the portion of the Premises which remains after such acquisition or condemnation, then Tenant may elect to terminate this Lease by giving notice to Landlord on or prior to the sixtieth (60th) day after the date that Tenant is given notice of such acquisition or condemnation being consummated.

The Term shall expire on the thirtieth (30th) day after the date that Landlord or Tenant give any such notice to terminate this Lease.

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(C)              Upon the termination of this Lease and the Term pursuant to the provisions of this Section 17.1, the Rental shall be apportioned and any prepaid portion of the Rental for any period after such date shall be refunded promptly by Landlord to Tenant (and Landlord’s obligation to make such refund shall survive the Expiration Date).

(D)             If a part of the Premises is so acquired or condemned and this Lease and the Term is not terminated pursuant to the foregoing provisions of this Section 17.1, then Landlord, at Landlord’s expense, shall restore the part of the Premises that is not so acquired or condemned to a self-contained rental unit inclusive of Alterations that Tenant has theretofore Substantially Completed, except that if such acquisition or condemnation occurs prior to the Substantial Completion of the Initial Alterations, then Landlord shall only be required to restore the part of the Premises not so acquired or condemned to a self-contained rental unit exclusive of any Alterations.

17.2.        Condemnation Award.

Subject to Section 17.3 hereof, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation of all or any part of the Real Property. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, and, accordingly, Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 17.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property included in such taking, for any moving expenses or for the costs incurred by Tenant in performing the Initial Alterations (prior to Tenant’s Substantial Completion thereof) in the portion of the Premises that is not so condemned or acquired.

17.3.        Temporary Taking.

If the whole or any part of the Premises is acquired or condemned temporarily during the Term, then (a) Tenant shall give prompt notice thereof to Landlord, (b) the Term shall not be reduced or affected in any way, (c) Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and (d) Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that if the acquisition or condemnation is for a period extending beyond the Term, then such award or payment shall be apportioned equitably between Landlord and Tenant. Tenant, at Tenant’s expense, shall make Alterations to restore the Premises to the condition existing prior to any such temporary acquisition or condemnation.

Article 18
ASSIGNMENT AND SUBLETTING

18.1.        General Limitations.

(A)             Subject to the terms of this Article 18, without the prior consent of Landlord in each instance, Tenant shall not (i) assign Tenant’s interest in this Lease, in whole or in part, by express assignment or by operation of law or by other means, (ii) sublease the Premises or any part thereof, (iii) permit a subtenant under a sublease that is consummated in accordance with the terms of this Article 18 to further sublease the Premises or any part thereof

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or to assign the subtenant’s interest under any such sublease in whole or in part by express assignment or by operation of law or by other means, (iv) amend or modify any sublease that is consummated in accordance with the terms of this Article 18, (v) mortgage or otherwise encumber Tenant’s interest in this Lease, in whole or in part, or (vi) permit the Premises or any part thereof to be occupied by any Person other than Tenant (any of the events described in clauses (i) through (vi) above being referred to herein as a “Transfer”; Tenant and any other Person that has the right to occupy the Premises in accordance with the terms of this Article 18 being referred to herein as a “Permitted Party”).

(B)              Subject to Section 18.7 hereof, the transfer of Control in a Permitted Party, however accomplished, whether in a single transaction or in a series of unrelated or related transactions, shall constitute an assignment of such Permitted Party’s interest in this Lease or the Premises (as the case may be) for purposes of this Article 18.

(C)              The consent by Landlord to any Transfer shall not relieve Tenant from its obligation to obtain the prior consent of Landlord to any other Transfer to the extent required by this Lease.

(D)             The assignment by any Person that constitutes Tenant of the tenant’s interest under this Lease shall not relieve such Person of the obligations of the tenant under this Lease. Such Person’s liability under this Lease shall continue notwithstanding (x) the subsequent release of any other Person that constitutes Tenant from liability under this Lease, (y) any limitation on any such other Person’s liability hereunder by virtue of the Bankruptcy Code, or (z) any modification or amendment of this Lease that Landlord consummates with any such other Person that constitutes Tenant subsequently; provided, however, that if such other Person that constitutes Tenant subsequently is not an Affiliate of such Person, then any modification or amendment contemplated by clause (z) hereof shall not expand the liability of any prior Person which constituted Tenant hereunder.

(E)              Notwithstanding anything to the contrary contained herein, Tenant shall not, and Tenant shall not permit any other Permitted Party to, enter into any lease, sublease, license, concession or other agreement for use or occupancy of the Premises or any portion thereof which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any Person from the property leased, occupied or used, or which would require the payment of any consideration that would not qualify as “rents from real property,” as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended.

(F)               If Tenant assigns the tenant’s interest under this Lease in violation of the terms of this Article 18, then such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord (x) may collect an amount equal to the then Rental from the assignee as a fee for such assignee’s use and occupancy, and (y) shall apply the net amount collected to the Rental reserved in this Lease. If the Premises or any part thereof are sublet to, occupied by, or used by any Person other than Tenant (regardless of whether such subletting, occupancy or use violates this Article 18), then Landlord (a) after the occurrence of an Event of Default, may collect amounts from the subtenant, user or occupant as a fee for its use and occupancy, and (b) shall apply the net amount collected to the Rental reserved in this Lease.

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No such assignment, subletting, occupancy or use, with or without Landlord’s prior consent, nor any such collection or application of fees for use and occupancy, shall (i) be deemed a waiver by Landlord of any term, covenant or condition of this Lease, (ii) be deemed in and of itself the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder, or (iii) relieve Tenant of the obligations of the tenant under this Lease.

18.2.        Landlord’s Expenses.

Tenant shall reimburse Landlord for the actual and out-of-pocket reasonable costs that Landlord incurs in connection with any proposed Transfer, including, without limitation, reasonable attorneys’ fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed Transferee, within thirty (30) days after Landlord gives to Tenant an invoice therefor.

18.3.        Recapture Procedure.

(A)             Tenant shall have the right to institute the procedure described in this Section 18.3 (the “Recapture Procedure”) only by giving to Landlord notice thereof (a “Transfer Notice”), which:

(1)             refers expressly to this Section 18.3 and indicates that such notice constitutes a Transfer Notice,

(2)              sets forth the material terms under which Tenant intends to consummate the Transfer (including, for example, (a) the rental to be paid by a subtenant, (b) the consideration to be paid by or to an assignee, (c) the work allowance to which a subtenant is entitled, (d) the term of a proposed sublease, and (e) the nature and cost of any work that Tenant intends to perform to prepare the Premises for occupancy by the subtenant or assignee), and

(3)              sets forth the date on which Tenant proposes to consummate the proposed Transfer (such date being referred to herein as the “Transfer Date”) (it being understood that the Transfer Date shall be no sooner than three hundred sixty-five (365) days, and no later than five hundred forty-five (545) days, after the date that Tenant gives the Transfer Notice to Landlord) (the material terms of a proposed Transfer as set forth in the Transfer Notice being referred to herein as the “Proposed Transfer Terms”).

Tenant shall not be required to identify, in the Transfer Notice, the Person to which Tenant intends to make the Transfer (the Person to which a Transfer is made being referred to herein as a “Transferee”). If (i) Tenant has theretofore received a bona fide written offer that then remains effective from a prospective Transferee pursuant to which such prospective Transferee proposes to enter into the applicable Transfer on terms that are no less favorable to Tenant than the Proposed Transfer Terms, and (ii) Tenant gives to Landlord a copy of such written offer (which shall include the nature of the Transferee’s business and current financial information with respect to the proposed Transferee), then Tenant shall have the right to give to Landlord a notice pursuant to which Tenant accelerates the Transfer Date to a date that occurs no earlier than the first to occur of (I) the three hundred sixty-fifth (365th) day after the date that Tenant gives the Transfer Notice to Landlord, and (II) the one hundred twentieth (120th) day after the date that Tenant gives to Landlord a copy of such written offer and such notice (it being understood that

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Tenant shall have the right to give such notice to Landlord either simultaneously with the Transfer Notice or at any time thereafter until the three hundred sixty-fifth (365th) day after the date that Tenant gives the Transfer Notice to Landlord).

(B)              The term “Recapture Date” shall mean the three hundred sixty-fifth (365th) day after the date that Tenant gives the Transfer Notice to Landlord; provided, however, that if (i) Tenant has theretofore received a bona fide written offer that then remains effective from a prospective Transferee pursuant to which such prospective Transferee proposes to enter into the applicable Transfer on terms that are no less favorable to Tenant than the Proposed Transfer Terms, (ii) Tenant gives to Landlord a copy of such written offer (either simultaneously with the Transfer Notice or any time thereafter until the three hundred sixty-fifth (365th) day after the date that Tenant gives the Transfer Notice to Landlord), and (iii) Tenant notifies Landlord that Tenant intends to accelerate the Recapture Date as provided in this Section 18.3(B), then the Recapture Date shall be the earlier to occur of (I) the three hundred sixty-fifth (365th) day after the date that Tenant gives the Transfer Notice to Landlord, and (II) the one hundred twentieth (120th) day after the date that Tenant gives to Landlord a copy of such written offer and such notice.

(C)

(1)             If Tenant gives a Transfer Notice to Landlord, then Landlord shall have the right to terminate this Lease, on the terms set forth in this Section 18.3(C), by giving notice thereof (the “Recapture Termination Notice”) to Tenant not later than the Recapture Date (any such termination of this Lease being referred to herein as a “Recapture Termination”).

(2)              If Landlord gives to Tenant a Recapture Termination Notice, then the Term shall terminate on the Transfer Date. If the Term so terminates on the Transfer Date, then Tenant, on the Transfer Date, shall vacate the Premises and deliver exclusive possession thereof to Landlord in accordance with the terms of this Lease that govern Tenant’s obligations upon the expiration or earlier termination of the Term.

18.4.        Certain Transfer Rights.

If Landlord does not timely deliver a Recapture Termination Notice, Landlord shall not unreasonably withhold, condition or delay Landlord’s consent to Tenant’s consummating a Transfer, provided that:

(A)             Tenant has theretofore instituted the Recapture Procedure for such Transfer;

(B)              Landlord’s right to elect to consummate a Recapture Termination with respect to the proposed Transfer has lapsed (without Landlord’s having exercised Landlord’s rights to consummate a Recapture Termination);

(C)              the Transfer is on material terms that are at least as favorable to Tenant as the Proposed Transfer Terms set forth in the Transfer Notice theretofore given by Tenant to Landlord;

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(D)             the Transfer occurs no earlier than the thirtieth (30th) day before the Transfer Date and no later than the sixtieth (60th) day after the Transfer Date;

(E)              Tenant submits to Landlord a counterpart of the documents that the Transferor intends to use to consummate the proposed Transfer, which have been executed and delivered by Tenant and the proposed Transferee, and which are subject to no conditions to the effectiveness thereof (other than Landlord’s granting Landlord’s consent thereto);

(F)               the Premises has not been listed or otherwise publicly advertised at a rental rate that is less than the prevailing rental rate reasonably determined by Landlord;

(G)             no Event of Default has occurred and is then continuing;

(H)             the proposed Transferee has a financial standing that is reasonably satisfactory to Landlord but in any event has a tangible net worth (calculated in accordance with generally accepted accounting principles consistently applied) of not less than ____________________ Million Dollars ($100,000,000.00);

(I)                the proposed Transferee is of a character, is engaged in a business, and proposes to use the Premises in a manner that in each case is in keeping with the standards of a first-class building in the vicinity of the Building and does not violate any prohibited uses set forth herein;

(J)                the proposed Transferee, or any Affiliate of the proposed Transferee, does not occupy any space in the Building;

(K)             neither the proposed Transferee, nor an Affiliate of the proposed Transferee, is a Person with whom Landlord is then engaged in bona fide negotiations regarding the leasing or subleasing of space in the Building;

(L)              if the Transfer constitutes a sublease, then the term thereof shall be for no less than three (3) years (unless such term commences less than three (3) years before the Fixed Expiration Date);

(M)            any sublease of the Premises does not consist of less than the entire usable area thereof;

(N)             the use of the Premises by the Transferee does not violate any rights that Landlord has theretofore granted to a third party;

(O)             Tenant, and the Transferee, executes and delivers to Landlord a consent to the Transfer in a form reasonably acceptable to Landlord, Tenant and the Transferee;

(P)               if the Transfer constitutes an assignment of the tenant’s interest under this Lease, the assignee has expressly assumed all of the obligations of Tenant hereunder to the extent accruing from and after the date that the Transfer is effective; and

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(Q)             if the Transfer constitutes a sublease, such sublease provides expressly that (i) such sublease is subject and subordinate to the Lease (and to the terms thereof), and (ii) if this Lease terminates, then Landlord, at Landlord’s option, may take over all of the right, title and interest of Tenant under such sublease, and the Transferee, at Landlord’s option, shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

(1)             liable for any act or omission of Tenant under such sublease,

(2)              subject to any defense or offsets which the Transferee may have against Tenant,

(3)              bound by any previous payment that the Transferee made to Tenant more than thirty (30) days in advance of the date that such payment was due,

(4)             bound by any obligation to make any payment to or on behalf of the Transferee,

(5)              bound by any obligation to perform any work or to make improvements to the Premises,

(6)               bound by any amendment or modification of such sublease made without Landlord’s consent, or

(7)             bound to return the Transferee’s security deposit, if any, until such deposit has come into Landlord’s actual possession and the Transferee is entitled to such security deposit pursuant to the terms of such sublease (the requirements of a proposed sublease as set forth in this Section 18.4(Q) being collectively referred to herein as the “Basic Sublease Provisions”).

Landlord shall have the right to withhold Landlord’s consent to any proposed Transfer made by any Person (other than Tenant) in Landlord’s sole and absolute discretion.

18.5.        Transfer Taxes.

Tenant shall pay any transfer taxes (and other similar charges and fees) that any Governmental Authority imposes in connection with any Transfer (including, without limitation, any such transfer taxes, charges or fees that a Governmental Authority imposes in connection with Landlord’s exercising Landlord’s rights to consummate a Recapture Termination).

18.6.        Transfer Profit.

(A)             Subject to Section 18.7 hereof, Tenant shall pay to Landlord fifty percent (50%) of the Transfer Profit that Tenant derives from a Transfer. Tenant shall make payments to Landlord on account of Transfer Profit not later than the thirtieth (30th) day after the date that Tenant receives each payment that constitutes a Transfer Inflow.

(B)

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(1)             The term “Transfer Expenses” shall mean the sum of the actual out-of-pocket expenses that Tenant pays solely in consummating a Transfer, including, without limitation, (i) brokerage commissions, (ii) allowances that Tenant makes available to the Transferee to fund the cost of Alterations that the Transferee makes to the Premises, (iii) costs that Tenant pays in making Alterations to prepare the Premises solely for the Transferee’s initial occupancy, (iv) the amount payable to Landlord under Section 18.2 hereof for such Transfer, (v) reasonable attorneys’ fees and disbursements that Tenant pays in connection with consummating such Transfer, and (vi) the transfer taxes (and other similar charges and fees) that Tenant pays pursuant to Section 18.5 hereof.

(2)              The term “Amortized Transfer Expenses” shall mean, with respect to any period, the amount of the Transfer Expenses that amortize during such period if the Transfer Expenses are amortized, in equal monthly installments, with interest calculated at the Base Rate, over the period that the Transferee is obligated to make payments to Tenant in respect of the applicable Transfer.

(3)              The term “Transfer Profit” shall mean, with respect to any period, the excess (if any) of (x) the Transfer Inflow for such period, over (y) the sum of (I) the Transfer Outflow for such period, and (II) the Amortized Transfer Expenses for such period.

(4)             The term “Transfer Inflow” shall mean, with respect to any period, the aggregate consideration that Tenant receives during such period from or on behalf of the Transferee in connection with the applicable Transfer.

(5)              The term “Transfer Outflow” shall mean, with respect to any period, the aggregate amount that Tenant pays for the Premises to Landlord as Rental under this Lease (it being understood that if the applicable Transfer constitutes an assignment of Tenant’s interest hereunder, then the Transfer Outflow therefor shall be zero).

(C)              If (i) Tenant enters into a sublease in accordance with the terms of this Article 18, (ii) Landlord would have the right to receive payments from Tenant on account of Transfer Profit if the Transferee under such sublease pays all of the rental that such sublease obligates such Transferee to pay to Tenant, (iii) such Transferee fails to make such payments of rental to Tenant, and (iv) Tenant fails to collect such rental within thirty (30) days after the date that such rental becomes due and payable, then Landlord shall have the right to pursue such Transferee (in the name of Tenant, if necessary) to collect such rental on behalf of Tenant, in which case (i) Landlord shall pay over to Tenant the rental that Landlord receives by so pursuing such Transferee (after deducting therefrom the costs that Landlord incurs in so pursuing such Transferee), and (ii) Tenant shall pay simultaneously to Landlord the Transfer Profit deriving therefrom. Tenant shall cooperate with Landlord in connection with Landlord’s exercising Landlord’s rights under this Section 18.6(C).

18.7.        Permitted Transfers.

(A)             The term “Assignment Requirements” shall mean (i) the requirement that Tenant has provided to Landlord, not later than the tenth (10th) Business Day after the applicable assignment has been consummated, an certified balance sheet for the assignee that is dated no

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earlier than the last day of the most recently ended fiscal quarter (or the last day of the fiscal quarter that immediately precedes the most recently ended fiscal quarter, if the applicable assignment occurs less than sixty (60) days after the last day of the most recently ended fiscal quarter) and that reflects that the assignee’s (together with any guarantor’s) tangible net worth, as determined in accordance with generally accepted accounting principles, consistently applied, is not less than the tangible net worth of Tenant on the Commencement Date, and in no event less than _________________________ Million Dollars ($____________________), and (ii) the Transferee shall be of substantially the same caliber, style and character of Tenant and shall continue to use the Premises for the then permitted use hereunder in accordance with this Lease.

(B)              Tenant shall have the right to assign Tenant’s entire interest under this Lease to an Affiliate of Tenant without (x) Landlord’s prior approval, (y) Landlord’s having the right to consummate a Recapture Termination in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) Tenant gives to Landlord, not later than the tenth (10th) Business Day after any such assignment is consummated, an instrument, duly executed by Tenant and the aforesaid Affiliate of Tenant, to the effect that such Affiliate assumes all of the obligations of Tenant under this Lease to the extent arising from and after the date of such assignment, (ii) Tenant, with such notice, provides Landlord with reasonable evidence to the effect that the Person to which Tenant is so assigning Tenant’s interest under this Lease constitutes an Affiliate of Tenant, (iii) the assignee of Tenant’s interest agrees to continue to operate the Premises for the then permitted use hereunder for a period of at least one (1) year after the date of such Transfer, and (iv) the Assignment Requirements are satisfied.

(C)              The merger or consolidation of Tenant into or with another Person shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having the right to consummate a Recapture Termination in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) such merger or consolidation is a bona fide transaction (1) with a third-party who is an operator with experience operating a business comparable to the business being operated at the Premises for not less than five (5) years prior to such merger or consolidation, and (2) with respect to which the surviving entity agrees to continue to operate the Premises for the then permitted use hereunder for a period of at least one (1) year after the date of such Transfer, (ii) such merger or consolidation is not principally for the purpose of transferring Tenant’s interest in this Lease, (iii) Tenant gives Landlord notice of such merger or consolidation not later than the tenth (10th) Business Day after the occurrence thereof, (iv) the Assignment Requirements are satisfied, and (v) Tenant, within ten (10) Business Days after such merger or consolidation, provides Landlord with reasonable evidence that the requirement described in clause (i) and (ii) above have been satisfied.

(D)             The assignment of Tenant’s entire interest under this Lease in connection with the sale by Tenant and any Affiliate of Tenant of all of the locations in the United States being operated under the then-trade name being used by Tenant in the Premises shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having the right to consummate a Recapture Termination in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) Tenant gives to Landlord, not later than the tenth (10th) Business Day after any such assignment is consummated, an

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instrument, duly executed by Tenant and the Transferee, in form reasonably satisfactory to Landlord, to the effect that such Transferee assumes all of the obligations of Tenant to the extent arising under this Lease from and after the date of such assignment, (ii) such sale of all or substantially all of the assets of Tenant is a bona fide transaction (1) with a third-party who is an operator with experience operating a business comparable to the business being operated at the Premises for not less than five (5) years prior to such Transfer, and (2) with respect to which the Transferee agrees to continue to operate the Premises for the then permitted use hereunder for a period of at least one (1) year after the date of such Transfer, (iii) such sale of all or substantially all of the assets of Tenant is not principally for the purpose of transferring Tenant’s interest in this Lease, (iv) the Assignment Requirements are satisfied, and (v) Tenant, within ten (10) Business Days after such sale, provides Landlord with reasonable evidence that the requirement described in clause (ii) and (iii) above have been satisfied.

(E)              The direct or indirect transfer of shares or equity interests in Tenant (including, without limitation, the issuance of treasury stock, or the creation or issuance of a new class of stock, in either case in the context of an initial public offering or in the context of a subsequent offering of equity securities) which transfers Control of Tenant shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having the right to consummate a Recapture Termination in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) such transfer is not principally for the purpose of transferring the interest of Tenant under this Lease, (ii) Tenant gives Landlord notice of such transfer not later than the tenth (10th) Business Day after the occurrence thereof, and (iii) Tenant, within ten (10) Business Days after the date that such transfer occurs, provides Landlord with reasonable evidence that the requirement described in clause (i) has been satisfied (except that Tenant shall not be required to comply with this clause (iii) to the extent that such direct or indirect transfer of shares or equity interests is accomplished through the public “over-the-counter” securities market or through any recognized stock exchange).

(F)               Tenant shall have the right to sublease the Premises to an Affiliate of Tenant, without (x) Landlord’s prior approval, (y) Landlord’s having the right to consummate a Recapture Termination in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) Tenant gives to Landlord a copy of such sublease, not later than the tenth (10th) Business Day after any such sublease or license is consummated (redacted as to its economic terns), (ii) Tenant, with such copy of such sublease, provides Landlord with a certificate, signed by an officer of Tenant, stating that the Person to whom Tenant is so subleasing the Premises constitutes an Affiliate of Tenant, and that such sublease includes the Basic Sublease Provisions, and (iii) the Assignment Requirements are satisfied.

Article 19
DEFAULT

19.1.        Events of Default.

The term “Event of Default” shall mean the occurrence of any of the following events:

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(A)             Tenant fails to pay any installment of Fixed Rent when due and such failure continues for five (5) Business Days after the date that Landlord gives notice of such failure to Tenant;

(B)              Tenant fails to pay any installment of Rental (other than Fixed Rent) when due and such failure continues for five (5) Business Days after the date that Landlord gives notice of such failure to Tenant;

(C)              Tenant’s interest under this Lease (or the subtenant’s interest under a sublease that Tenant consummates in accordance with the terms of Article 18 hereof) devolves upon or passes to any other Person, whether by operation of law or otherwise, except as expressly permitted under Article 18 hereof;

(D)             Tenant defaults in respect of Tenant’s obligations under Section 5.9 hereof, and such default continues for more than three (3) Business Days after Landlord gives Tenant notice thereof;

(E)              Tenant defaults in respect of Tenant’s obligations under Section 8.5(A)(3) hereof, and such default continues for more than five (5) Business Days after Landlord gives Tenant notice thereof;

(F)               Tenant defaults in the observance or performance of any other covenant of this Lease on Tenant’s part to be observed or performed and Tenant fails to remedy such default within thirty (30) days after Landlord gives Tenant notice thereof, except that if (i) such default cannot be remedied with reasonable diligence during such period of thirty (30) days, (ii) Tenant takes reasonable steps during such period of thirty (30) days to commence Tenant’s remedying of such default, and (iii) Tenant prosecutes diligently Tenant’s remedying of such default to completion, then an Event of Default shall not occur by reason of such default, provided that Tenant completes its remedying of such default within one hundred twenty (120) days after the date that Landlord gives Tenant such notice; or

(G)             the Premises are abandoned (for purposes of this Section 19.1(G), the term “abandoned” shall mean that Tenant shall have vacated the Premises with no intention to return);

(H)             any guarantor of Tenant’s obligations under this Lease (“Guarantor”) shall fail to perform any of its obligations when due under any guaranty of Tenant’s obligations under this Lease (a “Guaranty”) from Guarantor in favor of Landlord, or Guarantor shall assert that the Guaranty has ceased, for any reason, to be in full force and effect;

(I)                Guarantor or any assignor of this Lease generally does not, or is unable to, or admits in writing its inability to, pay its debts and they become due or is subject to the filing of a petition, case or proceeding in bankruptcy; or

(J)                an Insolvency Event occurs.

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19.2.        Termination.

If (1) an Event of Default occurs, and (2) Landlord, at any time thereafter, at Landlord’s option, gives a notice to Tenant stating that this Lease and the Term shall expire and terminate on the third (3rd) Business Day after the date that Landlord gives Tenant such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as of the third (3rd) Business Day after the date that Landlord gives Tenant such notice, and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless remain liable for all of its obligations hereunder, as provided in Article 21 hereof and Article 22 hereof.

Article 20
TENANT’S INSOLVENCY

20.1.        Assignments pursuant to the Bankruptcy Code.

(A)             The term “Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

(B)              If Tenant proposes to assign the tenant’s interest hereunder pursuant to the provisions of the Bankruptcy Code to any Person that has made a bona fide offer to accept an assignment of the tenant’s interest under this Lease on terms acceptable to Tenant, then Tenant shall give to Landlord notice of such proposed assignment no later than thirty (30) days after the date that Tenant receives such offer, but in any event no later than ten (10) days before the date that Tenant makes application to a court of competent jurisdiction for authority and approval to consummate such assignment. Such notice given by Tenant to Landlord shall (a) set forth the name and address of such Person that has made such bona fide offer, (b) set forth all of the terms and conditions of such bona fide offer, and (c) confirm that such Person will provide to Landlord adequate assurance of future performance that conforms with the terms of Section 20.1(C) hereof. Landlord shall have the right to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person (less any brokerage commissions that would otherwise be payable by Tenant out of the consideration to be paid by such Person in connection with such assignment of the tenant’s interest under this Lease), by giving notice thereof to Tenant at any time prior to the effective date of such proposed assignment.

(C)              A Person that submits a bona fide offer to take by assignment the tenant’s interest under this Lease as described in Section 20.1(B) hereof shall be deemed to have provided Landlord with adequate assurance of future performance only if such Person (a) deposits with Landlord simultaneously with such assignee’s taking by assignment the tenant’s interest under this Lease an amount equal to the then annual Fixed Rent, as security for the faithful performance and observance by such assignee of the tenant’s obligations of this Lease (and such Person gives to Landlord, at least five (5) days prior to the date that the proposed assignment becomes effective, information reasonably satisfactory to Landlord that indicates that such Person has the ability to post such deposit), (b) gives to Landlord, at least five (5) days prior to the date that the proposed assignment becomes effective, such Person’s financial statements, audited by a certified public accountant in accordance with generally accepted accounting principles, consistently applied, for the three (3) fiscal years that immediately precede such

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assignment, that indicate that such Person has a tangible net worth of at least ten (10) times the then annual Fixed Rent for each of such three (3) years, and (c) gives to Landlord, at least five (5) days prior to the date that the proposed assignment becomes effective, such other information or takes such action that in either case Landlord, in its reasonable judgment, determines is necessary to provide adequate assurance of the performance by such assignee of the obligations of the tenant under this Lease; provided, however, that in no event shall such adequate assurance of future performance be less favorable to Landlord than the assurance contemplated by Section 365(b)(3) of the Bankruptcy Code (notwithstanding that this Lease may be construed as a lease of real property in a shopping center).

(D)             If Tenant’s interest under this Lease is assigned to any Person pursuant to the provisions of the Bankruptcy Code, then any such assignee shall (x) be deemed without further act or deed to have assumed all the obligations of the tenant arising under this Lease from and after the date of such assignment, and (y) execute and deliver to Landlord upon demand an instrument confirming such assumption.

(E)              Nothing contained in this Article 20 limits Landlord’s rights against Tenant under Article 18 hereof.

20.2.        Replacement Lease.

If (i) Tenant is not the Person that constituted Tenant initially, and (ii) either (I) this Lease is disaffirmed or rejected pursuant to the Bankruptcy Code, or (II) this Lease terminates by reason of occurrence of an Insolvency Event, then, subject to the terms of this Section 20.2, the Persons that constituted Tenant hereunder previously, including, without limitation, the Person that constituted Tenant initially (each such Person that previously constituted Tenant hereunder (but does not then constitute Tenant hereunder), and with respect to which Landlord exercises Landlord’s rights under this Section 20.2, being referred to herein as a “Predecessor Tenant”) shall (1) pay to Landlord the aggregate Rental that is then due and owing by Tenant to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) enter into a new lease, between Landlord, as landlord, and the Predecessor Tenant, as tenant, for the Premises, and for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Fixed Expiration Date, at the same Fixed Rent and upon the then executory terms that are contained in this Lease, except that (a) the Predecessor Tenant’s rights under the new lease shall be subject to the possessory rights of Tenant under this Lease and the possessory rights of any Person claiming by, through or under Tenant or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by the Predecessor Tenant with reasonable diligence. Landlord shall have the right to require the Predecessor Tenant to execute and deliver such new lease on the terms set forth in this Section 20.2 only by giving notice thereof to Tenant within thirty (30) days after Landlord receives notice of any such disaffirmance or rejection (or, if this Lease terminates by reason of Landlord making an election to do so, then Landlord may exercise such right only by giving such notice to Tenant within thirty (30) days after this Lease so terminates). If the Predecessor Tenant defaults in its obligation to enter into said new lease for a period of ten (10) days following Landlord’s request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Predecessor Tenant as if such Predecessor Tenant had entered into such

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new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of such Predecessor Tenant’s default thereunder.

20.3.        Insolvency Events.

This Lease shall terminate automatically upon the occurrence of any of the following events:

(A)             a Tenant Obligor commences or institutes any case, proceeding or other action (a) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(B)              a Tenant Obligor makes a general assignment for the benefit of creditors; or

(C)              any case, proceeding or other action is commenced or instituted against a Tenant Obligor (a) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases both (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect, and (ii) remains undismissed for a period of sixty (60) days; or

(D)             any case, proceeding or other action is commenced or instituted against a Tenant Obligor seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(E)              a Tenant Obligor takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (A), (B), (C), or (D) above; or

(F)               a trustee, receiver or other custodian is appointed for any substantial part of a Tenant Obligor’s assets, and such appointment is not vacated or stayed within twenty-five (25) Business Days (the events described in this Section 20.3 being collectively referred to herein as “Insolvency Events”).

The term “Tenant Obligor” shall mean (a) Tenant, (b) any Person that comprises Tenant (if Tenant is comprised of more than one (1) Person), (c) any partner in Tenant (if Tenant is a general partnership), (d) any general partner in Tenant (if Tenant is a limited partnership), (e)

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any Person that has guaranteed all or any part of the obligations of Tenant hereunder (if such Person is an Affiliate of Tenant), and (f) any Person that (x) preceded Tenant as the tenant hereunder, and (y) is an Affiliate of Tenant. If this Lease terminates pursuant to this Section 20.3, then (I) Tenant immediately shall quit and surrender the Premises, and (II) Tenant shall nonetheless remain liable for all of its obligations hereunder, as provided in Article 21 hereof and Article 22 hereof.

20.4.        Effect of Stay.

Notwithstanding anything to the contrary contained herein, if (i) Landlord’s right to terminate this Lease after the occurrence of an Event of Default, or the termination of this Lease upon the occurrence of an Insolvency Event, is stayed by order of any court having jurisdiction over an Insolvency Event, or by federal or state statute, (ii) the trustee appointed in connection with an Insolvency Event, or Tenant or Tenant as debtor-in-possession, fails to assume Tenant’s obligations under this Lease on or prior to the earliest to occur of (a) the last day of the period prescribed therefor by law, (b) the one hundred twentieth (120th) day after entry of the order for relief, or (c) a date that is otherwise designated by the court, or (iii) said trustee, Tenant or Tenant as debtor-in-possession fails to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease as provided in Section 20.1(C) hereof, then Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) Business Days of advance notice to Tenant, Tenant as debtor-in-possession or said trustee, and, upon the expiration of said period of five (5) Business Days, this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

20.5.        Rental for Bankruptcy Purposes.

Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, regardless of whether such amounts are expressly denominated as Rental, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code, and Tenant’s payment obligations with respect thereto shall constitute obligations to be timely performed pursuant to Section 365(d) of the Bankruptcy Code.

Article 21
REMEDIES AND DAMAGES

21.1.        Certain Remedies.

(A)             If (x) an Event of Default occurs and this Lease and the Term expires and comes to an end as provided in Article 19 hereof, or (y) this Lease terminates as provided in Section 20.3 hereof, then:

(1)             Tenant shall immediately quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may, without prejudice to any other remedy which Landlord may have, (a) re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding permitted by applicable

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Requirements, (b) repossess the Premises and dispossess Tenant and any other Persons from the Premises, and (c) remove any and all of their property and effects from the Premises; and

(2)              Landlord, at Landlord’s option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine.

(B)              Landlord shall have no obligation to relet the Premises or any part thereof and shall not be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting. Any such refusal or failure on Landlord’s part shall not relieve Tenant of any liability under this Lease or otherwise affect any such liability. Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(C)              In the event of a breach or threatened breach by Tenant, or any Persons claiming by, through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to (1) enjoin or restrain such breach, (2) invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach, and (3) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease. The right to invoke the remedies hereinbefore set forth are cumulative and nonexclusive and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

21.2.        No Redemption.

Tenant, on its own behalf and on behalf of all Persons claiming by, through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such Persons might have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant has been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, reentry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

21.3.        Calculation of Damages.

(A)             If this Lease terminates by reason of the occurrence of an Event of Default or by reason of the occurrence of an Insolvency Event, then Tenant shall pay to Landlord, on demand, and Landlord shall be entitled to recover:

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(1)             all Rental payable under this Lease by Tenant to Landlord (x) to the date that this Lease terminates, or (y) to the date of re-entry upon the Premises by Landlord, as the case may be;

(2)              the excess of (a) the Rental for the period which otherwise would have constituted the unexpired portion of the Term, over (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 21.1(A) hereof for any part of such period (such excess being referred to herein as a “Deficiency”), as damages (it being understood that (x) such net amount described in clause (b) above shall be calculated by deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs, contributions to work and other expenses of preparing the Premises for such reletting, (y) any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, and (z) Landlord shall be entitled to recover from Tenant each monthly Deficiency as it arises, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding); and

(3)              regardless of whether Landlord has collected any monthly Deficiency as aforesaid, and in lieu of any further Deficiency, as and for liquidated and agreed final damages, an amount equal to the excess of (a) the Rental for the period which otherwise would have constituted the unexpired portion of the Term (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected), over (b) the then fair and reasonable net effective rental value of the Premises for the same period (which is calculated by deducting from the fair and reasonable rental value of the Premises the expenses that Landlord would reasonably expect to incur in reletting the Premises, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs, contributions to work and other expenses of preparing the Premises for such reletting), both discounted to present value at the Base Rate. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, then the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value of the Premises (or the applicable part thereof) so relet during the term of the reletting.

(B)              If the Premises, or any part thereof, are relet together with other space in the Building, then the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 21.3. Tenant acknowledges and agrees that in no event shall it be entitled to any rents collected or payable under any reletting, regardless of whether such rents exceed the Rental reserved in this Lease.

(C)              Nothing contained in this Article 21 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 21.3.

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Article 22
LANDLORD’S EXPENSES AND LATE CHARGES

22.1.        Landlord’s Costs After Event of Default.

Tenant shall pay to Landlord an amount equal to the costs that Landlord incurs in instituting or prosecuting any legal proceeding against Tenant (or any other Person claiming by, through or under Tenant) after the occurrence of an Event of Default, together with interest thereon calculated at the Applicable Rate from the date that Landlord incurs such costs, within thirty (30) days after Landlord gives to Tenant an invoice therefor (it being understood that Landlord shall have the right to collect such amount from Tenant as additional rent to the extent that Landlord incurs such costs during the Term and as damages to the extent that Landlord incurs such costs after the Expiration Date).

22.2.        Legal Proceeding Costs.

If Landlord or Tenant, as the case may be, institutes or prosecutes any legal proceeding against the other arising out of this Lease, then the losing party in any such legal proceeding shall pay to the prevailing party an amount equal to the reasonable actual out-of-pocket costs that the prevailing party incurred in instituting or prosecuting such legal proceeding, together with interest thereon calculated at the Applicable Rate from the date that the prevailing party incurred such costs, within thirty (30) days after the prevailing party gives to the non-prevailing party an invoice therefore. If the determination in any such legal proceeding is that the prevailing party was partially liable, then the non-prevailing party shall pay to the prevailing party the percentage of the aforesaid costs equal to the percentage by which the prevailing party was successful (so that if, for example, the prevailing party was determined in any such proceeding to be twenty percent (20%) liable, then the non-prevailing party would pay the prevailing party only eighty percent (80%) of the prevailing party’s costs to institute or prosecute such legal proceeding).

22.3.        Interest on Late Payments.

If Tenant fails to pay any item of Rental on or prior to the fifth (5th) day after the date that such payment is due, then Tenant shall pay to Landlord, in addition to such item of Rental, as a late charge and as additional rent, an amount equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment. Nothing contained in this Section 22.3 limits Landlord’s rights and remedies, by operation of law or otherwise, after the occurrence of an Event of Default.

Article 23
END OF TERM

23.1.        End of Term.

On the Expiration Date, Tenant shall quit and surrender to Landlord the Premises, vacant, broom-clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions hereof. Tenant expressly waives, for itself and for any Person claiming by, through or under Tenant, any rights which Tenant or any such Person may have under the provisions of

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Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings that Landlord institutes to enforce the provisions of this Article 23.

23.2.        Holdover.

If possession of the Premises is not surrendered to Landlord on the Expiration Date, then Tenant shall pay to Landlord on account of use and occupancy of the Premises, for each month (or any portion thereof) during which Tenant (or a Person claiming by, through or under Tenant) holds over in the Premises after the Expiration Date, an amount equal to the greater of (i) one and one-half (1-1/2) times the aggregate Rental that was payable under this Lease during the last month of the Term, and (ii) the then fair market rental value of the Premises. Landlord’s right to collect such amount from Tenant for use and occupancy shall be in addition to any other rights or remedies that Landlord may have hereunder or at law or in equity (including, without limitation, Landlord’s right to recover Landlord’s damages from Tenant that derive from vacant and exclusive possession of the Premises not being surrendered to Landlord on the Expiration Date). Nothing contained in this Section 23.2 shall permit Tenant to retain possession of the Premises after the Expiration Date or limit in any manner Landlord’s right to regain possession of the Premises, through summary proceedings or otherwise. Landlord’s acceptance of any payments from Tenant after the Expiration Date shall be deemed to be on account of the amount to be paid by Tenant in accordance with the provisions of this Article 23.

Article 24
NO WAIVER

24.1.        No Surrender.

(A)             Landlord shall be deemed to have accepted a surrender of the Premises only if Landlord executes and delivers to Tenant a written instrument providing expressly therefor.

(B)              No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the Expiration Date in the absence of a writing with respect thereto. The delivery of such keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises in the absence of a writing with respect thereto. If Tenant at any time desires to have Landlord sublet the Premises on Tenant’s account, then Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of Tenant’s obligations under this Lease.

24.2.        No Waiver by Landlord.

(1)             Landlord’s failure to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules, shall not be deemed to be a waiver thereof. The receipt by Landlord of Rental with knowledge of the breach of any covenant of this Lease by Tenant shall not be deemed a waiver of such breach.

(2)              No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on

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account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply such payment. No endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental shall be deemed to be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Fixed Rent or other item of Rental or to pursue any other remedy provided in this Lease or otherwise available to Landlord at law or in equity.

(B)              Landlord’s failure during the Term to prepare and deliver any invoices, and Landlord’s failure to make a demand for payment under any of the provisions of this Lease after one (1) year after the Fixed Expiration Date, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any item of Rental which may have become due during the Term (except to the extent otherwise expressly set forth herein). Tenant’s liability for such amounts shall survive the expiration or earlier termination of this Lease.

(C)              No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord.

24.3.        No Waiver by Tenant.

Tenant’s failure to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease on Landlord’s part to be performed, shall not be deemed to be a waiver. The payment by Tenant of any item of Rental or performance of any obligation of Tenant hereunder with knowledge of any breach by Landlord of any covenant of this Lease shall not be deemed a waiver of such breach, nor shall it prejudice Tenant’s right to pursue any remedy against Landlord in this Lease provided or otherwise available to Tenant in law or in equity. No provision of this Lease shall be deemed to have been waived by Tenant, unless such waiver is in writing signed by Tenant.

Article 25
JURISDICTION

25.1.        Governing Law.

This Lease shall be construed and enforced in accordance with the laws of the State of New York.

25.2.        Submission to Jurisdiction.

Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any federal, state, county or municipal court sitting in the State of New York for purposes of any action or proceeding brought therein by Landlord against Tenant concerning any matters relating to this Lease, (b) irrevocably waives personal service of any summons and complaint and consents to the service upon it of process in any such action or proceeding in accordance with Article 26 hereof, (c) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings, (d) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such

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defense is also allowed by the laws of the State of New York, and (e) agrees that any final unappealable judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord concerning any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York.

25.3.        Waiver of Trial by Jury.

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, then Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding (unless such counterclaim is mandatory), and shall not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

Article 26
NOTICES

26.1.        Addresses; Manner of Delivery.

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall (1) be in writing, (2) be deemed sufficiently given if (a) delivered by hand (against a signed receipt), (b) sent by registered or certified mail (return receipt requested), or (c) sent by a nationally-recognized overnight courier (with proof of delivery required), and (3) be addressed in each case:

if to Tenant, at:

Attn.:

with a copy to:

Attn.:

if to Landlord, at:

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c/o Alexander’s, Inc.
888 Seventh Avenue
New York, New York 10019

Attn.: Executive Vice President and Chief Financial Officer

and to:

c/o Alexander’s, Inc.
210 Route 4 East
Paramus, New Jersey 07652

Attn.: Executive Vice President and Chief Financial Officer

and to:

c/o Vornado Realty L.P.
888 Seventh Avenue
New York, New York 10019

Attn: Executive Vice President – Retail

or to such other address or addresses as Landlord or Tenant may designate from time to time on at least ten (10) Business Days of advance notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request, or other communication shall be deemed to have been given (x) on the date that it is hand delivered, as aforesaid, or (y) three (3) Business Days after the date that it is mailed, as aforesaid, or (z) on the first (1st) Business Day after the date that it is sent by a nationally-recognized courier, as aforesaid. Any such bills, statements, consents, notices, demands, requests or other communications that the Person that is the property manager for the Building gives to Tenant in accordance with the terms of this Article 26 shall be deemed to have been given by Landlord (except that Landlord, at any time and from time to time, shall have the right to terminate or suspend such property manager’s right to give such bills, statements, consents, notices, demands, requests or other communications to Tenant by giving not less than five (5) days of advance notice thereof to Tenant).

Article 27
BROKERAGE

27.1.        Broker.

Landlord and Tenant each represents to the other that it has not dealt with any broker, finder or salesperson in connection with this Lease other than __________ and Vornado Realty L.P. (collectively, the “Brokers”). The Brokers shall be paid all commissions, fees or other compensation due Brokers in connection with this Lease by or on behalf of Landlord pursuant to separate agreements. The provisions of this Article 27 shall survive the Fixed Expiration Date or earlier termination of this Lease.

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Article 28
INDEMNITY

28.1.        Tenant’s Indemnification of the Landlord Parties.

(A)             Subject to the terms of this Section 28.1, Tenant shall indemnify the Landlord Parties, and hold the Landlord Parties harmless, from and against, all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that are incurred by a Landlord Party and that derive from a claim (a “Tenant Liability Claim”) made by a third party against such Landlord Party arising from or alleged to arise from:

(1)             an act or omission of any Tenant Party during the Term (including, without limitation, claims that derive from a Permitted Party’s conducting such Permitted Party’s business in the Premises);

(2)              an event or circumstance that occurs during the Term in the Premises or in another portion of the Building with respect to which Tenant has exclusive use pursuant to the terms hereof (subject, however, to Landlord’s rights of access under Article 10 hereof);

(3)              the breach of any covenant to be performed by Tenant hereunder;

(4)             a misrepresentation made by Tenant hereunder (including, without limitation, a misrepresentation of Tenant under Section 27.1 hereof);

(5)              a Compliance Challenge (or Tenant’s delaying Tenant’s compliance with a Requirement during the pendency of a Compliance Challenge); or

(6)               Landlord’s cooperating with Tenant as contemplated by Section 8.4(A) hereof.

Tenant shall not be required to indemnify the Landlord Parties, and hold the Landlord Parties harmless, in either case as aforesaid, to the extent that it is finally determined that the negligence or wilful misconduct of a Landlord Party contributed to the loss or damage sustained by the Person making the Tenant Liability Claim. Nothing contained in this Section 28.1 limits the provisions of Section 30.17 hereof.

(B)              The term “Landlord Parties” shall mean, collectively, Landlord, each Lessor, each Mortgagee, the Condominium Board, any subcommittee of the Condominium Board and their respective partners, members, managers, shareholders, officers, directors, employees, trustees and agents.

(C)              The term “Tenant Parties” shall mean each Permitted Party and their respective partners, members, managers, shareholders, officers, directors, employees, trustees and agents.

(D)             The parties intend that the Landlord Parties (other than Landlord) shall be third-party beneficiaries of this Section 28.1.

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28.2.        Landlord’s Indemnification of the Tenant Parties.

(A)             Subject to the terms of this Section 28.2, Landlord shall indemnify the Tenant Parties, and hold the Tenant Parties harmless, from and against, all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that are incurred by a Tenant Party and that derive from a claim (a “Landlord Liability Claim”) made by a third party against such Tenant Party arising from or alleged to arise from:

(1)             the breach of any covenant to be performed by Landlord hereunder;

(2)              a misrepresentation made by Landlord hereunder (including, without limitation, a misrepresentation of Landlord under Section 27.1 hereof);

(3)              Landlord’s failure to pay the Brokers a commission or other compensation in connection herewith; or

(4)             any event or circumstance that occurs during the Term in the Building or in the vicinity of the Building (other than the Premises) as a result of the act or omission of any Landlord Party.

Landlord shall not be required to indemnify the Tenant Parties, and hold the Tenant Parties harmless, in either case as aforesaid, to the extent that it is finally determined that the negligence or wilful misconduct of a Tenant Party contributed to the loss or damage sustained by the Person making the Landlord Liability Claim.

(B)              The parties intend that the Tenant Parties (other than Tenant) shall constitute third-party beneficiaries of this Section 28.2.

28.3.        Indemnification Procedure.

(A)             If at any time a Landlord Liability Claim is made or threatened against a Tenant Party, or a Tenant Liability Claim is made or threatened against a Landlord Party, then the Person entitled to indemnity under this Article 28 (the “Indemnitee”) shall give to the other party (the “Indemnitor”) notice of such Landlord Liability Claim or such Tenant Liability Claim, as the case may be (the “Claim”); provided, however, that the Indemnitee’s failure to provide such notice shall not impair the Indemnitee’s rights to indemnity as provided in this Article 28 except to the extent that the Indemnitor is prejudiced materially thereby. Such notice shall state the basis for the Claim and the amount thereof (to the extent such amount is determinable at the time that such notice is given).

(B)              The Indemnitor shall have the right to defend against the Claim using attorneys that the Indemnitor reasonably selects (it being understood that the attorneys designated by the Indemnitor’s insurer shall be deemed approved by the Indemnitee for purposes hereof). The Indemnitor’s failure to notify the Indemnitee of the Indemnitor’s election to defend against the Claim within thirty (30) days after the Indemnitee gives such notice to the Indemnitor shall be deemed a waiver by the Indemnitor of its aforesaid right to defend against the Claim.

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(C)              Subject to the terms of this Section 28.3(C), if the Indemnitor elects to defend against the Claim pursuant to Section 28.3(B) hereof, then the Indemnitee may participate, at the Indemnitee’s expense, in defending against the Claim. The Indemnitor shall have the right to control the defense against the Claim (and, accordingly, the Indemnitee shall cause its counsel to act accordingly). If there exists a conflict between the interests of the Indemnitor and the interests of the Indemnitee, then the Indemnitor shall pay the reasonable fees and disbursements of any counsel that the Indemnitee retains in so participating in the defense against the Claim.

(D)             If the Claim is a Tenant Liability Claim, then Landlord shall cooperate reasonably with Tenant in connection therewith. If the Claim is a Landlord Liability Claim, then Tenant shall cooperate reasonably with Landlord in connection therewith.

(E)              The Indemnitor shall not consent to the entry of any judgment or award regarding the Claim, or enter into any settlement regarding the Claim, except in either case with the prior approval of the Indemnitee (any such entry of any judgment or award regarding a Claim to which the Indemnitor consents, or any such settlement regarding a claim to which the Indemnitor agrees, being referred to herein as a “Settlement”). The Indemnitee shall not unreasonably withhold, condition or delay the Indemnitee’s approval of a proposed Settlement, provided that the Indemnitor pays, in cash, to the Person making the Claim, the entire amount of the Settlement contemporaneously with the Indemnitee’s approval thereof (so that neither the Indemnitor nor the Indemnitee have any material obligations regarding the applicable Claim that remain executory from and after the consummation of the Settlement). If (x) the terms of the Settlement do not provide for the Indemnitor’s making payment, in cash, to the Person making the Claim, the entire amount of the Settlement contemporaneously with the Indemnitee’s approval thereof, and (y) the Indemnitee does not approve the proposed Settlement, then the Indemnitor’s aggregate liability under this Article 28 for the Claim (including, without limitation, the costs incurred by the Indemnitor for legal costs and other costs of defense) shall not exceed an amount equal to the sum of (i) the aggregate legal costs and defense costs that the Indemnitor incurred to the date that the Indemnitor proposes such Settlement, (ii) the amount that the Indemnitor would have otherwise paid to the Person making the applicable Claim under the terms of the proposed Settlement, and (iii) the aggregate legal costs and defense costs that the Indemnitor would have reasonably expected to incur in consummating the proposed Settlement.

(F)               If the Indemnitor does not elect to defend against the Claim as contemplated by this Section 28.3, then the Indemnitee may defend against, or settle, such claim, action or proceeding in any manner that the Indemnitee deems reasonably appropriate, and the Indemnitor shall be liable for the Claim to the extent provided in this Article 28.

Article 29
LANDLORD’S CONSENTS; ARBITRATION

29.1.        Certain Limitations.

(A)             Subject to the terms of Section 29.2 hereof, Tenant hereby waives any claim against Landlord for Landlord’s unreasonably withholding, unreasonably conditioning or unreasonably delaying any consent or approval requested by Tenant in cases where Landlord

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expressly agreed herein not to unreasonably withhold, unreasonably condition or unreasonably delay such consent or approval. If there is a determination that such consent or approval has been unreasonably withheld, unreasonably conditioned or unreasonably delayed, then (1) the requested consent or approval shall be deemed to have been granted, and (2) Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding, conditioning or delaying consent or approval shall be as provided in this Article 29.

29.2.        Expedited Arbitration.

(A)             If (i) this Lease obligates Landlord to not unreasonably withhold, condition or delay Landlord’s consent or approval for a particular matter, (ii) Landlord withholds, delays or conditions its consent or approval for such matter, and (iii) Tenant believes that Landlord did so unreasonably, then Tenant shall have the right to submit the issue of whether Landlord unreasonably withheld, delayed or conditioned such consent or approval to an Expedited Arbitration Proceeding only by giving notice thereof to Landlord on or prior to the thirtieth (30th) day after the date that Landlord denied or conditioned such consent or approval, or the thirtieth (30th) day after the date that Tenant claims that Landlord’s delaying such consent or approval first became unreasonable, as the case may be.

(B)              The sole decision to be made in the Expedited Arbitration Proceeding shall be (a) whether Landlord unreasonably withheld, delayed or conditioned its consent with respect to the particular matter being arbitrated and (b) if Landlord is found to have unreasonably withheld, delayed or conditioned its consent thereto, then whether it did so arbitrarily and capriciously. If the decision in the Expedited Arbitration Proceeding is that Landlord unreasonably withheld, conditioned, or delayed consent with respect to such matter, then (i) Landlord shall be deemed to have consented to such matter, and (ii) Landlord shall execute and deliver documentation that is reasonably requested by Tenant to evidence such consent. The arbitrators shall have no power to award any damages to Tenant, unless they find that Landlord unreasonably withheld its consent to the particular matter arbitrarily and capriciously, in which case the arbitrators may make a monetary award to Tenant for the actual damages suffered by Tenant as a result thereof.

(C)              The term “Expedited Arbitration Proceeding” shall mean a binding arbitration proceeding conducted in The City of New York under the Commercial Arbitration Rules of the American Arbitration Association (or its successor) and administered pursuant to the Expedited Procedures provisions thereof; provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Section E-5(b) shall be returned within five (5) Business Days from the date of mailing; (ii) the parties shall notify the American Arbitration Association (or its successor) by telephone, within four (4) Business Days, of any objections to the arbitrator appointed and, subject to clause (vii) below, shall have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association (or its successor) and was not objected to in accordance with Section E-5(b) as modified by clause (i) above; (iii) the notification of the hearing referred to in Section E-8 shall be four (4) Business Days in advance of the hearing; (iv) the hearing shall be held within seven (7) Business Days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages (except as expressly provided in Section 29.2(B) hereof) or vary, modify or waive any provision

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of this Lease; (vi) the decision of the arbitrator shall be final and binding on the parties; and (vii) the arbitrator shall not have been employed by either party (or their respective Affiliates) during the period of three (3) years prior to the date of the Expedited Arbitration Proceeding. The arbitrator shall determine the extent to which each party is successful in such Expedited Arbitration Proceeding in addition to rendering a decision on the dispute submitted. If the arbitrator determines that one (1) party is entirely unsuccessful, then such party shall pay all of the fees of such arbitrator. If the arbitrator determines that both parties are partially successful, then each party shall be responsible for such arbitrator’s fees only to the extent such party is unsuccessful (e.g., if Landlord is eighty percent (80%) successful and Tenant is twenty percent (20%) successful, then Landlord shall be responsible for twenty percent (20%) of such arbitrator’s fees and Tenant shall be responsible for eighty percent (80%) of such arbitrator’s fees).

Article 30
ADDITIONAL PROVISIONS

30.1.        Tenant’s Property Delivered to Building Employees.

Any Building employee to whom any property is entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property.

30.2.        Not Binding Until Execution.

This Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant have executed and unconditionally delivered a fully executed copy of this Lease to each other.

30.3.        No Third Party Beneficiaries.

Landlord and Tenant hereby acknowledge that they do not intend for any other Person to constitute a third-party beneficiary hereof.

30.4.        Extent of Landlord’s Liability.

(A)             The obligations of Landlord under this Lease shall not be binding upon the Person that constitutes Landlord initially after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be (or upon any other Person that constitutes Landlord after the date of such sale, conveyance, assignment or transfer, which obligations shall be deemed assumed by any such Person that constitutes Landlord after such sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be), to the extent such obligations accrue from and after the date of such sale, conveyance, assignment or transfer.

(B)              The members, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord shall not be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder.

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(C)              The liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property and the proceeds thereof. Tenant shall not look to any property or assets of Landlord (other than Landlord’s interest in the Real Property and the proceeds thereof) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

30.5.        Survival.

Tenant’s liability for all amounts that are due and payable to Landlord shall survive the Expiration Date.

30.6.        Recording.

Tenant shall not record this Lease. Tenant shall not record a memorandum of this Lease . Landlord shall have the right to record a memorandum of this Lease. If Landlord submits to Tenant a memorandum hereof that is in reasonable form, then Tenant shall execute, acknowledge and deliver such memorandum promptly after Landlord’s submission thereof to Tenant.

30.7.        Entire Agreement.

This Lease contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

30.8.        Exhibits.

If any inconsistency exists between the terms and provisions of this Lease and the terms and provisions of the Exhibits hereto, then the terms and provisions of this Lease shall prevail.

30.9.        Gender; Plural.

Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other gender and the singular to include the plural.

30.10.    Divisibility.

If any term of this Lease, or the application thereof to any Person or circumstance, is held to be invalid or unenforceable, then the remainder of this Lease or the application of such term to any other Person or any other circumstance shall not be thereby affected, and each term shall remain valid and enforceable to the fullest extent permitted by law.

30.11.    Vault Space.

If (i) Tenant uses or occupies any vaults, vault space or other space outside the boundaries of the Real Property that in each case is located below grade, and (ii) such space is diminished by any Governmental Authority or by any utility company, then such diminution shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any

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abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord.

30.12.    Adjacent Excavation.

If an excavation is made upon land adjacent to the Building, or is authorized to be made, then Tenant, upon reasonable advance notice, shall grant to the Person causing or authorized to cause such excavation a license to enter upon the Premises for the purpose of doing such work as said Person deems necessary to preserve the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental, provided that the use and enjoyment of the Premises shall not be materially and adversely impaired thereby.

30.13.    Captions.

The captions are inserted only for convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

30.14.    Parties Bound.

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

30.15.    Authority.

(A)             Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized and validly existing in good standing under the laws of _______________, and possesses all licenses and authorizations necessary to carry on its business in the State of New York, (ii) Tenant has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated hereby, (iii) the individual executing and delivering this Lease on Tenant’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement to which Tenant is a party, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any Requirement, (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made, and (ix) OFAC has not listed Tenant or any of Tenant’s Affiliates on the OFAC List.

(B)              Landlord hereby represents and warrants to Tenant that (i) Landlord is duly organized and validly existing in good standing under the laws of Delaware, and possesses all licenses and authorizations necessary to carry on its business, (ii) Landlord has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated hereby, (iii) the individual executing and delivering this Lease on Landlord’s

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behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Landlord, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Landlord (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Landlord will not cause or constitute a default under, or conflict with, the organizational documents of Landlord or any agreement to which Landlord is a party, (vii) the execution, delivery and performance of this Lease by Landlord does not violate any Requirement, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Landlord for the execution, delivery and performance of this Lease have been obtained or made.

30.16.    Rent Control.

If at the commencement of, or at any time or times during, the Term, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, then Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to allow Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to the excess of (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction, over (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

30.17.    Consequential Damages.

Subject to the terms of this Section 30.17, Tenant shall have no liability for any consequential damages that Landlord suffers. Landlord shall have the right to collect consequential damages from Tenant for Tenant’s failure to surrender possession of the Premises to Landlord as provided in Article 23 hereof. Landlord shall have no liability for any consequential damages suffered by Tenant or any Person claiming by, through or under Tenant.

30.18.    Specially Designated Nationals; Blocked Persons; Embargoed Persons.

(A)             Tenant represents and warrants to Landlord that (a) Tenant and each person or entity directly or indirectly owning an interest in Tenant is (i) not currently identified on the OFAC List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from

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any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law. The foregoing representations shall not be deemed to apply with respect to any Persons who may own shares in Tenant’s parent corporation which are traded through an “over-the-counter market” or through any recognized stock exchange.

(B)              Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(C)              Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

30.19.    Tenant’s Advertising.

Tenant shall not use a picture, photograph or drawing of the Building (or a silhouette thereof) in Tenant’s letterhead or promotional materials without Landlord’s prior approval.

30.20.    IRS Form W-9.

Upon execution and delivery of this Lease, Landlord and Tenant shall each execute and deliver to the other a Form W-9.

Article 31
SECURITY

31.1.        Security Deposit.

Subject to the terms of this Article 31, Tenant, on the date hereof, shall deposit with Landlord, as security for the performance of Tenant’s obligations under this Lease, a “clean,”

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unconditional, irrevocable and transferable letter of credit (the “Letter of Credit”) that (i) is in the amount of _____________________________________________/100 Dollars ($__________), (ii) is in the form attached hereto as Exhibit “31.1” or is otherwise reasonably satisfactory to Landlord, (iii) is issued for a term of not less than one (1) year, (iv) is issued for the account of Landlord, (v) automatically renews for periods of not less than one (1) year unless the issuer thereof otherwise advises Landlord on or prior to the thirtieth (30th) day before the applicable expiration date, and (vi) is issued by, and drawn on, a bank that has a Standard & Poor’s rating of at least “A” (or, if Standard & Poor’s hereafter ceases the publication of ratings for banks, a rating of a reputable rating agency as reasonably designated by Landlord that most closely approximates a Standard & Poor’s rating of “A” as of the date hereof) and that has an office in the city where the Building is located at which Landlord can present the Letter of Credit for payment (the aforesaid rating of the bank that issues the Letter of Credit being referred to herein as the “Bank Rating”).

31.2.        Landlord’s Rights.

If an Event of Default occurs and is continuing, then Landlord may present the Letter of Credit for payment and apply the proceeds thereof (i) to the payment of any Rental that then remains unpaid, or (ii) to any damages that Landlord incurs solely by reason of such Event of Default. If Landlord so applies any part of the proceeds of the Letter of Credit, then Tenant, upon demand, shall provide Landlord with a replacement Letter of Credit so that Landlord has the full amount of the required security at all times during the Term. If at any time the Bank Rating of the issuer of the Letter of Credit is less than “A” (or, if Standard & Poor’s hereafter ceases the publication of ratings for banks, the Bank Rating of the issuer of the Letter of Credit is less than a rating of a reputable rating agency as reasonably designated by Landlord that most closely approximates a Standard & Poor’s rating of “A” as of the date hereof), then Tenant shall deliver to Landlord a replacement Letter of Credit, issued by a bank that has a Bank Rating that satisfies the aforesaid requirement (and otherwise meets the requirements set forth in Section 31.1 hereof) within fifteen (15) days after the date that Landlord gives Tenant notice of such deficiency in such issuer’s rating. If Tenant fails to deliver to Landlord such replacement Letter of Credit within such period of fifteen (15) days, then Landlord, in addition to Landlord’s other rights at law, in equity or as otherwise set forth herein, shall have the right to present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit (it being agreed that Landlord shall have the right to use, apply and transfer such proceeds in the manner described in this Section 31.2). Tenant shall reimburse Landlord for any reasonable costs that Landlord incurs in so presenting the Letter of Credit for payment within thirty (30) days after Landlord submit to Tenant an invoice therefore. Nothing contained in this Section 31.2 limits Landlord’s rights or remedies in equity, at law, or as otherwise set forth herein.

31.3.        Return of Security.

Landlord shall return to Tenant the Letter of Credit (to the extent not theretofore presented for payment in accordance with the terms hereof) within thirty (30) days after Tenant performs all of the obligations of Tenant hereunder upon the expiration or earlier termination of the Term.

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31.4.        Transfer of Letter of Credit.

Tenant, at Tenant’s expense, shall cause the issuer of the Letter of Credit to amend the Letter of Credit to name a new beneficiary thereunder in connection with Landlord’s assignment of Landlord’s rights under this Lease to a Person that succeeds to Landlord’s interest in the Real Property, promptly after Landlord’s request from time to time.

31.5.        Renewal of Letter of Credit.

If the issuer of the Letter of Credit advises Landlord that such issuer does not intend to renew the Letter of Credit, then Landlord may present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit (it being agreed that Landlord shall have the right to use, apply and transfer such proceeds in the manner described in this Article 31). Tenant shall reimburse Landlord for any reasonable costs that Landlord incurs in so presenting the Letter of Credit for payment within thirty (30) days after Landlord submit to Tenant an invoice therefor. Landlord also shall have the right to so present the Letter of Credit and so retain the proceeds thereof as security in lieu of the Letter of Credit at any time from and after the thirtieth (30th) day before the Expiration Date if the Letter of Credit expires earlier than the ninetieth (90th) day after the Expiration Date.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the date first above written.

731 RETAIL ONE LLC

By:      731 Commercial LLC, sole member

By:     731 Commercial Holding LLC, sole member

   By: Alexander’s Inc., member

By:
   Name:
   Title:

[TENANT ENTITY]

By:      _______________________________
           Name:  _________________________
           Title:     _________________________

                                                                       1

Exhibit “A”

Premises

[to be inserted]

Exhibit “4.2(A)”

Excluded Uses

Tenant shall not use the Premises for (a) the principal use of the operation of a home improvement store similar to Home Depot Inc.’s operation in the Building or similar to a home improvement store operated by Lowe’s, Builder’s Square, Chase Pitkin or another similar type of home improvement store, or (b) the operation of a store which is for the principal use of: (I) the sale of floor coverings (other than rugs), (II) the sale of paint (other than paint which is primarily used for artistic paintings), (III) the sale of wallpaper, (IV) the sale of hardware including, without limitation a “Sears Hardware” store (but not a Sears department store), (V) the sale of lumber or (VI) the sale of plumbing fixtures.

Tenant shall not (a) sublet the Premises or assign the Lease to California Closet, Organized Living or Hold Everything, or (b) use the Premises for the principal use of the operation of store for the retail sale of container, storage or organization products similar to The Container Store Inc.’s operation in the Building or similar to the stores operated by The Container Store, Inc., or (c) use any portion of the Premises for the sale of such products if such portion of the Premises shall be larger than the greater of (x) ten percent (10%) of the usable area of the Premises, and (y) two thousand five hundred (2,500) square feet of usable area.

Exhibit “4.2(B)”

Bloomberg Limitations

“Competitor” shall mean, at any particular time, a Person listed at such time on the List of Regular Competitors or the List of Primary Competitors.

“List of Primary Competitors” shall mean, subject to the terms of Section 40.6 hereof, the list of Persons set forth on Exhibit Definitions-D attached hereto and made a part hereof. [NOTE: Exhibit Definitions–D is attached to this Exhibit 4.2(B)].

“List of Regular Competitors” shall mean the list of Persons set forth on Exhibit Definitions-E attached hereto and made a part hereof, as such list may be revised from time to time pursuant to the terms of Section 40.6 hereof. [NOTE: Exhibit Definitions----E attached to this Exhibit 4.2(B)].

“Primary Competitor” shall mean, at any particular time, a Person listed on the List of Primary Competitors at such time.

“Regular Competitor” shall mean, at any particular time, a Person listed on the List of Regular Competitors at such time.

“Tenant’s Core Business” shall mean the business of providing to the general public (on a subscription basis or otherwise) financial information such as news, data and analysis of financial markets and businesses via any medium, including, without limitation, interne, dedicated communication network, television, radio and print, and the business of operating an electronic communications network that matches buyers and sellers of securities and that is registered with the Securities and Exchange Commission as an electronic communications network (it being understood that the business of serving as a securities broker for the transfer of securities using an organized securities exchange shall not constitute Tenant’s Core Business for purposes hereof).

Section 40.3  Subject to the terms of this Section 40.3, Landlord shall not permit any Competitor to use for the conduct of its business any portion of the Entire Premises or any other space located on Lower Level 3 of the Building, Lower Level 2 of the Building, Lower Level 1 of the Building, the ground floor of the Building, or the second (2nd) floor of the Building (such other space located on Lower Level 3 of the Building, Lower Level 2 of the Building, Lower Level 1 of the Building, the ground floor of the Building, or the second (2nd) floor of the Building being referred to herein as the “Retail Area”), except that the portion of the Retail Area located in the Third Avenue Building may be so used by any Competitor which is not a Primary Competitor, provided such use is not for a television, radio or Internet studio. Nothing contained in this Section 40.3 shall require Landlord to prohibit a Person that is a Competitor from using any portion of the Entire Premises or the Retail Area (a) unless such Person constitutes a Competitor on the earlier of (x) the date that such Person entered into occupancy of the applicable space, and (y) the date that such Person entered into an agreement to occupy the applicable space, or (b) if such Person occupies a portion of the Premises pursuant to a sublease by Tenant or an assignment of Tenant’s interest hereunder (it being understood that this clause (b) does not limit Landlord’s obligation not to permit any other Person that constitutes a Competitor to use the Entire Premises or the Retail Area for the conduct of business as provided in this Section 40.3). Landlord shall not permit any Primary Competitor to use for the conduct of business any portion of the Building (other than the Premises) that is being constructed by Landlord as part of the Work for commercial office purposes (as reflected in the Schematic Drawings) (including, without limitation, any Recapture Space or Subleasehold Assignment Space with respect to which Landlord exercises Landlord’s rights under Article 12 hereof); provided, however, that nothing contained in this Section 40.3 shall require Landlord to prohibit a Person that is a Primary Competitor from using any such portion of the Building unless such Person constitutes a Primary Competitor on the earlier of (x) the date that such Person entered into occupancy of the applicable space, and (y) the date that such Person entered into an agreement to occupy the applicable space.

Section 40.6  Subject to the terms of this Section 40.6, Landlord shall not name, or permit to be named, the Building for a Competitor. Nothing contained in this Section 40.6 shall prohibit the naming of the Building in a manner which identifies a Person that is a Competitor unless such Person constitutes a Competitor on the earlier of (a) the date on which the entire Building is so named, and (b) the date on which Landlord (or the Condominium Association) entered into an agreement to so name the entire Building.

Section 40.7  Tenant shall have the right, from time to time, on no less than ten (10) days of prior notice to Landlord, to remove any Person from the List of Regular Competitors and insert thereon any other Person, provided that (i) the Person that Tenant proposes to insert on the List of Regular Competitors derives, in such Person’s most recently ended fiscal year, more than one-half (1/2) of its revenues from a business or from businesses in either case in competition with Tenant’s Core Business, and (ii) the number of Persons on the List of Regular Competitors shall in no event exceed five (5). In no event may Tenant replace any Person on the List of Primary Competitors or place any other Person thereon, except that if any Person succeeds to the interest of a Person on the List of Primary Competitors as a result of a merger or consolidation or the sale of all or substantially all of the assets of such Primary Competitor, then the List of Primary Competitors shall be updated to remove such Person therefrom and place the Person surviving such merger or consolidation or such sale thereon if such Person surviving such merger or consolidation or such sale derives, in such Person’s most recently ended fiscal year, more than one-half (1/2) of its revenues from a business or businesses in either case in competition with Tenant’s Core Business. Landlord may, from time to time, request that Tenant update the List of Regular Competitors in accordance with this Section 40.7. No later than ten (10) days after Landlord makes such request, Tenant shall notify Landlord of any Person or Persons which Tenant elects to remove from the List of Regular Competitors and any Person or Persons which Tenant proposes to place thereon. For the nine (9) month period following the expiration of such ten (10) day period, Tenant shall not be entitled to update the List of Regular Competitors as contemplated by this Section 40.7.

ATTACHMENT TO EXHIBIT 4.2(B)

Exhibit Definitions-D

List of Regular Competitors

Dow Jones & Co.

McGraw-Hill Companies

News Corporation Ltd.

Primark Corp.

Reed Elsevier

ATTACHMENT TO EXHIBIT 4.2(B)

Exhibit Definitions-E

List of Primary Competitors

Bridge

Reuters Group PLC

Thomson Corp.

Exhibit “4.4”

Signage Criteria

All signs and graphics on the storefront must conform to the Tenant Design Criteria and must be part of initial concept and design submission. The Tenant’s sign design and specifications of applications and mounting details are to be submitted with preliminary submissions and are subject to Landlord’s sole approval prior to application.

The Tenant is required to identify the Premises with exterior signage. One sign is permitted per entry. Within the Tenant space, signage must be located inside it, and may not spill over into the public areas. Under all conditions the Tenant’s sign may be one of the following:

Exterior Signs

1.                  Exterior signs shall be limited to letters spelling the Tenant’s trade name. The use of crest shields, logos or other insignia is not permitted.

2.                  Primary tenant signs shall be limited to individual non-illuminated letters located on the awning over each exterior entrance. This signage will be centered on the width of the awning. The maximum overall length of a sign will not exceed the width of each awning. The vertical height of all signs shall be a maximum if 12 inches on one horizontal line. If more than one horizontal line of lettering is required, Landlord shall determine letter sizes. Depth of all letters shall not exceed a maximum of 5 inches.

3.                  Signs and connections shall be soundly constructed with adequate internal support securely attached and weather tight. All fasteners, screws, bolts, etc. used in fabrication and mounting of the signs shall be rustproof. Exposed fasteners are not permitted.

4.                  Any damage done to any part of the building during the mounting or removal of signs shall be promptly repaired to “like new condition” by the Tenant, at the Tenant’s expense.

Interior Signs

1.                  No painting or stenciling of graphics, logos or lettering of any kind is permitted on the storefront glass. Vinyl type letters are not permitted. Tempered clear vision glass may not be etched. Background color or banners on the storefront glass are not permitted.

2.                  No signage is allowed on building columns or storefront framing, or the painted gypsum board soffit.

3.                  Interior signage is to be non-illuminated (Landlord’s option).

4.                  Artisan’s plaque may be featured within storefront.

5.                  Special signage shall be reviewed on an individual basis approved by Landlord.

6.                  Restaurants are permitted to display one pedestal sign and one menu board at each entrance to the restaurant. The size, design and materials of the pedestal sign and menu board must be reviewed and approved by the Landlord.

7.                  Temporary sale and promotional signs shall not be affixed to the storefront glass. Signs of this type should be treated as place cards and displayed on the storefront fixtures in conjunctions with window displays, at least one foot from the storefront.

The selection of materials is of extreme importance in reinforcing the character of 731 Lexington Avenue. The materials listed below have been selected to encourage variety and creativity of signage design.

Glass	Clear, translucent, ceramic frit.
Metals	Stainless steel, chrome, shop painted metals, approved by Landlord.
Plastics	To be approved by Landlord in limited quantities.
Masonry/Stone	To be approved by Landlord.
Wood	To be approved by the Landlord in limited quantities.

Cloth Banners To be approved by the Landlord in limited quantities.

Landlord reserves the right to approve other special materials.

* These materials can only be used as an integral component of an overall design.

The Landlord reserves the right to reject any signage that, in the Landlord’s sole opinion, does not convey a sense of permanence. The following signage is prohibited:

Flashing, oscillating and moving signs.

Formed plastic or injection molded signs.

Noise producing signs.

Charge card signs affixed to the storefront.

Promotional signs of any type – unless presented in a pre-designed enclosure approved by the Landlord.

Going out of business signs.

Temporary signs, posters, notices, announcements or advertisements except those specifically approved in advance by the Landlord.

Names other than the actual store name may not appear on the storefront.

Exhibit 4.4(A)

Tenant’s Signs

Exhibit “1.6(H)”

Holidays

New Year’s Day

Easter Sunday

Thanksgiving Day

Christmas Day

Exhibit “4.6”

Locations of the Common Loading Dock, Freight Elevator and the Trash Dumpster

See Attached

Exhibit “8.9”

Approved Contractors – Initial Alterations

Exhibit “14.9”

Mortgages and Superior Leases

Mortgage recorded or to be recorded against the Real Property pursuant to the terms of the loan agreement, dated as of July 6, 2005, between Archon Financial, L.P. and 731 Retail One LLC

Exhibit “31.1”

Form of Letter of Credit

IRREVOCABLE STANDBY LETTER OF CREDIT NO._______
DATE: ______________________

BENEFICIARY:

____________________________
C/O VORNADO REALTY TRUST
210 ROUTE 4 EAST
PARAMUS, NJ 07652
ATTN: CHIEF FINANCIAL OFFICER

BY ORDER OF:

APPLICANT:
________________________
________________________
________________________

WE HEREBY ESTABLISH IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. _______________ FOR THE ACCOUNT OF ______________, FOR AN AMOUNT OR AMOUNTS NOT TO EXCEED IN THE AGGREGATE USD $_____________ (______________________) AND 00/100 U.S. DOLLARS) AVAILABLE BY YOUR DRAFTS AT SIGHT DRAWN ON _____________________, EFFECTIVE IMMEDIATELY AND EXPIRING AT OUR OFFICE ON _______________________.

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE AGAINST YOUR DRAFT(S) AS HEREIN ABOVE SET FORTH MARKED “DRAWN UNDER ________________ LETTER OF CREDIT NO. ___________ DATED ____________”.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT THE EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE (1) YEAR FROM THE EXPIRATION DATE HEREOF OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO SUCH EXPIRATION DATE WE SEND NOTICE To YOU BY CERTIFIED MAIL, A NATIONALLY RECOGNIZED OVERNIGHT COURIER OR BY HAND-DELIVERED COURIER, AT THE ADDRESS STATED ABOVE, THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. UPON SUCH NOTICE TO YOU, YOU MAY DRAW ON US AT SIGHT FOR AN AMOUNT NOT TO EXCEED THE BALANCE REMAINING IN THIS LETTER OF CREDIT WITHIN THE THEN-APPLICABLE EXPIRY DATE.

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY THE ATTACHED TRANSFER REQUEST FORM DULY COMPLETED AND SIGNED, WITH THE SIGNATURE THEREON AUTHENTICATED BY YOUR BANK. IN ANY EVENT, THIS LETTER OF CREDIT WILL NOT BE TRANSFERRED TO ANY ENTITY/PERSON WITH WHICH/WHOM U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.

CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE APPLICANT. FAILURE TO PAY ANY SUCH CHARGES WILL NOT IMPEDE THE TRANSFER.

WE ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS CREDIT WILL BE DULY HONORED ON PRESENTATION IF PRESENTED ON OR BEFORE THE EXPIRATION DATE AT OUR COUNTERS AT _______________. THE ORIGINAL LETTER OF CREDIT MUST ACCOMPANY THE DOCUMENTS REQUIRED UNDER THIS CREDIT FOR ENDORSEMENT.

PRESENTATIONS MAY ALSO BE MADE BY HAND DELIVERY OR MESSENGER TO _________________________________________.

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AND, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE “ISP98”), AND IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

EXHIBIT K

[FORM OF]
GUARANTY OF INTEREST

This GUARANTY OF INTEREST (this “Guaranty”), dated as of ____________, is made by ALEXANDER’S, INC., a Delaware corporation, having an address at c/o Alexanders Inc., 210 Route 4 East, Paramus, New Jersey 07652 (the “Guarantor”), to JPMORGAN CHASE BANK. N.A., a national banking association (together with its successors and/or assigns, the “Administrative Agent”), as administrative agent for the benefit of the Lenders (each a “Lender” and collectively, together with each of their successors and/or assigns, the “Lenders”) under that certain Loan Agreement hereinafter defined.

RECITALS:

WHEREAS, 731 RETAIL ONE LLC, a Delaware limited liability company, and 731 COMMERCIAL LLC, a Delaware limited liability company (jointly, severally and collectively, the “Borrower”), have requested that the Lenders make a certain loan in the principal amount of up to $350,000,000.00 (the “Loan”), to be made pursuant to a certain Loan Agreement dated as of August 6, 2015 by and among the Borrower, the Administrative Agent and the Lenders and Lead Arrangers party thereto (as the same may hereinafter be amended, modified or extended, the “Loan Agreement”), evidenced by certain promissory notes dated as of August 6, 2015 (as the same may hereinafter be amended, modified or extended, the “Notes”) and secured by certain mortgages which have been consolidated, modified and extended by a certain Consolidation, Modification and Extension Agreement dated as of August 6, 2015 (as the foregoing may hereinafter be amended, modified or extended, collectively, the “Mortgage”) encumbering the condominium units known as Retail Unit 1 and Retail Unit 2 of the Beacon Court Condominium, 731 Lexington Avenue, New York, New York 10022 (the “Premises”) (the Notes, the Loan Agreement, the Mortgage, and all of the other documents executed and/or delivered by Borrower or Guarantor in connection with the Loan, as the same may hereinafter be amended, modified or extended, being herein referred to as the “Loan Documents”).

WHEREAS, the Guarantor expects to derive financial and other benefits from the delivery of this Guaranty to the Lenders in satisfaction of the requirements of Section 9.15(4) of the Loan Agreement.

WHEREAS, any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.                   Guaranty

The Guarantor absolutely and unconditionally guarantees to the Administrative Agent, the Lead Arrangers and the Lenders and their successors, endorsees and assigns, the prompt payment when due, whether by acceleration or otherwise, of [all interest at the regular interest rate (i.e., not including any additional interest payable as a result of the application of the Default Rate) on the Loans in excess of 4.25%] [all interest at the regular interest rate (i.e., not including any additional interest payable as a result of the application of the Default Rate) on the Loans in excess of 4.25%, but not including any interest on the Loans in excess of [ ____%]1], as and when the same shall be due and payable (collectively, the “Guaranteed Obligations”):

1  Insert the strike price under the Hedge Agreement (as defined in the Loan Agreement) satisfying the requirements of Section 9.15 of the Loan Agreement.

2.                   Financial Covenants

The Guarantor warrants, represents and covenants to the Administrative Agent and the Lenders that on and after the date hereof: (a) the Guarantor is and shall remain solvent; (b) the financial statements delivered by Guarantor are true and correct in all material respects as of the date of such financial statements; (c) there has been no Material Adverse Change in the financial condition of Guarantor since the date of such most recently delivered financial statements, (d) the Guarantor shall comply with the financial reporting requirements applicable to the Guarantor that are set forth in Section 8.2 of the Loan Agreement, (e) as of the date hereof Guarantor has a Net Worth greater than the Guarantor’s Minimum Net Worth and Liquid Assets greater than Guarantor’s Minimum Liquid Assets, and (f) Guarantor shall at all times maintain a Net Worth of not less than Guarantor’s Minimum Net Worth and Liquid Assets of not less than Guarantor’s Minimum Liquid Assets.

3.                   Representations and Warranties

The Guarantor represents and warrants to the Administrative Agent that:

(a)                 Power and Authority. The Guarantor has the full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder; the execution, delivery and performance of this Guaranty by the Guarantor has been duly and validly authorized; and all requisite action has been taken by the Guarantor to make this Guaranty valid and binding upon the Guarantor and enforceable in accordance with its terms.

(b)                 Binding Agreement. This Guaranty constitutes the valid and legally binding obligations of the Guarantor and is enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

(c)                 Litigation. Except as disclosed in Guarantor’s financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Guarantor, threatened, against the Guarantor which if adversely determined would have a Material Adverse Effect.

(d)                 Required Consents. All consents, approvals and authorizations, if any, required for the execution, delivery and performance of this Guaranty have been obtained, and no other consent, authorization or approval of, filing with, notice to, or exemption by, any Governmental Authority or other Person (except for those which have been obtained, made or given) is required to authorize, or is required in connection with the execution, delivery and performance of this Guaranty or is required as a condition to the validity or enforceability of this Guaranty. No provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Authority prevents the execution, delivery or performance of, or affects the validity of, this Guaranty.

(e)                 No Conflicting Agreement. The Guarantor is not in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its properties is bound which, in any case, would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Guaranty. The execution, delivery or carrying out of the terms of this Guaranty will not result in the breach of any term or provision of any of the Guarantor’s organizational documents or constitute a default thereunder, or result in the creation or imposition of, or obligation to create, any lien or other encumbrance upon any property of the Guarantor or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

(f)                  Compliance with Applicable Laws. The Guarantor is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which, in any case, would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Guaranty.

4.                   Covenants

The Guarantor covenants and agrees that:

(a)                 Reimbursement. The Guarantor shall, promptly upon demand by the Administrative Agent and in any event within ten (10) Business Days of such demand, pay to the Administrative Agent and/or reimburse the Administrative Agent as directed by the Administrative Agent, in respect of all Guaranteed Obligations or other agreements herein, in such manner and at such time as the Administrative Agent shall require.

(b)                 Performance. In the event that the Guarantor does not timely pay any of its obligations under this Guaranty, the Administrative Agent may pay said obligations at the expense of the Guarantor. Any amounts expended by the Administrative Agent in the exercise of any rights of the Administrative Agent hereunder shall be paid to the Administrative Agent promptly upon demand, and until paid shall accrue interest at the Default Rate.

5.                   Unconditional and Continuing Nature of Guaranty

(a)                 Unconditional Guaranty. The obligations of the Guarantor hereunder are absolute and unconditional, under all circumstances and irrespective of the genuineness, validity, regularity, discharge, release or enforceability of the Guaranteed Obligations, or of any instrument evidencing any of the Guaranteed Obligations or of any collateral therefor or of the existence or extent of such collateral or of the obligations of the Guarantor under this Guaranty or any other guaranty relating to the Loan.

(b)                 Modification of Agreements. The Guarantor agrees that the Administrative Agent or any Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange, release, substitute or surrender any collateral for, renew or extend any of, or change the amount of, the Guaranteed Obligations or increase the interest rate thereon, and may also make any agreement with the Borrower or with any other party to or person liable on any of the Guaranteed Obligations, or any guarantor of or hypothecator of collateral or other surety for such Guaranteed Obligations or any interest therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Administrative Agent, the Lender and the Borrower or any such other party or person, without in any way impairing or affecting this Guaranty.

(c)                 Continuing Guaranty. This is a continuing Guaranty and, subject to the last paragraph of Section 1, shall remain in full force and effect and be binding upon the Guarantor and the Guarantor’s successors and assigns until all of the occurrence of the conditions set forth in subsection (e) below have been satisfied. If any of the present or future Guaranteed Obligations are guaranteed by Persons in addition to the Guarantor, the death, release or discharge in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them, shall not discharge or affect the Guaranteed Obligations of the Guarantor under this Guaranty. In addition, the death, release or discharge in whole or in part, or the bankruptcy, liquidation or dissolution of any of the Persons comprising the Guarantor shall not discharge or affect the liabilities of any of the other Persons comprising the Guarantor under this Guaranty.

(d)                 Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection, and neither the Administrative Agent nor the Lenders shall be under any obligation to take any action against the Borrower or any other person liable with respect to any of the Guaranteed Obligations or resort to any collateral security securing any of the Guaranteed Obligations or this Guaranty as a condition precedent to the Guarantor being obligated to make payment and perform as agreed herein.

(e)                 Release. Provided that no amounts in respect of the Guaranteed Obligations shall be outstanding, upon the indefeasible repayment in full of the Loan and all other sums due in connection therewith, the liability of the Guarantor under this Guaranty shall be automatically released.

6.                   Reinstatement

This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of all or any part of any payment of the Guaranteed Obligations is rescinded or must be restored or returned by the Administrative Agent, any Lead Arranger or any Lender whether under any reorganization, bankruptcy, receivership or insolvency proceeding or otherwise; and the Guarantor agrees that it will indemnify the Administrative Agent, the Lead Arrangers and the Lenders on demand for all out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent, any Lead Arranger or any of the Lenders in connection with such rescission or restoration, including any such out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

7.                   Waivers

The Guarantor hereby waives for the benefit of the Administrative Agent, the Lead Arrangers and the Lenders:

(a)                 Waiver of Notice, Presentment. Notice of the acceptance of this Guaranty and of the making of the Loan or extensions of credit or the incurrence of any other obligation by the Borrower pursuant to the Loan Documents, presentment to or demand of payment from anyone whosoever liable upon the Indebtedness or any of the Guaranteed Obligations, protest, notice of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort;

(b)                 Waiver of Claims. Any rights to claim or interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist between and among the Administrative Agent, any Lender, the Borrower and/or the. Guarantor or to seek injunctive relief;

(c)                 Subrogation. Until such time as the Administrative Agent, the Lead Arrangers and the Lenders shall have been indefeasibly paid in full all of the Indebtedness and the Guaranteed Obligations, the Guarantor subordinates any rights to be subrogated to the rights of the Administrative Agent, the Lead Arrangers and the Lenders with respect to the Guaranteed Obligations and the Guarantor subordinates any right to, and agrees that it will not institute or take any action against the Borrower seeking, contribution, reimbursement or indemnification by the Borrower with respect to any payments made by the Guarantor to the Administrative Agent, the Lead Arrangers or the Lenders; and

(d)                 WAIVER OF JURY TRIAL. EACH PARTY HERETO (AND THE ADMINISTRATIVE AGENT, THE LEAD ARRANGERS AND THE LENDERS BY THEIR ACCEPTANCE OF THIS GUARANTY) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (AND THE ADMINISTRATIVE AGENT, THE LEAD ARRANGERS AND THE LENDERS BY THEIR ACCEPTANCE OF THIS GUARANTY) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION .

(e)                 WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTOR AND (BY THEIR ACCEPTANCE OF THIS GUARANTY) THE ADMINISTRATIVE AGENT, THE LEAD ARRANGERS AND THE LENDERS AGREES THAT IT SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE GUARANTOR AND THE ADMINISTRATIVE AGENT, THE LEAD ARRANGERS AND THE LENDERS, AS APPLICABLE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS

OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.

(f)                  Other Defenses. Any defense or benefits that may be derived from or afforded by laws which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

8.                   Miscellaneous

(a)                 Successors and Assigns. This Guaranty shall bind the undersigned, its legal representatives, successors, and assigns and shall inure to the benefit of the Administrative Agent, the Lead Arrangers, the Lenders and their successors, endorsees and assigns.

(b)                 Enforcement of Loan Documents. The obligations of the undersigned are in addition to, and not in diminution of, the obligations of the Borrower and the Guarantor under any other Loan Document. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent of any right, remedy or power hereunder or under any other Loan Document preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

(c)                 Liabilities Unimpaired. The liability of the Guarantor under this Guaranty shall not be limited or impaired by reason of any amendment, waiver or modification of the provisions of any Loan Document, the release or substitution of any collateral securing the Loan, any transfer of the Premises or any part thereof to the Administrative Agent or its nominee, any failure on the part of the Administrative Agent or the Lenders to record or otherwise perfect any lien or security interest in any such collateral, any sale or transfer of the Premises or any part thereof or any determination that any Loan Document is illegal or unenforceable

(d)                 Reserved.

(e)                 Guarantor’s Acknowledgements. The Guarantor hereby acknowledges (i) receipt and approval of the Mortgage, the Loan Agreement and each Loan Document referred to therein, and (ii) it has derived or expects to derive a financial or other benefit from each and every obligation incurred by the Borrower to the Administrative Agent and the Lenders under or pursuant to the Mortgage and the other Loan Documents.

(f)                  Assignment. This Guaranty may be assigned by the Administrative Agent on behalf of the Lenders and its benefits shall inure to any such assignee, in each case, as assigned in accordance with the terms of the Loan Agreement.

(g)                 Post Default Interest. The Guarantor agrees that any of the Guaranteed Obligations which are not paid within ten (10) Business Days of Administrative Agent’s demand shall accrue interest at the Default Rate until paid in full, all such interest being payable to the Administrative Agent for the benefit of the Lenders on demand.

(h)                 Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

(i)                   Headings Descriptive. Section headings have been inserted in this Guaranty for convenience only and shall not in any way affect the meaning or construction of any provision hereof.

(j)                  Severability. Every provision of this Guaranty is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

(k)                 Remedies Cumulative. Each and every right, remedy and power granted to the Administrative Agent or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Administrative Agent at any time and from time to time.

(l)                   Consent to Jurisdiction. The Guarantor hereby irrevocably submits to the jurisdiction of any State of New York or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Guarantor hereby agrees that the Administrative Agent shall have the option in its sole discretion to lay the venue of any such suit, action or proceeding in the courts of the City of New York or the United States of America located in New York, New York and hereby irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Guarantor hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it.

(m)               Entire Agreement. This Guaranty contains the entire agreement and understanding between the Administrative Agent and the Guarantor with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(n)                 Amendments. This Guaranty may not be amended except by a writing signed by an authorized officer of the Guarantor and the Administrative Agent in accordance with the requirements of Section 12.2 of the Loan Agreement, and compliance with its terms may not be waived, orally or by course of dealing, without a writing signed by an authorized officer of the Administrative Agent.

(o)                 Notices. All notices, requests and demands to or upon the Guarantor or the Administrative Agent shall be in writing and shall be deemed to have been duly given or served for all purposes if delivered or served in accordance the terms of with Section 12.1 of the Loan Agreement.

(p)                 Expenses. If any suit or proceeding is instituted by the Administrative Agent on behalf of itself, the Lenders or the Lead Arrangers for the enforcement of any of the provisions of this Guaranty, the Guarantor shall pay to the Administrative Agent within ten (10) Business Days of demand, all out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees and actual disbursements) in connection with such suit or proceeding, and until such expenses are paid, the same shall accrue interest at the Default Rate. The obligations of the Guarantor under this paragraph shall survive any termination of the Guarantor’s other obligations under this Guaranty.

(q)                 Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty, no direct or indirect shareholder, partner, member, principal, Affiliate, employee, officer, trustee, director, agent or other representative of Guarantor (each, a “Related Party”) shall have any personal liability for, nor be joined as a party to any action with respect to, the payment, performance or discharge of any covenants, obligations or undertakings of Guarantor under this Guaranty, and by acceptance hereof, the Administrative Agent, the Lead Arrangers and the Lenders for themselves and their respective successors and assigns irrevocably waive any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any such Related Party under or by reason of or in connection with this Guaranty. In addition to the foregoing, notwithstanding anything contained in this Guaranty to the contrary, in no event shall the assets of any Related Party (including any distributions made by Guarantor to its direct or indirect members, partners or shareholders) be available to satisfy any obligation of Guarantor hereunder. Nothing contained in this paragraph shall diminish any of Borrower’s obligations under any of the Loan Documents.

(Remainder of page intentionally left blank; signature page(s) follow.)

IN WITNESS WHEREOF, the Guarantor has duly executed and entered into this Guaranty of Interest as of the day and year first above written.

ALEXANDER’S, INC.,
a Delaware corporation

By:    ___________________________
   Name:
   Title:

SCHEDULE 1

COMMITMENTS

LENDER	COMMITMENT	COMMITMENT PERCENTAGE
JPMorgan Chase Bank, N.A.	$116,666,666.67	33.33333333%
Wells Fargo Bank, N.A.	$116,666,666.66	33.33333333%
Landesbank Baden-Wiirttemberg, New York Branch	$116,666,666.67	33.333333%

SCHEDULE 2

LEASING GUIDELINES

Except as otherwise provided herein, Borrower shall not (i) enter into any Lease (a “New Lease”) or (ii) unless otherwise required by law or such Lease, modify or terminate any Lease (including, without limitation, accept a surrender of any portion of the Project subject to a Lease), allow a reduction in the term of any Lease or a reduction in the Rent payable under any Lease, change any renewal provisions of any Lease in a manner materially adverse to Borrower, materially increase the obligations of Borrower or materially decrease the obligations of any Lessee (a “Lease Modification”), except in each case as described below.

A.        Subject to the provisions of Paragraph D below, no prior written consent of Administrative Agent or any Lender shall be required with respect to a New Lease which is not a Major Lease or a Lease Modification relating to a Lease which is not a Major Lease, provided that (1) such New Lease or Lease Modification contains market-rate terms and conditions, (2) such New Lease or Lease Modification is on an arms-length basis with a third party which is not an Affiliate of Borrower or Guarantor, (3) in the case of a New Lease, such New Lease is unconditionally subordinate to the Mortgage and the Loans and provides for the Lessee’s attornment to any successor landlord in the event of any conveyance or transfer of the Project, (4) such New Lease or Lease Modification does not contain any option (or right of first refusal) to acquire all or any portion of the Project and (5) such New Lease or Lease Modification (to the extent “use” is addressed in such Lease Modification) prohibits the use of the premises demised thereby for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, or sexual conduct, or any other use that has or would reasonably be expected to violate applicable laws. As used herein, the term “Major Lease” means any Lease with any Lessee which, when aggregated with any and all other Leases with such Lessee or its Affiliates, demises 25,000 or more square feet of leasable retail space at the Project. For purposes of the preceding sentence, the spaces demised to any Lessee and its Affiliates at the Project shall be deemed to include any and all spaces at the Project with respect to which such Lessee and/or its Affiliates has a right or option to lease and/or a right of first refusal to lease pursuant to any Lease.

In addition, Borrower shall have the right to terminate any Lease without Administrative Agent’s or any Lender’s prior written consent, provided that (i) Borrower is simultaneously replacing such Lease with one or more New Leases which are either consented to (or deemed to be consented to) by the Requisite Leasing Approval Lenders in accordance with the terms hereof or not subject to the Requisite Leasing Approval Lenders’ consent pursuant to the terms hereof or (ii) the Lessee thereunder in default under the terms of its Lease beyond the expiration of any applicable notice and cure periods set forth therein.

B.        Subject to the provisions of Paragraph D below, new Leases and Lease Modifications that do not meet all of the conditions of Section (A) above require the prior written consent of the Requisite Leasing Approval Lenders (not to be unreasonably withheld, conditioned or delayed). Each request by Borrower for the Requisite Leasing Approval Lenders’ consent to a New Lease or Lease Modification shall be accompanied by all information and documentation reasonably necessary in order for by the Requisite Leasing Approval Lenders to make an informed decision, and shall contain a legend in capitalized bold letters on the top of the cover transmittal stating: “THIS IS A REQUEST FOR CONSENT TO A [NEW LEASE] [LEASE MODIFICATION]. REQUISITE LEASING APPROVAL LENDERS’ RESPONSE IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS.” If the Requisite Leasing Approval Lenders shall fail to respond to any initial request by Borrower for consent within five (5) Business Days after delivery to the Requisite Leasing Approval Lenders of such request, Borrower may send an additional notice to the Requisite Leasing Approval Lenders, which shall include .a copy of the initial request (including all information and documentation supplied in connection therewith), and shall contain the following legend in capitalized bold letters on the top thereof: “THIS IS A SECOND REQUEST FOR CONSENT TO A [NEW LEASE] [LEASE MODIFICATION]. REQUISITE LEASING APPROVAL LENDERS’ RESPONSE IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS. THE REQUISITE LEASING APPROVAL LENDERS’ FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN THE REQUISITE LEASING APPROVAL LENDERS’ CONSENT BEING DEEMED TO HAVE BEEN GRANTED.” In the event that the Requisite Leasing Approval Lenders fail to respond to such second notice within five (5) Business Days after delivery to the Requisite Leasing Approval Lenders of such second request by either granting its consent or withholding its consent (and, in the case of withholding consent, stating the grounds therefor in reasonable details), then the Requisite Leasing Approval Lenders’ consent shall be deemed to have been granted.

Promptly following receipt of any such request for consent from Borrower, Administrative Agent shall supply to the Lenders a copy thereof.

Any requests for Requisite Leasing Approval Lenders’ consent which Borrower submits in accordance with this Section (B) shall include copies of any material financial information that Borrower has received from the prospective Lessee, provided however, that the Requisite Leasing Approval Lenders herein agree to hold such financial information confidential.

C.        Notwithstanding anything contained in this Schedule 2, all Existing Leases are acknowledged to have been consented to by the Requisite Leasing Approval Lenders.

D.        Notwithstanding anything contained in this Schedule 2, any Alterations that are required to be performed by Borrower under a New Lease or a Lease Modification shall require the prior written consent of (i) Administrative Agent (not to be unreasonably withheld, conditioned or delayed) if the estimated costs of all alterations required to be performed by Borrower thereunder, together with the estimated costs of all then unapproved alterations being conducted by Borrower at such time (excluding the cost of any alterations required by applicable law), shall exceed the Threshold Amount and (ii) the Required Lenders (not to be unreasonably withheld, conditioned or delayed) if the estimated costs of all alterations required to be performed by Borrower thereunder, together with the estimated costs of all then unapproved alterations being conducted by Borrower at such time (excluding the cost of any alterations required by applicable law), shall exceed the Required Lenders Threshold Amount.

SCHEDULE 2.1

CONDITIONS TO CLOSING

The advance of the Loans shall be subject to Administrative Agent’s and each Lender’s receipt, review, approval and/or confirmation of the following, at Borrower’s cost and expense, each in form and content satisfactory to Administrative Agent and each Lender in their sole and absolute discretion:

1.                  The Loan Documents, executed by Borrower and, as applicable, Guarantor and each other party thereto.

2.                  Payment to Administrative Agent, the Lead Arrangers and the Lenders of all fees, costs and expenses then payable thereto pursuant to this Agreement and the other Loan Documents, including the Fee Letters.

3.                  The Title Policy.

4.                  The Business Organizational Documents of Borrower, Sole Member and Guarantor, together with authorizing resolutions and/or consents and a good standing certificate as of a recent date for each of Borrower, Sole Member and Guarantor.

5.                  Legal opinions issued by counsel for Borrower, Sole Member and Guarantor, opining as to the due organization, valid existence and good standing of Borrower, Sole Member and Guarantor, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to Borrower and Guarantor; that the Loans, as reflected in the Loan Documents, are not usurious; to the extent that Administrative Agent is not otherwise satisfied, that the Project and its use is in full compliance with all legal requirements; and as to such other matters as Administrative Agent and Administrative Agent’s counsel may reasonably specify.

6.                  Current Uniform Commercial Code searches, and litigation, bankruptcy, judgment and Patriot Act reports as requested by Administrative Agent, with respect to Borrower, Guarantor, and (if requested by Administrative Agent) the immediately preceding owner of the Project.

7.                  Evidence of insurance conforming in all respects to the requirements of this Agreement, together with evidence indicating whether the Project, or any part thereof, lies within a “special flood hazard area”.

8.                  A current “as-built” survey of the Project, dated or updated to a date not earlier than thirty (30) days prior to the date hereof, certified to Administrative Agent (on behalf of the Lenders), the Title Company and Borrower, prepared by a licensed surveyor acceptable to Administrative Agent and the Title Company, and conforming to Administrative Agent’s current standard survey requirements, which may include certification to additional participants, co lenders and/or investors. Without limitation, the minimum requirements for the survey shall be as set forth in the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title

Surveys, jointly established and adopted by ALTA and NSPS, and include items 1, 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 10(a), 11(a), 13, 14, 16, 17, 18, 19, 20(a) and 20(b) of Table A thereof.

9.                  A current engineering report with respect to the Project, covering, among other matters, inspection of heating and cooling systems, roof and structural details, showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards and reviewing and approving, among other matters, soil tests, plans and specifications (including heating, ventilation and cooling systems, roof and structural details, mechanical and electrical systems), and compliance with local, state or federal laws, regulations, codes, etc. The engineer preparing such report must be satisfied that the Project is in compliance with fire, safety and health standards which such engineer deems reasonable, in addition to standards imposed by law, regulation or codes. If reasonably requested by Administrative Agent, such report shall also include an assessment of the Project’s tolerance for earthquake and seismic activity.

10.              A current Site Assessment.

11.              A current zoning report from a zoning consultant approved by Administrative Agent indicating that the Project complies with all zoning and land use requirements applicable to the Project.

12.              All appraisals, building condition reports and Site Assessments delivered to Administrative Agent prior to the execution of this Agreement shall be certified to Administrative Agent (on behalf of the Lenders and their successors and assigns) without modification or change thereto in the form reasonably requested by Administrative Agent which may include certification to additional participants, co lenders and/or investors.

13.              A current rent roll of the Project, certified by Borrower or the current owner of the Project. Such rent roll shall include the following information: (a) tenant names; (b) unit/suite numbers; (c) area of each demised Project and total area of the Project (stated in net rentable square feet); (d) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year); (e) lease term (commencement, expiration and renewal options); (f) expense pass-throughs; (g) cancellation/termination provisions; (h) security deposit; and (i) material operating covenants and co tenancy clauses. In addition, Borrower shall provide Administrative Agent with true and correct copies of all Existing Leases.

14.              Estoppel certificates from Home Depot, the Container Store, H&M, and Bank of America and commercially reasonable efforts to obtain estoppel certificates from the tenants occupying the balance of the Project.

15.              Subordination, Non-Disturbance and Attornment Agreements from Home Depot, the Container Store, H&M, and Bank of America, which Agreements shall be substantially in the form of Exhibit D (except for such changes thereto as a tenant may reasonably request and Administrative Agent shall reasonably approve), or such other form as shall be acceptable to Administrative Agent.

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16.              Copies of the Management Agreement, certified by Borrower as being true, correct and complete, together with the Assignment of Management Agreement executed by Borrower and the Managers.

17.              Copies of all leasing and brokerage agreements for the Project and a list of all material operating, service and maintenance agreements for the Project that are material to the operation and management of the Project, together with, in the case of any such agreement with a service provider which is an Affiliate of Borrower or Guarantor, a letter in the form of Exhibit F from the service provider under each such agreement which is not terminable upon not more than thirty (30) days’ notice to such service provider.

18.              Evidence that (a) the Project and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required by any Governmental Authority have been issued without variance or condition, (b) following any casualty, the improvements which form a part of the Project may be reconstructed and the current use thereof restored, and (c) that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters.

19.              Such financial statements with respect to Borrower and Guarantor as Administrative Agent or the Lenders shall request.

20.              No change shall have occurred in the financial condition of Borrower or Guarantor or in the Net Operating Income of the Project, or in the financial condition of any major or anchor tenant, which would have, in Administrative Agent’s or any Lender’s judgment, a Material Adverse Effect.

21.              No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Project; the Project shall not have suffered any significant damage by fire or other casualty which has not been repaired; no structural change to the Project shall have occurred or to any of the Improvements thereon; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any third party or Governmental Authority, which would have, in Administrative Agent’s or any Lender’s judgment, a Material Adverse Effect.

22.              All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loans have been paid.

23.              If and to the extent required by Administrative Agent, copies of all service contracts, warranties, licenses and permits applicable to the operation or use of the Project.

24.              The original mortgage(s) and promissory note(s) referred in to in clause (i) of the definition of “Assignment/Gap Documents”.

25.              Such additional documents or items as are customary for transactions of this type or as Administrative Agent, the Lenders or their counsel may reasonably require.

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26.              The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct in all material respects.

27.              No Potential Default or Event of Default shall exist.

28.              Borrower shall have executed a Disbursement and Rate Management Authorization and Instruction Agreement in the form provided by Administrative Agent.

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SCHEDULE 9.7

AGREEMENTS WITH BORROWER’S AFFILIATES

1.                  That certain Management Agreement dated as August 5, 2015 between Manager and Borrower with respect to the management of the restaurant portion of the Project by the Manager together with any management agreements entered into with future Managers in accordance with the terms of this Agreement.

2.                  That certain Management Agreement dated as of July 6, 2003 between Manager and Borrower with respect to the management of the retail portion of the Project by the Manager together with any management agreements entered into with future Managers in accordance with the terms of this Agreement.